                                             Filed Pursuant to Rule 424(b)5
                                         Registration Number: 333-118832-01

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 17, 2004)

                           $824,930,034 (APPROXIMATE)
                         SEQUOIA MORTGAGE TRUST 2004-12
                       MORTGAGE PASS-THROUGH CERTIFICATES

                        SEQUOIA RESIDENTIAL FUNDING, INC.
                                    DEPOSITOR

Consider carefully the risk factors described in this prospectus supplement.

The certificates will represent interests in a trust fund only and will not represent an interest in, or an obligation of, the seller or the depositor or any of their affiliates.

Sequoia Mortgage Trust 2004-12 will issue:

- Eight classes of senior certificates, including three classes of interest-only certificates and two classes of residual interest certificates; and

-     Six classes of subordinate certificates.

This prospectus supplement and the accompanying prospectus relate only to the offering of certificates listed in the table on page S-1 under "Summary -- Offered Certificates" and not to the other classes of certificates that will be issued by the trust fund as described in this prospectus supplement.

The assets of the trust fund will primarily consist of three pools of mortgage assets, two of which are pools of conventional, adjustable rate, fully amortizing mortgage loans secured by first liens on one-to- four family residential properties and the other of which is a portion of a class of previously issued mortgage pass-through certificates representing a senior ownership interest in a pool of conventional, adjustable rate, fully amortizing mortgage loans secured by first liens on one-to- four family residential properties, in each case having the additional characteristics described in "Description of the Mortgage Assets" in this prospectus supplement.

The certificates offered by this prospectus supplement will be purchased by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Greenwich Capital Markets, Inc., as underwriters, from Sequoia Residential Funding, Inc., as depositor, and are being offered by the underwriters from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters have the right to reject any order. Proceeds to Sequoia Residential Funding, Inc. from the sale of these certificates will be approximately 102.22% of their initial principal balance, before deducting expenses.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

On or about December 22, 2004, delivery of the certificates offered by this prospectus supplement (other than the Class A-R Certificate, which will be delivered in physical, fully registered form) will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking, societe anonyme and the Euroclear System.

                                  Underwriters:

MERRILL LYNCH & CO.                                              MORGAN STANLEY
(Co-Lead Manager)                                              (Co-Lead Manager)

                                  Co-Managers:
                         BANC OF AMERICA SECURITIES LLC
                              RBS GREENWICH CAPITAL

December 10, 2004

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      We tell you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates and may be different from the information in the prospectus.

      IF THE TERMS OF YOUR CERTIFICATES AND ANY OTHER INFORMATION CONTAINED HEREIN VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

      We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents for this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

      After the initial distribution of the certificates, this prospectus supplement and the accompanying prospectus may be used by Banc of America Securities LLC or Morgan Stanley & Co. Incorporated, each an affiliate of one of the servicers, in connection with market making transactions in those certificates. Each of Banc of America Securities LLC or Morgan Stanley & Co. Incorporated may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering. Certain information in this prospectus supplement will be updated from time to time for as long as Bank of America, N.A. or Morgan Stanley Dean Witter Credit Corporation, respectively, continues to be a servicer of the mortgage loans owned by the trust fund.

      You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under "Index of Certain Definitions" in this prospectus supplement.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments and subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

      Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

      Woolworth Building             Chicago Regional Office
      233 Broadway                   175 West Jackson Boulevard
      New York, New York 10279       Suite 900
                                     Chicago, Illinois 60604

      Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

      This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the depositor with the SEC. You may request a free copy of any of the above filings by writing or calling:

                        SEQUOIA RESIDENTIAL FUNDING, INC.
                         ONE BELVEDERE PLACE, SUITE 330
                              MILL VALLEY, CA 94941
                                 (415) 381-1765

      You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference herein. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus or that the information incorporated by reference herein is accurate as of any date other than the date stated therein.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                    Page
                                                                    -----
SUMMARY .........................................................     S-1
RISK FACTORS ....................................................    S-13
DESCRIPTION OF THE
  MORTGAGE ASSETS ...............................................    S-23
  The Underlying Certificates ...................................    S-23
  The Mortgage Loans ............................................    S-25
  Assignment of the Mortgage
   Assets .......................................................    S-51
DESCRIPTION OF THE
  CERTIFICATES ..................................................    S-53
  General .......................................................    S-53
  Book-Entry Certificates .......................................    S-56
  Payments on Mortgage Assets;
   Accounts .....................................................    S-61
  Available Distribution Amount .................................    S-61
  Distributions of Interest .....................................    S-63
  Distributions of Principal ....................................    S-72
  Priority of Distributions .....................................    S-79
  Limited Cross-Collateralization ...............................    S-81
  Subordination of the Payment of
   the Subordinate Certificates .................................    S-83
  Allocation of Realized Losses .................................    S-83
  Reports to Certificateholders .................................    S-84
  Final Scheduled Distribution Date .............................    S-86
  Optional Clean-Up Redemption ..................................    S-86
  The Trustee and the Securities
   Administrator ................................................    S-87
  Voting Rights .................................................    S-87
THE SERVICERS ...................................................    S-88
  GreenPoint Mortgage Funding,
   Inc ..........................................................    S-88
  GMAC Mortgage Corporation .....................................    S-88
  Cendant Mortgage Corporation ..................................    S-89
  Morgan Stanley Dean Witter
   Credit Corporation ...........................................    S-91
  Bank of America, N.A. .........................................    S-93
SERVICING OF THE MORTGAGE
  LOANS .........................................................    S-95
  General .......................................................    S-95
  Servicing and Collection
   Procedures ...................................................    S-95
  Servicing Compensation and
   Payment of Expenses; Master
   Servicing Compensation .......................................    S-96
  Adjustment to Servicing Fees in
   Connection with Certain Prepaid
   Mortgage Loans ...............................................    S-97
  Advances ......................................................    S-97
  Evidence as to Compliance .....................................    S-98
  Master Servicer Default; Servicer
   Default ......................................................    S-98
  Resignation of Servicers;
   Assignment and Merger ........................................    S-98
YIELD, PREPAYMENT AND
  WEIGHTED AVERAGE LIFE .........................................    S-99
  Yield Considerations ..........................................    S-99
  Subordination of the Offered
   Subordinate Certificates .....................................   S-103
  Weighted Average Life .........................................   S-103
  Sensitivity of the Class X-A1,
   Class X-A2 and Class X-B
   Certificates .................................................   S-113
USE OF PROCEEDS .................................................   S-115
FEDERAL INCOME TAX
  CONSEQUENCES ..................................................   S-115
  Additional Tax Considerations
   Applicable to the LIBOR
   Certificates .................................................   S-116
  Additional Tax Considerations
   Applicable to the Class X
   Certificates .................................................   S-118
  The Class A-R Certificates ....................................   S-118
  Tax Return Disclosure
   Requirements .................................................   S-119
ERISA MATTERS ...................................................   S-119
METHOD OF DISTRIBUTION ..........................................   S-123
LEGAL MATTERS ...................................................   S-124
RATINGS .........................................................   S-124
INDEX OF CERTAIN
DEFINITIONS .....................................................     I-1
ANNEX A: GLOBAL
  CLEARANCE, SETTLEMENT

 AND TAX DOCUMENTATION
 PROCEDURES ....................................................   S-A-1
ANNEX B: UNDERLYING
 MORTGAGE LOAN
 STATISTICAL INFORMATION........................................   S-B-1
ANNEX C: SEMT 2004-7
 PROSPECTUS SUPPLEMENT..........................................   S-C-1

                                TABLE OF CONTENTS

                                   PROSPECTUS

                                                   Page
                                                   ----
SUMMARY OF PROSPECTUS ............................    4
RISK FACTORS .....................................    8
THE DEPOSITOR ....................................   13
THE TRUST ........................................   13
  General ........................................   13
  The Loans ......................................   15
  Home Equity Loans ..............................   17
  Agency Securities ..............................   19
  Private Mortgage-backed Securities .............   26
  Substitution of Trust Assets ...................   28
USE OF PROCEEDS ..................................   28
LOAN PROGRAM .....................................   28
  Underwriting Standards .........................   28
  Qualifications of Sellers ......................   30
  Quality Control ................................   30
  Representations by Sellers;
    Repurchases ..................................   30
DESCRIPTION OF THE
  SECURITIES .....................................   31
  General ........................................   32
  Distributions on Securities ....................   34
  Advances .......................................   36
  Compensating Interest ..........................   37
  Reports to Securityholders .....................   38
  Categories of Classes of Securities ............   39
  Book-Entry Registration of
    Securities ...................................   42
CREDIT ENHANCEMENT ...............................   46
  General ........................................   46
  Subordination ..................................   47
  Insurance Policies, Surety Bonds and
    Guaranties ...................................   49
  Cross Support ..................................   49
  Reserve Accounts ...............................   49
  Pool Insurance Policies ........................   50
  Over-Collateralization .........................   52
  Letter of Credit ...............................   52
  Other Insurance, Guaranties, Letters of
    Credit and Similar Instruments or
    Agreements ...................................   53
YIELD AND PREPAYMENT
  CONSIDERATIONS .................................   53
THE AGREEMENTS ...................................   56
  Assignment of the Trust Assets .................   56
  Payments on Loans; Deposits to
    Collection Account ...........................   58
  Pre-Funding Account ............................   60
  Subservicing by Sellers ........................   61
  Collection Procedures ..........................   61
  Hazard Insurance ...............................   62
  Primary Mortgage Insurance .....................   64
  Claims Under Insurance Policies and
    Other Realization Upon Defaulted
    Loans ........................................   65
  Servicing and Other Compensation
    and Payment of Expenses ......................   66
  Evidence as to Compliance ......................   66
  Certain Matters Regarding the
    Servicer and the Depositor ...................   66
  Events of Default; Rights Upon Event
    of Default ...................................   68
  Amendment ......................................   71
  Termination; Optional Termination ..............   71
  The Trustee ....................................   73
CERTAIN LEGAL ASPECTS OF THE
  LOANS ..........................................   73
  General ........................................   73
  Foreclosure/Repossession .......................   74
  Environmental Risks ............................   77
  Rights of Redemption ...........................   79
  Anti-Deficiency Legislation;
    Bankruptcy Laws; Tax Liens ...................   79
  Due-on-Sale Clauses ............................   80
  Enforceability of Prepayment Charges
    and Late Payment Fees ........................   81
  Applicability of Usury Laws ....................   81
  Servicemembers Civil Relief Act ................   82
  Junior Mortgages; Rights of Senior
    Mortgagees ...................................   82
  Consumer Protection Laws .......................   84

FEDERAL INCOME TAX
 CONSEQUENCES ................................     84
 Overview ....................................     84
 Non-REMIC Securities ........................     85
 REMIC Securities ............................     91
 Withholding with Respect to Certain
  Foreign Investors ..........................    102
 Backup Withholding ..........................    103
STATE TAX CONSIDERATIONS .....................    104
ERISA CONSIDERATIONS .........................    104
LEGAL INVESTMENT .............................    111
METHOD OF DISTRIBUTION .......................    112
LEGAL MATTERS ................................    113
FINANCIAL INFORMATION ........................    113
AVAILABLE INFORMATION ........................    113
INCORPORATION OF CERTAIN
 DOCUMENTS BY REFERENCE ......................    114
RATING .......................................    114
INDEX OF DEFINED TERMS .......................    116

                                     SUMMARY

      This summary highlights selected information from this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered certificates. Investors in the Class A-3 and the Class X-A2 Certificates are urged to read the entire underlying prospectus supplement attached hereto as Annex C with respect to the underlying mortgage loans and the underlying certificates.

OFFERED CERTIFICATES

      Sequoia Mortgage Trust 2004-12 Mortgage Pass-Through Certificates consist of the classes of certificates listed in the table below, together with the Class B-4, Class B-5, Class B-6 and Class LT-R Certificates. Only the classes of certificates listed in the table below are being offered by this prospectus supplement:

                                                INITIAL CLASS
                                                  PRINCIPAL     INTEREST
                      CLASS                       AMOUNT (1)      RATE            DESIGNATION            CUSIP
A-l ..........................................   $380,510,000     (5)                Senior            81744FFY8
A-2 ..........................................    208,392,000     (6)                Senior            81744FFZ5
A-3 ..........................................    217,625,934     (6)                Senior            81744FGA9
X-A1 .........................................        (2)         (2)            Notional/Senior       81744FGB7
X-A2 .........................................        (3)         (3)            Notional/Senior       81744FGC5
X-B ..........................................        (4)         (4)            Notional/Senior       81744FGD3
A-R ..........................................            100     (7)            Residual/Senior       81744FGE1
B-l ..........................................      8,588,000     (5)              Subordinate         81744FGF8
B-2 ..........................................      6,134,000     (5)              Subordinate         81744FGG6
B-3 ..........................................      3,680,000     (5)              Subordinate         81744FGH4

-------------------

(1) These balances are approximate and are subject to an increase or decrease of up to 5%, as described in this prospectus supplement.

(2) The Class X-A1 Certificates will consist of two components, the Pool 1 Component and the Pool 2 Component (each as defined in this prospectus supplement). Interest will accrue on the Class X-A1 Certificates based upon a notional amount equal to the sum of the notional amounts of the Pool 1 Component and the Pool 2 Component. On any distribution date, the notional amount of the Pool 1 Component will be equal to the class principal amount of the Class A-1 Certificates immediately prior to such distribution date, and the notional amount of the Pool 2 Component will be equal to the class principal amount of the Class A-2 Certificates immediately prior to such distribution date. Interest will accrue on the Class X-A1 Certificates as described in this prospectus supplement under "Description of the Certificates -- Distributions of Interest." Distributions on the Class X-A1 Certificates may be reduced on any Distribution Date to the extent basis risk shortfalls are experienced on the Class A-1 and Class A-2 Certificates, as described herein. No principal will be distributed on the Class X-A1 Certificates. The holder of the Class X-A1 Certificates may not transfer the related components separately.

(3) Interest will accrue on the Class X-A2 Certificates based upon a notional amount. On any distribution date, the class notional amount of the Class X-A2 Certificates will be equal to the class principal amount of the Class A-3 Certificates immediately prior to such distribution date. Interest will accrue on the Class X-A2 Certificates as described in this prospectus supplement under "Description of the Certificates -- Distributions of Interest." Distributions on the Class X-A2 Certificates may be reduced on any Distribution Date to the extent basis risk shortfalls are experienced on the Class A-3 Certificates, as described herein. No principal will be distributed on the Class X-A2 Certificates.

(4) Interest will accrue on the Class X-B Certificates based upon a notional amount. On any distribution date, the class notional amount of the Class X-B Certificates will be equal to the sum of the class principal amounts of the Class B-1, Class B-2 and Class B-3 Certificates immediately prior to such distribution date. Interest will accrue on the Class X-B Certificates as described in this prospectus supplement under "Description of the Certificates -- Distributions of Interest." Distributions on the Class X-B Certificates may be reduced on any Distribution Date to the extent basis risk shortfalls are experienced on the Class B-1, Class B-2 and Class B-3 Certificates, as described herein. No principal will be distributed on the Class X-B Certificates

(5) Interest will accrue on the Class A-1, Class B-1, Class B-2 and Class B-3 Certificates based upon one-month LIBOR plus a specified margin, subject to limitation, as described in this prospectus supplement. One-month LIBOR, for the initial accrual period will be determined two business days prior to the closing date and will be reset every month, as described under "Description of the Certificates -- Distributions of Interest -- Determination of LIBOR."

(6) Interest will accrue on the Class A-2 and Class A-3 Certificates based upon six-month LIBOR plus a specified margin, subject to limitation, as described in this prospectus supplement. Six-month LIBOR, for the initial accrual period will be determined two business days prior to the closing date and will be reset every six months, as described under "Description of the Certificates -- Distributions of Interest -- Determination of LIBOR."

(7) Interest will accrue on the Class A-R Certificates based upon the weighted average of the net interest rates of the pool 1 mortgage loans, as described in this prospectus supplement.

      The certificates offered by this prospectus supplement, except for the Class A-R Certificate, will be issued in book-entry form and in the minimum denominations (or multiples thereof) set forth under "Description of the Certificates -- General" in this prospectus supplement. The Class A-R Certificate will be issued in fully registered definitive form.

      The certificates represent ownership interests in a trust fund which will consist primarily of three separate pools of mortgage assets. "Pool 1" and "pool 2" consist of pools of conventional, adjustable rate, fully amortizing mortgage loans secured by first liens on one-to- four family residential properties, and "pool 3" consists of a portion (referred to herein as the "underlying certificates") of a class of previously issued mortgage pass-through certificates representing a senior ownership interest in a pool of conventional, adjustable rate, fully amortizing mortgage loans secured by first liens on one-to- four family residential properties (referred to herein as the "underlying mortgage loans"). The mortgage loans and the underlying certificates constituting the assets of the trust fund are collectively referred to herein as the "mortgage assets."

      Generally, with certain limited exceptions discussed at "Limited Cross-Collateralization" below, distributions to the Class A-1 and Class A-R Certificates and to the component of the Class X-A1 Certificates related to pool 1 (referred to herein as the "group 1 certificates") will be derived solely from collections on the pool 1 mortgage loans, distributions to the Class A-2 Certificates and to the component of the Class X-A1 Certificates related to pool 2 (referred to herein as the "group 2 certificates"), will be derived solely from collections on the pool 2 mortgage loans, and distributions to the Class A-3 and Class X-A2 Certificates (referred to herein as the "group 3 certificates") will be derived primarily from distributions on the underlying certificates (which are directly related to collections on the underlying mortgage loans). Aggregate collections from the pool 1 and pool 2 mortgage loans will be available to make distributions on the Class X-B, Class B-1, Class B-2 and

Class B-3 Certificates and the other subordinate classes.

                                    THE TRUST

      Sequoia Mortgage Trust 2004-12 will be formed pursuant to a pooling and servicing agreement among the depositor, the master servicer, the securities administrator and the trustee. The certificates represent solely beneficial ownership interests in the trust fund created under the pooling and servicing agreement and not an interest in, or the obligation of, the depositor or any other person.

                                   THE TRUSTEE

      HSBC Bank USA, National Association, a national banking association, will act as trustee of the trust under the pooling and servicing agreement.

                                 THE ORIGINATORS

      As of the cut-off date, approximately 50.01% and 27.47% of the mortgage loans in pool 1 were originated by GreenPoint Mortgage Funding, Inc. and Morgan Stanley Dean Witter Credit Corporation, respectively. Approximately 58.24%, 17.30% and 10.20% of the mortgage loans in pool 2 were originated by GreenPoint Mortgage Funding, Inc., Bank of America, N.A. and Morgan Stanley Dean Witter Credit Corporation, respectively. The remainder of the mortgage loans were originated by various mortgage lending institutions.

      As of the statistical calculation date, approximately 52.90%, 18.50% and 18.01% of the underlying mortgage loans in respect of pool 3 were originated by GreenPoint Mortgage Funding, Inc., Countrywide Home Loans, Inc., and Morgan Stanley Dean Witter Credit Corporation, respectively. The remainder of the underlying mortgage loans were originated by various mortgage lending institutions.

      We refer you to "Description of the Mortgage Assets -- The Mortgage Loans -- Underwriting Standards" in this prospectus supplement and "Description of the Mortgage Pools -- Underwriting Standards" in the underlying prospectus supplement attached hereto as Annex C for information regarding the originators of the mortgage loans and the underlying mortgage loans.

                                   THE SELLER

      RWT Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Redwood Trust, Inc., has previously acquired the underlying certificates and has acquired the mortgage loans, directly or indirectly, from the originators. On the closing date, RWT Holdings, Inc., as seller, will sell all of its interest in the mortgage loans and the underlying certificates to the depositor. The seller previously sold the underlying mortgage loans to the depositor in connection with the issuance of the underlying certificates.

                                  THE DEPOSITOR

      On the closing date, Sequoia Residential Funding, Inc., a Delaware corporation and indirect wholly-owned subsidiary of Redwood Trust, Inc., will assign all of its interest in the mortgage assets to the trustee for the benefit of certificateholders.

                                  THE CUSTODIAN

      With respect to the mortgage loans, Wells Fargo Bank, National Association will maintain custody of the related mortgage files.

                               THE MASTER SERVICER

      Wells Fargo Bank, National Association is the master servicer of the mortgage loans and the master servicer of the underlying mortgage loans.

                                  THE SERVICERS

      Bank of America, N.A., Cendant Mortgage Corporation, GMAC Mortgage Corporation, GreenPoint Mortgage Funding, Inc. and Morgan Stanley Dean Witter Credit Corporation will initially service the mortgage loans. GMAC Mortgage Funding, Inc., Countrywide Home Loans, Inc., Morgan Stanley Dean Witter Credit Corporation, Bank of America, N.A., Cendant Mortgage Corporation and Residential Funding Corporation are servicers of the underlying mortgage loans.

      Following the closing date, the servicing of substantially all of the mortgage loans currently serviced by GreenPoint Mortgage Funding, Inc. is expected to be transferred to GMAC Mortgage Corporation. Such a transfer occurred in October 2004 with respect to the underlying mortgage loans. In addition, servicing may subsequently be transferred to servicers other than GMAC Mortgage Corporation or the initial servicers, in accordance with the pooling and servicing agreement and the servicing agreements, as described in this prospectus supplement or, with respect to the underlying mortgage loans, as described in the prospectus supplement attached hereto as Annex C.

      The servicers will service the mortgage loans pursuant to existing servicing agreements between each such servicer and the seller. The rights of the seller under each such servicing agreement will be assigned to the depositor, and the depositor, in turn, will assign such rights to the trustee for the benefit of certificateholders.

      We refer you to "Servicing of the Mortgage Loans" in this prospectus supplement and to the underlying prospectus supplement attached hereto as Annex C for more information.

                          THE SECURITIES ADMINISTRATOR

      Wells Fargo Bank, National Association will act as securities administrator.

                                  CUT-OFF DATE

      In the case of the mortgage loans and the underlying mortgage loans, December 1, 2004. The cut-off date is the date after which the trust fund will be entitled to receive all collections on and proceeds of such loans.

                                 REFERENCE DATE

      In the case of the underlying certificates, December 20, 2004. The reference date is the date after which the trust fund will be entitled to receive all distributions on the underlying certificates.

                                DISTRIBUTION DATE

      The 20th day of each month or, if such day is not a business day, the next business day thereafter, commencing in January 2005. Distributions on each distribution date will be made to certificateholders of record as of the related record date, except that the final distribution on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

                                   RECORD DATE

      With respect to the Class A-1, Class A-2, Class A-3, Class B-1, Class B-2 and Class B-3 Certificates, the last business day preceding a distribution date (or the closing date, in the case of the first distribution date), unless such certificates are no longer book-entry certificates, in which case the record date is the last business day of the month preceding the month of a distribution date. With respect to all other classes of certificates, the record date will be last business day of the month preceding the month of a distribution date (or the closing date, in the case of the first distribution date).

                            DISTRIBUTIONS OF INTEREST

      On each distribution date, to the extent of available funds from the related pool of mortgage assets (or pool 1 and pool 2 in the aggregate, in the case of the Class X-B, Class B-1, Class B-2 and Class B-3 Certificates), each class of certificates and each of the components of the Class X-A1 Certificates will, subject to the limitations described herein, be entitled to receive accrued and unpaid interest determined on the basis of the outstanding class principal amount of such class immediately prior to such distribution date (or component notional amount, in the case of the Class X-A1 Certificates or class notional amount, in the case of the Class X-A2 or Class X-B Certificates), the applicable certificate interest rate and the related accrual period.

      On each distribution date, (i) amounts otherwise distributable in respect of the Pool 1 Component of the Class X-A1 Certificates will instead be deposited into a reserve fund and distributed to the Class A-1 Certificates, to the extent of any accrued and unpaid interest shortfalls on such class attributable solely to basis risk, (ii) amounts otherwise distributable in respect of the Pool 2 Component of the Class X-A1 Certificates will instead be deposited into a reserve fund and distributed to the Class A-2 Certificates, to the extent of any accrued and unpaid interest shortfalls on such classes attributable solely to basis risk, (iii) amounts otherwise distributable in respect of the Class X-A2 Certificates will instead be deposited into a reserve fund and distributed to the Class A-3 Certificates, to the extent of any accrued and unpaid interest shortfalls on such classes attributable solely to basis risk and (iv) amounts otherwise distributable to the Class X-B Certificates will instead be deposited in a reserve fund and distributed sequentially to the Class B-1, Class B-2 and Class B-3 Certificates, in that order, to the extent of any accrued and unpaid interest shortfalls on such classes attributable solely to basis risk. The Class X-A1, Class X-A2 and Class X-B Certificates will not be reimbursed for any shortfalls resulting from the payment rules described in this paragraph.

      The accrual period applicable to the Class A-1, Class A-2, Class A-3, Class B-1, Class B-2 and Class B-3 Certificates for a given distribution date will be the period commencing on the 20th day of the month immediately preceding the month in which such distribution date occurs (or in the case of the first distribution date, beginning on the closing date of this transaction) and ending on the 19th day of the month in which such distribution date occurs. The accrual period applicable to all other classes of offered certificates will be the calendar month preceding the month in which the distribution date occurs. Interest on all classes of certificates for all accrual periods will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months, except that for the first accrual period only, interest on the Class A-1, Class A-2, Class A-3, Class B-1, Class B-2 and Class B-3 Certificates will be calculated and payable on the basis of a 28-day accrual period and a year assumed to consist of 360 days.

      Interest payments will be allocated among certificateholders of a class of certificates on a pro rata basis.

      We refer you to "Description of the Certificates -- Distributions of Interest" in this prospectus supplement for more information.

                           DISTRIBUTIONS OF PRINCIPAL

      The amount of principal distributable on the Class A-3 Certificates on any distribution date will equal the amount of principal distributed on the underlying certificates (which is directly related to the amount of principal payments, including scheduled payments and unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted loans or repurchases of the underlying mortgage loans under the circumstances described in the underlying prospectus supplement attached hereto as Annex C) on the related underlying distribution date.

      The amount of principal distributable on the certificates (other than the Class A-3 Certificates and any class of interest-only certificates) on any distribution date will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans among the different classes of certificates and (2) the amount of funds actually received on the mortgage loans and available to make distributions on the certificates. Funds actually received on the mortgage loans may consist of scheduled payments and unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

      Generally, the Class A-1 and Class A-2 Certificates will receive principal payments on each distribution date in an amount equal to the related "Senior Principal Distribution Amount" based on principal collections from the related asset pool for the related due period. Except under the limited circumstances described in this prospectus supplement, the Class B-1, Class B-2 and Class B-3 Certificates and the other subordinate classes will not receive principal distributions (or subsequent recoveries) from collections on the mortgage loans until the distribution date in January 2015. From and after that distribution date, provided that certain tests are met, the Class B-1, Class B-2 and Class B-3 Certificates and the other subordinate classes will receive principal collections in an amount equal to their allocable share of the related "Subordinate Principal Distribution Amount" based on collections of principal from the pool 1 mortgage loans and the pool 2 mortgage loans in the aggregate for the related due period.

      We refer you to "Description of the Certificates -- Distributions of Principal" in this prospectus supplement and the underlying prospectus supplement attached hereto as Annex C and "Description of the Securities -- Distributions on Securities" in the prospectus for more information.

                        FINAL SCHEDULED DISTRIBUTION DATE

      The final scheduled distribution date for the offered certificates (other than the group 3 certificates) is the distribution date in January 2035, which is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan. The final scheduled distribution date for the group 3 certificates is the distribution date in September 2034, which is the distribution date in the month following the final scheduled distribution date of the underlying certificates.

                         LIMITED CROSS-COLLATERALIZATION

      In certain limited circumstances relating to the mortgage loans in pool 1 or pool 2 experiencing either rapid prepayments or disproportionately high realized losses, principal and interest collected from the other pool may be applied to pay principal or interest, or both, to the senior certificates or components thereof, as applicable, related to the pool experiencing such conditions.

      We refer you to "Description of the Certificates -- Limited
Cross-Collateralization" in this prospectus supplement for more information.

                          OPTIONAL CLEAN-UP REDEMPTION

      On any distribution date on or after the distribution date (the "initial clean-up call date") on which the aggregate outstanding principal balance of the mortgage loans is equal to or less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, subject to satisfaction of the conditions described in the pooling and servicing agreement, the master servicer will purchase all (but not less than all) of the mortgage loans in the trust fund and apply the proceeds to redeem the offered certificates (other than the group 3 certificates) at a price equal to 100% of the unpaid principal balance of the certificates, plus accrued and unpaid interest thereon (excluding the amount of any unpaid shortfalls described at "Description of the Certificates -- Distributions of Interest -- Net WAC Shortfalls"). The group 3 certificates may continue to remain outstanding after any such optional purchase of the mortgage loans and early redemption of the other offered certificates.

      If the master servicer fails to purchase the mortgage loans in the trust fund on the initial clean-up call date, then on the immediately following distribution date, the related margin for the Class A-1, Class A-2, Class B-1, Class B-2 and Class B-3 Certificates will increase as described at "Description of the Certificates -- Distributions of Interest" and "-- Optional Clean-Up Redemption" in this prospectus supplement, and such increased margin will be in effect on all subsequent distribution dates.

      The underlying mortgage loans are also subject to optional purchase, which would result in an early redemption of the underlying certificates, under the conditions described in the underlying pooling and servicing agreement.

      We refer you to "Description of the Certificates -- Optional Clean-Up Redemption" in this prospectus supplement and "Description of the Certificates -- Optional Clean-Up Redemption of the Certificates" in the underlying prospectus supplement attached hereto as Annex C for more information.

                               CREDIT ENHANCEMENT

      Subordination. All distributions on the underlying certificates will be distributed to the group 3 certificates. As described in the underlying prospectus supplement attached hereto as Annex C, the underlying certificates will receive distributions of interest and principal before certain other classes of subordinate certificates issued by the underlying trust are entitled to receive distributions of interest and principal. The underlying subordinate certificates, in reverse order of alphanumerical class designation, will absorb losses on the underlying mortgage loans prior to the underlying certificates.

      In addition, the subordinate classes of certificates will provide credit enhancement for the Class A-1 and Class A-2 Certificates. In addition, the Class B-1 Certificates will have a payment priority over the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; the Class B-2 Certificates will have a payment priority over the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; and the Class B-3 Certificates will have a payment priority over the Class B-4, Class B-5 and Class B-6 Certificates.

      If the mortgage loans in pool 1 or pool 2 experience losses, then the principal amount of the subordinate class of certificates that is lowest in seniority and still outstanding will be reduced by the amount of those losses until the total outstanding principal balance of such class equals zero.

      If a loss has been allocated to reduce the principal amount of your certificate, you will receive no payment in respect of that reduction, except to the extent of any subsequent recoveries allocable to your certificate. On any distribution date on which a subsequent recovery is distributed, the class principal amount of any class of certificates then outstanding to which a realized loss amount has been applied will be increased, by the amount of such subsequent recovery as described at "Description of the Certificates -- Distributions of Interest" in this prospectus supplement. However, it is expected that the Class B-1, Class B-2 and Class B-3 Certificates and the other subordinate classes will not receive any distributions in respect of subsequent recoveries before the distribution date in January 2015.

      If the subordination of the subordinate certificates and, in the case of the Class A-3 Certificates, the underlying subordinate certificates, is insufficient to absorb losses, then, to the extent described in this prospectus supplement, the related senior certificates will be allocated such losses and may never receive all of their principal payments.

      We refer you to "Risk Factors -- Potential Inadequacy of Credit Enhancement," "Description of the Certificates -- Priority of Distributions" and "-- Allocation of Realized Losses" in this prospectus supplement and the underlying prospectus supplement attached hereto as Annex C for more information.

                               THE MORTGAGE LOANS

      Statistical Information. The statistical information on the mortgage loans presented herein is based on the principal balance of such mortgage loans as of December 1, 2004 (referred to herein as the "cut-off date"). Such information does not take into account defaults, delinquencies and prepayments that may have occurred with respect to the mortgage loans since such date. As a result, the statistical distribution of the characteristics of the mortgage loans in the trust fund as of the closing date will vary from the statistical distribution of such characteristics as presented in this prospectus supplement, although such variance will not be material.

      General. As of the cut-off date, the trust fund is expected to include approximately 1,761 mortgage loans with a total principal balance of approximately $613,439,879. The mortgage loans consist primarily of adjustable rate, conventional, fully amortizing, first lien residential mortgage loans, all of which have an original term to stated maturity of either 25 or 30 years.

      Pool 1 Characteristics. As of the cut-off date, pool 1 consisted of approximately 1,107 mortgage loans having a total principal balance of approximately $396,364,819 (or approximately 64.61% of the aggregate cut-off date balance of the mortgage loans). The mortgage interest rates of approximately 52.14% and 47.86% of the pool 1 mortgage loans adjust based on the one-month LIBOR and six-month LIBOR index, respectively, and all such mortgage loans have original terms to maturity of either 25 or 30 years.

      Substantially all of the pool 1 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of five years (in the case of approximately 4.98% of the pool 1 mortgage loans) or ten years (in the case of approximately 94.27% of the pool 1 mortgage loans), in each case following origination of such mortgage loan. Following such five- or ten-year period, the monthly payment with respect to each such pool 1 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term, and to pay interest at the related mortgage interest rate.

      Pool 2 Characteristics. As of the cut-off date, pool 2 consisted of approximately 654 mortgage loans having a total principal balance of approximately $217,075,060 (or approximately 35.39% of the aggregate cut-off date balance of the mortgage loans). The mortgage interest rates of all of the pool 2 mortgage loans adjust based on the six-month LIBOR index and all such mortgage loans have original terms to maturity of either 25 or 30 years.

      Substantially all of the pool 2 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of five years (in the case of approximately 6.90% of the pool 2 mortgage loans) or ten years (in the case of approximately 92.92% of the pool 2 mortgage loans), in each case following origination of such mortgage loan. Following such five-or ten-year period, the monthly payment with respect to each such pool 2 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term and to pay interest at the related mortgage interest rate.

      We refer you to "Description of the Mortgage Assets -- The Mortgage Loans" in this prospectus supplement for more information.

      Summary Statistical Data. The following table summarizes the characteristics of the mortgage loans in the aggregate and by pool as of the cut-off date. More complete tabular information concerning the statistical characteristics of the mortgage loans in the aggregate and by asset pool as of the cut-off date can be found at "Description of the Mortgage Assets -- The Mortgage Loans -- Tabular Characteristics of the Mortgage Loans" in this prospectus supplement.

Aggregate Outstanding Principal Balance: .........    $    613,439,879
Pool 1: ..........................................    $    396,364,819
Pool 2: ..........................................    $    217,075,060

Aggregate Number of Mortgage Loans: ..............               1,761
Pool 1: ..........................................               1,107
Pool 2: ..........................................                 654

Aggregate Weighted Average Mortgage
   Interest Rate: ................................               3.722%
Pool 1: ..........................................               3.682%
Pool 2: ..........................................               3.795%

Aggregate Weighted Average Gross
   Margin: .......................................               1.690%
Pool 1: ..........................................               1.663%
Pool 2: ..........................................               1.739%

Aggregate Weighted Average Original
   Term to Maturity: .............................          341 months
Pool 1: ..........................................          339 Months
Pool 2: ..........................................          343 Months

Aggregate Weighted Average Remaining
   Term to Maturity: .............................          339 months
Pool 1: ..........................................          338 Months
Pool 2: ..........................................          342 Months

      Additional Collateral Loans. Approximately 2.05% and 0.71% of the pool 1 and pool 2 mortgage loans, respectively, in addition to being secured by real property, are secured by a security interest in a limited amount of additional collateral owned by the borrower or a third-party guarantor. Such additional collateral may no longer be required when the principal balance of such additional collateral mortgage loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such additional collateral mortgage loan is reduced to the applicable loan-to-value ratio for such additional collateral mortgage loan by virtue of an increase in the appraised value of the mortgaged property as determined by the related servicer.

      We refer you to "Description of the Mortgage Assets -- The Mortgage Loans -- The Additional Collateral Loans" for more information.

                           THE UNDERLYING CERTIFICATES

      The underlying certificates constituting the assets of pool 3 represent a portion of the Sequoia Mortgage Trust 2004-7 (referred to herein as the "underlying trust"), Mortgage Pass-Through Certificates, Series 2004-7, Class A1. The underlying certificates have the following characteristics:

Transaction: .............................................................................          SEMT 2004-7
Class: ...................................................................................                  A-1
Issuance Date: ...........................................................................        July 29, 2004
Original Class Principal Amount
    Issued by Underlying Trust: ..........................................................    $     498,828,000
Class Principal Amount as of
  Reference Date*: .......................................................................    $     471,469,368
Principal Amount of Underlying
    Certificates in Trust Fund*: .........................................................    $     217,625,934
                                                                                                        Senior/
Principal Type: ..........................................................................         Pass-Through
                                                                                                      Variable/
Interest Type: ...........................................................................              Net WAC
CUSIP: ...................................................................................          81744F CV 7
Current Ratings
    (Moody's/S&P/Fitch): .................................................................          Aaa/AAA/AAA

-------------------

*After giving effect to distributions made on the December 2004 underlying distribution date

                          THE UNDERLYING MORTGAGE LOANS

      Statistical information relating to the underlying mortgage loans is set forth in Annex B to this prospectus supplement. The statistical information on the underlying mortgage loans presented in this prospectus supplement, including Annex B hereto, is based on the principal balance of the underlying mortgage loans as of November 1, 2004 or such earlier date as of which information was available (referred to herein as the "statistical calculation date"). SUCH INFORMATION DOES NOT TAKE INTO ACCOUNT DEFAULTS, DELINQUENCIES AND PREPAYMENTS THAT MAY HAVE OCCURRED WITH RESPECT TO THE UNDERLYING MORTGAGE LOANS SINCE SUCH DATE. AS A RESULT, THE STATISTICAL DISTRIBUTION OF THE CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AS OF THE CLOSING DATE WILL VARY FROM THE STATISTICAL DISTRIBUTION OF SUCH CHARACTERISTICS AS PRESENTED IN THIS PROSPECTUS SUPPLEMENT.

                         SERVICING OF THE MORTGAGE LOANS

      The master servicer will supervise the performance of each servicer under the related servicing agreement.

      Under the servicing agreements, the servicers are generally obligated to make monthly advances of cash (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the mortgage loans on the immediately preceding determination date. The master servicer will be obligated to make any required advance if a servicer fails in its obligation to do so, to the extent described in this prospectus supplement. The master servicer and the servicers will be entitled to reimburse themselves for any such advances from future payments and collections (including insurance or liquidation proceeds) with respect to the mortgage loans. However, if the master servicer or the servicers make advances which are determined to be nonrecoverable from future payments and collections on the related mortgage loan, such parties will be entitled to reimbursement for such advances prior to any distributions to certificateholders.

      The servicers will also make interest payments to compensate in part for any shortfall in interest payments on the certificates which results from a mortgagor prepaying a mortgage loan in whole. However, the amount of such payments will generally not exceed the servicing fees payable to the servicers for the related due period. If a servicer fails to make a required payment in respect of such shortfalls, the master servicer will be obligated to reduce a portion of its master servicing fee to the extent necessary to fund any such shortfall.

      We refer you to "Servicing of the Mortgage Loans" in this prospectus supplement for more detail.

                         FEDERAL INCOME TAX CONSEQUENCES

      The trustee will elect to treat all or a portion of the assets of the trust fund as comprising multiple REMICs for federal income tax purposes. Each of the offered certificates, other than the Class A-R Certificate, will represent ownership of "regular interests" in a REMIC and certain offered certificates will also represent rights under a cap contract held outside the REMIC. The Class A-R Certificate will be designated as the sole class of "residual interest" in the upper-tier REMIC.

      There are restrictions on the types of investors that are permitted to purchase the Class A-R Certificate.

      We refer you to "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for more information.

                                  ERISA MATTERS

      Subject to important considerations described under "ERISA Matters" in this prospectus supplement and in the accompanying prospectus, the offered certificates, other than the Class A-R Certificate, will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. The Class A-R Certificate will NOT be eligible for purchase by any such plan or account.

      We refer you to "ERISA Matters" in this prospectus supplement and "ERISA Considerations" in the accompanying prospectus for more information.

                                LEGAL INVESTMENT

      Generally all of the certificates offered by this prospectus supplement (except the Class A-R, Class B-2 and Class B-3 Certificates) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

      There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.

      We refer you to "Legal Investment" in the prospectus for more information.

                           RATING OF THE CERTIFICATES

      It is a condition of the issuance of the certificates offered by this prospectus supplement that they receive ratings from Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch Ratings not lower than those set forth below:

            MOODY'S                S&P              FITCH
CLASS       RATING               RATING            RATING
-----       -------              ------            ------
 A-1         Aaa                  AAA               AAA
 A-2         Aaa                  AAA               AAA
 A-3         Aaa                  AAA               AAA
 A-R         Aaa                  AAA               AAA
X-A1         Aaa                  AAA               AAA
X-A2         Aaa                  AAA               AAA
 X-B         Aa2                  AAA               AAA
 B-1         Aa2                   AA                AA
 B-2          A2                   A                 A
 B-3         Baa2                 BBB               BBB

- These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.

- The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

- These ratings do not address the possibility that, as a result of Net WAC Shortfalls, current interest otherwise payable to the Class X-A1, Class X-A2 or Class X-B certificates will instead be used to pay such amounts to other classes of certificates.

- The ratings do not address the likelihood that any Net WAC Shortfall, as described in this prospectus supplement, will be repaid to certificateholders.

      We refer you to "Ratings" in this prospectus supplement for a more complete discussion of the certificate ratings.

                                  RISK FACTORS

      INVESTORS SHOULD CONSIDER THE FOLLOWING FACTORS IN CONNECTION WITH THE PURCHASE OF CERTIFICATES. YOU SHOULD ALSO CONSIDER THE RISK FACTORS DESCRIBED IN THE ACCOMPANYING PROSPECTUS. INVESTORS IN THE CLASS A-3 AND THE CLASS X-A2 CERTIFICATES ARE ALSO URGED TO CONSIDER THE RISK FACTORS DESCRIBED IN THE UNDERLYING PROSPECTUS SUPPLEMENT ATTACHED HERETO AS ANNEX C WITH RESPECT TO THE UNDERLYING MORTGAGE LOANS AND THE UNDERLYING CERTIFICATES. ALL STATISTICAL INFORMATION REFERRED TO IN THIS SECTION IS BASED ON THE MORTGAGE LOANS, AS CONSTITUTED ON THE CUT-OFF DATE, AND ON THE UNDERLYING MORTGAGE LOANS, AS CONSTITUTED ON THE STATISTICAL CALCULATION DATE.

PREPAYMENTS ARE UNPREDICTABLE AND AFFECT YIELD

      The rate of principal distributions and yield to maturity on the certificates will be directly related (1) in the case of the group 3 certificates, to distributions on the underlying certificates (which will be directly related to the rate of principal payments on the underlying mortgage loans), (2) in the case of the group 1 and the group 2 certificates, to the rate of principal payments on the mortgage loans in the related asset pool and (3) in the case of the Class X-B Certificates and the subordinate certificates, to the rate of principal prepayments on all the mortgage loans in pool 1 and pool 2. For example, the rate of principal payments on the mortgage loans and the underlying mortgage loans will be affected by the following:

      - the amortization schedules of such mortgage loans and underlying mortgage loans;

      - the rate of principal prepayments, including partial prepayments and full prepayments resulting from:

                  -     refinancing by borrowers;

                  -     liquidations of defaulted loans by the related servicer;
                        and

                  - repurchases of mortgage loans or underlying mortgage loans by the seller or the underlying seller as a result of defective documentation or breaches of representations and warranties.

      The yield to maturity of the certificates will also be affected (1) in the case of the group 3 certificates, by the exercise by the underlying master servicer of the optional clean-up redemption right with respect to the underlying trust and (2) in the case of the other offered certificates, by the exercise by the master servicer of the optional clean-up redemption right described in this prospectus supplement.

      As of the cut-off date, approximately 70.57% and 68.79% of the mortgage loans in pool 1 and pool 2, respectively, may be prepaid in whole or in part at any time without payment of a prepayment penalty. In addition, as of the statistical calculation date, approximately 78.43% of the underlying mortgage loans may be prepaid in whole or in part at any time without payment of a prepayment penalty. The rate of principal payments on such loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity. For example, if interest rates for similar loans fall below the interest rates on the mortgage loans or the underlying mortgage loans, as applicable, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans and the underlying mortgage loans, as applicable, the rate of prepayment would generally be expected to decrease. We cannot predict the rate at which borrowers will repay their mortgage loans or underlying mortgage loans. Please consider the following:

      - if you are purchasing any offered certificate at a discount, your yield may be lower than expected if principal payments on the related mortgage loans, or in the case of the group 3 certificates, distributions on the underlying certificates (which will be directly related to the rate of principal payments on the underlying mortgage loans) occur at a slower rate than you expected;

      - if you are purchasing any offered certificate at a premium, your yield may be lower than expected if principal payments on the related mortgage loans, or in the case of the group 3 certificates, distributions on the underlying certificates (which will be directly related to the rate of principal payments on the underlying mortgage loans) occur at a faster rate than you expected, and you could lose your initial investment;

      - if the rate of default and the amount of losses on the related mortgage loans or, in the case of the group 3 certificates, losses on the underlying certificates (which will be directly related to the rate of default and the amount of losses on the underlying mortgage loans) are higher than you expect, then your yield may be lower than you expect;

      - the earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase any offered certificate at a premium, although the average rate of principal payments on the mortgage loans, or in the case of the group 3 certificates, the distributions on the underlying certificates (which will be directly related to the rate of principal payments on the underlying mortgage loans) is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect;

      - the priorities governing payments of scheduled and unscheduled principal in the case of the group 1 certificates, the group 2 certificates and the subordinate certificates will have the effect of accelerating the rate of principal payments to holders of the related classes of senior certificates relative to the classes of subordinate certificates;

      - prospective purchasers of the notional certificates should carefully consider the risk that a rapid rate of principal payments on the related mortgage loans, or in the case of the Class X-A2 Certificates, the distributions on the underlying certificates (which will be directly related to the rate of principal payments on the underlying mortgage loans) could result in the failure of such purchasers to recover their initial investments.

      See "Yield, Prepayment and Weighted Average Life" and "Description of the Certificates -- Distributions of Principal" in this prospectus supplement and the underlying prospectus supplement attached hereto as Annex C for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans and the underlying mortgage loans.

MORTGAGE LOANS WITH INTEREST-ONLY PAYMENTS AND HIGH BALANCE LOANS

      Substantially all of the mortgage loans and the underlying mortgage loans provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of five or ten years following the origination of the related loan. Following the applicable interest-only period, the monthly payment with respect to each mortgage loan and underlying mortgage loan will be increased to an amount sufficient to amortize the principal balance of such loan over its remaining term, and to pay interest at the related mortgage rate.

      Such interest-only loans will, absent other considerations, result in longer weighted average lives of the certificates, or in the case of the group 3 certificates, longer weighted average lives of the underlying certificates (which will be directly related to the amortization schedule of the underlying mortgage loans), when compared to certificates backed by fully amortizing loans without interest-only periods. If you purchase a certificate at a discount, you should consider that the extension of its weighted average life, or in the case of the group 3 certificates, the weighted average life of the underlying certificates (which will be directly related to the amortization schedule of the underlying mortgage loans), could result in a lower yield than would be the case if such loans provided for payment of principal and interest on every distribution date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first five or ten years of the term of such loans as a disincentive to prepayment.

      If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that loan may also be subject to an increased risk of delinquency and loss, which in the case of the group 3 certificates could result in losses on the underlying certificates.

      See "Description of the Mortgage Assets -- The Mortgage Loans" in this prospectus supplement.

      As of the cut-off date, the principal balances of approximately 41 of the mortgage loans in pool 1, representing approximately 14.78% of the pool 1 cut-off date balance, were in excess of $1,000,000, and approximately 13 of the mortgage loans in pool 2, representing approximately 7.78% of the pool 2 cut-off date balance, were in excess of $1,000,000. In addition, as of the statistical calculation date, approximately 38 of the underlying mortgage loans, representing approximately 11.51% of the aggregate principal balance of the underlying mortgage loans as of the statistical calculation date, were in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the related asset pool. In the case of the group 3 certificates, losses and delinquencies on loans with relatively higher balances are more likely result in losses on the underlying certificates.

YOUR YIELD MAY BE AFFECTED BY CHANGES IN INTEREST RATES

      No prediction can be made as to future levels of one-month LIBOR (the applicable index in determining the certificate interest rate for the Class A-1, Class B-1, Class B-2 and Class B-3 Certificates and the mortgage interest rate for approximately 52.14% of the mortgage loans in pool 1), six-month LIBOR (the applicable index in determining certificate interest rate of the Class A-2 and Class A-3 Certificates and the mortgage interest rates for approximately 47.86% of the mortgage loans in pool 1, all of the mortgage loans in pool 2 and all of the underlying mortgage loans) or as to the timing of any changes therein, each of which will directly affect the yields of the certificates.

      As described in this prospectus supplement, the interest rates of the certificates on each distribution date are capped as follows:

      - if the weighted average net mortgage rate of the mortgage loans in pool 1, in the case of the Class A-1 Certificates is less than both
            (i) one-month LIBOR plus the related margin for such distribution date and (ii) 11.50%, then the interest rate of the Class A-1 Certificates will be the weighted average net mortgage rate of the mortgage loans in pool 1 for such date;

      - if the weighted average net mortgage rate of the mortgage loans in pool 2, in the case of the Class A-2 Certificates is less than both
            (i) six-month LIBOR plus the related margin for such distribution date and (ii) 11.50%, then the interest rate of the Class A-2 Certificates will be the weighted average net mortgage rate of the mortgage loans in pool 2 for such date;

      - if the interest rate of the underlying certificates (which is equal to the weighted average of the net mortgage rates of the underlying mortgage loans), in the case of the Class A-3 Certificates is less than both (i) six-month LIBOR plus the related margin for such distribution date and (ii) 11.50%, then the interest rate of the Class A-3 Certificates will be the interest rate of the underlying certificates for such date;

      - if the weighted average net mortgage rate of the pool 1 and the pool 2 mortgage loans, in the case of the Class B-1, Class B-2 and Class B-3 Certificates is less than both (i) one-month LIBOR plus the related margin for such distribution date and (ii) 11.50%, then the interest rate of those certificates will be the subordinate net WAC of the mortgage loans in pool 1 and pool 2 for such date; and

      - In no event will the interest rates of the Class A-1, Class A-2, Class A-3, Class B-1, Class B-2 or Class B-3 Certificates exceed 11.50%.

      In addition, although the interest rate on each mortgage loan and underlying mortgage loan adjusts in accordance with fluctuations in the value of either one-month LIBOR or six-month LIBOR, the interest rate on such loan may be limited to a stated maximum rate. As a result of such limitations, increases in the value of one-month LIBOR or six-month LIBOR will not necessarily be reflected in corresponding increases in the value of the weighted average net mortgage rates of the mortgage loans in the related asset pool or in the entire trust fund, or in increases in the amount of distributions on the underlying certificates (which will be directly related to the value of the weighted average net mortgage rates of the underlying mortgage loans).

      The prepayment of mortgage loans with relatively higher net mortgage rates may also result in a lower weighted average net mortgage rate, or in the case of the group 3 certificates, reduced distributions on the underlying certificates (which will be directly related to the weighted average net mortgage rates of the underlying mortgage loans). Consequently, if on any distribution date the interest rate of the Class A-1, Class A-2, Class B-1, Class B-2 or Class B-3 Certificates is limited by the application of the related weighted average net mortgage rate cap, or if the interest rate of the Class A-3 Certificates is limited by the application of the underlying certificate interest rate cap, the value of those certificates may be temporarily or permanently reduced.

      Investors in the offered certificates should be aware that the mortgage rates on approximately 47.86% of the mortgage loans in pool 1 and on all of the mortgage loans in pool 2 and all of the underlying mortgage loans are generally adjustable semi-annually based on the related six-month LIBOR index. The value of one-month LIBOR used in determining the interest rates for the Class A-1, Class B-1, Class B-2 and Class B-3 Certificates will be reset monthly before the beginning of each accrual period. Consequently, in the case of pool 1 and pool 2, the interest that becomes due on those mortgage loans during the related due period may be less than interest that would accrue on the related certificates at the rate of one-month LIBOR plus the related margin. In a rising interest rate environment, such certificates may receive interest at the related weighted average net mortgage rate for a protracted period of time. Investors in the Class A-2 Certificates should consider that the adjustment dates on the pool 2 mortgage loans will vary throughout the pool, whereas the value of six-month LIBOR used in determining the interest rate for the Class A-2 Certificates will be reset semi-annually before the beginning of the related accrual period. As a result, in a changing interest rate environment, the weighted average net mortgage rate of the pool 2 mortgage loans may be insufficient to pay the full amount of interest on the Class A-2 Certificates.

      In addition, investors in the Class A-3 Certificates should consider that the adjustment dates on the underlying mortgage loans will vary throughout the pool, whereas the value of six-month LIBOR used in determining the interest rate for the Class A-3 Certificates will be reset semi-annually before the beginning of the related accrual period. As a result, in a changing interest rate environment, the interest rate for the Class A-3 Certificates may be limited for a protracted period of time by the interest rate on the underlying certificates (which will be directly related to the weighted average net mortgage rate of the underlying mortgage loans).

      To the extent that the related weighted average net mortgage rate of the mortgage loans, or in the case of the Class A-3 Certificates, the interest rate of the underlying certificates (which will be directly related to the weighted average net mortgage rate of the underlying mortgage loans) limits the amount of interest paid on the Class A-1, Class A-2, Class A-3, Class B-1, Class B-2 and Class B-3 Certificates, the difference between the related weighted average net mortgage rate, or in the case of the Class A-3 Certificates, the interest rate of the underlying certificates (which will be directly related to the weighted average net mortgage rate of the underlying mortgage loans) and the interest rate of those classes of certificates, calculated without giving effect to such limitation, will create a shortfall that will carry forward with interest thereon, as described herein. However, any such resulting shortfall will only be paid to the extent there are amounts on deposit in the reserve fund funded from
(i) in the case of the Class A-1 Certificates, amounts otherwise payable to the Pool 1 Component of the Class X-A1 Certificates, (ii) in the case of the Class A-2 Certificates, amounts otherwise payable to the Pool 2 Component of the Class X-A1 Certificates, (iii) in the case of the Class A-3 Certificates, amounts otherwise payable to the Class X-A2 Certificates and (iv) in the case of the Class B-1, Class B-2 and Class B-3 Certificates, amounts otherwise payable on the Class X-B Certificates.

Accordingly, these shortfalls may remain unpaid on any optional clean-up redemption or final distribution date.

      See "Description of the Certificates -- Distributions of Interest" in this prospectus supplement.

LIMITED CROSS-COLLATERALIZATION AMONG THE ASSET POOLS; LIMITED RECOURSE

      With very limited exceptions described in "Description of the Certificates -- Limited Cross-Collateralization," interest and principal on the Class A-1, Class A-R, Class A-2, Class A-3 and Class X-A2 Certificates and the components of the Class X-A1 Certificates will be allocated based on amounts collected in respect of the mortgage assets in the related asset pool, and the asset pools will generally not be "cross-collateralized" - interest and principal collections received from the mortgage assets in a pool will only be available for distribution to the related certificates or components thereof and not to the senior certificates or components related to the other pool. For example, collections from pool 1 will generally only be available to make distributions to the group 1 certificates, but not to the group 2 or group 3 certificates; collections from pool 2 will generally only be available to make distributions to the group 2 certificates, but not to the group 1 or the group 3 certificates; collections from pool 3 will generally only be available to make distributions to the group 3 certificates, but not to the group 1 or group 2 certificates and aggregate collections from pool 1 and pool 2 will be available to make distributions to the Class X-B Certificates and the subordinate certificates.

      Because the subordinate certificates represent interests in pool 1 and pool 2, the class principal amounts of the subordinate certificates could be reduced to zero as a result of realized losses on the mortgage loans in either pool 1 or pool 2. Therefore, the allocation of realized losses on the mortgage loans in either pool 1 or pool 2 to the subordinate certificates will reduce the subordination provided by the subordinate certificates to the Class A-1 and Class A-2 Certificates, even if their related asset pool that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the Class A-1 or Class A-2 Certificates even though their related pool that did not suffer those previous losses.

      There is no direct subordination available for the Class A-3 Certificates. Although the underlying certificates benefit from the subordination of the underlying subordinate certificates issued by the underlying trust, the underlying subordinate certificates represent interests in three separate pools of underlying mortgage loans, so the class principal amounts of the underlying subordinate certificates could be reduced to zero as a result of realized losses on the underlying mortgage loans in any of the three underlying mortgage pools, which would reduce the subordination provided by the underlying subordinate certificates to the underlying certificates in the same manner as described in the immediately preceding paragraph with respect to the Class A-1 and Class A-2 Certificates and the subordinate certificates.

      Neither the certificates nor the assets of the trust fund will be guaranteed by the depositor, the seller, the master servicer, the servicers, the trustee or any of their respective affiliates or insured by any governmental agency. Consequently, if collections on the related mortgage loans or the underlying certificates (which will be directly related to collections on the underlying mortgage loans) are insufficient to make all payments required on the certificates and the protection against losses provided by subordination (or in the case of the Class A-3 Certificates, subordination of the underlying subordinate certificates) is exhausted, you may incur a loss on your investment.

DELINQUENCIES DUE TO SERVICING TRANSFER

      As described in this prospectus supplement, a servicing transfer to GMAC Mortgage Corporation is expected to occur following the closing date with respect to all mortgage loans serviced by GreenPoint Mortgage Funding, Inc. In addition, mortgage loans serviced by one or more of the other initial servicers may be transferred in the future to new servicers in accordance with the provisions of the pooling and servicing agreement and the related servicing agreement.

      Mortgage loans subject to servicing transfers may experience increased delays in payment until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all other relevant data has been obtained by the new servicer.

      The underlying mortgage loans are also subject to servicing transfers, as described in the underlying prospectus supplement attached hereto as Annex C.

      See "The Servicers" and "Servicing of the Mortgage Loans" in this prospectus supplement and in the underlying prospectus supplement attached hereto as Annex C.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT

      The certificates are not insured by any financial guaranty insurance policy.

      In the case of the group 1 certificates and the group 2 certificates, the subordination and loss allocation features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans. The amount of any loss experienced on a mortgage loan will be applied to reduce the principal amount of the class of subordinate certificates with the highest numerical class designation, until the principal balance of that class has been reduced to zero. If subordination is insufficient to absorb losses, then holders of more senior classes will incur losses and may never receive all of their principal payments. You should consider the following:

      - if you buy a Class B-3 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B-4, Class B-5 and Class B-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class B-3 Certificates by the amount of that excess;

      - if you buy a Class B-2 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class B-2 Certificates by the amount of that excess;

      - if you buy a Class B-1 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class B-1 Certificates by the amount of that excess; and

      - after the total class principal amount of the subordinate certificates has been reduced to zero, losses on the pool 1 or pool 2 mortgage loans will reduce the class principal amounts of the related senior certificates.

      There is no direct subordination available for the Class A-3 Certificates. The underlying certificates benefit from the subordination of the underlying subordinate certificates issued by the underlying trust, as described in the underlying prospectus supplement attached hereto as Annex C. If you purchase Class A-3 Certificates, and the protection afforded by the credit enhancement for the underlying trust is insufficient, you could experience a loss on your investment.

      See "Description of the Certificates -- Priority of Distributions" and " -- Allocation of Realized Losses" in this prospectus supplement and in the underlying prospectus supplement attached hereto as Annex C.

CASH FLOW CONSIDERATIONS AND RISKS

      The related mortgage loans, the related mortgaged property and additional collateral, the underlying certificates and other assets of the trust are the sole source of payments on the certificates. Even if the mortgaged properties provide adequate security for the mortgage loans and the underlying mortgage loans, as applicable, substantial delays could occur in connection with the liquidation of mortgage loans that are delinquent. This could result in shortfalls in payments on the related certificates if the credit enhancement provided by subordination is insufficient. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the related mortgage loans and the underlying mortgage loans, as applicable, and could thereby reduce the proceeds payable to certificateholders. If any of the mortgaged properties and additional collateral fail to provide adequate security for the related mortgage loans, certificateholders could experience a loss if the credit enhancement created by the subordination has been exhausted.

CONCENTRATION OF MORTGAGE LOANS COULD ADVERSELY AFFECT YOUR INVESTMENT

      Approximately 27.78%, 32.77% and 28.40% of the mortgage loans included in pool 1 and pool 2 and the underlying mortgage loans, respectively, are secured by mortgaged properties located in California. In addition, approximately 12.08%, 9.54% and 10.96% of the mortgage loans included in pool 1 and pool 2 and the underlying mortgage loans, respectively, are secured by mortgaged properties located in Florida. Consequently, losses and prepayments on the mortgage loans in a particular pool and losses on the underlying certificates (which will be directly related to losses and prepayments on the underlying mortgage loans) and the resultant payments on the related certificates may be affected significantly by changes in the housing markets and the regional economies in areas in these states and by the occurrence of natural disasters, such as earthquakes, hurricanes, tornadoes, tidal waves, mud slides, fires and floods in areas in these states.

      Natural disasters affect regions of the United States from time to time and may result in increased losses on mortgage loans or underlying mortgage loans in those regions, or in insurance payments that will constitute prepayments of those loans. Properties located in certain parts of the southern and eastern United States may have been damaged by the hurricanes and tropical storms that recently affected those areas.

      See "Description of the Mortgage Assets -- The Mortgage Loans -- Tabular Characteristics of the Mortgage Loans" in this prospectus supplement and Annex B to this prospectus supplement.

MILITARY ACTION AND TERRORIST ATTACKS

      The effects that military action by U.S. forces in Iraq or other regions and terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans and the underlying mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans and the underlying mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans and underlying mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state laws, and none of the master servicer, the servicers, the underlying master servicer or the underlying servicers will be required to advance for any interest shortfall caused by any such reduction. Shortfalls in interest may result from the application of the Servicemembers Civil Relief Act or similar state laws. Interest payable to the Class A-1 and Class A-2 certificateholders and the subordinate certificateholders will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state laws. In addition, distributions of interest on the underlying certificates and the underlying subordinate certificates will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state laws.

ABILITY TO RESELL SECURITIES MAY BE LIMITED

      There is currently no market for any of the certificates and the underwriters are not required to assist investors in resales of the offered certificates, although they may do so. We cannot assure you that a secondary market will develop, or if it does develop, that it will continue to exist for the term of the certificates. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      The secondary market for mortgage pass-through certificates has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severe adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

DELAYS IN DISTRIBUTIONS ON THE UNDERLYING CERTIFICATES MAY CAUSE DELAYS IN DISTRIBUTIONS TO HOLDERS OF THE GROUP 3 CERTIFICATES.

      The group 3 certificates will receive all the distributions on the underlying certificates. Only funds and information actually received by the securities administrator in respect of the underlying certificates, no later than the underlying distribution date for the underlying certificates, will be passed through to holders of the group 3 certificates on the related distribution date. To the extent funds or information have not been received by such underlying distribution date for the underlying certificates, funds and information will not be passed through until the distribution date in the following month, and no additional interest will be paid thereon.

      The underlying certificates are held through the book-entry facilities of DTC. Some delay in receipt of payments on these book-entry underlying certificates may be expected since such payments first will be forwarded to Cede & Co., as nominee for DTC. DTC will then forward such payments to its participants, including the securities administrator, which thereafter will credit them to holders of the group 3 certificates. Any delay in receipt of distributions by the holders of the group 3 certificates will have an adverse effect on the yields to such certificateholders.

CONSEQUENCES OF OWNING BOOK-ENTRY SECURITIES

      LIMIT ON LIQUIDITY OF SECURITIES. Issuance of the certificates in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      LIMIT ON ABILITY TO TRANSFER OR PLEDGE. Since transactions in the book-entry certificates can be effected only though the DTC, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such certificates, may be limited due to lack of physical certificates.

      DELAYS IN PAYMENTS. You may experience some delay in the receipt of payments on book-entry certificates because the payment will be forwarded by the Trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

DELINQUENCIES MAY ADVERSELY AFFECT INVESTMENT

      The mortgage loans and the underlying mortgage loans were either originated or acquired in accordance, generally, with the underwriting guidelines described in this prospectus supplement or the underlying prospectus supplement, as applicable. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the date of origination of the related loans.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF CONSUMER PROTECTION LAWS

      Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, state and federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicers to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the master servicer or the related servicer to damages and administrative enforcement.

      The Federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of such mortgage loans. Some states, as in the case of Georgia's Fair Lending Act of 2002, have enacted, or may enact, similar laws or regulations, which in some case impose restrictions and requirements greater than those in HOEPA. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against the trust. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts. The seller believes that the mortgage loans do not include any mortgage loan in violation of HOEPA, the Georgia Fair Lending Act of 2002 or similar state laws. However, if the trust should include loans subject to HOEPA or in material violation of similar state laws, it will have repurchase remedies against the original transferors.

      The underlying mortgage loans are also subject to such consumer protection laws, as described in the underlying prospectus supplement attached hereto as Annex C.

      See "Certain Legal Aspects of the Loans" in the accompanying prospectus.

BANKRUPTCY AND INSOLVENCY RISKS

      It is believed that the transfer of the mortgage assets from the seller to the depositor and from the depositor to the trust will each be treated as a sale rather than a secured financing for purposes of state law. Counsel for the seller and the depositor will render an opinion on the closing date that in the event of the bankruptcy of either the seller or the depositor, the mortgage assets and other assets of the trust fund would not be considered part of the seller's or depositor's bankruptcy estates and, thus, would not be available to their creditors. On the other hand, a bankruptcy trustee or one of the creditors of the seller or the depositor might challenge this conclusion and argue that the transfer of the mortgage assets should be characterized as a pledge of assets in a secured borrowing rather than as a sale. Such an attempt, even if unsuccessful, might result in delays in distributions on the certificates.

                       DESCRIPTION OF THE MORTGAGE ASSETS

      At the Cut-off Date, the assets of the Trust Fund consisted of one pool of Underlying Certificates ("Pool 3") and two pools of Mortgage Loans ("Pool 1" and "Pool 2," respectively, and together with Pool 3, the "Asset Pools").

THE UNDERLYING CERTIFICATES

      General. Pool 3 will consist of approximately $217,625,934 principal amount of Sequoia Mortgage Trust 2004-7, Mortgage Pass-Through Certificates, Series 2004-7, Class A1 (the "Underlying Certificates"). The Underlying Certificates were issued pursuant to a pooling and servicing agreement dated as of July 1, 2004 (the "Underlying Pooling and Servicing Agreement"), among Sequoia Residential Funding, Inc., as depositor, Wells Fargo Bank,

National Association, in the capacities of master servicer and securities administrator and HSBC Bank USA, National Association, as trustee.

      The Underlying Certificates evidence a senior interest in a group (pool 1 of the underlying trust) of mortgage loans (the "Underlying Mortgage Loans") included in a trust established pursuant to the Underlying Pooling and Servicing Agreement. The Underlying Mortgage Loans consist primarily of conventional, adjustable rate, fully amortizing mortgage loans secured by first liens on one-to- four family residential properties. Distributions of interest and principal to the Underlying Certificates are based primarily on payments received or advanced on the Underlying Mortgage Loans. The Underlying Certificates have the following characteristics.

Transaction: ..................................................    SEMT 2004-7
Class: ........................................................    A-1
Issuance Date: ................................................    July 29, 2004
Original Class Principal Amount Issued by Underlying
   Trust: .....................................................    $ 498,828,000
Class Principal Amount as of Reference Date*: .................    $ 471,469,368
Principal Amount of Underlying Certificates in Trust
   Fund*: .....................................................    $ 217,625,934
Principal Type: ...............................................    Senior/Pass-Through
Interest Type: ................................................    Variable/Net WAC
CUSIP: ........................................................    81744F CV 7
Current Ratings
   (Moody's/S&P/Fitch): .......................................    Aaa/AAA/AAA

-----------------

      *After giving effect to distributions made on the December 2004 underlying distribution date

      The Trust Fund will be entitled to receive distributions on the Underlying Certificates made after the December 2004 underlying distribution date.

      Distributions of principal and interest on the Underlying Certificates will be made on the 20th day of each month, or if that day is not a business day, on the first business day thereafter.

      For a description of the Underlying Certificates, including allocation of available funds with respect to, distributions of interest to, distributions of principal on and allocation of losses to, in each case, the Underlying Certificates, see "Description of the Offered Certificates" in the underlying prospectus supplement attached hereto as Annex C.

      Description of the Underlying Mortgage Loans. The tables in Annex B to this prospectus supplement summarize certain characteristics of the Underlying Mortgage Loans as of the Statistical Calculation Date.

      Master Servicing and Servicing of the Underlying Mortgage Loans. Wells Fargo Bank, N.A., is the underlying master servicer with respect to the Underlying Certificates. The servicers of the Underlying Mortgage Loans are described in the underlying prospectus supplement attached hereto as Annex C.

      Each underlying servicer is responsible for the servicing of the related Underlying Mortgage Loans subject to the related underlying servicing agreement, and the underlying master servicer is required to supervise, monitor and oversee the performance of each underlying servicer. In the event of a default by an underlying servicer under the related underlying servicing agreement, the underlying master servicer is required to enforce any remedies against that underlying servicer, and will either find a successor servicer or assume the primary servicing obligations for the related Underlying Mortgage Loans.

      For more information regarding the underlying master servicer and underlying servicers, including information regarding the delinquency and foreclosure information for the servicing portfolio of certain underlying servicers, see "The Servicers" and "Servicing of the Mortgage Loans" in the underlying prospectus supplement attached hereto as Annex C.

THE MORTGAGE LOANS

      The following is a summary description of the Mortgage Loans in Pool 1 and Pool 2 as of December 1, 2004 (the "Cut-off Date"). The information presented herein does not take into account any Mortgage Loans that have or may prepay in full or have been or may be removed because of incomplete documentation or otherwise for the period from the Cut-off Date to the Closing Date, or other Mortgage Loans that may be substituted therefor. Prior to the issuance of the Certificates, Mortgage Loans will be removed from Pool 1 or Pool 2 if the Depositor deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the Asset Pools prior to the issuance of the Certificates. As a result, the information regarding the Mortgage Loans may vary from comparable information based upon the actual composition of the Asset Pools as of the Closing Date, although such variance will not be material.

      Whenever reference is made herein to a percentage of some or all of the Mortgage Loans or some or all of an Asset Pool, such percentage is determined on the basis of the Stated Principal Balance of the Mortgage Loans in the aggregate or of a particular Asset Pool as of the Cut-off Date.

      At the Cut-off Date, the assets of the Trust Fund included approximately 1,761 conventional, adjustable rate mortgage loans (the "Mortgage Loans") secured by first liens on one-to-four family residential properties (each, a "Mortgaged Property") with original terms to maturity of either 25 or 30 years, having an aggregate Stated Principal Balance as of the Cut-off Date of approximately $613,439,879 (the "Aggregate Cut-off Date Balance"). As described herein at "Description of the Certificates -- General," the Mortgage Assets have been segregated into Pool 1, Pool 2 and Pool 3 for the purpose of allocating distributions among the related group of Senior Certificates. Each Asset Pool has the characteristics described below.

      Pool 1 consists of approximately 1,107 Mortgage Loans (the "Pool 1 Mortgage Loans") having a Cut-off Date balance of approximately $396,364,819 (approximately 64.61% of the Aggregate Cut-off Date Balance). Approximately 52.14% and 47.86% of the Pool 1 Mortgage Loans are One-Month LIBOR and Six-Month LIBOR indexed Mortgage Loans, respectively (see "-- The Indices" below), and all such loans have original terms to maturity of either 25 or 30 years. Substantially all of the Pool 1 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five years (in the case of approximately 4.98% of the Pool 1 Mortgage Loans) or ten years (in the case of approximately 94.27% of the Pool 1 Mortgage Loans), in each case following the origination of the related Mortgage Loan. Following such five- or ten-year interest-only period, the Scheduled Payment with respect to each such Pool 1 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.

      As of the Cut-off Date, with respect to those Pool 1 Mortgage Loans which adjust their Mortgage Rates in accordance with One-Month LIBOR (the "One-Month LIBOR Loans"), the weighted average Mortgage Rate is expected to be approximately 3.601% per annum, the weighted average Servicing Fee Rate is expected to be approximately 0.375% per annum, the weighted average margin is expected to be approximately 1.629% per annum, the weighted average remaining term to maturity is expected to be approximately 336 months, and the weighted average interest only remaining term is expected to be approximately 116 months.

      As of the Cut-off Date, with respect to those Pool 1 Mortgage Loans which adjust their Mortgage Rates in accordance with Six-Month LIBOR (the "Six-Month LIBOR Loans"), the weighted average Mortgage Rate is expected to be approximately 3.770% per annum, the weighted average Servicing Fee Rate is expected to be approximately 0.375% per annum, the weighted average margin is expected to be approximately 1.700% per annum, the weighted average remaining term to maturity is expected to be approximately 340 months, and the weighted average interest only remaining term is expected to be approximately 115 months.

      Pool 2 consists of approximately 654 Mortgage Loans (the "Pool 2 Mortgage Loans"), having a Cut-off Date balance of approximately $217,075,060 (approximately 35.39% of the Aggregate Cut-off Date Balance). All of the Pool 2 Mortgage Loans are Six-Month LIBOR indexed Mortgage Loans (see " -- The Indices" below), and all such loans have original terms to maturity of either 25 or 30 years. Substantially all of the Pool 2 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five years (in the case of approximately 6.90% of the Pool 2 Mortgage Loans) or ten years (in the case of approximately 92.92% of the Pool 2 Mortgage Loans), in each case following the origination of the related Mortgage Loan. Following such five-year or ten-year interest-only period, the Scheduled Payment with respect to each such Pool 2 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term and to pay interest at the related Mortgage Rate.

      As of the Cut-off Date, with respect to the Pool 2 Mortgage Loans, the weighted average Mortgage Rate is expected to be approximately 3.795% per annum, the weighted average Servicing Fee Rate is expected to be approximately 0.375% per annum, the weighted average margin is expected to be approximately 1.739% per annum, the weighted average remaining term to maturity is expected to be approximately 342 months, and the weighted average interest only remaining term is expected to be approximately 114 months.

      Approximately 50.01% and 27.47% of the Pool 1 Mortgage Loans were originated by GreenPoint Mortgage Funding, Inc. and Morgan Stanley Dean Witter Credit Corporation, respectively. Approximately 58.24%, 17.30% and 10.20% of the Mortgage Loans in Pool 2 were originated by GreenPoint Mortgage Funding, Inc., Bank of America, N.A. and Morgan Stanley Dean Witter Credit Corporation, respectively. The remainder of the Mortgage Loans were originated by various mortgage lending institutions.

      Certain general information with respect to the Mortgage Loans is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the Trust Fund and other mortgage loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the Closing Date, although the numerical data and certain other characteristics of the Mortgage Loans described herein may vary within a range of plus or minus 5%.

      None of the Mortgage Loans will be guaranteed by any governmental agency. All of the Mortgage Loans will have been assigned to the Trust Fund by the Depositor, which, in turn, will have acquired them from the Seller pursuant to an agreement (the "Mortgage Asset Purchase Agreement") between the Depositor and the Seller. The Mortgage Loans have been acquired by the Seller, directly or indirectly, from the Originators in the ordinary course of its business. All of the Mortgage Loans were underwritten by the Originators substantially in accordance with the underwriting criteria specified herein. See "--
Underwriting Standards" below. The Servicers will service the Mortgage Loans pursuant to existing Servicing Agreements with the Seller, which agreements have been assigned to the Trust Fund.

      The Mortgage Loans generally provide for payments due on the first day of each month (the "Due Date"). Due to the provisions for monthly advances by the applicable Servicer, scheduled payments made by the borrowers either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. Approximately 30.06% of the Mortgage Loans (by Aggregate Cut-off Date Balance) include prepayment penalties for early voluntary prepayments in full or in part.

      The Mortgage Loans were originated from March 1997 through November 2004. No more than approximately 0.55% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area. The latest stated maturity date of any Mortgage Loan is December 2034.

      As of the Cut-off Date, none of the Pool 1 Mortgage Loans or Pool 2 Mortgage Loans was more than 29 days delinquent.

      As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans is expected to be approximately 3.722% per annum, the weighted average Servicing Fee Rate is expected to be approximately 0.375% per annum, the weighted average margin is expected to be approximately 1.690% per annum, the weighted average remaining term to maturity is expected to be approximately 339 months, and the weighted average interest only remaining term is expected to be approximately 115 months.

      No Mortgage Loan had a Loan-to-Value Ratio at origination of more than 100.00%. Approximately 1.67% of the Mortgage Loans had an Effective Loan-to-Value Ratio at origination of greater than 80%. Substantially all of the Mortgage Loans with an Effective Loan-to-Value Ratio at origination of greater than 80% are covered by a primary mortgage insurance policy. All of the Mortgage Loans originated by MSDWCC with Loan-to-Value Ratios greater than 80% at origination were originated under MSDWCC's FlexSource(TM) Loans program, and all of the Mortgage Loans originated by Merrill Lynch Credit Corporation ("MLCC") with Loan-to-Value Ratios greater than 80% at origination were originated by MLCC under its Mortgage 100(SM) or Parent Power(R) programs. In each case, in addition to being secured by real property, such Mortgage Loans may be secured by a security interest in a limited amount of additional collateral owned by the borrower or are supported by a third-party guarantee as described at "-- The Additional Collateral Loans" below.

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or
(b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans. The "Effective Loan-to-Value Ratio" means a fraction, expressed as a percentage, the numerator of which is the original Stated Principal Balance of the related Mortgage Loan, less the amount secured by the related Additional Collateral required at the time of origination, if any, and the denominator of which is the appraised value of the related Mortgaged Property at such time, or in the case of a Mortgage Loan financing the acquisition of the Mortgaged Property, the sales price of the Mortgaged Property if such sales price is less than such appraised value.

      As set forth in the "Credit Scores" table below, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

      The Additional Collateral Loans. Those Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% originated under the MSDWCC FlexSource(TM) Loans program or under MLCC's Mortgage 100(SM) or Parent Power(R) programs are, in general, in addition to being secured by real property, also either (i) secured by a security interest in additional collateral (generally securities) owned by the borrower (referred to as Mortgage 100(SM) Loans in the MLCC program) or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn was secured by a security interest in collateral (normally securities) or by a lien on residential real estate of the guarantor (and/or supported by the right to draw on a home equity line of credit extended by MLCC to the guarantor), such loans in clause (ii) being referred to as "Parent Power(R) Loans" in the case of the MLCC program and such loans in clauses (i) and (ii) being referred to as "FlexSource(TM) Loans" in the case of the MSDWCC program. Such Mortgage Loans secured by collateral described in clauses (i) and (ii) are also collectively referred to as "Additional Collateral Loans" and the collateral referred to in clauses (i) and
(ii) is referred to herein as "Additional Collateral." The amount of Additional Collateral generally does not exceed 30% of the loan amount, although the amount of Additional Collateral may exceed 30% of the loan amount if the original principal amount of the loan exceeds $1,000,000. In limited cases, either MSDWCC or MLCC may require Additional Collateral in excess of 30% of the loan amount as part of the underwriting decision. The requirement to maintain Additional Collateral generally terminates when the principal balance of an Additional Collateral Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the Loan-to-Value Ratio is reduced to the originator's applicable Loan-to-Value Ratio limit for that loan by virtue of an increase in the appraised value of the related Mortgaged Property as determined by the applicable originator. The pledge agreement and the guaranty agreement, as applicable, and the security interest in the Additional Collateral, if any, provided in the case of an Additional Collateral Loan will be assigned to the Trustee as part of the Trust Fund. To the extent Mortgage Loans include any Additional Collateral Loans that are supported by a guarantee that is secured by a lien on residential real estate, the lien will not be transferred to the Depositor or the Trustee; however, MSDWCC or MLCC, as applicable, will be obligated to make all reasonable efforts to realize on any such lien if the related Mortgage Loan defaults and is accelerated or is liquidated upon default as permitted by the related pledge agreement and applicable state law.

      On or prior to the Closing Date, the Depositor will have assigned to the Trust Fund its rights under limited purpose surety bonds issued to MLCC and MSDWCC, respectively, by AMBAC Assurance Corporation (the "Limited Purpose Surety Bonds"), each of which is intended to guarantee the receipt by the Trust Fund of certain shortfalls in the net proceeds realized from the liquidation of any required Additional Collateral (such amount not to exceed 30% of the original principal amount of the related Additional Collateral Loan) to the extent that any such shortfall results in a loss of principal as an Additional Collateral Loan that becomes a Liquidated Mortgage Loan, as more particularly described in, and as limited by, the terms and provisions of the applicable Limited Purpose Surety Bond. The Limited Purpose Surety Bonds will not cover any payments on the Certificates that are recoverable or sought to be recovered as a voidable preference under applicable law.

      No assurance can be given as to the amount of proceeds, if any, that might be realized from Additional Collateral. Proceeds from the liquidation of any Additional Collateral will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge or guaranty agreement, as applicable.

Tabular Characteristics of the Mortgage Loans (Aggregate Mortgage Loans).

      The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Mortgage Loans..................................             1,761
Total Stated Principal Balance............................ $     613,439,879
Mortgage Rates:
  Weighted Average........................................             3.722%
  Range...................................................   2.625% to 4.750%
Weighted Average Margin...................................             1.690%
Weighted Average Remaining Term to Maturity (in months)...               339

      The Stated Principal Balances of the Mortgage Loans range from approximately $25,200 to approximately $2,650,000. The Mortgage Loans have an average Stated Principal Balance of approximately $348,347.

      The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is expected to be approximately 69.28%, and no Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

      No more than approximately 0.55% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and have been rounded and may not total 100%.

       CUT-OFF DATE STATED PRINCIPAL BALANCE(1) (AGGREGATE MORTGAGE LOANS)

                                                                    PERCENT OF
                                                     AGGREGATE       AGGREGATE
                                     NUMBER OF       PRINCIPAL       PRINCIPAL
           CUT-OFF DATE               MORTGAGE        BALANCE         BALANCE
  STATED PRINCIPAL BALANCES ($)        LOANS        OUTSTANDING     OUTSTANDING
  -----------------------------      --------    ----------------   -----------
   25,200.00 --   100,000.00......       114     $   9,301,563.18       1.52%
  100,000.01 --   200,000.00......       518        77,633,494.30      12.66
  200,000.01 --   300,000.00......       365        90,362,623.55      14.73
  300,000.01 --   400,000.00......       266        92,972,601.06      15.16
  400,000.01 --   500,000.00......       168        76,213,304.28      12.42
  500,000.01 --   600,000.00......        98        53,962,074.12       8.80
  600,000.01 --   700,000.00......        71        45,754,610.22       7.46
  700,000.01 --   800,000.00......        45        33,992,114.36       5.54
  800,000.01 --   900,000.00......        22        18,844,030.33       3.07
  900,000.01 -- 1,000,000.00......        40        38,924,616.93       6.35
1,000,000.01 -- 1,500,000.00......        39        47,242,991.99       7.70
1,500,000.01 -- 2,000,000.00......        14        25,585,854.59       4.17
2,500,000.01 -- 2,650,000.00......         1         2,650,000.00       0.43
                                       -----     ----------------     ------
   Total..........................     1,761     $ 613,439,878.91     100.00%
                                       =====     ================     ======

-------------

(1) As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans is expected to be approximately $348,347.

              CURRENT MORTGAGE RATES(1) (AGGREGATE MORTGAGE LOANS)

                                                             PERCENT OF
                                              AGGREGATE       AGGREGATE
                              NUMBER OF       PRINCIPAL       PRINCIPAL
                               MORTGAGE        BALANCE         BALANCE
 CURRENT MORTGAGE RATES (%)     LOANS        OUTSTANDING     OUTSTANDING
 --------------------------     -----        -----------     -----------
2.625 -- 2.750.............         5     $   2,294,355.28       0.37%
2.751 -- 3.000.............        39        15,773,836.08       2.57
3.001 -- 3.250.............       154        55,934,050.37       9.12
3.251 -- 3.500.............       380       134,492,617.18      21.92
3.501 -- 3.750.............       423       144,654,135.99      23.58
3.751 -- 4.000.............       474       159,518,967.30      26.00
4.001 -- 4.250.............       212        77,953,068.02      12.71
4.251 -- 4.500.............        65        19,271,848.69       3.14
4.501 -- 4.750.............         9         3,547,000.00       0.58
                                -----     ----------------     ------
   Total...................     1,761     $ 613,439,878.91     100.00%
                                =====     ================     ======

-------------

(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans is expected to be approximately 3.722% per annum.

                  REMAINING TERM(1) (AGGREGATE MORTGAGE LOANS)

                                                          PERCENT OF
                                           AGGREGATE       AGGREGATE
                           NUMBER OF       PRINCIPAL       PRINCIPAL
                           MORTGAGE         BALANCE         BALANCE
 REMAINING TERM (MONTHS)    LOANS         OUTSTANDING     OUTSTANDING
 -----------------------  ---------    --------------     -----------
208 -  210..............        2      $     227,493.25       0.04%
211 -  216..............        2            523,955.18       0.09
289 -  294..............        1          1,076,950.00       0.18
295 -  300..............      440        197,207,563.91      32.15
337 -  342..............        1            271,960.20       0.04
343 -  348..............        5          1,967,331.76       0.32
349 -  354..............       38         11,818,068.33       1.93
355 -  360..............    1,272        400,346,556.28      65.26
                            -----      ----------------     ------
    Total...............    1,761      $ 613,439,878.91     100.00%
                            =====      ================     ======

--------------

(1) As of the Cut-off Date, the weighted average Remaining Term of the Mortgage Loans as of the Cut-off Date is expected to be approximately 339 months.

          ORIGINAL LOAN-TO-VALUE RATIOS(1) (AGGREGATE MORTGAGE LOANS)

                                                         PERCENT OF
                                          AGGREGATE       AGGREGATE
                          NUMBER OF       PRINCIPAL       PRINCIPAL
 ORIGINAL LOAN-TO-VALUE   MORTGAGE         BALANCE         BALANCE
       RATIOS (%)           LOANS        OUTSTANDING     OUTSTANDING
-----------------------     -----        -----------     -----------
12.07 -  20.00..........        6     $   1,832,684.70       0.30%
20.01 -  30.00..........       20         5,923,266.04       0.97
30.01 -  40.00..........       47        21,449,108.77       3.50
40.01 -  50.00..........      103        44,007,116.37       7.17
50.01 -  60.00..........      149        57,415,619.06       9.36
60.01 -  65.00..........      115        48,722,810.60       7.94
65.01 -  70.00..........      227        82,749,760.54      13.49
70.01 -  75.00..........      287       105,785,808.52      17.24
75.01 -  80.00..........      728       225,882,329.81      36.82
80.01 -  85.00..........        9         2,138,292.41       0.35
85.01 -  90.00..........       27         5,820,210.56       0.95
90.01 -  95.00..........       17         2,795,968.24       0.46
95.01 - 100.00..........       26         8,916,903.29       1.45
                            -----     ----------------     ------
     Total..............    1,761     $ 613,439,878.91     100.00%
                            =====     ================     ======

---------------

(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans is expected to be approximately 69.28%. See "Description of the Mortgage Assets -- The Mortgage Loans" herein.

          EFFECTIVE LOAN-TO-VALUE RATIOS(1) (AGGREGATE MORTGAGE LOANS)

                                                          PERCENT OF
                                           AGGREGATE       AGGREGATE
                            NUMBER OF      PRINCIPAL       PRINCIPAL
 EFFECTIVE LOAN-TO-VALUE    MORTGAGE        BALANCE         BALANCE
       RATIOS (%)            LOANS        OUTSTANDING     OUTSTANDING
------------------------    --------   ----------------   -----------
12.07 - 20.00............        6     $   1,832,684.70      0.30%
20.01 - 30.00............       21         6,663,266.04      1.09
30.01 - 40.00............       47        21,449,108.77      3.50
40.01 - 50.00............      104        44,163,116.37      7.20
50.01 - 60.00............      155        59,315,619.06      9.67
60.01 - 65.00............      115        48,722,810.60      7.94
65.01 - 70.00............      247        89,618,413.83     14.61
70.01 - 75.00............      287       105,785,808.52     17.24
75.01 - 80.00............      727       225,623,329.81     36.78
80.01 - 85.00............        9         2,138,292.41      0.35
85.01 - 90.00............       26         5,331,460.56      0.87
90.01 - 95.00............       17         2,795,968.24      0.46
                             -----     ----------------    ------
  Total..................    1,761     $ 613,439,878.91    100.00%
                             =====     ================    ======

---------------

(1) As of the Cut-off Date, the weighted average Effective Loan-to-Value Ratio of the Mortgage Loans is expected to be approximately 68.73%. See "Description of the Mortgage Assets -- The Mortgage Loans" herein.

                   CREDIT SCORE(1) (AGGREGATE MORTGAGE LOANS)

                                                       PERCENT OF
                                       AGGREGATE       AGGREGATE
                       NUMBER OF       PRINCIPAL       PRINCIPAL
                       MORTGAGE         BALANCE         BALANCE
   CREDIT SCORE         LOANS         OUTSTANDING     OUTSTANDING
   ------------        --------    ----------------   -----------
595 - 599 ........           1     $     740,000.00       0.12%
600 - 619 ........           4           735,900.00       0.12
620 - 639 ........          16         7,307,723.68       1.19
640 - 659 ........          47        15,578,801.72       2.54
660 - 679 ........         139        39,557,992.82       6.45
680 - 699 ........         225        77,877,117.62      12.70
700 - 719 ........         246        89,712,476.07      14.62
720 - 739 ........         226        84,601,840.96      13.79
740 - 759 ........         274        94,421,179.91      15.39
760 - 779 ........         325       112,972,680.02      18.42
780 - 799 ........         209        74,855,408.53      12.20
800 - 817 ........          49        15,078,757.58       2.46
                         -----     ----------------     ------
  Total...........       1,761     $ 613,439,878.91     100.00%
                         =====     ================     ======

----------------

(1) The weighted average Credit Score (determined at the Cut-off Date) is expected to be approximately 734. See "Description of the Mortgage Assets -- The Mortgage Loans" herein.

   GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES (AGGREGATE MORTGAGE LOANS)

                                                    PERCENT OF
                                     AGGREGATE       AGGREGATE
                     NUMBER OF       PRINCIPAL       PRINCIPAL
                     MORTGAGE         BALANCE         BALANCE
      STATE            LOANS        OUTSTANDING     OUTSTANDING
------------------   ---------   ----------------   -----------
California........       374     $ 181,221,173.04      29.54%
Florida...........       181        68,605,613.65      11.18
Ohio..............       209        34,468,285.68       5.62
Other.............       997       329,144,806.54      53.66
                       -----     ----------------     ------
  Total...........     1,761     $ 613,439,878.91     100.00%
                       =====     ================     ======

----------------

(1) Other includes 44 other states, the District of Columbia and the Virgin Islands, with under 5% concentration, individually. No more than approximately 0.55% of the Mortgage Loans will be secured by Mortgage Properties in any one postal zip code area.

                  OCCUPANCY TYPE(1) (AGGREGATE MORTGAGE LOANS)

                                                                       PERCENT OF
                                                 AGGREGATE              AGGREGATE
                           NUMBER OF             PRINCIPAL              PRINCIPAL
                           MORTGAGE               BALANCE                BALANCE
  OCCUPANCY TYPE            LOANS               OUTSTANDING            OUTSTANDING
  --------------       ---------------        ---------------        ---------------
Primary ...........        1,545              $535,126,948.06             87.23%
Second Home .......          155                66,585,605.47             10.85
Investment ........           61                11,727,325.38              1.91
                           -----              ---------------            ------
    Total .........        1,761              $613,439,878.91            100.00%
                           =====              ===============            ======

----------------

(1) Based upon representations of the related borrowers at the time of origination.

                    PROPERTY TYPE (AGGREGATE MORTGAGE LOANS)

                                                                                      PERCENT OF
                                                                AGGREGATE              AGGREGATE
                                       NUMBER OF                PRINCIPAL              PRINCIPAL
                                       MORTGAGE                  BALANCE                BALANCE
         PROPERTY TYPE                   LOANS                 OUTSTANDING            OUTSTANDING
------------------------------        -----------            ---------------        -------------
Single Family ................              1,100            $379,628,564.47              61.89%
Planned Unit Development .....                449             167,716,766.77              27.34
Condominium ..................                176              53,728,778.59               8.76
Two-to-Four Family ...........                 19               5,784,780.00               0.94
Cooperative ..................                 12               5,292,909.08               0.86
Townhouse ....................                  5               1,288,080.00               0.21
                                        ---------            ---------------             ------
    Total ....................              1,761            $613,439,878.91             100.00%
                                        =========            ===============             ======

                     LOAN PURPOSE (AGGREGATE MORTGAGE LOANS)

                                                                            PERCENT OF
                                                       AGGREGATE             AGGREGATE
                                NUMBER OF              PRINCIPAL             PRINCIPAL
                                MORTGAGE                BALANCE               BALANCE
        LOAN PURPOSE              LOANS               OUTSTANDING           OUTSTANDING
----------------------------    ---------           ---------------        ------------
Purchase....................       571              $237,299,916.87            38.68%
Refinance (Cash-out)........       566               198,612,150.70            32.38
Refinance (Rate-Term).......       624               177,527,811.34            28.94
                                 -----              ---------------           ------
    Total...................     1,761              $613,439,878.91           100.00%
                                 =====              ===============           ======

                  LOAN DOCUMENTATION (AGGREGATE MORTGAGE LOANS)

                                                                                                          PERCENT OF
                                                                                   AGGREGATE              AGGREGATE
                                                             NUMBER OF             PRINCIPAL              PRINCIPAL
                                                             MORTGAGE               BALANCE                BALANCE
              LOAN DOCUMENTATION                               LOANS              OUTSTANDING            OUTSTANDING
--------------------------------------------------        ---------------        ---------------        -------------
Full Documentation................................             1,020              $296,493,809.19            48.33%
Asset Verification/No Income Verification.........               319               128,505,231.77            20.95
Alternative Documentation.........................               148                79,667,291.82            12.99
Lite Documentation................................               133                54,527,192.09             8.89
Limited Documentation.............................               126                49,717,687.55             8.10
No Income/No Asset................................                 7                 2,156,916.49             0.35
No Ratio..........................................                 6                 1,686,200.00             0.27
Reduced Documentation.............................                 2                   685,550.00             0.11
                                                               -----              ---------------           ------
    Total.........................................             1,761              $613,439,878.91           100.00%
                                                               =====              ===============           ======

                   GROSS MARGIN(1) (AGGREGATE MORTGAGE LOANS)

                                                             PERCENT OF
                                       AGGREGATE              AGGREGATE
                   NUMBER OF           PRINCIPAL              PRINCIPAL
    GROSS          MORTGAGE             BALANCE                BALANCE
 MARGIN (%)          LOANS            OUTSTANDING            OUTSTANDING
-------------    -----------        ---------------        ---------------
1.000........          4            $  1,509,563.66             0.25%
1.125........         30              11,931,003.85             1.94
1.250........         56              16,985,877.67             2.77
1.375........        150              67,653,094.69            11.03
1.500........        312             113,016,722.86            18.42
1.625........        370             124,200,119.47            20.25
1.725........          1                 158,000.00             0.03
1.750........        286              90,214,258.61            14.71
1.875........        190              64,598,153.57            10.53
2.000........        195              68,472,879.97            11.16
2.125........         72              25,978,035.90             4.23
2.250........         92              28,183,154.41             4.59
2.375........          2                 273,514.25             0.04
2.500........          1                 265,500.00             0.04
                   -----            ---------------           ------
  Total......      1,761            $613,439,878.91           100.00%
                   =====            ===============           ======


--------------

(1) As of the Cut-off Date, the weighted average margin of the Mortgage Loans is expected to be approximately 1.690%.

               MAXIMUM MORTGAGE RATE(1) (AGGREGATE MORTGAGE LOANS)

                                                               PERCENT OF
                                          AGGREGATE            AGGREGATE
 MAXIMUM          NUMBER OF               PRINCIPAL            PRINCIPAL
 MORTGAGE         MORTGAGE                 BALANCE              BALANCE
 RATE (%)          LOANS                 OUTSTANDING          OUTSTANDING
 --------          -----                 -----------          -----------
12.000.....        1,618              $554,773,266.99            90.44%
12.500.....          139                57,915,163.49             9.44
12.750.....            2                   318,290.60             0.05
12.880.....            1                   174,157.83             0.03
13.000.....            1                   259,000.00             0.04
                   -----              ---------------           ------
 Total.....        1,761              $613,439,878.91           100.00%
                   =====              ===============           ======

---------------------

(1) As of the Cut-off Date, the weighted average Maximum Mortgage rate of the Mortgage Loans is expected to be approximately 12.048% per annum.

          NEXT NOTE RATE ADJUSTMENT DATE(1) (AGGREGATE MORTGAGE LOANS)

                                                                              PERCENT OF
       NEXT                                            AGGREGATE               AGGREGATE
    NOTE RATE                   NUMBER OF              PRINCIPAL               PRINCIPAL
    ADJUSTMENT                  MORTGAGE                BALANCE                 BALANCE
       DATE                       LOANS               OUTSTANDING             OUTSTANDING
-------------------               -----               -----------             -----------
January 2005........              568                $224,385,354.09             36.58%
February 2005.......               47                  19,846,736.25              3.24
March 2005..........               49                  17,113,689.29              2.79
April 2005..........              153                  51,231,999.72              8.35
May 2005............              549                 178,328,441.05             29.07
June 2005...........              395                 122,533,658.51             19.97
  Total.............            -----                ---------------            ------
                                1,761                $613,439,878.91            100.00%
                                =====                ===============            ======


-------------------

(1) As of the Cut-off Date, the weighted average months to the next adjustment date of the Mortgage Loans was approximately 4 months.

Tabular Characteristics of the Pool 1 Mortgage Loans

      The Pool 1 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 1 Mortgage Loans..................................                  1,107
Total Stated Principal Balance...................................       $    396,364,819
Mortgage Rates:
  Weighted Average...............................................                  3.682%
  Range..........................................................        2.625% to 4.750%
Weighted Average Margin..........................................                  1.663%
Weighted Average Remaining Term to Maturity (in months)..........                    338

      The Stated Principal Balances of the Pool 1 Mortgage Loans range from approximately $38,700 to approximately $2,650,000. The Pool 1 Mortgage Loans have an average Stated Principal Balance of approximately $358,053.

      The weighted average Loan-to-Value Ratio at origination of the Pool 1 Mortgage Loans is expected to be approximately 69.45%, and no Pool 1 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

      No more than approximately 0.67% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Pool 1 Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Pool 1 Mortgage Loans as of the Cut-off Date and have been rounded and may not total 100%.

               CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - POOL 1

                                                                                                PERCENT OF
                                                                         AGGREGATE               AGGREGATE
                                               NUMBER OF                 PRINCIPAL               PRINCIPAL
             CUT-OFF DATE                       MORTGAGE                  BALANCE                 BALANCE
     STATED PRINCIPAL BALANCES ($)               LOANS                  OUTSTANDING             OUTSTANDING
-----------------------------------------      --------             ------------------          -----------
   38,700.00     --        100,000.00....          71               $     5,799,448.54              1.46%
  100,000.01     --        200,000.00....         333                    50,121,636.10             12.65
  200,000.01     --        300,000.00....         219                    54,278,875.11             13.69
  300,000.01     --        400,000.00....         165                    57,697,877.69             14.56
  400,000.01     --        500,000.00....         104                    47,164,021.67             11.90
  500,000.01     --        600,000.00....          61                    33,533,453.63              8.46
  600,000.01     --        700,000.00....          42                    27,309,725.21              6.89
  700,000.01     --        800,000.00....          26                    19,745,836.99              4.98
  800,000.01     --        900,000.00....          15                    12,914,413.69              3.26
  900,000.01     --      1,000,000.00....          30                    29,204,316.96              7.37
1,000,000.01     --      1,500,000.00....          28                    33,898,491.99              8.55
1,500,000.01     --      2,000,000.00....          12                    22,046,721.27              5.56
2,500,000.01     --      2,650,000.00....           1                     2,650,000.00              0.67
                                                -----               ------------------            ------
   Total.................................       1,107               $   396,364,818.85            100.00%
                                                =====               ==================            ======


---------------------

(1) As of the Cut-off Date, the average Stated Principal Balance of the Pool 1 Mortgage Loans is expected to be approximately $358,053.

                       CURRENT MORTGAGE RATES(1) - POOL 1

                                                                                PERCENT OF
                                                          AGGREGATE             AGGREGATE
                                  NUMBER OF               PRINCIPAL             PRINCIPAL
                                  MORTGAGE                 BALANCE               BALANCE
CURRENT MORTGAGE RATES (%)         LOANS                 OUTSTANDING           OUTSTANDING
--------------------------         -----               ---------------        -----------
2.625 -- 2.750..........                4              $  2,014,660.17             0.51%
2.751 -- 3.000..........               24                 8,114,026.72             2.05
3.001 -- 3.250..........              114                42,460,861.82            10.71
3.251 -- 3.500..........              261                98,885,582.72            24.95
3.501 -- 3.750..........              284               102,957,825.63            25.98
3.751 -- 4.000..........              259                86,733,343.06            21.88
4.001 -- 4.250..........              125                44,355,219.94            11.19
4.251 -- 4.500..........               32                 9,871,298.79             2.49
4.501 -- 4.750..........                4                   972,000.00             0.25
                                    -----              ---------------           ------
         Total..........            1,107              $396,364,818.85           100.00%
                                    =====              ===============           ======

---------------------

(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Pool 1 Mortgage Loans is expected to be approximately 3.682% per annum.

                           REMAINING TERM(1) - POOL 1

                                                                   PERCENT OF
                                            AGGREGATE              AGGREGATE
                     NUMBER OF              PRINCIPAL              PRINCIPAL
   REMAINING         MORTGAGE                BALANCE                BALANCE
 TERM (MONTHS)         LOANS               OUTSTANDING            OUTSTANDING
---------------   ---------------        ---------------        ---------------
208 -- 210.....            2             $    227,493.25             0.06%
211 -- 216.....            1                  264,955.18             0.07
289 -- 294.....            1                1,076,950.00             0.27
295 -- 300.....          292              136,309,862.46            34.39
343 -- 348.....            2                  937,935.80             0.24
349 -- 354.....           22                6,940,939.34             1.75
355 -- 360.....          787              250,606,682.82            63.23
                       -----             ---------------           ------
  Total........        1,107             $396,364,818.85           100.00%
                       =====             ===============           ======

------------

(1) As of the Cut-off Date, the weighted average Remaining Term of the Pool 1 Mortgage Loans as of the Cut-off Date is expected to be approximately 338 months.

                    ORIGINAL LOAN-TO-VALUE RATIOS(1) - POOL 1

                                                                               PERCENT OF
                                                        AGGREGATE               AGGREGATE
                           NUMBER OF                    PRINCIPAL               PRINCIPAL
ORIGINAL LOAN-TO-VALUE     MORTGAGE                      BALANCE                 BALANCE
       RATIOS (%)            LOANS                     OUTSTANDING             OUTSTANDING
----------------------     --------                  ----------------          -----------
15.93 --  20.00.......         2                     $     786,000.00              0.20%
20.01 --  30.00.......        10                         2,452,072.52              0.62
30.01 --  40.00.......        26                        12,741,355.07              3.21
40.01 --  50.00.......        69                        31,295,374.18              7.90
50.01 --  60.00.......        93                        35,901,684.89              9.06
60.01 --  65.00.......        82                        34,034,331.14              8.59
65.01 --  70.00.......       147                        52,415,667.26             13.22
70.01 --  75.00.......       173                        67,561,534.05             17.05
75.01 --  80.00.......       454                       145,536,861.97             36.72
80.01 --  85.00.......         4                         1,034,300.00              0.26
85.01 --  90.00.......        14                         3,310,234.50              0.84
90.01 --  95.00.......        10                         1,651,499.98              0.42
95.01 -- 100.00.......        23                         7,643,903.29              1.93
                           -----                     ----------------            ------
   Total..............     1,107                     $ 396,364,818.85            100.00%
                           =====                     ================            ======

---------------------------

(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Pool 1 Mortgage Loans is expected to be approximately 69.45%. See "Description of the Mortgage Assets -- The Mortgage Loans" herein.

                   EFFECTIVE LOAN-TO-VALUE RATIOS(1) - POOL 1

                                                                       PERCENT OF
                                                  AGGREGATE             AGGREGATE
                              NUMBER OF           PRINCIPAL            PRINCIPAL
 EFFECTIVE LOAN-TO-VALUE      MORTGAGE             BALANCE              BALANCE
       RATIOS (%)               LOANS            OUTSTANDING          OUTSTANDING
------------------------      ---------      ------------------       ------------
15.93 -- 20.00..........            2        $       786,000.00          0.20%
20.01 -- 30.00..........           11              3,192,072.52          0.81
30.01 -- 40.00..........           26             12,741,355.07          3.21
40.01 -- 50.00..........           70             31,451,374.18          7.93
50.01 -- 60.00..........           98             37,613,684.89          9.49
60.01 -- 65.00..........           82             34,034,331.14          8.59
65.01 -- 70.00..........          164             57,940,320.55         14.62
70.01 -- 75.00..........          173             67,561,534.05         17.05
75.01 -- 80.00..........          454            145,536,861.97         36.72
80.01 -- 85.00..........            4              1,034,300.00          0.26
85.01 -- 90.00..........           13              2,821,484.50          0.71
90.01 -- 95.00..........           10              1,651,499.98          0.42
                                -----        ------------------        ------
 Total..................        1,107        $   396,364,818.85        100.00%
                                =====        ==================        ======

-----------------

(1) As of the Cut-off Date, the weighted average Effective Loan-to-Value Ratio of the Pool 1 Mortgage Loans is expected to be approximately 68.71%. See "Description of the Mortgage Assets -- The Mortgage Loans" herein.

                            CREDIT SCORE(1) - POOL 1

                                                                     PERCENT OF
                                                 AGGREGATE           AGGREGATE
                              NUMBER OF          PRINCIPAL           PRINCIPAL
                              MORTGAGE            BALANCE              BALANCE
     CREDIT SCORE               LOANS           OUTSTANDING          OUTSTANDING
-----------------------       ---------     ------------------       -----------
595 -- 599.............            1        $       740,000.00          0.19%
600 -- 619.............            4                735,900.00          0.19
620 -- 639.............            9              5,026,305.82          1.27
640 -- 659.............           34             11,990,901.73          3.03
660 -- 679.............           95             29,338,073.97          7.40
680 -- 699.............          131             46,063,947.88         11.62
700 -- 719.............          155             56,236,094.71         14.19
720 -- 739.............          140             49,978,229.43         12.61
740 -- 759.............          176             65,676,707.13         16.57
760 -- 779.............          199             71,843,828.68         18.13
780 -- 799.............          130             47,662,420.84         12.02
800 -- 817.............           33             11,072,408.66          2.79
                               -----        ------------------        ------
  Total................        1,107        $   396,364,818.85        100.00%
                               =====        ==================        ======

----------------------

(1) The weighted average Credit Score of the Pool 1 Mortgage Loans (determined at origination) is expected to be approximately 734. See "Description of the Mortgage Assets -- The Mortgage Loans" herein.

            GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES - POOL 1

                                                                     PERCENT OF
                                                AGGREGATE            AGGREGATE
                             NUMBER OF          PRINCIPAL            PRINCIPAL
                             MORTGAGE            BALANCE              BALANCE
         STATE                 LOANS           OUTSTANDING          OUTSTANDING
         -----                 -----           -----------          -----------
California.............          223        $   110,092,579.88         27.78%
Florida................          124             47,888,605.08         12.08
Colorado...............           71             20,723,186.42          5.23
Ohio...................          123             20,510,546.98          5.17
New Jersey.............           38             19,893,134.10          5.02
Other..................          528            177,256,766.39         44.72
                               -----        ------------------        ------
        Total..........        1,107        $   396,364,818.85        100.00%
                               =====        ==================        ======

------------

(1) Other includes 40 other states, and the District of Columbia and the Virgin Islands, with under 5% concentration, individually. No more than approximately 0.67% of the Pool 1 Mortgage Loans will be secured by Mortgage Properties in any one postal zip code area.

                           OCCUPANCY TYPE(1) - POOL 1

                                                                   PERCENT OF
                                                  AGGREGATE        AGGREGATE
                                NUMBER OF         PRINCIPAL        PRINCIPAL
                                MORTGAGE           BALANCE           BALANCE
     OCCUPANCY TYPE               LOANS          OUTSTANDING       OUTSTANDING
     --------------             --------      --------------       -----------
Primary.................           953        $342,262,066.20         86.35%
Second Home.............           105          44,556,046.26         11.24
Investment..............            49           9,546,706.39          2.41
                                 -----        ---------------        ------
    Total...............         1,107        $396,364,818.85        100.00%
                                 =====        ===============        ======


----------------

(1) Based upon representations of the related borrowers at the time of origination.

                             PROPERTY TYPE - POOL 1

                                                                             PERCENT OF
                                                              AGGREGATE       AGGREGATE
                                           NUMBER OF          PRINCIPAL       PRINCIPAL
                                           MORTGAGE            BALANCE         BALANCE
            PROPERTY TYPE                    LOANS           OUTSTANDING     OUTSTANDING
            -------------                   -----            -----------     -----------
Single Family.......................           693        $247,515,776.75       62.45%
Planned Unit Development............           280         104,878,657.54       26.46
Condominium.........................           114          37,210,493.49        9.39
Two-to-Four Family..................            10           3,185,480.01        0.80
Cooperative.........................             8           3,149,811.06        0.79
Townhouse...........................             2             424,600.00        0.11
                                             -----        ---------------      ------
    Total...........................         1,107        $396,364,818.85      100.00%
                                             =====        ===============      ======

                              LOAN PURPOSE - POOL 1

                                                                                                     PERCENT OF
                                                                                 AGGREGATE            AGGREGATE
                                                               NUMBER OF         PRINCIPAL            PRINCIPAL
                                                               MORTGAGE           BALANCE              BALANCE
           LOAN PURPOSE                                         LOANS           OUTSTANDING          OUTSTANDING
           ------------                                         -----           -----------          -----------
Purchase.................................................          360        $152,802,368.14           38.55%
Refinance (Cash-out).....................................          374         134,620,495.49           33.96
Refinance (Rate-Term)....................................          373         108,941,955.22           27.49
                                                                 -----        ---------------         -------
    Total................................................        1,107        $396,364,818.85          100.00%
                                                                 =====        ===============         =======

                           LOAN DOCUMENTATION - POOL 1

                                                                                                     PERCENT OF
                                                                                  AGGREGATE          AGGREGATE
                                                               NUMBER OF          PRINCIPAL          PRINCIPAL
                                                               MORTGAGE            BALANCE             BALANCE
                      DOCUMENTATION                             LOANS            OUTSTANDING        OUTSTANDING
                      -------------                             -----        ------------------     -----------
Full Documentation......................................          623        $   181,447,735.86         45.78%
Asset Verification/No Income Verification...............          193             78,774,721.77         19.87
Alternative Documentation...............................          116             65,581,314.45         16.55
Lite Documentation......................................          105             44,160,833.09         11.14
Limited Documentation...................................           60             23,372,047.19          5.90
No Ratio................................................            4              1,220,200.00          0.31
No Income/No Asset......................................            4              1,122,416.49          0.28
Reduced Documentation...................................            2                685,550.00          0.17
                                                                -----        ------------------        ------
    Total...............................................        1,107        $   396,364,818.85        100.00%
                                                                =====        ==================        ======

                            GROSS MARGIN(1) - POOL 1

                                                           PERCENT OF
                                       AGGREGATE           AGGREGATE
                     NUMBER OF         PRINCIPAL           PRINCIPAL
                     MORTGAGE           BALANCE             BALANCE
 GROSS MARGIN (%)     LOANS           OUTSTANDING         OUTSTANDING
 ----------------     -----           -----------         -----------
1.000............          2        $  1,104,168.55            0.28%
1.125............         15           5,548,771.17            1.40
1.250............         37          10,928,194.81            2.76
1.375............        126          60,956,482.66           15.38
1.500............        217          82,379,501.00           20.78
1.625............        217          75,407,219.41           19.02
1.725............          1             158,000.00            0.04
1.750............        162          49,593,392.36           12.51
1.875............        127          45,235,155.98           11.41
2.000............        105          32,734,112.29            8.26
2.125............         45          15,730,944.83            3.97
2.250............         50          16,049,861.54            4.05
2.375............          2             273,514.25            0.07
2.500............          1             265,500.00            0.07
                       -----        ---------------          ------
    Total........      1,107        $396,364,818.85          100.00%
                       =====        ===============          ======

------------------------

(1) As of the Cut-off Date, the weighted average gross margin of the Pool 1 Mortgage Loans is expected to be approximately 1.663%.

                       MAXIMUM MORTGAGE RATE(1) - POOL 1

                                                                    PERCENT OF
                                                AGGREGATE            AGGREGATE
                              NUMBER OF         PRINCIPAL           PRINCIPAL
                              MORTGAGE           BALANCE              BALANCE
MAXIMUM MORTGAGE RATE (%)      LOANS           OUTSTANDING          OUTSTANDING
-------------------------      -----           -----------          -----------
12.000.....................     1,019        $360,838,572.02            91.04%
12.500.....................        85          35,033,798.40             8.84
12.750.....................         2             318,290.60             0.08
12.880.....................         1             174,157.83             0.04
                                -----        ---------------           ------
 Total.....................     1,107        $396,364,818.85           100.00%
                                =====        ===============           ======

-------------------

(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Pool 1 Mortgage Loans is expected to be approximately 12.045% per annum.

                   NEXT NOTE RATE ADJUSTMENT DATE(1) - POOL 1

                                                                                           PERCENT OF
                                                                      AGGREGATE            AGGREGATE
                                                     NUMBER OF        PRINCIPAL            PRINCIPAL
                                                     MORTGAGE          BALANCE               BALANCE
   NEXT NOTE RATE ADJUSTMENT DATE                      LOANS         OUTSTANDING           OUTSTANDING
   ------------------------------                    --------      ---------------         -----------
January 2005........................                    548        $216,221,167.61             54.55%
February 2005.......................                     27          11,059,869.34              2.79
March 2005..........................                     28          10,080,188.47              2.54
April 2005..........................                     80          26,323,355.19              6.64
May 2005............................                    232          73,425,054.95             18.52
June 2005...........................                    192          59,255,183.29             14.95
                                                      -----        ---------------            ------
    Total...........................                  1,107        $396,364,818.85            100.00%
                                                      =====        ===============            ======

---------------

(1) As of the Cut-off Date, the weighted average months to next rate adjustment date of the Pool 1 Mortgage Loans was approximately 3 months.

Tabular Characteristics of the Pool 2 Mortgage Loans

      The Pool 2 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Mortgage Loans.........................................                 654
Total Stated Principal Balance...................................   $     217,075,060
Mortgage Rates:
  Weighted Average...............................................               3.795%
  Range..........................................................      2.750 to 4.625%
Weighted Average Margin..........................................               1.739%
Weighted Average Remaining Term to Maturity (in months)..........                 342

      The Stated Principal Balances of the Pool 2 Mortgage Loans range from approximately $25,200 to approximately $2,000,000. The Pool 2 Mortgage Loans have an average Stated Principal Balance of approximately $331,919.

      The weighted average Loan-to-Value Ratio at origination of the Pool 2 Mortgage Loans is expected to be approximately 68.97%, and no Pool 2 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

      No more than approximately 0.92% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      The following information sets forth in tabular format certain information, as of the Cutoff Date, as to the Pool 2 Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Pool 2 Mortgage Loans as of the Cut-off Date and have been rounded and may not total 100%.

               CUT-OFF DATE STATED PRINCIPAL BALANCE (1) - POOL 2

                                                                     PERCENT OF
                                                   AGGREGATE         AGGREGATE
                                  NUMBER OF        PRINCIPAL         PRINCIPAL
         CUT-OFF DATE             MORTGAGE          BALANCE           BALANCE
 STATED PRINCIPAL BALANCES ($)      LOANS         OUTSTANDING       OUTSTANDING
--------------------------------  ---------     ---------------     -----------
   25,200.00 --   100,000.00....         43     $  3,502,114.64            1.61%
  100,000.01 --   200,000.00....        185       27,511,858.20           12.67
  200,000.01 --   300,000.00....        146       36,083,748.44           16.62
  300,000.01 --   400,000.00....        101       35,274,723.37           16.25
  400,000.01 --   500,000.00....         64       29,049,282.61           13.38
  500,000.01 --   600,000.00....         37       20,428,620.49            9.41
  600,000.01 --   700,000.00....         29       18,444,885.01            8.50
  700,000.01 --   800,000.00....         19       14,246,277.37            6.56
  800,000.01 --   900,000.00....          7        5,929,616.64            2.73
  900,000.01 -- 1,000,000.00....         10        9,720,299.97            4.48
1,000,000.01 -- 1,500,000.00....         11       13,344,500.00            6.15
1,500,000.01 -- 2,000,000.00....          2        3,539,133.32            1.63
                                        ---     ---------------          ------
    Total.......................        654     $217,075,060.06          100.00%
                                        ===     ===============          ======

-----------------

(1) As of the Cut-off Date, the average Stated Principal Balance of the Pool 2 Mortgage Loans is expected to be approximately $331,919.

                       CURRENT MORTGAGE RATES(1) - POOL 2

                                                               PERCENT OF
                                             AGGREGATE         AGGREGATE
                            NUMBER OF        PRINCIPAL         PRINCIPAL
                            MORTGAGE          BALANCE           BALANCE
CURRENT MORTGAGE RATES (%)    LOANS         OUTSTANDING       OUTSTANDING
--------------------------  ---------     ---------------     -----------
2.750.....................          1     $    279,695.11            0.13%
2.751 -- 3.000............         15        7,659,809.36            3.53
3.001 -- 3.250............         40       13,473,188.55            6.21
3.251 -- 3.500............        119       35,607,034.46           16.40
3.501 -- 3.750............        139       41,696,310.36           19.21
3.751 -- 4.000............        215       72,785,624.24           33.53
4.001 -- 4.250............         87       33,597,848.08           15.48
4.251 -- 4.500............         33        9,400,549.90            4.33
4.501 -- 4.625............          5        2,575,000.00            1.19
                                  ---     ---------------          ------
    Total.................        654     $217,075,060.06          100.00%
                                  ===     ===============          ======

-----------------

(1) As of the Cut-off Date, the weighted average Mortgage Rate of Pool 2 Mortgage Loans is expected to be approximately 3.795% per annum.

                           REMAINING TERM (1) - POOL 2

                                                               PERCENT OF
                                             AGGREGATE         AGGREGATE
                            NUMBER OF        PRINCIPAL         PRINCIPAL
                            MORTGAGE          BALANCE           BALANCE
REMAINING TERM (MONTHS)       LOANS         OUTSTANDING       OUTSTANDING
-----------------------     ---------     ---------------     -----------
211 -- 216 ............             1     $    259,000.00            0.12%
295 -- 300 ............           148       60,897,701.45           28.05
337 -- 342 ............             1          271,960.20            0.13
343 -- 348 ............             3        1,029,395.96            0.47
349 -- 354 ............            16        4,877,128.99            2.25
355 -- 360 ............           485      149,739,873.46           68.98
                            ---------     ---------------     -----------
   Total ..............           654     $217,075,060.06          100.00%
                            =========     ===============     ===========

-----------------
(1) As of the Cut-off Date, the weighted average Remaining Term of the Pool 2 Mortgage Loans as of the Cut-off Date is expected to be approximately 342 months.

                    ORIGINAL LOAN-TO-VALUE RATIOS(1) - POOL 2

                                                               PERCENT OF
                                             AGGREGATE         AGGREGATE
                            NUMBER OF        PRINCIPAL         PRINCIPAL
ORIGINAL LOAN-TO-VALUE      MORTGAGE          BALANCE           BALANCE
      RATIOS (%)              LOANS         OUTSTANDING       OUTSTANDING
-----------------------     ---------     ---------------     -----------
12.07 --  20.00 .......             4     $  1,046,684.70            0.48%
20.01 --  30.00 .......            10        3,471,193.52            1.60
30.01 --  40.00 .......            21        8,707,753.70            4.01
40.01 --  50.00 .......            34       12,711,742.19            5.86
50.01 --  60.00 .......            56       21,513,934.17            9.91
60.01 --  65.00 .......            33       14,688,479.46            6.77
65.01 --  70.00 .......            80       30,334,093.28           13.97
70.01 --  75.00 .......           114       38,224,274.47           17.61
75.01 --  80.00 .......           274       80,345,467.84           37.01
80.01 --  85.00 .......             5        1,103,992.41            0.51
85.01 --  90.00 .......            13        2,509,976.06            1.16
90.01 --  95.00 .......             7        1,144,468.26            0.53
95.01 -- 100.00 .......             3        1,273,000.00            0.59
                            ---------     ---------------     -----------
   Total ..............           654     $217,075,060.06          100.00%
                            =========     ===============     ===========

-----------------
(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Pool 2 Mortgage Loans is expected to be approximately 68.97%. See "Description of the Mortgage Assets -- The Mortgage Loans" herein.

                   EFFECTIVE LOAN-TO-VALUE RATIOS (1) - POOL 2

                                                               PERCENT OF
                                             AGGREGATE         AGGREGATE
                            NUMBER OF        PRINCIPAL         PRINCIPAL
EFFECTIVE LOAN-TO-VALUE     MORTGAGE          BALANCE           BALANCE
      RATIOS (%)              LOANS         OUTSTANDING       OUTSTANDING
-----------------------     ---------     ---------------     -----------
12.07 -- 20.00 ........             4     $  1,046,684.70            0.48%
20.01 -- 30.00 ........            10        3,471,193.52            1.60
30.01 -- 40.00 ........            21        8,707,753.70            4.01
40.01 -- 50.00 ........            34       12,711,742.19            5.86
50.01 -- 60.00 ........            57       21,701,934.17           10.00
60.01 -- 65.00 ........            33       14,688,479.46            6.77
65.01 -- 70.00 ........            83       31,678,093.28           14.59
70.01 -- 75.00 ........           114       38,224,274.47           17.61
75.01 -- 80.00 ........           273       80,086,467.84           36.89
80.01 -- 85.00 ........             5        1,103,992.41            0.51
85.01 -- 90.00 ........            13        2,509,976.06            1.16
90.01 -- 95.00 ........             7        1,144,468.26            0.53
                            ---------     ---------------     -----------
    Total .............           654     $217,075,060.06          100.00%
                            =========     ===============     ===========

-----------------
(1) As of the Cut-off Date, the weighted average Effective Loan-to-Value Ratio of the Pool 2 Mortgage Loans is expected to be approximately 68.77%. See "Description of the Mortgage Assets -- The Mortgage Loans" herein.

                            CREDIT SCORE (1) - POOL 2

                                                               PERCENT OF
                                             AGGREGATE         AGGREGATE
                            NUMBER OF        PRINCIPAL         PRINCIPAL
                            MORTGAGE          BALANCE           BALANCE
      CREDIT SCORE            LOANS         OUTSTANDING       OUTSTANDING
-----------------------     ---------     ---------------     -----------
620 -- 639 ............             7     $  2,281,417.86            1.05%
640 -- 659 ............            13        3,587,899.99            1.65
660 -- 679 ............            44       10,219,918.85            4.71
680 -- 699 ............            94       31,813,169.74           14.66
700 -- 719 ............            91       33,476,381.36           15.42
720 -- 739 ............            86       34,623,611.53           15.95
740 -- 759 ............            98       28,744,472.78           13.24
760 -- 779 ............           126       41,128,851.34           18.95
780 -- 799 ............            79       27,192,987.69           12.53
800 -- 819 ............            16        4,006,348.92            1.85
                            ---------     ---------------     -----------
  Total ...............           654     $217,075,060.06          100.00%
                            =========     ===============     ===========

-----------------
(1) The weighted average Credit Score of the Pool 2 Mortgage Loans (determined at origination) is approximately 735. See "Description of the Mortgage Assets -- The Mortgage Loans" herein.

            GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES - POOL 2

                                                               PERCENT OF
                                             AGGREGATE         AGGREGATE
                            NUMBER OF        PRINCIPAL         PRINCIPAL
                            MORTGAGE          BALANCE           BALANCE
         STATE                LOANS         OUTSTANDING       OUTSTANDING
-----------------------     ---------     ---------------     -----------
California ............           151     $ 71,128,593.16           32.77%
Florida ...............            57       20,717,008.57            9.54
Ohio ..................            86       13,957,738.70            6.43
Other .................           360      111,271,719.63           51.26
                            ---------     ---------------     -----------
    Total .............           654     $217,075,060.06          100.00%
                            =========     ===============     ===========

-----------------
(1) Other includes 36 other states, and the District of Columbia and the Virgin Islands, with under 5% concentration, individually. No more than approximately 0.92% of the Pool 2 Mortgage Loans will be secured by Mortgage Properties in any one postal zip code area.

                           OCCUPANCY TYPE (1) - POOL 2

                                                               PERCENT OF
                                             AGGREGATE         AGGREGATE
                            NUMBER OF        PRINCIPAL         PRINCIPAL
                            MORTGAGE          BALANCE           BALANCE
    OCCUPANCY TYPE            LOANS         OUTSTANDING       OUTSTANDING
-----------------------     ---------     ---------------     -----------
Primary ...............           592     $192,864,881.86           88.85%
Second Home ...........            50       22,029,559.21           10.15
Investment ............            12        2,180,618.99            1.00
                            ---------     ---------------     -----------
    Total .............           654     $217,075,060.06          100.00%
                            =========     ===============     ===========

-----------------
(1) Based upon representations of the related borrowers at the time of origination.

                             PROPERTY TYPE - POOL 2

                                                               PERCENT OF
                                             AGGREGATE         AGGREGATE
                            NUMBER OF        PRINCIPAL         PRINCIPAL
                            MORTGAGE          BALANCE           BALANCE
       PROPERTY TYPE          LOANS         OUTSTANDING       OUTSTANDING
--------------------------  ---------     ---------------     -----------
Single Family ............        407     $132,112,787.72           60.86%
Planned Unit Development .        169       62,838,109.23           28.95
Condominium ..............         62       16,518,285.10            7.61
Two-to-Four Family .......          9        2,599,299.99            1.20
Cooperative ..............          4        2,143,098.02            0.99
Townhouse ................          3          863,480.00            0.40
                            ---------     ---------------     -----------
    Total ................        654     $217,075,060.06          100.00%
                            =========     ===============     ===========

                              LOAN PURPOSE - POOL 2

                                                               PERCENT OF
                                             AGGREGATE         AGGREGATE
                            NUMBER OF        PRINCIPAL         PRINCIPAL
                            MORTGAGE          BALANCE           BALANCE
       LOAN PURPOSE           LOANS         OUTSTANDING       OUTSTANDING
--------------------------  ---------     ---------------     -----------
Purchase .................        211     $ 84,497,548.73           38.93%
Refinance (Rate-Term) ....        251       68,585,856.12           31.60
Refinance (Cash-out) .....        192       63,991,655.21           29.48
                            ---------     ---------------     -----------
    Total ................        654     $217,075,060.06          100.00%
                            =========     ===============     ===========

                           LOAN DOCUMENTATION - POOL 2

                                                                                      PERCENT OF
                                                                    AGGREGATE         AGGREGATE
                                                   NUMBER OF        PRINCIPAL         PRINCIPAL
                                                   MORTGAGE          BALANCE           BALANCE
                DOCUMENTATION                        LOANS         OUTSTANDING       OUTSTANDING
-----------------------------------------------    ---------     ---------------     -----------
Full Documentation ............................          397     $115,046,073.33           53.00%
Asset Verification/No Income Verification......          126       49,730,510.00           22.91
Limited Documentation .........................           66       26,345,640.36           12.14
Alternative Documentation .....................           32       14,085,977.37            6.49
Lite Documentation ............................           28       10,366,359.00            4.78
No Income/No Asset ............................            3        1,034,500.00            0.48
No Ratio ......................................            2          466,000.00            0.21
                                                   ---------     ---------------     -----------
    Total .....................................          654     $217,075,060.06          100.00%
                                                   =========     ===============     ===========

                            GROSS MARGIN (1) - POOL 2

                                                               PERCENT OF
                                             AGGREGATE         AGGREGATE
                            NUMBER OF        PRINCIPAL         PRINCIPAL
                            MORTGAGE          BALANCE           BALANCE
      GROSS MARGIN (%)        LOANS         OUTSTANDING       OUTSTANDING
--------------------------  ---------     ---------------     -----------
1.000 ....................          2     $    405,395.11            0.19%
1.125 ....................         15        6,382,232.68            2.94
1.250 ....................         19        6,057,682.86            2.79
1.375 ....................         24        6,696,612.03            3.08
1.500 ....................         95       30,637,221.86           14.11
1.625 ....................        153       48,792,900.06           22.48
1.750 ....................        124       40,620,866.25           18.71
1.875 ....................         63       19,362,997.59            8.92
2.000 ....................         90       35,738,767.68           16.46
2.125 ....................         27       10,247,091.07            4.72
2.250 ....................         42       12,133,292.87            5.59
                            ---------     ---------------     -----------
    Total ................        654     $217,075,060.06          100.00%
                            =========     ===============     ===========

-----------------
(1) As of the Cut-off Date, the weighted average gross margin of the Pool 2 Mortgage Loans is expected to be approximately 1.739%.

                       MAXIMUM MORTGAGE RATE (1) - POOL 2

                                                               PERCENT OF
                                             AGGREGATE         AGGREGATE
                            NUMBER OF        PRINCIPAL         PRINCIPAL
                            MORTGAGE          BALANCE           BALANCE
MAXIMUM MORTGAGE RATE (%)     LOANS         OUTSTANDING       OUTSTANDING
--------------------------  ---------     ---------------     -----------
12.000 ...................        599     $193,934,694.97           89.34%
12.500 ...................         54       22,881,365.09           10.54
13.000 ...................          1          259,000.00            0.12
                            ---------     ---------------     -----------
    Total ................        654     $217,075,060.06          100.00%
                            =========     ===============     ===========

-----------------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Pool 2 Mortgage Loans is expected to be approximately 12.054% per annum.

                   NEXT NOTE RATE ADJUSTMENT DATE(1) - POOL 2

                                                                     PERCENT OF
                                                   AGGREGATE         AGGREGATE
                                  NUMBER OF        PRINCIPAL         PRINCIPAL
                                  MORTGAGE          BALANCE           BALANCE
NEXT NOTE RATE ADJUSTMENT DATE      LOANS         OUTSTANDING       OUTSTANDING
------------------------------    ---------     ---------------     -----------
January 2005 .................           20     $  8,164,186.48            3.76%
February 2005 ................           20        8,786,866.91            4.05
March 2005 ...................           21        7,033,500.82            3.24
April 2005 ...................           73       24,908,644.53           11.47
May 2005 .....................          317      104,903,386.10           48.33
June 2005 ....................          203       63,278,475.22           29.15
                                  ---------     ---------------     -----------
    TOTAL ....................          654     $217,075,060.06          100.00%
                                  =========     ===============     ===========

-----------------
(1) As of the Cut-off Date, the weighted average months to the next adjustment date of the Pool 2 Mortgage Loans was approximately 5 months.

      The Indices. The Mortgage Rate for all of the Mortgage Loans will be adjusted monthly or semi-annually on the related adjustment date. The index for the Mortgage Rate borne by all of the Mortgage Loans may be calculated as follows (in each case, rounded to the nearest one-eighth of one percent):

            ONE-MONTH LIBOR. The Mortgage Rate borne by approximately 33.69% of the Mortgage Loans (by Aggregate Cut-off Date Balance) is adjusted every month to equal the London interbank offered rate for one-month U.S. dollar deposits as listed under "Money Rates" in The Wall Street Journal most recently available as of 15, 30, 32 or 45 days, as applicable, prior to the related adjustment date ("One-Month LIBOR") plus a margin ranging from 1.000% to 2.375%.

            SIX-MONTH LIBOR. The Mortgage Rate borne by approximately 66.31% of the Mortgage Loans (by Aggregate Cut-off Date Balance) is adjusted every six months to equal the London interbank offered rate for six-month U.S. dollar deposits as listed under "Money Rates" in The Wall Street Journal most recently available as of 30 or 45 days, as applicable, prior to the related adjustment date ("Six-Month LIBOR") plus a margin ranging from 1.000% to 2.500%.

      Underwriting Standards.

      GreenPoint, MSDWCC, Bank of America and RBC Mortgage Company originated approximately 52.92%, 21.36%, 10.56% and 8.96% of the Mortgage Loans, respectively, and the remaining Mortgage Loans were originated by various mortgage lending institutions (collectively with GreenPoint, MSDWCC, Bank of America and RBC Mortgage Company, the "Originators"). Each Originator will represent and warrant that each of the Mortgage Loans originated and/or sold by it was underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination.

      Underwriting standards are applied by or on behalf of a lender to evaluate a borrower's credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer), which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. See "Loan Program -- Underwriting Standards" in the prospectus.

      A lender may also originate mortgage loans pursuant to alternative sets of underwriting criteria under reduced or limited documentation programs. These programs are designed to facilitate the loan approval process. Under these programs, certain documentation concerning income/employment and asset verification is reduced or excluded. Loans underwritten under these programs are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion. Permitted maximum loan-to-value ratios under these programs are generally more restrictive than those under the lender's standard underwriting criteria.

      From time to time, exceptions to a lender's underwriting policies may be made. Such exceptions may be made on a loan-by-loan basis at the discretion of the lender's underwriter. Exceptions may be made after careful consideration of certain mitigating factors such as borrower liquidity, employment and residential stability and local economic conditions.

ASSIGNMENT OF THE MORTGAGE ASSETS

      Under the Mortgage Asset Purchase Agreement, RWT Holdings, Inc. (the "Seller") will sell the Mortgage Assets to the Depositor. The Seller will make certain representations, warranties and covenants relating to, among other things, certain characteristics of the Mortgage

Assets. Subject to the limitations described below, the Seller will be obligated as described herein to purchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any such representation or warranty relating to the characteristics of the Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan (a "Defective Mortgage Loan"). See "Loan Program -- Representations by Sellers; Repurchases" in the accompanying prospectus.

      Pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2004, among Sequoia Residential Funding, Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, in the capacities of master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator") and HSBC Bank USA, National Association, as trustee (the "Trustee"), on the Closing Date the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trust Fund all of its rights to the Mortgage Loans, all right, title and interest of the Depositor in the Underlying Certificates, including all payments thereon due after the December 2004 underlying distribution date, and its rights under the Mortgage Asset Purchase Agreement (including the right to enforce the Seller's purchase obligation). The Pooling and Servicing Agreement will require that, on or prior to the Closing Date, the Depositor will deliver or cause to the delivered to the Securities Administrator, on behalf of the Trustee, the Underlying Certificates. The obligations of the Seller with respect to the Certificates are limited to the Seller's obligation to purchase or substitute for Defective Mortgage Loans.

      In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver or cause to be delivered to the Trustee or its custodian, among other things, the original promissory note (the "Mortgage Note") (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first lien on the related Mortgaged Property (the "Mortgage") with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, the title policy with respect to the related Mortgaged Property and, if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to such Mortgage Note and Mortgage (except for any such document other than Mortgage Notes not available on the Closing Date, which will be delivered to the Trustee as soon as the same is available to the Depositor) (collectively, the "Mortgage File"). Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the Trustee's interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor.

      The custodian, on behalf of the Trustee, will review each Mortgage File within 270 days of the Closing Date (or promptly after the custodian's receipt of any document permitted to be delivered after the Closing Date) and will hold such Mortgage Files in trust for the benefit of the Certificateholders. If at the end of such 270-day period, any document in a Mortgage File is found to be missing or defective in a material respect and the Seller does not cure such omission or defect within 180 days after its receipt of notice from the custodian, then the Seller is obligated to purchase the related Defective Mortgage Loan from the Trust Fund at a price equal to the sum of (a) 100% of the Stated Principal Balance thereof, (b) unpaid accrued interest thereon from the Due Date to which interest was last paid by the mortgagor to the Due Date immediately preceding the repurchase and (c) any unreimbursed Monthly Advances and servicing advances not included in clauses (a) and (b) above. Rather than purchase the Defective Mortgage Loan as provided above, the Seller may remove such Mortgage Loan (a "Deleted Mortgage Loan") from Pool 1 or Pool 2, as applicable, and substitute in its place one or more mortgage loans of like kind (such loan a "Replacement Mortgage Loan"); provided, however, that such substitution is permitted only within two years after the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify the REMIC elections or result in the imposition of a REMIC related prohibited transaction tax under the Code.

      Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Mortgage Asset Purchase Agreement,
(i) have an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess (and not less than 90%) of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account by the Seller not later than the succeeding Determination Date and held for distribution to the Certificateholders on the related Distribution Date), (ii) have a maximum Mortgage Rate not less than (and not more than two percentage points greater than) the maximum mortgage rate of the Deleted Mortgage Loan, (iii) have a gross margin not less than that of the Deleted Mortgage Loan and, if Mortgage Loans of an Asset Pool equal to 1% or more of the Cut-off Date balance of such Asset Pool have become Deleted Mortgage Loans, not more than two percentage points more than that of the Deleted Mortgage Loan, (iv) have an Effective Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan, (v) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vi) not permit conversion of the related Mortgage Rate to a permanent fixed Mortgage Rate, (vii) have the same or higher credit score, (viii) have an initial interest adjustment date no earlier than five months before (and no later than five months after) the initial interest adjustment date of the Deleted Mortgage Loan, (ix) be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code and (x) comply with all of the representations and warranties set forth in the Mortgage Asset Purchase Agreement. This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage File.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      On or about December 22, 2004 (the "Closing Date"), the Certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the specific terms and provisions of the Pooling and Servicing Agreement. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

      The Certificates will consist of the Class A-1, Class A-2, Class A-3, Class X-A1, Class X-A2, Class X-B, Class A-R and Class LT-R Certificates (the "Senior Certificates") and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates (the

"Subordinate Certificates" or the "Subordinate Classes"). The Senior Certificates (other than the Class LT-R Certificate) and the Class B-1, Class B-2 and Class B-3 Certificates are sometimes collectively referred to herein as the "Offered Certificates." Only the Offered Certificates are offered under this prospectus supplement. The Class LT-R, Class B-4, Class B-5 and Class B-6 Certificates are collectively referred to as the "Privately-Offered Certificates." The Class X-A1, Class X-A2 and Class X-B Certificates are collectively referred to as the "Class X Certificates." The Privately-Offered Certificates are not offered under this prospectus supplement. Accordingly, the description of the Privately-Offered Certificates provided in this prospectus supplement is solely for informational purposes. The Class A-1, Class A-2, Class A-3, Class B-1, Class B-2 and Class B-3 Certificates are sometimes collectively referred to herein as the "LIBOR Certificates" for the purposes of describing interest payments with respect to such classes.

      The Offered Certificates will be issued in the initial Class Principal Amounts set forth in the table under "Summary -- Offered Certificates." The Class X-A1 Certificates consist of two components, the "Pool 1 Component" and the "Pool 2 Component." The holder of a Class X-A1 Certificate may not transfer the components separately. The Class B-4, Class B-5 and Class B-6 Certificates will be issued in the approximate initial Class Principal Amounts of $2,453,000, $920,000 and $2,762,778, respectively. The Class LT-R Certificate will not have a Class Principal Amount. The initial Class Principal Amounts and Class Notional Amounts of each class may be increased or decreased by up to 5% to the extent that the Stated Principal Balance of the Mortgage Loans is increased or decreased as described at "Description of the Mortgage Assets -- The Mortgage Loans."

      The Offered Certificates (other than the Class A-R, Class X-A1, Class X-A2 and Class X-B Certificates) will be issued in minimum denominations of $25,000 initial principal amount each and integral multiples of $1 in excess thereof. The Class A-R Certificate will be issued as a single instrument in fully registered, definitive form, representing the entire principal amount of such Certificate. Each of the Class X-A1, Class X-A2 and Class X-B Certificates will be issued as a single instrument evidencing a 100% percentage interest in each such class.

      The Certificates represent beneficial ownership interests in a trust fund (the "Trust Fund"), the assets of which on the Closing Date will consist primarily of (1) the Pool 1 Mortgage Loans and the Pool 2 Mortgage Loans, (2) the Underlying Certificates; (3) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Custodial Accounts and the Distribution Account (see "-- Payments on Mortgage Assets; Accounts" below);
(4) funds on deposit in the Reserve Fund maintained for the benefit of the LIBOR Certificates; (5) the Trust Fund's rights under various assignment, assumption and recognition agreements pursuant to which the Seller and the Depositor assigned their respective interests in the various underlying mortgage loan purchase agreements and servicing agreements with respect to the Mortgage Loans originally entered into between the Seller and the Originators; (6) the Trust Fund's rights under the Mortgage Asset Purchase Agreement, as described above under "Description of the Mortgage Assets -- Assignment of the Mortgage Assets,"
(7) property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; (8) any applicable insurance policies; and (9) the proceeds of all of the foregoing. In addition, the rights under certain pledged collateral accounts and the Limited Purpose Surety Bonds with respect to the Additional Collateral Loans will be assigned to the Trustee for the benefit of the Certificateholders. See "Description of the Mortgage Assets -- The Mortgage Loans -- The

Additional Collateral Loans." Neither the rights in the Additional Collateral nor the Reserve Fund will be part of any REMIC.

      Solely for purposes of determining distributions of interest and principal on the Senior Certificates, the Senior Certificates (other than the Class X-A1 and Class X-B Certificates) have been divided into the following payment groups (each a "Certificate Group"):

      THE GROUP 1 CERTIFICATES: The Class A-1, Class A-R and Class LT-R Certificates are referred to herein as the "Group 1 Certificates." With the limited exceptions described at "-- Limited Cross-Collateralization," distributions of interest and principal on the Group 1 Certificates will be based solely on interest and principal received on, or advanced with respect to, the Pool 1 Mortgage Loans.

      THE GROUP 2 CERTIFICATES: The Class A-2 Certificates are referred to herein as the "Group 2 Certificates." With the limited exceptions described at "-- Limited Cross-Collateralization," distributions of interest and principal on the Group 2 Certificates will be based solely on interest and principal received on, or advanced with respect to, the Pool 2 Mortgage Loans.

      THE GROUP 3 CERTIFICATES: The Class A-3 and Class X-A2 Certificates are referred to herein as the "Group 3 Certificates." Distributions of interest and principal on the Group 3 Certificates will be based solely on interest and principal received on, or advanced with respect to, the Underlying Certificates.

      Distributions of interest on the Class X-A1 Certificates will be based on distributions made in respect of the Pool 1 Component and the Pool 2 Component. With the limited exceptions described at "-- Limited Cross-Collateralization," distributions on the Pool 1 Component will be based solely on interest received on, or advanced with respect to, the Pool 1 Mortgage Loans, and distributions on the Pool 2 Component will be based solely on interest received on, or advanced with respect to, the Pool 2 Mortgage Loans.

      Distributions of interest on the Class X-B Certificates and of interest and principal on the Class B-1, Class B-2, Class B-3 and the other Subordinate Classes will be based on interest and principal, as applicable, received on, or advanced with respect to, the Pool 1 and Pool 2 Mortgage Loans in the aggregate.

      Distributions on the Certificates will be made by the Securities Administrator, on behalf of the Trustee, on the 20th day of each month, or if such day is not a Business Day, on the first Business Day thereafter commencing in January 2005 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered on the applicable Record Date. For this purpose, a "Business Day" is any day other than (i) a Saturday or Sunday, or
(ii) a day on which banking institutions in the City of New York, New York, the states of Maryland or Minnesota or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or Executive Order to be closed. A "Record Date" with respect to the LIBOR Certificates and any Distribution Date is the last Business Day preceding that Distribution Date (or the Closing Date, in the case of the first Distribution Date) or, in the case of all other Offered Certificates (including LIBOR Certificates that are subsequently reissued as Definitive

Certificates (as described below at "-- Book Entry Certificates")), the last Business Day of the month preceding the month of that Distribution Date.

      Payments on each Distribution Date will be made by check mailed to the address of the holder of the certificate (the "Certificateholder") entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds 100% of a notional class of Certificates or the Class A-R Certificate or who holds Certificates with an aggregate initial Class Principal Amount of $1,000,000 or more and who has so notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Securities Administrator. See "-- Book Entry Certificates" below for the method of payment to Beneficial Owners of Book-Entry Certificates.

BOOK-ENTRY CERTIFICATES

      GENERAL. The Offered Certificates (other than the Class A-R Certificate) will be book-entry certificates (each, a class of "Book-Entry Certificates") issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants.

      Each class of Book-Entry Certificates will be represented by one or more global certificates which equal the initial principal balance of such class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a physical certificate instrument evidencing such person's interest (a "Definitive Certificates"), except as set forth in the prospectus under "Description of the Securities -- Book-Entry Registration of Securities." Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described in the prospectus, all references to actions by Certificateholders with respect to the Book-Entry Certificates will refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates will refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. Beneficial Owners are only entitled to exercise their rights indirectly through Participants in the DTC.

      REGISTRATION. Beneficial Owners will hold their interests in their Offered Certificates through DTC in the United States, or, upon request, through Clearstream Banking, societe anonyme (formerly Cedelbank) (hereafter, "Clearstream Luxembourg") or the Euroclear System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. generally, but not exclusively, will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank generally, but not exclusively, will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively, the "European Depositaries").

      The Beneficial Owner's ownership interest in a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm (a "Participant") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

      Beneficial Owners will receive all payments of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates, the Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

      Beneficial Owners will not receive or be entitled to receive Definitive Certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer their interest by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

      Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, refer to "Federal Income Tax Consequences -- Withholding with Respect to Certain Foreign Investors" and "-- Backup Withholding" in the accompanying prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex A hereto.

      Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

      Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of various currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of various currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank, S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Payments on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator, on behalf of the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

      Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be made by the Securities Administrator to Cede & Co. Payments with respect to Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences -- Withholding with Respect to Certain Foreign Investors" and "-- Backup Withholding" in the accompanying prospectus.

      Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

      Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

      DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Certificates.

      Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      None of the Seller, the Depositor, the Securities Administrator, the Master Servicer, the Servicers or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

      Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the accompanying prospectus under "Description of the Securities -- Book-Entry Registration of Securities." Upon the occurrence of an event described in the penultimate paragraph thereunder, the Securities Administrator, on behalf of the Trustee, is required to direct DTC to notify Participants that have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for the Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates, and upon receipt of instruction from DTC for re-registration, the Securities Administrator, on behalf of the Trustee, will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal balances owned by the individual Beneficial Owner and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

      For a description of the procedures generally applicable to the Book-Entry Certificates, see "Description of the Securities -- Book-Entry Registration of Securities" in the accompanying prospectus.

PAYMENTS ON MORTGAGE ASSETS; ACCOUNTS

      On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained an account or accounts for the collection of payments on the Mortgage Loans which will be separate from such Servicer's other assets (each, a "Custodial Account"). On or prior to the Closing Date, the Securities Administrator will establish an account (the "Distribution Account"), which will be maintained with the Securities Administrator in trust for the benefit of the Certificateholders. On each underlying distribution date, the Securities Administrator will deposit distributions in respect of the Underlying Certificates into the Distribution Account. On the 18th day of each month (or, if such 18th day is not a Business Day, on the immediately preceding Business Day), each Servicer will remit all amounts on deposit in the related Custodial Account to the Distribution Account. On each Distribution Date, to the extent of the Available Distribution Amount on deposit in the Distribution Account, the Securities Administrator, on behalf of the Trustee, will withdraw the Certificate Distribution Amount to pay the Certificateholders. The "Certificate Distribution Amount" for any Distribution Date will equal the sum of the (i) respective Interest Distribution Amounts with respect to each class of Certificates, (ii) the Group 3 Principal Distribution Amount and with respect to the Group 1 Certificates and the Group 2 Certificates, the related Senior Principal Distribution Amount and (iii) the related Subordinate Principal Distribution Amount (as each such term is defined herein).

      As further compensation, funds credited to the Custodial Account established by each Servicer may be invested at the discretion of such Servicer for its own benefit in Permitted Investments (as defined in the related Servicing Agreement).

AVAILABLE DISTRIBUTION AMOUNT

      Distributions of interest and principal on the Certificates will be made on each Distribution Date from the "Available Distribution Amount" of the related Asset Pool (in the case of the Class A-1, Class A-2, Class A-3 and Class X-A2 Certificates and the components of the Class X-A1 Certificates) and from the Available Distribution Amount of the Pool 1 and Pool 2 in the aggregate (in the case of the Class X-B Certificates and the Subordinate Certificates) in the order of priority set forth below at "-- Priority of Distributions." The "Available Distribution Amount" with respect to each Asset Pool and any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will generally equal the following amounts:

            (1) all distributions on the Underlying Certificates received by the Securities Administrator on or prior to the related Distribution Date;

            (2) all scheduled installments of interest (net of the Master Servicing Fee and the Servicing Fees) and principal collected on the related Mortgage Loans and due during the related Due Period, together with any Monthly Advances in respect thereof;

            (3) all proceeds of any primary mortgage guaranty insurance policies or any other insurance policies with respect to the related Mortgage Loans, to the extent such

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      proceeds are not applied to the restoration or repair of the related mortgaged property or released to the related mortgagor in accordance with the Servicer's normal servicing procedures (collectively, "Insurance Proceeds");

            (4) all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in such Asset Pool, by foreclosure or otherwise ("Liquidation Proceeds") during the month preceding the month of such Distribution Date, including any Subsequent Recoveries, with respect to any Additional Collateral Loans in such Asset Pool, all proceeds of the related Additional Collateral, to the extent payable;

            (5) all partial or full prepayments of principal, together with any accrued interest thereon, identified as having been received on the related Mortgage Loans during the calendar month immediately preceding the Distribution Date (the "Prepayment Period"), plus any amounts received from the Master Servicer or the Servicers in respect of Prepayment Interest Shortfalls (as defined at "-- Distributions of Interest") on such Mortgage Loans; and

            (6) amounts received with respect to such Distribution Date as the purchase price or a price adjustment in respect of a defective Mortgage Loan in such Asset Pool purchased or replaced by the Seller as of such Distribution Date as a result of a breach of a representation or warranty or a document defect;

      minus:

      - an amount equal to the product of (a) the applicable Pool Percentage and (b) the sum of (i) all charges and other amounts payable or reimbursable to the Master Servicer, the Securities Administrator and the Trustee under the Pooling and Servicing Agreement (subject to an aggregate maximum amount of $300,000 annually to be paid to such parties collectively, whether from collections from Pool 1 and Pool 2 or Pool 3) and (ii) all charges and other amounts payable to the Servicers under the Servicing Agreements;

      - in the case of paragraphs (3) through (6) above with respect to the related Mortgage Loans, any unreimbursed expenses incurred in connection with a liquidation or foreclosure and any unreimbursed Monthly Advances or servicing advances due to the Master Servicer or the Servicers;

      - with respect to the related Mortgage Loans, any unreimbursed Monthly Advances or servicing advances determined to be nonrecoverable; and

      - in the case of paragraphs (2) through (5) above with respect to the related Mortgage Loans, any amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.

      The "Pool Percentage" for each Asset Pool and any Distribution Date will be a fraction, expressed as a percentage, (A) the numerator of which is (i) in the case of Pool 1 and Pool 2, the aggregate Stated Principal Balance of the Mortgage Loans in such Asset Pool as of such date and

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(ii) in the case of Pool 3, the class principal amount of the Underlying
Certificates and (B) the denominator of which is the sum of (i) the aggregate Stated Principal Balance of all of the Mortgage Loans (in the aggregate) and
(ii) the class principal amount of the Underlying Certificates as of such date.

DISTRIBUTIONS OF INTEREST

      General. The "Interest Distribution Amount" on each Distribution Date with respect to each class of Certificates and any component thereof, will equal the Current Interest for that class on that Distribution Date as reduced by such class' share of Net Interest Shortfalls (as described below).

      - "CURRENT INTEREST" for (i) any Component on any Distribution Date will equal the amount of interest accrued during the related Accrual Period on the related Component Notional Amount for that Distribution Date at the applicable Component Interest Rate, (ii) each class of Certificates (other than the Class X-A1 Certificates) on any Distribution Date will equal the amount of interest accrued during the related Accrual Period on the related Class Principal Amount immediately prior to that Distribution Date (or, in the case of the Class X-A2 and Class X-B Certificates, the related Class Notional Amount thereof for that Distribution Date) at the applicable Certificate Interest Rate and (iii) the Class X-A1 Certificates on any Distribution Date will equal the sum of Current Interest on the Components thereof for such date.

      - The "ACCRUAL PERIOD" applicable to the LIBOR Certificates with respect to any Distribution Date, will be the period commencing on the 20th day of the month immediately preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, beginning on the Closing Date) and ending on the 19th day of the month in which such Distribution Date occurs. The "Accrual Period" applicable to all other classes of Certificates will be the calendar month immediately preceding the month in which the related Distribution Date occurs. For each Distribution Date and each related Accrual Period, interest on all classes of Certificates will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months, except that for the first Accrual Period only, interest on each class of LIBOR Certificates will be calculated and payable on the basis of a 28-day Accrual Period and a year assumed to consist of 360 days.

      - The "CLASS PRINCIPAL AMOUNT" of each class of Certificates will be equal to the aggregate Certificate Principal Amounts of the Certificates of that class.

      - The "CERTIFICATE PRINCIPAL AMOUNT" of any Certificate will equal its Certificate Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that Certificate in respect of principal and the principal portion of any Realized Losses (as defined at "-- Allocation of Realized Losses") previously allocated to that Certificate; provided, however, that on any Distribution Date on which a Subsequent Recovery is distributed, the Certificate Principal Amount of any class of Certificates then outstanding to which a Realized Loss amount has been applied will be increased, in order of seniority, by an amount equal to the total amount of any Subsequent Recovery distributed on such date to Holders of the

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            Certificates, after application (for this purpose) to more senior classes of Certificates. The Certificate Principal Amount of a class of Subordinate Certificates may be additionally reduced by allocation of any Subordinate Certificate Writedown Amount (as defined at " -- Allocation of Realized Losses").

      Class X Certificates. The Class X-A1 Certificates will be entitled to receive on each Distribution Date, the amount payable in respect of the Pool 1 Component and the Pool 2 Component, subject to (i) the payment of any related Required Reserve Fund Deposit from amounts otherwise payable to the Class X-A1 Certificates and attributable to the Pool 1 Component and (ii) the payment of any related Required Reserve Fund Deposit from amounts otherwise payable to the Class X-A1 Certificates and attributable to the Pool 2 Component. The holders of the Class X-A1 Certificates will not be reimbursed for amounts deposited in the Reserve Fund and distributed on the Class A-1 Certificates or the A-2 Certificates from amounts otherwise distributable on the Class X-A1 Certificates.

      On each Distribution Date, the Pool 1 Component will be entitled to Current Interest based on (i) the Pool 1 Component Interest Rate on a per annum basis and (ii) the Pool 1 Component Notional Amount. The "POOL 1 COMPONENT INTEREST RATE" for any Distribution Date equals the excess, if any, of the Pool 1 Net WAC for such Distribution Date over the Certificate Interest Rate of the Class A-1 Certificates for such Distribution Date (for the first Distribution Date only, adjusted to reflect the actual number of days in the Accrual Period). For any Distribution Date, the "POOL 1 COMPONENT NOTIONAL AMOUNT" shall equal the Class Principal Amounts of the Class A-1 Certificates immediately prior to such Distribution Date.

      On each Distribution Date, the Pool 2 Component will be entitled to Current Interest based on (i) the Pool 2 Component Interest Rate on a per annum basis and (ii) the Pool 2 Component Notional Amount. The "POOL 2 COMPONENT INTEREST RATE" for any Distribution Date equals the excess, if any, of the Pool 2 Net WAC for such Distribution Date over the Certificate Interest Rate of the Class A-2 Certificates for such Distribution Date (for the first Distribution Date only, adjusted to reflect the actual number of days in the Accrual Period). For any Distribution Date, the "POOL 2 COMPONENT NOTIONAL AMOUNT" shall equal the Class Principal Amount of the Class A-2 Certificates immediately prior to such Distribution Date.

      The "CLASS NOTIONAL AMOUNT" of the Class X-A1 Certificates with respect to any Distribution Date will equal the sum of the Pool 1 Component Notional Amount and the Pool 2 Component Notional Amount for such date. The initial Class Notional Amount of the Class X-A1 Certificates is $588,902,000.

      The "CLASS NOTIONAL AMOUNT" of the Class X-A2 Certificates with respect to any Distribution Date will equal the Class Principal Amount of the Class A-3 Certificates immediately prior to such Distribution Date. The initial Class Notional Amount of the Class X-A2 Certificates is $217,625,934.

      The "CLASS NOTIONAL AMOUNT" of the Class X-B Certificates with respect to any Distribution Date will equal the sum of the Class Principal Amounts of the Class B-1, Class B-2 and Class B-3 Certificates immediately prior to such Distribution Date. The initial Class Notional Amount of the Class X-B Certificates is $18,402,000.

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

      Net Interest Shortfalls. As described above, the Current Interest for the Group 1 Certificates and the Group 2 Certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related Asset Pool, in the case of the Class A-1 and Class A-2 Certificates and the Pool 1 Component and the Pool 2 Component of the Class X-A1 Certificates and
(b) Pool 1 and Pool 2 in the aggregate, in the case of the Subordinate Certificates and the Class X-B Certificates. With respect to any Distribution Date and any Asset Pool, the "NET INTEREST SHORTFALL" is equal to the sum of:

              - any Net Prepayment Interest Shortfalls for that Asset Pool and Distribution Date; and

              - the amount of interest that would otherwise have been received with respect to any Mortgage Loan in such Asset Pool which was subject to a reduction in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act, formerly known as the Soldiers' and Sailors' Relief Act of 1940 (the "Relief Act") or similar state law (any such reduction, a "Relief Act Reduction") (see "Certain Legal Aspects of the Loans -- Servicemembers Civil Relief Act" in the accompanying prospectus.

      - "NET PREPAYMENT INTEREST SHORTFALLS" with respect to a Mortgage Loan and any Distribution Date is the amount by which a Prepayment Interest Shortfall for the related Due Period exceeds the amount that the Master Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement and/or each Servicer is obligated to remit pursuant to the applicable Servicing Agreement, to cover such shortfall for such Due Period.

      - A "PREPAYMENT INTEREST SHORTFALL" with respect to a Mortgage Loan and any Distribution Date is the amount by which one month's interest at the applicable Mortgage Rate on a Mortgage Loan as to which a voluntary prepayment in full has been made, exceeds the amount of interest actually received in connection with such prepayment.

      - The "DUE PERIOD" with respect to a Mortgage Loan and any Distribution Date is the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

      Net Interest Shortfalls for Pool 1 and Pool 2 and the related Certificate Group on any Distribution Date will be allocated among the Class A-1, Class A-R and Class A-2 Certificates and the Pool 1 Component and the Pool 2 Component of the Class X-A1 Certificates, as applicable, to the Class X-B Certificates and to all classes of Subordinate Certificates proportionately based on (1) in the case of the Class A-1, Class A-R and Class A-2 Certificates, the amount of Net Interest Shortfalls experienced by the related Asset Pool and Current Interest otherwise distributable thereon on such Distribution Date, (2) in the case of the Pool 1 Component and the Pool 2 Component of the Class X-A1 Certificates, the amount of Net Interest Shortfalls experienced by Pool 1 and Pool 2, respectively, and Current Interest otherwise distributable thereon on such Distribution Date, (3) in the case of the Class X-B Certificates, the amount of Net Interest Shortfalls experienced by the Pool 1 Mortgage Loans and the Pool 2

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Mortgage Loans and Current Interest distributable thereon on such Distribution
Date and (4) in the case of Subordinate Certificates, the amount of Net Interest Shortfalls experienced by the Pool 1 Mortgage Loans and the Pool 2 Mortgage Loans and interest accrued on the Apportioned Principal Balances of the Subordinate Certificates before taking into account any reductions in such amounts from Net Interest Shortfalls for that Distribution Date.

      For purposes of allocating Net Interest Shortfalls for an Asset Pool to the Subordinate Certificates on any Distribution Date, the "APPORTIONED PRINCIPAL BALANCE" of any class of Subordinate Certificates for any Distribution Date will be equal to the Class Principal Amount of that class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Pool Subordinate Amount for that date and the denominator of which is the sum of the Pool Subordinate Amounts (in the aggregate) for that date; provided, however, that on any Distribution Date when the Group 1 Certificates or the Group 2 Certificates have been reduced to zero, the Net Interest Shortfalls for the related Asset Pool will be allocated to the classes of Subordinate Certificates based on the amount of interest each such class of Subordinate Certificates would otherwise be entitled to receive on that Distribution Date.

      -     The "POOL SUBORDINATE AMOUNT" for Pool 1 and Pool 2 is as follows:

              - The "POOL 1 SUBORDINATE AMOUNT" for any Distribution Date will equal the excess of the Stated Principal Balance of the Pool 1 Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs over the sum of the Class Principal Amounts of the Class A-1 and Class A-R Certificates immediately before such Distribution Date.

              - The "POOL 2 SUBORDINATE AMOUNT" for any Distribution Date will equal the excess of the Stated Principal Balance of the Pool 2 Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs over the Class Principal Amount of the Class A-2 Certificates immediately before such Distribution Date.

      If on a particular Distribution Date, the Available Distribution Amount for an Asset Pool applied in the order described below under " -- Priority of Distributions" is not sufficient to make a full distribution of Current Interest on the Certificates in the related Certificate Group or to the related component of the Class X-A1 Certificate (an "Interest Shortfall"), interest will be distributed on each Certificate of equal priority within such Certificate Group and on each such component based on the pro rata amount of interest it would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid interest amount will be carried forward and added to the amount which holders of each such class of Certificates or such component will be entitled to receive on the next Distribution Date. An Interest Shortfall could occur, for example, if losses realized on the Mortgage Loans in that Asset Pool were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

      Certificate Interest Rates. The Certificate Interest Rate and Component Interest Rate for each Accrual Period for each class of Certificates and components is as follows:

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            (A) CERTIFICATE INTEREST RATES FOR LIBOR CERTIFICATES. The
      "Certificate Interest Rate" for each class of LIBOR Certificates will be the applicable annual rate described below:

            - CLASS A-1 CERTIFICATES: the least of (i) One-Month LIBOR plus 0.27% (the "A-1 Margin"), (ii) the Pool 1 Net WAC and (iii) 11.50%.

            - CLASS A-2 CERTIFICATES: the least of (i) Six-Month LIBOR plus 0.29% (the "A-2 Margin"), (ii) the Pool 2 Net WAC and (iii) 11.50%.

            - CLASS A-3 CERTIFICATES: the least of (i) Six-Month LIBOR plus 0.32%, (ii) the certificate interest rate of the Underlying Certificates for the related Distribution Date and (iii) 11.50%.

            - CLASS B-1 CERTIFICATES: the least of (i) One-Month LIBOR plus 0.50% (the "B-1 Margin"), (ii) the Subordinate Net WAC and
                  (iii) 11.50%.

            - CLASS B-2 CERTIFICATES: the least of (i) One-Month LIBOR plus 0.85% (the "B-2 Margin"), (ii) the Subordinate Net WAC and
                  (iii) 11.50%.

            - CLASS B-3 CERTIFICATES: the least of (i) One-Month LIBOR plus 1.25% (the "B-3 Margin"), (ii) the Subordinate Net WAC and
                  (iii) 11.50%.

      As described at " -- Optional Clean-Up Redemption," if the option to sell the Mortgage Loans and redeem the related Certificates is not exercised by the Master Servicer on the initial Clean-Up Call Date, then on the immediately following Distribution Date, the A-1 Margin will be increased to 0.540%, the A-2 Margin will be increased to 0.580%, the B-1 Margin will be increased to 0.750%, the B-2 Margin will be increased to 1.275% and the B-3 Margin will be increased to 1.875% and such increased margins will remain in effect on all subsequent Distribution Dates. The Certificate Interest Rate of the Class A-3 Certificates will not be affected by any failure of the Master Servicer to exercise the option described in this paragraph.

            (B) COMPONENT INTEREST RATES FOR EACH COMPONENT. The "Component Interest Rate" for each of the Pool 1 Component and the Pool 2 Component will be the Pool 1 Component Interest Rate and the Pool 2 Component Interest Rate, respectively.

Notwithstanding the foregoing, on each Distribution Date, the Interest Distribution Amount that would otherwise be distributable to the holders of the Class X-A1 Certificates, based on the applicable Component Interest Rates described above, may be reduced by the amount, if any, that is necessary to fund payment of any Net WAC Shortfalls to the holders of the Class A-1 and Class A-2 Certificates (see "-- Reserve Fund" below). The holders of the Class X-A1 Certificates will not be reimbursed for amounts deposited in the Reserve Fund and distributed on the Class A-1 or Class A-2 Certificates.

            (C) CERTIFICATE INTEREST RATE FOR THE CLASS X-A2 CERTIFICATES. With respect to each Distribution Date, the "Certificate Interest Rate" applicable to each of the Class X-A2 Certificates will be a per annum rate equal to the excess of the certificate interest rate of the Underlying Certificates for such date over the Certificate Interest Rate of the

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      Class A-3 Certificates (for the first Distribution Date only, adjusted to reflect the actual number of days in the Accrual Period) for such date.

Notwithstanding the foregoing, on each Distribution Date, the Interest Distribution Amount that would otherwise be distributable to the holders of the Class X-A2 Certificates, based on the applicable Certificate Interest Rate described above, may be reduced by the amount, if any, that is necessary to fund payment of any Net WAC Shortfalls to the holders of the Class A-3 Certificates (see "-- Reserve Fund" below). The holders of the Class X-A2 Certificates will not be reimbursed for amounts deposited in the Reserve Fund and distributed on the Class A-3 Certificates.

            (D) CERTIFICATE INTEREST RATE FOR THE CLASS X-B CERTIFICATES. The "Certificate Interest Rate" applicable to each of the Class X-B Certificates will be a per annum rate equal to the excess of the Subordinate Net WAC over the weighted average of the Certificate Interest Rates of the Class B-1, Class B-2 and Class B-3 Certificates (for the first Distribution Date only, adjusted to reflect the actual number of days in the Accrual Period).

Notwithstanding the foregoing, on each Distribution Date, the Interest Distribution Amount that would otherwise be distributable to the holders of the Class X-B Certificates, based on the applicable Certificate Interest Rate described above, may be reduced by the amount, if any, that is necessary to fund payment of any Net WAC Shortfalls to the holders of the Class B-1, Class B-2 and Class B-3 Certificates (see "-- Reserve Fund" below). The holders of the Class X-B Certificates will not be reimbursed for amounts deposited in the Reserve Fund and distributed on the Class B-1, Class B-2 or Class B-3 Certificates.

            (E) CERTIFICATE INTEREST RATES FOR THE CLASS B-4, CLASS B-5, CLASS B-6 AND CLASS LT-R CERTIFICATES. The Certificate Interest Rate applicable to each of the Class B-4, Class B-5 and Class B-6 Certificates will equal the Subordinate Net WAC. The Class LT-R Certificate will not have a Certificate Interest Rate.

            (F) CERTIFICATE INTEREST RATE FOR THE CLASS A-R CERTIFICATES. The Certificate Interest Rate applicable to the Class A-R Certificates will equal the Pool 1 Net WAC.

            - The "POOL 1 NET WAC" and the "POOL 2 NET WAC as of any Distribution Date will in each case be the weighted average of the Net Mortgage Rates of the Mortgage Loans in the related Asset Pool as of the Due Date of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances.

            - The "SUBORDINATE NET WAC" as of any Distribution Date will equal the weighted average of the Pool 1 Net WAC and the Pool 2 Net WAC, in each case weighted on the basis of the relative Pool Subordinate Amounts for Pool 1 and Pool 2, respectively, immediately prior to such Distribution Date.

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            -     The "MORTGAGE RATE" with respect to any Mortgage Loan is the annual rate of interest borne by the related mortgage note from time to time, as of the related due date.

            - The "NET MORTGAGE RATE" as to any Mortgage Loan and any Distribution Date will equal the Mortgage Rate, reduced by the related Expense Rate.

            - The "EXPENSE RATE" as to each Mortgage Loan is equal to the sum of the Master Servicing Fee Rate and the applicable Servicing Fee Rate.

            - The "STATED PRINCIPAL BALANCE" of a Mortgage Loan at any Due Date is equal to the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous principal prepayments and Liquidation Proceeds allocable to principal and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related mortgagor.

            - The "DUE DATE" of a Mortgage Loan is the date specified in the related Mortgage Note on which the monthly scheduled payment of interest and principal (or interest only during the applicable interest-only period following origination) is due, which is the first day of the calendar month in the case of the Mortgage Loans.

      Net WAC Shortfalls. For any class of LIBOR Certificates and any Distribution Date, the "Net WAC Shortfall" for such class will equal the sum of:

   (i) the excess, if any, of an amount that would have been the Current Interest for such class if the Certificate Interest Rate for such class were calculated without regard to clause (ii) in the definition thereof, over the actual Current Interest for such class for such Distribution Date;

   (ii) any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

   (iii) interest for the applicable Accrual Period on the amount described in clause (ii) above based on the applicable Certificate Interest Rate (determined without regard to clause (ii) in the definition thereof).

      Reserve Fund. Pursuant to the terms of the Pooling and Servicing Agreement, the Securities Administrator will establish an account (the "Reserve Fund"), which will be held in trust by the Securities Administrator on behalf of the holders of the LIBOR Certificates and the Class X-A1, Class X-A2 and Class X-B Certificates. The Reserve Fund will not be an asset of any REMIC. The Reserve Fund will be the sole source of payments to the holders of the LIBOR Certificates with respect to any Net WAC Shortfalls on such Certificates.

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      The Reserve Fund will comprise four sub accounts: the "Class X-A1 Pool 1
Component Sub Account," the "Class X-A1 Pool 2 Component Sub Account", "Class X-A2 Sub Account" and the "Class X-B Sub Account" (each, a "Sub Account"). On each Distribution Date, (i) Current Interest that would otherwise be distributable in respect of the Pool 1 Component of the Class X-A1 Certificates will be deposited instead in the Reserve Fund and credited to the Class X-A1 Pool 1 Component Sub Account, (ii) Current Interest that would otherwise be distributable in respect of the Pool 2 Component of the Class X-A1 Certificates will be deposited instead in the Reserve Fund and credited to the Class X-A1 Pool 2 Component Sub Account, (iii) Current Interest that would otherwise be distributable with respect to the Class X-A2 Certificates will be deposited instead in the Reserve Fund and credited to the Class X-A2 Sub Account and (iv) Current Interest that would otherwise be distributable with respect to the Class X-B Certificates will be deposited instead in the Reserve Fund and credited to the Class X-B Sub Account, in each case, to the extent of the applicable "Required Reserve Fund Deposit" for such class in the manner described below.

      For any Distribution Date, the "Required Reserve Fund Deposit" for the Class X-A1 Certificates will be the sum of the Required Reserve Fund Deposit for the Pool 1 Component and the Pool 2 Component, as described below.

      For any Distribution Date, the "Required Reserve Fund Deposit" for the Pool 1 Component will be an amount equal to the lesser of (i) the Current Interest for the Pool 1 Component for such Distribution Date and (ii) the amount required to bring the balance credited to the Class X-A1 Pool 1 Component Sub Account up to an amount equal to the sum of (a) Net WAC Shortfalls for such Distribution Date with respect to the Class A-1 Certificates and (b) $3,000.

      For any Distribution Date, the "Required Reserve Fund Deposit" for the Pool 2 Component will be an amount equal to the lesser of (i) the Current Interest for the Pool 2 Component for such Distribution Date and (ii) the amount required to bring the balance credited to the Class X-A1 Pool 2 Component Sub Account up to an amount equal to the sum of (a) Net WAC Shortfalls for such Distribution Date with respect to the Class A-2 Certificates and (b) $3,000.

      For any Distribution Date, the "Required Reserve Fund Deposit" for the Class X-A2 Certificates will be an amount equal to the lesser of (i) the Current Interest for the Class X-A2 Certificates for such Distribution Date and (ii) the amount required to bring the balance credited to the Class X-A2 Sub Account up to an amount equal to the sum of (a) the Net WAC Shortfalls for such Distribution Date with respect to the Class A-3 Certificates and (b) $3,000.

      For any Distribution Date, the "Required Reserve Fund Deposit" for the Class X-B Certificates will be an amount equal to the lesser of (i) the Current Interest for the Class X-B Certificates for such Distribution Date and (ii) the amount required to bring the balance credited to the Class X-B Sub Account up to an amount equal to the sum of (a) the Net WAC Shortfalls for such Distribution Date with respect to the Class B-1, Class B-2 and Class B-3 Certificates and (b) $1,000.

      The holders of the Class X-A1, Class X-A2 and Class X-B Certificates will not be entitled to reimbursement for any related Required Reserve Fund Deposit.

      For any Distribution Date, the Securities Administrator will deposit into the Reserve Fund and credit to the appropriate Sub Account, any Required Reserve Fund Deposit for such date.

      On any Distribution Date for which a Net WAC Shortfall exists with respect to the Class A-1 Certificates, the Securities Administrator will withdraw from the Reserve Fund and debit to the Class X-A1 Pool 1 Component Sub Account, the amount of such Net WAC Shortfall for distribution on such Distribution Date as described herein under " -- Priority of Distributions."

      On any Distribution Date for which a Net WAC Shortfall exists with respect to the Class A-2 Certificates, the Securities Administrator will withdraw from the Reserve Fund and debit to the Class X-A1 Pool 2 Component Sub Account, the amount of such Net WAC Shortfall for distribution on such Distribution Date as described herein under " -- Priority of Distributions."

      On any Distribution Date for which a Net WAC Shortfall exists with respect to the Class A-3 Certificates, the Securities Administrator will withdraw from the Reserve Fund and debit to the Class X-A2 Sub Account the amount of such Net WAC Shortfall for distribution on such Distribution Date as described herein under " -- Priority of Distributions."

      On any Distribution Date for which a Net WAC Shortfall exists with respect to the Class B-1, Class B-2 or Class B-3 Certificates, the Securities Administrator will withdraw from the Reserve Fund and debit to the Class X-B Sub Account the amount of such Net WAC Shortfall for distribution on such Distribution Date as described herein under " -- Priority of Distributions."

      If, immediately after any Distribution Date, the amount credited to any Sub Account of the Reserve Fund exceeds the initial credit thereto, the Securities Administrator will distribute such excess from the Reserve Fund to the Holders of the Certificates for which such amounts were credited to the relevant Sub Account.

      Determination of LIBOR. In the case of the Class A-1, Class B-1, Class B-2 and Class B-3 Certificates, on the second LIBOR Business Day preceding the commencement of each Accrual Period (each such date, a "One-Month LIBOR Determination Date"), the Securities Administrator will determine One-Month LIBOR based on the "Interest Settlement Rate" for U.S. dollar deposits of one-month maturity set by the British Bankers' Association (the "BBA") as of 11:00 a.m. (London time) on the One-Month LIBOR Determination Date.

      In the case of the Class A-2 and Class A-3 Certificates, on the second LIBOR Business Day preceding the commencement of each Accrual Period relating to the Distribution Dates falling in January and July of each year (other than January 2005) prior to the retirement of the Class A-2 and Class A-3 Certificates (each such date a "Six-Month LIBOR Determination Date"), the Securities Administrator will determine Six-Month LIBOR based on the "Interest Settlement Rate" for U.S. dollar deposits of six-month maturity set by the BBA as of 11:00 a.m. (London time) on the Six-Month LIBOR Determination Date.

      The BBA's Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in U.S. dollars, the "Designated

Telerate Page"). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM." The BBA's Interest Settlement Rates currently are rounded to five decimal places.

      A "LIBOR Business Day" is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

      With respect to any One-Month LIBOR Determination Date or Six-Month LIBOR Determination Date, if the BBA's Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the Securities Administrator will obtain such rate from the Reuters or Bloomberg page. If either such rate is not published for the applicable One-Month LIBOR Determination Date or Six-Month LIBOR Determination Date, One-Month LIBOR or Six-Month LIBOR, as the case may be, for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate for either One-Month LIBOR or Six-Month LIBOR, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate for One-Month LIBOR or Six-Month LIBOR, as applicable. The Securities Administrator will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the Trust Fund's expense) that the selection of such index will not cause any REMIC to lose its classification as a REMIC for federal income tax purposes.

      The establishment of One-Month LIBOR and Six-Month LIBOR on each One-Month or Six-Month LIBOR Determination Date by the Securities Administrator and the Securities Administrator's calculation of the Certificate Interest Rate applicable to each class of LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

      Notwithstanding the foregoing, One-Month LIBOR and Six-Month LIBOR for the first Distribution Date will be determined two Business Days prior to the Closing Date.

DISTRIBUTIONS OF PRINCIPAL

      Group 3 Principal Distribution Amount. On each Distribution Date, the Available Distribution Amount for Pool 3 remaining after the payment of the applicable Interest Distribution Amount for Group 3 (the "Group 3 Principal Distribution Amount") will be distributed as principal on the Class A-3 Certificates.

      Senior Principal Distribution Amount. On each Distribution Date, all payments and other amounts received in respect of principal of the Mortgage Loans in Pool 1 and Pool 2 will be allocated between the Senior Certificates in Group 1 and Group 2 and the Subordinate Certificates as follows: the Available Distribution Amount for each of Pool 1 and Pool 2 remaining after the payment of the applicable Interest Distribution Amount for the related Certificate Group and the related components of the Class X -A Certificates, up to the amount of the related Senior Principal Distribution Amount, will be distributed as principal on the Senior Certificates of such Certificate Group.

      - The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT " for each of the Group 1 Certificates and the Group 2 Certificates for each Distribution Date is equal to the sum of:

            (1) the product of (a) the related Senior Percentage and (b) the principal portion of each Scheduled Payment on each Mortgage Loan in the related Asset Pool due during the related Due Period;

            (2) the product of (a) the related Senior Prepayment Percentage and
      (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Asset Pool during the related Prepayment Period; (ii) each other unscheduled collection, including Subsequent Recoveries, Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Asset Pool that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the related Mortgage Loans received during the related Prepayment Period; and (iii) the principal portion of the purchase price of each Mortgage Loan purchased by the Seller or any other person pursuant to the Mortgage Asset Purchase Agreement due to a defect in documentation or a material breach of a representation and warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a defective Mortgage Loan in the related Asset Pool, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Asset Pool with respect to the related Prepayment Period;

            (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Asset Pool that was fully liquidated during the related Prepayment Period, the lesser of (a) the net Liquidation Proceeds allocable to principal and (b) the product of (i) the related Senior Prepayment Percentage for that date and (ii) the related remaining Stated Principal Balance of the related Mortgage Loan at the time of liquidation; and

            (4) any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Certificate Group from prior Distribution Dates.

On any Distribution Date after a Senior Termination Date has occurred with respect to either Pool 1 or Pool 2, the Senior Principal Distribution Amount will be calculated pursuant to the above formula based on all of the Mortgage Loans, as opposed to the Mortgage Loans in the related Asset Pool.

      - A "SCHEDULED PAYMENT" with respect to a Mortgage Loan means the scheduled monthly payment on a Mortgage Loan on any Due Date allocable to principal or interest which, unless otherwise specified in the related Servicing Agreement, will give effect to any related debt service reduction and any related deficient valuation that is ordered by a court in bankruptcy and that has the effect of reducing the monthly payment due on such Mortgage Loan.

      - Except as provided below, the "SENIOR PERCENTAGE" for each of Pool 1 and Pool 2 for any Distribution Date occurring prior to the Distribution Date in January 2015 is 100%. For any Distribution Date
            (i) occurring before the Distribution Date in

            January 2015 but in or after January 2008 on which the "Two Times Test" is satisfied or (ii) in or after January 2015, the related Senior Percentage will be the related "Pro Rata Senior Percentage." For any Distribution Date occurring prior to January 2008 on which the Two Times Test is satisfied, the related Senior Percentage for each of Pool 1 and Pool 2 will be equal to the related Pro Rata Senior Percentage plus 50% of an amount equal to 100% minus the related Pro Rata Senior Percentage. With respect to any Distribution Date after the Senior Termination Date, the related Senior Percentage will be 0%. Since substantially all of the Mortgage Loans provide for payments solely of interest (and not scheduled principal) for the first five or ten years following origination, holders of the Group 1 Certificates and the Group 2 Certificates are not expected to receive any payments of scheduled principal during the first five-year period and only limited payments of scheduled principal for the next five-year period, notwithstanding the calculation of the Senior Percentage above.

      - The "SENIOR TERMINATION DATE" is the date on which the aggregate Class Principal Amount of the Senior Certificates related to either Pool 1 or Pool 2 is reduced to zero.

      - The "TWO TIMES TEST" will be satisfied on any Distribution Date if all the following conditions are met:

              - the Aggregate Subordinate Percentage is at least two times the Aggregate Subordinate Percentage as of the Closing Date;

              - the condition described in clause first of the definition of "Step-Down Test" (described below) is satisfied; and

              - on or prior to the Distribution Date in December 2007, cumulative Realized Losses with respect to the Mortgage Loans in Pool 1 and Pool 2 do not exceed 20% of the aggregate Class Principal Amount of the Subordinate Certificates as of the Closing Date and on or after the Distribution Date in January 2008, cumulative Realized Losses with respect to the Mortgage Loans in Pool 1 and Pool 2 do not exceed 30% of the aggregate Class Principal Amount of the Subordinate Certificates as of the Closing Date.

      - The "AGGREGATE SUBORDINATE PERCENTAGE" for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Subordinate Certificates immediately prior to that date, and the denominator of which is the Pool Balance for such Distribution Date.

      - The "POOL BALANCE" for any Distribution Date will equal the aggregate of the Stated Principal Balances of the Mortgage Loans in Pool 1 and Pool 2 outstanding on the Due Date of the month preceding the month of that Distribution Date.

      - The "PRO RATA SENIOR PERCENTAGE" for each Distribution Date and each of Pool 1 and Pool 2 is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the class or classes of Senior Certificates of the related Certificate Group immediately prior to such Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of all Mortgage Loans in that Asset Pool and for such Distribution Date; provided, however, that on any Distribution Date after a Senior Termination Date has occurred with respect to Pool 1 and Pool 2, the Pro Rata Senior Percentage of the remaining Senior Certificates is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Amount of the remaining class or classes of Senior Certificates immediately prior to such date and the denominator of which is the aggregate Class Principal Amount of all classes of Certificates, immediately prior to such date.

      - The "SENIOR PREPAYMENT PERCENTAGE" for any Distribution Date occurring before the Distribution Date in January 2015 and each of Pool 1 and Pool 2 is 100%. Thereafter, the Senior Prepayment Percentage for each of Pool 1 and Pool 2 will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal to the Class A-1 and Class A-2 Certificates will have the effect of accelerating the amortization of such Senior Certificates while, in the absence of Realized Losses, increasing the interest in the principal balance of the Mortgage Loans evidenced by the Subordinate Certificates. Increasing the interest of the Subordinate Certificates relative to that of the Class A-1 and Class A-2 Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

      - The "SENIOR PREPAYMENT PERCENTAGE" of each of the Class A-1 and Class A-2 Certificates for any Distribution Date occurring in or after January 2015, will be as follows:

              - for any Distribution Date occurring in or after January 2015 but before January 2016, the related Senior Percentage plus 70% of the related Subordinate Percentage for that date;

              - for any Distribution Date occurring in or after January 2016 but before January 2017, the related Senior Percentage plus 60% of the related Subordinate Percentage for that date;

              - for any Distribution Date occurring in or after January 2017 but before January 2018, the related Senior Percentage plus 40% of the related Subordinate Percentage for that date;

              - for any Distribution Date occurring in or after January 2018 but before January 2019, the related Senior Percentage plus 20% of the related Subordinate Percentage for that date; and

              - for any Distribution Date occurring in January 2019 or thereafter, the related Senior Percentage for that date.

      Notwithstanding the preceding paragraphs, no decrease in the Senior Prepayment Percentage for either Pool 1 or Pool 2 will occur as described above unless the Step-Down Test is satisfied on such Distribution Date.

      - As to any Distribution Date, the "STEP-DOWN TEST" will be satisfied if both of the following conditions are met:

            first, the outstanding principal balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, REO property or bankruptcy status), averaged over the preceding six-month period, as a percentage of the aggregate Class Principal Amounts on such Distribution Date (without giving effect to any payments on such Distribution Date) of the Subordinate Certificates, does not equal or exceed 50%; and

            second, cumulative Realized Losses on the Mortgage Loans do not exceed:

              - for each Distribution Date occurring in the period from January 2015 to December 2015, 30% of the aggregate Class Principal Amount of the Subordinate Certificates as of the Closing Date (the "Original Subordinate Class Principal Amount");

              - for each Distribution Date occurring in the period from January 2016 to December 2016, 35% of the Original Subordinate Class Principal Amount;

              - for each Distribution Date occurring in the period from January 2017 to December 2017, 40% of the Original Subordinate Class Principal Amount;

              - for each Distribution Date occurring in the period from January 2018 to December 2018, 45% of the Original Subordinate Class Principal Amount; and

              - for the Distribution Date in January 2019 and thereafter, 50% of the Original Subordinate Class Principal Amount.

      Notwithstanding the preceding paragraphs, if on any Distribution Date, the Two Times Test is satisfied, the Senior Prepayment Percentage for each of Pool 1 and Pool 2 will equal the related Senior Percentage. However, if, on any Distribution Date occurring on or after the Distribution Date in January 2015, the Pro Rata Senior Percentage for either Pool 1 or Pool 2 exceeds the Pro Rata Senior Percentage on the Closing Date, the related Senior Prepayment Percentage for both Pool 1 and Pool 2 for that date will once again equal 100%.

      If on any Distribution Date with respect to Pool 1 or Pool 2, the allocation to the related Senior Certificates then entitled to distributions of principal of related full and partial principal prepayments and other amounts in the percentage required above would reduce the sum of the Class Principal Amounts of those Certificates below zero, the distribution to the class or classes of Certificates of the related Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Amounts to zero.

      Subordinate Principal Distribution Amounts: Except as provided in the next paragraph, from the Available Distribution Amount in respect of Pool 1 and Pool 2 remaining after the payment of interest and principal to the related Senior Certificates and any Subordinate

Certificate ranking in higher priority as described at "-- Priority of Distributions," each class of Subordinate Certificates will be entitled to receive on each Distribution Date, first, payments in respect of interest and second, its pro rata share of each Subordinate Principal Distribution Amount. Distributions of principal with respect to the Subordinate Certificates will be made on each Distribution Date sequentially to the classes of Subordinate Certificates in order of their numerical class designations, beginning with the Class B-1 Certificates, until each such class has received its pro rata share for that Distribution Date. Distributions to each such class' share of the Subordinate Principal Distribution Amount will be made only after payments of interest and principal to each class ranking senior to such class, and interest to such class, have been paid. See "-- Priority of Distributions."

      With respect to each class of Subordinate Certificates, if on any Distribution Date the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentages of all classes of Subordinate Certificates which have higher numerical class designations than that class is less than the Applicable Credit Support Percentage for that class on the date of issuance of the Certificates, no distribution of principal prepayments will be made to any such classes and the amount otherwise distributable to those classes in respect of principal prepayments will be allocated among the remaining classes of Subordinate Certificates, pro rata, based upon their respective Class Principal Amounts, and distributed in the order described above.

      - The "APPLICABLE CREDIT SUPPORT PERCENTAGE" for each class of Subordinate Certificates and any Distribution Date will equal the sum of the Class Subordination Percentages of that class and the aggregate Class Subordination Percentage of all other classes of Subordinate Certificates having higher numerical class designations than that class.

      - The "CLASS SUBORDINATION PERCENTAGE" for any Distribution Date and each class of Subordinate Certificates will equal a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of that class immediately before that Distribution Date and the denominator of which is the aggregate Class Principal Amount of the Certificates (other than the Group 3 Certificates) immediately before that Distribution Date.

      The approximate original Applicable Credit Support Percentages for the Subordinate Classes of Certificates on the date of issuance of such Certificates are expected to be as follows:

Class B-1.............................            4.00%
Class B-2.............................            2.60%
Class B-3.............................            1.60%
Class B-4.............................            1.00%
Class B-5.............................            0.60%
Class B-6.............................            0.45%

      - The "SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT" for each of Pool 1 and Pool 2 and for each Distribution Date is equal to the sum of:

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

            (1) the product of (a) the related Subordinate Percentage and (b) the principal portion of each related Scheduled Payment on each Mortgage Loan in the related Asset Pool due during the related Due Period;

            (2) the product of (a) the related Subordinate Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Asset Pool during the related Prepayment Period, (ii) each other unscheduled collection, including Subsequent Recoveries, Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Asset Pool that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of Mortgage Loans in the related Asset Pool received during the related Prepayment Period and (iii) the principal portion of the purchase price of each Mortgage Loan in the related Asset Pool that was purchased by the Seller or any other person pursuant to the Mortgage Asset Purchase Agreement due to a defect in documentation or a material breach of a representation or warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a defective Mortgage Loan in the related Asset Pool, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Asset Pool with respect to such Distribution Date;

            (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Asset Pool that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal, to the extent not distributed pursuant to clause
      (3) of the definition of Senior Principal Distribution Amount); and

            (4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid;

      Minus the sum of:

            (A) if the aggregate Class Principal Amount of either the Group 1 Certificates or the Group 2 Certificates has been reduced to zero, principal paid from the Available Distribution Amount from Pool 1 to the Group 2 Certificates and from Pool 2 to the Group 1 Certificates, as described under "-- Limited Cross-Collateralization"; and

            (B) the amounts paid from the Available Distribution Amount for the Overcollateralized Group to the Senior Certificates related to the Undercollateralized Group, as described under "-- Limited
      Cross-Collateralization."

      On any Distribution Date after a Senior Termination Date has occurred with respect to either Pool 1 or Pool 2, the Subordinate Principal Distribution Amount will not be calculated individually with respect to Pool 1 or Pool 2, but will equal the amount calculated pursuant to the formula set forth above based on the Subordinate Percentage or Subordinate Prepayment Percentage, as applicable, for the Subordinate Certificates for such Distribution Date with respect to all of the Mortgage Loans as opposed to the Mortgage Loans in the related Asset Pool only.

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

      - The "SUBORDINATE CLASS PERCENTAGE" for each class of Subordinate Certificates for each Distribution Date is equal to the percentage obtained by dividing the Class Principal Amount of such class immediately prior to such Distribution Date by the aggregate Class Principal Amount of all classes of Subordinate Certificates immediately prior to such date.

      - The "SUBORDINATE PREPAYMENT PERCENTAGE" for any Distribution Date and for each of Pool 1 and Pool 2 is the difference between 100% and the related Senior Prepayment Percentage for such Distribution Date.

      - The "SUBORDINATE PERCENTAGE" with respect to each of Pool 1 and Pool 2 and any Distribution Date will be equal to the difference between 100% and the related Senior Percentage for such Asset Pool on such Distribution Date; provided, however, that on any Distribution Date after a Senior Termination Date has occurred with respect to such Asset Pool, the Subordinate Percentage will represent the entire interest of the Subordinate Certificates in the Mortgage Loans and will be equal to the difference between 100% and the Senior Percentage related to the Mortgage Loans in the aggregate for such Distribution Date.

PRIORITY OF DISTRIBUTIONS

      On each Distribution Date, the Available Distribution Amount from the related Asset Pool (in the case of the components of the Class X-A1 Certificates and the Senior Certificates other than the Class X-B Certificates) and Pool 1 and Pool 2 in the aggregate (in the case of the Subordinate Certificates and the Class X-B Certificates) will be allocated among the classes of Senior Certificates and Subordinate Certificates in the following order of priority:

            (1) Concurrently, to the payment of the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls on each class of Senior Certificates and each component thereof; provided, however, that on each Distribution Date, the amount of interest that would otherwise be distributable to the Pool 1 Component, the Pool 2 Component, the Class X-A2 Certificates or the Class X-B Certificates will be deposited in the Reserve Fund and credited to the related Sub Account to the extent of any related Required Reserve Fund Deposit for such Distribution Date in the manner described herein;

            (2) Concurrently, to the Senior Certificates from the Available Distribution Amount remaining in the related Asset Pool after application of priority (1) above, as follows:

                  (a) sequentially, to the Class A-R and Class A-1 Certificates, in that order, the Senior Principal Distribution Amount for Pool 1, until their respective Class Principal Amounts have been reduced to zero;

                  (b) to the Class A-2 Certificates, the Senior Principal Distribution Amount for Pool 2, until their Class Principal Amount has been reduced to zero; and

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

                  (c) to the Class A-3 Certificates, the Group 3 Principal Distribution Amount, until their Class Principal Amount has been reduced to zero.

            (3) From the aggregate Available Distribution Amount for Pool 1 and Pool 2 remaining after the application of priorities (1) and (2) above, to the Class B-1 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

            (4) From the aggregate Available Distribution Amount for Pool 1 and Pool 2 remaining after application of priorities (1) through (3) above, to the Class B-1 Certificates, such class' Subordinate Class Percentage of the aggregate Subordinate Principal Distribution Amount for such Asset Pools, until its Class Principal Amount has been reduced to zero;

            (5) From the aggregate Available Distribution Amount for Pool 1 and Pool 2 remaining after the application of priorities (1) through (4) above, to the Class B-2 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

            (6) From the aggregate Available Distribution Amount for Pool 1 and Pool 2 remaining after application of priorities (1) through (5) above, to the Class B-2 Certificates, such class' Subordinate Class Percentage of the aggregate Subordinate Principal Distribution Amount for such Asset Pools, until its Class Principal Amount has been reduced to zero;

            (7) From the aggregate Available Distribution Amount for Pool 1 and Pool 2 remaining after the application of priorities (1) through (6) above, to the Class B-3 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

            (8) From the aggregate Available Distribution Amount for Pool 1 and Pool 2 remaining after application of priorities (1) through (7) above, to the Class B-3 Certificates, such class' Subordinate Class Percentage of the aggregate Subordinate Principal Distribution Amount for such Asset Pools, until its Class Principal Amount has been reduced to zero;

            (9) From the related Sub Account of the Reserve Fund, concurrently
      (A) to the Class A-1, Class A-2 and Class A-3 Certificates and (B) sequentially, to the Class B-1, Class B-2 and Class B-3 Certificates, in that order, any related Net WAC Shortfall or related unpaid Net WAC Shortfall for such date;

            (10) From the aggregate Available Distribution Amount for Pool 1 and Pool 2 remaining after application of priorities (1) through (8) above, in the following order of priority:

                  (a) to the Class B-4 Certificates, the payment of its
            applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

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

                  (b) to the Class B-4 Certificates, such class' Subordinate
            Class Percentage of the aggregate Subordinate Principal Distribution Amount for Pool 1 and Pool 2, until its Class Principal Amount has been reduced to zero;

                  (c) to the Class B-5 Certificates, the payment of its
            applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

                  (d) to the Class B-5 Certificates, such class' Subordinate
            Class Percentage of the aggregate Subordinate Principal Distribution Amount for Pool 1 and Pool 2, until its Class Principal Amount has been reduced to zero;

                  (e) to the Class B-6 Certificates, the payment of its
            applicable Interest Distribution Amount and any outstanding Interest Shortfalls; and

                  (f) to the Class B-6 Certificates, such class' Subordinate
            Class Percentage of the aggregate Subordinate Principal Distribution Amount for Pool 1 and Pool 2, until its Class Principal Amount has been reduced to zero; and

            (11) To the Class A-R Certificate, any remaining amount of the Available Distribution Amount from the Asset Pools in the aggregate.

      On each Distribution Date on and after the Credit Support Depletion Date, the Available Distribution Amount for Pool 1 and Pool 2 will be combined and distributed to the Senior Certificates in Group 1 and Group 2, first, to pay the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls; second, to pay principal on a pro rata basis; third, to pay any Net WAC Shortfall or any unpaid Net WAC Shortfall; and fourth, to the Class A-R Certificate, any remaining Available Distribution Amount. The "Credit Support Depletion Date" is the date on which the aggregate Class Principal Amount of the Subordinate Certificates has been reduced to zero.

LIMITED CROSS-COLLATERALIZATION

      The priority of distributions for Pool 1 and Pool 2 described above in " -- Priority of Distributions" will be subject to change if the related Mortgage Loans are subject to rapid prepayments or disproportionately high Realized Losses, as described below.

      a. Cross-Collateralization Due to Rapid Prepayments in Pool 1 and Pool 2. The priority of distributions will change in the case where either Pool 1 or Pool 2 is experiencing rapid prepayments provided all the following conditions are met:

      - the aggregate Class Principal Amount of the Group 1 Certificates or the Group 2 Certificates has been reduced to zero;

      -     there are still Subordinate Certificates Outstanding; and

      - either (i) the Aggregate Subordinate Percentage on that date is less than 200% of the Aggregate Subordinate Percentage as of the Closing Date or (ii) the outstanding principal balance of the Mortgage Loans in such Asset Pool delinquent 60 days or more (including, for this purpose, loans in REO, foreclosure or bankruptcy status) averaged over the last six months, as a percentage of such Asset Pool's applicable Pool Subordinate Amount, is greater than or equal to 50%.

      When all of these three conditions are satisfied, all principal received or advanced with respect to the Mortgage Loans in Pool 1 or Pool 2 relating to the Group 1 Certificates or the Group 2 Certificates that has been paid in full, will be applied as a distribution of principal to the Senior Certificates of the other Certificate Group (on a pro rata basis) rather than applied as a principal distribution to the Subordinate Certificates. Such principal would be distributed in the same priority as those Senior Certificates would receive other distributions of principal.

      b. Cross-Collateralization Due to Disproportionate Realized Losses in Pool 1 and Pool 2. Realized losses related to Pool 1 and Pool 2 are allocated generally to the Subordinate Certificates and not just to the portion of the Subordinate Certificates representing an interest in the Asset Pool that incurred the loss. Therefore, if Realized Losses of either Pool 1 or Pool 2 that are allocated to the Subordinate Certificates exceed the related Pool Subordinate Amount for that Asset Pool, the principal balance of the Mortgage Loans of that Asset Pool will be less than the principal balance of the related Certificate Group. That is, the principal balance of Mortgage Loans in that Asset Pool will be less than the Class Principal Amount of the Certificate Group being supported by that collateral and, therefore, the related Certificate Group is "undercollateralized." In that situation, payments on the Mortgage Loans in the other Asset Pool will be used to make interest and then principal distributions to the Senior Certificates related to the undercollateralized Certificate Group to the extent described below.

      If, on any Distribution Date, the aggregate Class Principal Amount of either the Group 1 Certificates or the Group 2 Certificates is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related Asset Pool (such Certificate Group, the "Undercollateralized Group" and the other Certificate Group, the "Overcollateralized Group"), then until the occurrence of the Credit Support Depletion Date, the priority of distributions described in this prospectus supplement under "-- Priority of Distributions" will be altered as follows:

      - the Available Distribution Amount for the Overcollateralized Group, to the extent remaining following distributions of interest and principal to the related Senior Certificates of that Certificate Group and to any related component, will be paid in the following priority: (1) first, such amount, up to an amount for the Undercollateralized Group (the "Total Transfer Amount") equal to the sum of the Interest Transfer Amount and the Principal Transfer Amount for the Undercollateralized Group will be distributed first to the Senior Certificates and to any component thereof related to the Undercollateralized Group, in payment of accrued but unpaid interest, if any, and then to those Senior Certificates as principal, in the same order and priority as they would receive with respect to other distributions of principal to the extent required so that such Certificate Group will no longer qualify as the Undercollateralized Group; and (2) second, any remaining amount will be distributed pursuant to paragraphs (3), (4), (5), (6) and (10) under "-- Priority of Distributions" in this prospectus supplement.

      On each Distribution Date, the "Interest Transfer Amount" for the Undercollateralized Group will equal one month's interest on the applicable Principal Transfer Amount at such Asset Pool's weighted average Net Mortgage Rate, plus any shortfall of interest on the Senior

Certificates of the Undercollateralized Group and the components thereof, from prior Distribution Dates.

      On each Distribution Date, the "Principal Transfer Amount" for the Undercollateralized Group will equal the excess of the aggregate Class Principal Amount of the Senior Certificates related to the Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Loans in that Asset Pool.

      The payment of interest to the Certificates related to the Undercollateralized Group from the interest collected on the Overcollateralized Group may cause a shortfall in the amount of principal and interest otherwise distributable to the Subordinate Certificates. In addition, after the aggregate principal balance of the Subordinate Certificates has been reduced to zero, this may cause a shortfall of principal that would be allocated to the Senior Certificates related to the Undercollateralized Group.

SUBORDINATION OF THE PAYMENT OF THE SUBORDINATE CERTIFICATES

      The rights of the holders of the Subordinate Certificates to receive payments with respect to the Mortgage Loans will be subordinated to the rights of the holders of the related Senior Certificates and the rights of the holders of each class of Subordinate Certificates (other than the Class B-1 Certificates) to receive such payments will be further subordinated to the rights of the class or classes of Subordinate Certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the Subordinate Certificates to the related Senior Certificates and the further subordination among the Subordinate Certificates is intended to provide the Certificateholders having higher relative payment priority with protection against Realized Losses.

ALLOCATION OF REALIZED LOSSES

      If a Realized Loss occurs on the Mortgage Loans, then, on each Distribution Date the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class B-6 Certificates while those Certificates are outstanding, then to the Class B-5 Certificates, and so forth) and second, to the Senior Certificates related to the Asset Pool sustaining such losses, on the basis of their respective Certificate Principal Amounts.

      The Class Principal Amount of the lowest ranking class of Subordinate Certificates then outstanding will also be reduced by the amount, if any, by which the total Certificate Principal Amount of all the Certificates on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the total Stated Principal Balance of the Mortgage Loans for the related Distribution Date (a "Subordinate Certificate Writedown Amount").

      - In general, a "REALIZED LOSS" means (a) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of that Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds applied to the principal balance of that Mortgage

            Loan, or (b) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related Mortgaged Property (a "Deficient Valuation"). In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a Mortgage Loan will be applied first to outstanding expenses incurred with respect to such Mortgage Loan, then to accrued, unpaid interest, and finally to principal.

      - A "LIQUIDATED MORTGAGE LOAN" generally is a defaulted Mortgage Loan as to which the Mortgage Loan or related REO Property has been disposed of and all amounts expected to be recovered in respect of that Mortgage Loan have been received by the related Servicer.

      In the event that any amount is recovered in respect of principal of a Liquidated Mortgage Loan (after reimbursement of any unreimbursed advances or expenses of the Servicer), after any related Realized Loss has been allocated in reduction of the Class Principal Amount of a class of Certificates as described herein, such amount (a "Subsequent Recovery ") will be distributed to the Certificates still outstanding, in accordance with the priorities described under " -- Priority of Distributions," and the Class Principal Amount of each class of Certificates then outstanding that has been reduced due to application of a Realized Loss will be increased, in order of seniority, by the amount of such Subsequent Recovery. Any Subsequent Recovery that is received during a Prepayment Period will be included as part of the Available Distribution Amount for the related Distribution Date. It is generally not anticipated that any such amounts will be recovered, or that any distributions in respect of Subsequent Recoveries will be made to the Subordinate Certificates prior to the Distribution Date in January 2015.

REPORTS TO CERTIFICATEHOLDERS

      On each Distribution Date, the Securities Administrator will make available to each Certificateholder and will forward to the rating agencies a statement (based on information received from each Servicer as well as information included in the underlying distribution date statement) generally setting forth, among other things:

      - the amount of the distributions, separately identified, with respect to each class of Certificates;

      - the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included in that amount;

      - the amount of the distributions set forth in the first clause above allocable to interest and how it was calculated;

      - the amount of any unpaid Interest Shortfall, Net WAC Shortfall or unpaid Net WAC Shortfall (if applicable) and the related accrued interest thereon, with respect to each class of Certificates;

      - the Class Principal Amount of each class of Certificates after giving effect to the distribution of principal on that Distribution Date;

      - the Pool Balance, the Stated Principal Balance of the Mortgage Loans in each of Pool 1 and Pool 2 and the Pool 1 Net WAC and the Pool 2 Net WAC, at the end of the related Prepayment Period;

      - the Stated Principal Balance of the Mortgage Loans in each of Pool 1 and Pool 2 whose Mortgage Rates adjust on the basis of the One-Month LIBOR index and the Six-Month LIBOR index at the end of the related Prepayment Period;

      - the Pro Rata Senior Percentage, Senior Percentage and the Subordinate Percentage for each of Pool 1 and Pool 2 for the following Distribution Date;

      - the Senior Prepayment Percentage and Subordinate Prepayment Percentage for each of Pool 1 and Pool 2 for the following Distribution Date;

      - in the aggregate and with respect to each of Pool 1 and Pool 2, the amount of the Master Servicing Fee and the Servicing Fee paid to or retained by the Master Servicer and by each Servicer, respectively;

      - in the aggregate and with respect to each of Pool 1 and Pool 2, the amount of Monthly Advances for the related Due Period;

      - in the aggregate and with respect to each of Pool 1 and Pool 2, the number and aggregate principal balance of the Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and
            (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

      - in the aggregate and with respect to each of Pool 1 and Pool 2, for any Mortgage Loan as to which the related Mortgaged Property was an REO property during the preceding calendar month, the loan number, the principal balance of that Mortgage Loan as of the close of business on the last day of the related Due Period and the date of acquisition of the REO property;

      - in the aggregate and with respect to each of Pool 1 and Pool 2, the total number and principal balance of any REO properties as of the close of business on the last day of the preceding Due Period;

      - in the aggregate and with respect to each of Pool 1 and Pool 2, the amount of Realized Losses incurred during the preceding calendar month;

      - in the aggregate and with respect to each of Pool 1 and Pool 2, the cumulative amount of Realized Losses incurred since the Closing Date;

      - the Certificate Interest Rate for each class of Certificates for that Distribution Date.

      - the amount of principal and interest, if any, distributed in respect of the Underlying Certificates on the related underlying distribution date; and

      - the principal balance of the Underlying Certificates (a) immediately prior to the related Distribution Date and (b) as of such Distribution Date after giving effect to the distribution of principal made thereon on the related Underlying Distribution Date.

      Holders of the Group 3 Certificates may receive access to the monthly underlying distribution date statements by contacting the Securities Administrator as described below.

      The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator's website. The Securities Administrator's website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: Wells Fargo Bank, National Association, P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045). The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

      In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

FINAL SCHEDULED DISTRIBUTION DATE

      The "Final Scheduled Distribution Date" for the Offered Certificates (other than the Group 3 Certificates) is the Distribution Date in January 2035, which is the Distribution Date in the month following the scheduled maturity date for the latest maturing Mortgage Loan. The "Final Scheduled Distribution Date for the Group 3 Certificates is the Distribution Date in September 2034, which is the Distribution Date in the month following the final scheduled distribution date of the Underlying Certificates. The actual final Distribution Date of any class of Certificates may be earlier or later, and could be substantially earlier, than such class's Final Scheduled Distribution Date.

OPTIONAL CLEAN-UP REDEMPTION

      On any Distribution Date on or after the Distribution Date (the "Clean-Up Call Date") on which the aggregate outstanding principal balance of the Mortgage Loans as of the related Due Date is equal to or less than 10% of the aggregate principal balance of the Mortgage Loans (in the aggregate) as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer will purchase all (but not less than all) of the Mortgage Loans from the Trust Fund and apply the proceeds to redeem the Certificates (other than the Group 3 Certificates) at a price equal to 100% of the then aggregate outstanding Class Principal Amount of such Certificates, plus accrued interest thereon through the end of the Accrual Period immediately preceding the related Distribution Date (excluding the amount of any unpaid Net WAC Shortfalls). NO REDEMPTION PREMIUM WILL BE DISTRIBUTABLE IN CONNECTION WITH SUCH REDEMPTION.

      The Group 3 Certificates may continue to remain outstanding after any such optional purchase of the mortgage loans and early redemption of the other Offered Certificates.

      If the Master Servicer does not exercise its optional clean-up redemption right on the initial Clean-Up Call Date and redeem the related Certificates, then on the immediately succeeding Distribution Date, the applicable margin specified in clause (i) of the definition of Certificate Interest Rate for the Class A-1, Class A-2, Class B-1, Class B-2 and Class B-3 Certificates will increase as described at "Description of the Certificates -- Distributions of Interest" and the increased margin will remain in effect on all subsequent Distribution Dates. The Certificate Interest Rate of the Class A-3 Certificates will not be affected by any failure of the Master Servicer to exercise the option described in this paragraph

THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

      HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, will be the Trustee under the Pooling and Servicing Agreement. The Trustee will be paid an annual fee by the Master Servicer from its Master Servicing Fee. The Trustee will be entitled to reimbursement for certain expenses and other amounts prior to payment of any amounts to Certificateholders. The Trustee's "Corporate Trust Office" is located at 452 Fifth Avenue, New York, New York 10018, or at such other addresses as the Trustee may designate from time to time.

      Wells Fargo Bank, National Association, as Securities Administrator, for so long as it is Master Servicer, will perform certain administrative duties with respect to the Certificates, on behalf of the Trustee, including receiving distributions on the Underlying Certificates, acting as authentication agent, calculation agent, paying agent, and the party responsible for preparing distribution statements and tax information for Certificateholders and preparing tax filings for the Trust. The Securities Administrator's "Corporate Trust Office" for purposes of presentment and surrender of the Certificates for final payment thereon is Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attn: Sequoia Mortgage Trust 2004-12. The Securities Administrator may be removed or may resign under the circumstances set forth in the Pooling and Servicing Agreement.

VOTING RIGHTS

      The Class A-R, Class X-A1, Class X-A2 and X-B Certificates will be allocated 4% of all voting rights and the other classes of Certificates will be allocated 96% of all voting rights under the Pooling and Servicing Agreement. Voting rights will be allocated among the classes of Certificates in proportion to their respective Class Principal Amounts or Class Notional Amounts, as applicable, and among Certificates of such class in proportion to their Percentage Interests. The "Percentage Interest" of a Certificate will be a fraction, expressed as a percentage, the numerator of which is that Certificate's Certificate Principal Amount or notional amount, and the denominator of which is the applicable Class Principal Amount or Class Notional Amount.

                                  THE SERVICERS

      Initially, GreenPoint, MSDWCC, GMAC, Bank of America and Cendant Mortgage Corporation (together, the "Servicers") will be responsible for servicing approximately 52.92%, 21.36%, 14.63%, 10.56% and 0.53% of the Mortgage Loans, respectively. The Servicers will initially have primary responsibility for servicing the Mortgage Loans, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and related Mortgaged Properties.

GREENPOINT MORTGAGE FUNDING, INC.

      The delinquency, foreclosure and loss experience for GreenPoint is not provided in this prospectus supplement because GreenPoint's historical servicing portfolio has consisted primarily of mortgage loans with characteristics that are not comparable to those of the Mortgage Loans.

      GreenPoint is an indirect wholly-owned subsidiary of North Fork Bancorporation, Inc., a bank holding company. GreenPoint is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights.

      GreenPoint's executive offices are located at 100 Wood Hollow Drive, Novato, California 94945.

      Following the Closing Date, it is anticipated that substantially all of the Mortgage Loans being serviced by GreenPoint will be subject to a servicing transfer to GMACM. There can be no assurance as to the timing or certainty of any such servicing transfer.

GMAC MORTGAGE CORPORATION

      GMAC Mortgage Corporation ("GMACM" ) is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation and is one of the nation's largest mortgage bankers. GMACM is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans. GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044, telephone (215) 682-1000.

      The following table summarizes the delinquency experience for all the mortgage loans originated and serviced under the GMACM Non-Conforming Adjustable Rate Loan Programs. These mortgage loans include hybrid adjustable rate mortgage loans and other types of adjustable rate mortgage loans that are not included in the Trust Fund. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency experience of the mortgage loans included in the trust will be similar to that set forth below.

                            DELINQUENCY EXPERIENCE(1)

                              AT SEPTEMBER 30, 2004    AT DECEMBER 31, 2003     AT DECEMBER 31, 2002       AT DECEMBER 31, 2001
                             -----------------------  -----------------------  -----------------------   -------------------------
                                $ LOANS       % BY $      $ LOANS      % BY $       $ LOANS     % BY $        $ LOANS       % BY $
                             ---------------  ------  ---------------  ------  ---------------  ------   -----------------  ------
Number of Loans ...........            8,526                    3,413                    3,161                       5,776
Total Portfolio ...........  $ 3,746,881,362    100%  $ 1,500,841,189    100%  $ 1,124,121,260    100%   $   1,951,330,393    100%
Period of Delinquency
   30-59 Days .............  $    39,326,344   1.05%  $    20,484,076   1.36%  $    20,362,044   1.81%   $      22,637,877   1.16%
   60-89 Days .............  $     3,080,013   0.08%  $     3,839,246   0.26%  $     1,882,746   0.17%   $       1,533,037   0.08%
   90 or more Days ........  $       698,937   0.02%  $     2,038,390   0.14%  $     1,074,413   0.10%   $         753,340   0.04%
Sub-Total .................  $    43,105,294   1.15%  $    26,361,712   1.76%  $    23,319,203   2.07%   $      24,924,253   1.28%
                             ---------------   ----   ---------------   ----   ---------------   ----    -----------------   ----
Delinquency Status
   Bankruptcy .............  $     3,867,677   0.10%  $     1,311,598   0.09%  $       524,919   0.05%   $         630,690   0.03%
   Foreclosure ............  $     4,694,807   0.13%  $     1,846,319   0.12%  $     5,677,038   0.51%   $       2,185,813   0.11%
   Real Estate Owned.......  $     3,057,033   0.08%  $     4,825,626   0.32%  $     2,142,133   0.19%   $       1,978,530   0.10%
Sub-Total .................  $    11,619,517   0.31%  $     7,983,543   0.53%  $     8,344,090   0.74%   $       4,795,033   0.25%
                             ---------------   ----   ---------------   ----   ---------------   ----    -----------------   ----
Total Delinquent
Loans .....................  $    54,724,811   1.46%  $    34,345,255   2.29%  $    31,663,292   2.82%   $      29,719,286   1.52%
                             ===============   ====   ===============   ====   ===============   ====    =================   ====

------------
(1) All percentages based on the total loan balance outstanding rounded to the nearest dollar.

CENDANT MORTGAGE CORPORATION

      General. Cendant, a New Jersey corporation, is a wholly owned indirect subsidiary of Cendant Corporation, a publicly traded company. Cendant originates, sells and services residential mortgage loans in the United States. Cendant is a centralized mortgage lender conducting its business in all 50 states. Cendant markets its mortgage products to consumers through a number of channels, which include, an 800-number teleservices platform, a Web interface, field sales professionals and purchasing closed loans from financial institutions and mortgage banks after underwriting the loans.

      Cendant customarily sells all mortgages it originates to investors (which include a variety of institutional investors) either as individual loans, mortgage-backed securities or participation certificates issued or guaranteed by Fannie Mae, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association. Cendant earns revenue from the sale of the mortgage loans to investors, as well as on the servicing of the loans for investors.

      Cendant's executive offices are located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and its telephone number is (856) 917-6000.

      As of September 30, 2004, Cendant provided servicing for approximately $144.7 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

      Delinquency and foreclosure experience. The following table sets forth the delinquency and foreclosure experience of residential mortgage loans funded and serviced by Cendant as of the dates indicated. Cendant's portfolio of mortgage loans in the aggregate may differ significantly from the Mortgage Loans in terms of interest rates, principal balances, geographic distribution, loan to value ratios and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing those mortgage loans and the ability of borrowers to make required payments.

                          CENDANT MORTGAGE CORPORATION
             DELINQUENCY AND FORECLOSURE EXPERIENCE IN THE PORTFOLIO
              OF ONE- TO FOUR-FAMILY RESIDENTIAL MORTGAGE LOANS(1)

                                          At December 31, 2002       At December 31, 2003       At September 30, 2004
                                         ---------------------      ----------------------      ----------------------
                                          Number      Principal      Number      Principal       Number       Principal
                                         of Loans      Balance      of Loans      Balance       of Loans       Balance
                                         -------      --------      ---------    ---------      --------      --------
Total Portfolio                          786,201      $114,079       888,860      $136,427       922,950      $144,714
Period of Delinquency:(2)(3)
   30--59 Days                            19,075      $  2,260        20,075      $  2,383        18,756      $  2,375
   Percent Delinquent                        2.4%          2.0%          2.3%          1.7%          2.0%          1.6%
   60--89 Days                             3,827      $    427         3,896      $    398         3,866      $    415
   Percent Delinquent                        0.5%          0.4%          0.4%          0.3%          0.4%          0.3%
   90 Days or More                         4,932          $467         5,736      $    536         4,232          $420
   Percent Delinquent                        0.6%          0.4%          0.6%          0.4%          0.5%          0.3%
Total Delinquencies(4)                    27,834      $  3,154        29,707      $  3,317        26,854      $  3,210
Total Delinquencies by
Percent of Total Portfolio                   3.5%          2.8%          3.3%          2.4%          2.9%          2.2%
Foreclosures, Bankruptcies
or Real Estate Owned                       8,629      $    781        10,120      $    950         9,533      $    902
Percent of Total Portfolio in
Foreclosures, Bankruptcies or
Real Estate Owned(5)                         1.1%          0.7%          1.1%          0.7%          1.0%          0.6%

------------
(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated. All dollar amounts are in millions and have been rounded to the nearest whole number.

(2) No mortgage loan is included in this table as delinquent until it is 30 days past due.

(3) Bankruptcies are included in the delinquency calculations and also in the "Foreclosures, Bankruptcies or Real Estate Owned" category. The Foreclosures and Real Estate Owned categories are excluded from the delinquency calculations.

(4)   Entries may not add up to total due to rounding.

(5)   Percentages stated are of the total servicing portfolio.

      While the above foreclosure and delinquency experience is typical of Cendant's recent experience, there can be no assurance that experience on the Mortgage Loans will be similar. As a result of the rapid growth experienced by Cendant, its servicing portfolio is relatively unseasoned. Accordingly, the information should not be considered to reflect the credit quality of the Mortgage Loans, or as a basis for assessing the likelihood, amount or severity of losses on the Mortgage Loans. The statistical data in the table is based on all of the loans in Cendant's servicing portfolio. The Mortgage Loans may be more recently originated than, and also have other characteristics which distinguish them from, the majority of the loans in Cendant's servicing portfolio.

      Legal Proceedings. Pursuant to a merger with HFS Incorporated ("HFS") in April 1997, PHH Corporation became a wholly-owned subsidiary of HFS. On December 17, 1997, pursuant to a merger between CUC International, Inc. ("CUC") and HFS, HFS was merged into CUC with CUC surviving and changing its name to Cendant Corporation.

      On April 15, 1998, Cendant Corporation announced that in the course of transferring responsibility for Cendant Corporation's accounting functions from Cendant Corporation personnel associated with CUC prior to the merger to Cendant Corporation personnel associated with HFS before the merger and preparing for the report of first quarter 1998 financial results, Cendant Corporation discovered accounting irregularities in some of the CUC business units.

      Following the April 15, 1998 announcement of the discovery of accounting irregularities in the former business units of CUC, approximately 70 lawsuits claiming to be class actions and various individual lawsuits and arbitration proceedings were commenced in various courts and other forums against Cendant Corporation and other defendants by or on behalf of persons claiming to have purchased or otherwise acquired securities or options issued by CUC or Cendant Corporation between May 1995 and August 1998.

      On December 7, 1999, Cendant Corporation announced that it had reached an agreement to settle claims made by class members in the principal securities class action pending against it for $2.85 billion in cash. The settlement received all necessary court approvals and was fully funded by Cendant Corporation on May 24, 2002.

      The accounting irregularities described above did not include PHH Corporation or any of its subsidiaries, including Cendant.

      Recent Developments. Cendant Corporation and its PHH Corporation subsidiary recently announced that Cendant Corporation intends to distribute the mortgage and fleet operations of PHH Corporation to Cendant Corporation shareholders. The spin-off is expected to be consummated in the first quarter of 2005. Cendant Corporation anticipates it will enter into a joint venture with Cendant, designed to preserve the mutually beneficial cross-selling opportunities that exist between the mortgage business and Cendant Corporation's residential real estate, relocation and settlement services businesses. PHH Corporation debt is expected to remain investment grade. The dividend distribution to Cendant Corporation shareholders of the common stock of PHH Corporation, and the establishment of the record date related thereto, remain subject to the formal declaration of such dividend by Cendant Corporation's board of directors. There can be no assurance that the transaction will be completed.

      The information set forth above with respect to Cendant has been provided by Cendant, and neither the Seller, the Depositor, the Trustee nor any Underwriter makes representations or warranties as to the accuracy or completeness of such information.

MORGAN STANLEY DEAN WITTER CREDIT CORPORATION

      The delinquency, foreclosure and loss experience set forth below for MSDWCC has been provided by such Servicer and solely represents the historical experience of the Servicer's servicing portfolio for its First Mortgage Program, for the periods indicated and no representation is made by MSDWCC, the Depositor or any other entity that the delinquency and/or loss experience of the Mortgage Loans will be similar to that of the servicing portfolio, nor is any representation made by such Servicer as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

                  MORGAN STANLEY DEAN WITTER CREDIT CORPORATION
                          DELINQUENCY AND LOSS HISTORY
                             (DOLLARS IN THOUSANDS)

Fiscal Year ended:                     NOVEMBER 30, 2001        NOVEMBER 30, 2002       NOVEMBER 30, 2003       MAY 31, 2004
                                    -----------------------  -----------------------  --------------------  --------------------
                                         $            #           $            #          $           #          $          #
                                    ------------  ---------  ------------  ---------  -----------  -------  -----------  -------
First Mortgage Loans
   Outstanding ...................  $ 2,749,306     12,218   $ 4,944,219     19,354   $7,468,471   27,540   $8,268,305   29,749
Delinquency Period:(1)
30 -- 59 Days ....................  $     1,613         12   $     3,038         18   $    2,599       14   $    3,576       16
60 -- 89 Days ....................  $       459          4   $     1,203         10   $    1,965        9   $    2,060        6
90 Days or More ..................  $     1,132         10   $     2,673         12   $    5,275       22   $    3,622       22
Total Delinquency ................  $     3,204         26   $     6,914         40   $    9,839       45   $    9,258       44
Percent of Loan Portfolio ........         0.12%      0.21%         0.14%      0.21%        0.13%    0.16%        0.11%    0.15%
Foreclosures:
Outstanding ......................        1,208          8         3,084         16        5,275       22        1,637       10
Percent of Loan Portfolio ........         0.04%      0.07%         0.06%      0.08%        0.07%    0.08%        0.02%    0.03%
Average Portfolio  Balance(2) ....  $ 2,295,376     10,284   $ 3,761,663     15,658   $6,276,264   23,733   $7,854,612   28,584
Gross Losses .....................  $        52              $       206              $      264            $      357
Recoveries .......................  $        (0)             $        (0)             $       (2)           $       (0)
Net Losses .......................  $        52              $       206              $      262            $      357
Percent of Average Portfolio
   Balance(3) ....................         0.00%                    0.01%                   0.00%                 0.00%

------------

(1) Delinquency is based on the number of days payments are contractually past due. Any loans in foreclosure status are included in the respective aging category in the chart.

(2) Average portfolio balance is the sum of the prior fiscal year-end balance plus the sum of each month-end balance for the year indicated divided by thirteen periods (or seven periods in the case of May 31, 2004).

(3)   For May 31, 2004, the loss rate is annualized.

BANK OF AMERICA, N.A.

      Bank of America, N.A. is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general commercial banking business, offering a wide range of commercial, corporate, international, financial and retail banking services to corporations, governments and individuals. Bank of America originates and services residential mortgage loans and performs subservicing functions for affiliates.

      Bank of America's headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255. Bank of America is subject to regulation, supervision and examination by the Office of the Comptroller of the Currency and has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, the Government National Mortgage Association, FNMA and FHLMC.

      Foreclosure and Delinquency Experience of Bank of America. The following table summarizes the delinquency and foreclosure experience on the portfolio of one- to four-family first mortgage loans originated or acquired by Bank of America or certain of its affiliates and serviced or subserviced by Bank of America, or serviced by Bank of America for others, other than (i) mortgage loans acquired through certain mergers with previously unaffiliated entities,
(ii) mortgage loans with respect to which the servicing rights were acquired by Bank of America in bulk and (iii) certain other mortgage loans, to the extent such mortgage loans were originated at bank branches of Bank of America.

      The portfolio of mortgage loans serviced by Bank of America includes both fixed and adjustable interest rate mortgage loans, including "buydown" mortgage loans, loans with balances conforming to FHLMC's and FNMA's limits as well as jumbo loans, loans with stated maturities of 10 to 40 years and other types of mortgage loans having a variety of payment characteristics, and includes mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic distribution or concentration of the mortgaged properties securing the Mortgage Loans. There can be no assurance that the delinquency, foreclosure and loss experience set forth below will be similar to the results that may be experienced with respect to the Mortgage Loans.

                             BANK OF AMERICA, N.A.
            DELINQUENCY AND FORECLOSURE EXPERIENCE ON MORTGAGE LOANS

                                                   AT SEPTEMBER 30, 2004              AT DECEMBER 31, 2003
                                              -------------------------------    -------------------------------
                                                              Outstanding and                    Outstanding and
                                              Number and %           %           Number and %           %
                                                   of            Principal            of            Principal
                                                Mortgage          Amount           Mortgage          Amount
                                                 Loans         (In Millions)        Loans         (In Millions)
                                              ------------    ---------------    ------------    ---------------
Total Portfolio                                1,286,755      $     190,647.9     1,229,050      $     174,777.5
Delinquencies*
      One Installment delinquent                  17,810      $       1,961.6        20,406      $       2,219.3
      Percent Delinquent                             1.4%                 1.0%          1.7%                 1.3%
      Two Installments delinquent                  4,374      $         447.5         5,399      $         549.9
      Percent Delinquent                             0.3%                 0.2%          0.4%                 0.3%
      Three or more installments delinquent        5,240      $         502.4         6,294      $         615.8
      Percent Delinquent                             0.4%                 0.3%          0.5%                 0.4%
In Foreclosure                                     4,054      $         397.0         5,449      $         548.2
      Percent in Foreclosure                         0.3%                 0.2%          0.4%                 0.3%
Delinquent and in Foreclosure                     31,478      $       3,308.5        37,548      $       3,933.2
Percent Delinquent and in Foreclosure**              2.4%                 1.7%          3.1%                 2.3%

                                                   AT DECEMBER 31, 2002               AT DECEMBER 31, 2001
                                              -------------------------------    -------------------------------
                                                              Outstanding and                    Outstanding and
                                              Number and %           %           Number and %           %
                                                  of             Principal           of             Principal
                                                Mortgage          Amount           Mortgage          Amount
                                                 Loans         (In Millions)        Loans         (In Millions)
                                              ------------    ---------------    ------------    ---------------
Total Portfolio                                1,202,522      $     168,063.2     1,273,067      $     178,164.2
Delinquencies*
      One Installment delinquent                  25,415      $       2,971.5        28,120      $       3,231.9
      Percent Delinquent                             2.1%                 1.8%          2.2%                 1.8%
      Two Installments delinquent                  5,952      $         625.2         5,910      $         619.1
      Percent Delinquent                             0.5%                 0.4%          0.5%                 0.3%
      Three or more installments delinquent        6,373      $         649.5         5,874      $         592.8
      Percent Delinquent                             0.5%                 0.4%          0.5%                 0.3%
In Foreclosure                                     5,855      $         590.1         5,717      $         578.3
      Percent in Foreclosure                         0.5%                 0.4%          0.4%                 0.3%
Delinquent and in Foreclosure                     43,595      $       4,836.4        45,621      $       5,022.0
Percent Delinquent and in Foreclosure**              3.6%                 2.9%          3.6%                 2.8%

---------------
* A mortgage loan is deemed to have "one installment delinquent" if any scheduled payment of principal or interest is delinquent past the end of the month in which such payment was due, "two installments delinquent" if such delinquency persists past the end of the month following the month in which such payment was due, and so forth.

** The sums of the Percent Delinquent and Percent in Foreclosure set forth in this table may not equal the Percent Delinquent and in Foreclosure due to rounding.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

      Wells Fargo Bank, National Association, with its principal master servicing offices at 9062 Old Annapolis Road, Columbia, Maryland 21045, will perform the duties of Master Servicer in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer will not be ultimately responsible for the performance of the servicing activities by a Servicer, except as described under "--Servicing Compensation and Payment of Expenses; Master Servicing Compensation," "--Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans" and "--Advances" below. If any Servicer fails to fulfill its obligations under the applicable Servicing Agreement, the Master Servicer is obligated to terminate that Servicer and appoint a successor servicer as provided in the Pooling and Servicing Agreement.

SERVICING AND COLLECTION PROCEDURES

      Servicing functions to be performed by each Servicer under the related Servicing Agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure. Each Servicer may contract with subservicers to perform some or all of such Servicer's servicing duties, but the Servicer will not thereby be released from its obligations under the related Servicing Agreement. When used herein with respect to servicing obligations, the term Servicer includes a subservicer.

      Each Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Servicing Agreement and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, each Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not consistent with the coverage of such Mortgage Loan by a primary mortgage insurance policy, arrange with a mortgagor a schedule for the liquidation of delinquencies. The Depositor's prior approval or consent will be required for certain servicing activities such as modification of the terms of any Mortgage Loan and the sale of any defaulted Mortgage Loan or REO Property.

      Pursuant to each Servicing Agreement, the Servicer will deposit collections on the Mortgage Loans into the Custodial Account established by it. Each Custodial Account is required to be kept segregated from operating accounts of the related Servicer and to meet the eligibility criteria set forth in the related Servicing Agreement. Under each Servicing Agreement, amounts on deposit in the Custodial Account may be invested in certain permitted investments described therein. Any losses resulting from such investments are required to be reimbursed to the Custodial Account by the related Servicer out of its own funds.

      On or before the Closing Date, the Securities Administrator, on behalf of the Trustee, will establish the Distribution Account into which each Servicer will remit all amounts required to be deposited therein (net of such Servicer's servicing compensation) on the remittance date specified in the related Servicing Agreement. Generally, each Servicer will determine the amount of Monthly Advances for the related Due Period on or before the 18th day of each month, or, if the 18th is not a Business Day, on the immediately preceding Business Day, (each, a "Determination Date"), and will furnish to the Master Servicer information with respect to loan level remittance data for such month's remittance on the reporting date specified in the related Servicing Agreement.

      Events of default under the Servicing Agreements include (i) any failure of the Servicer to remit to the Distribution Account any required payment which continues unremedied for a specified period after the giving of written notice of such failure to the Servicer; (ii) any failure by the Servicer to make a Monthly Advance as required under the Servicing Agreement, unless cured as specified therein; (iii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Servicer; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

      In the event of a default by a Servicer under its Servicing Agreement, the Master Servicer will have the right to remove the Servicer and will exercise that right if it considers such removal to be in the best interest of the Certificateholders. In the event that the Master Servicer removes a Servicer, the Master Servicer will, in accordance with the Pooling and Servicing Agreement, act as successor servicer under the related Servicing Agreement or will appoint a successor servicer reasonably acceptable to the Depositor and the Trustee. In connection with the removal of a Servicer, the Master Servicer will be entitled to be reimbursed from the assets of the Trust Fund for all of its reasonable costs associated with the termination of the Servicer and the transfer of servicing to a successor servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES; MASTER SERVICING COMPENSATION

      Each Servicer will be entitled to receive, from interest actually collected on each Mortgage Loan serviced by it, a servicing fee (the "Servicing Fee") equal to the product of (1) the principal balance of such Mortgage Loans as of the first day of the related Due Period and (2) a per annum rate (the "Servicing Fee Rate") ranging from approximately 0.250% to approximately 0.750%. As of the Cut-off Date, the weighted average Servicing Fee Rate for the Mortgage Loans is expected to be approximately 0.375% per annum. The Servicers are also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the Custodial Accounts.

      The Master Servicer will be paid a monthly fee (the "Master Servicing Fee") with respect to each Mortgage Loan, calculated as 0.01% per annum (the "Master Servicing Fee Rate") of the Stated Principal Balance of each Mortgage Loan as of the first day of the related Due Period. The Master Servicer also is entitled to receive as additional master servicing compensation the investment earnings on amounts on deposit in the Distribution Account. The Master Servicer will pay the fees of the Trustee from the Master Servicing Fee.

      The amount of the Master Servicing Fee and each Servicer's Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below under "--Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans."

ADJUSTMENT TO SERVICING FEES IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

      When a borrower prepays a Mortgage Loan in full between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by a Servicer during the related Prepayment Period for a Distribution Date will be distributed to Certificateholders on the related Distribution Date. Thus, less than one month's interest may have been collected on Mortgage Loans that have been prepaid in full with respect to any Distribution Date. Pursuant to each Servicing Agreement, either (i) the related Servicing Fee for any month will be reduced (but not below zero) by the amount of any Prepayment Interest Shortfall or (ii) the related Servicer will be required to make payments in respect of Prepayment Interest Shortfalls from its own funds with respect to Mortgage Loans serviced by such Servicer. The Master Servicer is obligated to reduce a portion of its Master Servicing Fee for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by a Servicer. The amount of interest available to be paid to Certificateholders will be reduced by any uncompensated Prepayment Interest Shortfalls.

ADVANCES

      Subject to the limitations described in the following paragraph, each Servicer will be required to advance prior to each Distribution Date, from its own funds, or funds in its Custodial Account that are not otherwise required to be remitted to the Distribution Account for such Distribution Date, an amount equal to the scheduled payment of interest at the related Mortgage Rate (less the applicable Servicing Fee Rate) and scheduled principal payment on each Mortgage Loan which were due on the related Due Date and which were not received prior to the related Determination Date (any such advance, a "Monthly Advance"). The Master Servicer will be obligated to make any required Monthly Advance if the Servicer fails in its obligation to do so, to the extent provided in the Pooling and the Servicing Agreement and the related Servicing Agreement.

      Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Monthly Advances with respect to delinquent payments of interest and principal on each Mortgage Loan serviced by it, to the extent that such Monthly Advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. Any failure by a Servicer to make a Monthly Advance as required under the related Servicing Agreement will constitute a default thereunder, in which case the Master Servicer will be required, as successor servicer, to make a Monthly Advance in accordance with the terms of the Pooling and Servicing Agreement; provided, however, that in no event will the Master Servicer be required to make a Monthly Advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. If a Servicer determines on any Determination Date to make a Monthly Advance, such Monthly

Advance will be included with the payment to Certificateholders on the related Distribution Date. Any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement will constitute a Master Servicer Default thereunder, in which case the Trustee or the successor master servicer will be obligated to make such Monthly Advance.

EVIDENCE AS TO COMPLIANCE

      Each Servicing Agreement provides that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Master Servicer, the Depositor and the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the servicing by or on behalf of the Servicer was conducted in compliance with its Servicing Agreement, except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report.

      Each Servicing Agreement also provides for delivery to the Master Servicer, the Depositor and the Trustee, on or before a specified date in each, of an annual officer's certificate to the effect that the Servicer has fulfilled its obligations under its Servicing Agreement throughout the preceding year.

MASTER SERVICER DEFAULT; SERVICER DEFAULT

      Events of default by the Master Servicer under the Pooling and Servicing Agreement include (i) any failure by the Master Servicer to make a back-up Monthly Advance as required under the Pooling and Servicing Agreement, unless cured as specified therein; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Master Servicer; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by on or behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

      If the Master Servicer is in default in its obligations under the Pooling and Servicing Agreement, the Trustee may, and must if directed to do so by Certificateholders having more than 50% of the Class Principal Amount applicable to each class of Certificates affected thereby, terminate the Master Servicer and either appoint a successor Master Servicer in accordance with the Pooling and Servicing Agreement or succeed to the responsibilities of the Master Servicer.

      If a Servicer is in default in its obligations under the applicable Servicing Agreement, the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor Servicer in accordance with the applicable Servicing Agreement and the Pooling and Servicing Agreement or succeed to the responsibilities of the terminated Servicer.

RESIGNATION OF SERVICERS; ASSIGNMENT AND MERGER

      A Servicer may not resign from its obligations and duties under its Servicing Agreement or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law, (ii) in certain cases, upon the sale of substantially all of its assets or (iii) upon a sale of its servicing rights with respect to the Mortgage Loans with the prior written consent of the Depositor, which consent may not be unreasonably withheld. No such resignation will become effective until the Master Servicer or a successor servicer approved by it has assumed the Servicer's obligations and duties under such Servicing Agreement.

      Any person into which a Servicer may be merged or consolidated, any person resulting from any merger or consolidation which a Servicer is a party, any person succeeding to the business of a Servicer or any person to whom a Servicer assigns or transfers its duties and obligations, will be the successor of such Servicer under the related Servicing Agreement.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

YIELD CONSIDERATIONS

      The yields to maturity (or to early termination) of the Offered Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans in the related Asset Pool, or in the case of the Group 3 Certificates, by distributions on the Underlying Certificates (which will be directly related to the rate of principal payments on the Underlying Mortgage Loans). Yields will also be affected by the extent to which Mortgage Loans in the related Asset Pool bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, or in the case of the Group 3 Certificates, by distributions on the Underlying Certificates (which will be directly related to the weighted average net mortgage rate of the Underlying Mortgage Loans and the delinquency, default and loss experience of the Underlying Mortgage Loans), the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Offered Certificates and other factors.

      Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. As of the Cut-off Date, approximately 70.57% of the Pool 1 Mortgage Loans and approximately 68.79% of the Pool 2 Mortgage Loans may be voluntarily prepaid in full or in part without the payment of any penalty or premium. In addition, as of the statistical calculation date, approximately 78.43% of the Underlying Mortgage Loans may be voluntarily prepaid in full or in part without the payment of any penalty or premium. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans or the Underlying Mortgage Loans, such loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage or the Underlying Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans and the Underlying Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans and the Underlying Mortgage Loans generally have due-on-sale clauses.

      As of the Cut-off Date, approximately 66.31% and 33.69% of the Mortgage Loans are Six-Month LIBOR Loans and One-Month LIBOR Loans, respectively, In addition, as of the Statistical Calculation Date, all of the Underlying Mortgage Loans are Six-Month LIBOR Loans. Increases and decreases in the mortgage rate on a Mortgage Loan or Underlying Mortgage Loan will be limited (except in the case of the first rate adjustment) by the maximum mortgage rate and the minimum mortgage rate, if any, and will be based on the applicable index in effect on the applicable date prior to the related interest rate adjustment date plus the applicable gross margin. The applicable index may not rise and fall consistently with mortgage rates. As a result, the mortgage rates on the Mortgage Loans and the Underlying Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some borrowers who prefer the certainty provided by fixed rate mortgage loans may, nevertheless, obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers' adjustable rate mortgage loans. The ability to refinance a Mortgage Loan or an Underlying Mortgage will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrower's equity in the related mortgaged property, tax laws and prevailing general economic conditions.

      The rate of principal payments on the Mortgage Loans and the Underlying Mortgage Loans will also be affected by the amortization schedules of the mortgage loans, the rate and timing of prepayments thereon, liquidations of defaulted mortgage loans and purchases of Mortgage Loans and Underlying Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related mortgage loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, or in the case of an investor in the Group 3 Certificates, the yield on the Underlying Certificates (which will be directly related to the rate of prepayments, liquidations and purchases of the Underlying Mortgage Loans, and the timing of realized losses thereon) even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans, or in the case of Pool 3, distributions on the Underlying Certificates (which will be directly related to the rate and timing of principal payments on the Underlying Mortgage Loans) will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Loans, or in the case of Pool 3, the earlier principal distributions on the Underlying Certificates (which will be directly related to the timing of prepayments of principal of the Underlying Mortgage Loans) occurs, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Recently areas in the southern and eastern United States were affected by hurricanes and tropical storms. Whether any Mortgaged Properties were damaged by these storms, and if so how many, is not known as of the date of this prospectus supplement, and no assurance can be given as to the effect of these storms on the rate of delinquencies and losses on any Mortgage Loans (including Underlying Mortgage Loans) secured by Mortgaged Properties that were damaged by these storms.

      Under the Mortgage Asset Purchase Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any purchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium. The Seller will not make any additional representations or warranties in respect of the Underlying Mortgage Loans.

      Prepayments, liquidations and purchases of the Mortgage Loans, or in the case of the Group 3 Certificates, distributions on the Underlying Certificates (which will be directly related to the rate of prepayments, liquidations and purchases of the Underlying Mortgage Loans) will result in distributions to Certificateholders of principal amounts that would otherwise be distributed over the remaining terms of such mortgage loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans, or in the case of the Group 3 Certificates, the rate and timing of distributions on the Underlying Certificates (which will be directly related to the rate of defaults on the Underlying Mortgage Loans). In general, defaults on Mortgage Loans and the Underlying Mortgage Loans are expected to occur with greater frequency in their early years.

      As described herein, approximately 5.66% and 93.79% of the Mortgage Loans provide for only monthly interest payments for the first five or ten years, respectively, following origination. In addition, approximately 24.40% and 75.60% of the Underlying Mortgage Loans provide for only monthly interest payments for the first five or ten years, respectively, following origination. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay the mortgage loans during such interest-only period. In addition, because no principal is due on the mortgage loans during the initial five- or ten-year period, the Certificates, or in the case of the Group 3 Certificates, the Underlying Certificates (which will directly affect the amortization of the Group 3 Certificates) will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on the mortgage loans are recalculated on the basis of a level payment amortization schedule for the remaining term of such mortgage loan, as described herein, principal payments on the Certificates, or in the case of the Group 3 Certificates, distributions on the Underlying Certificates (which will directly relate to the amortization schedule of the Underlying Mortgage Loans) are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the mortgage loans were calculated on the basis of a 25 or 30 year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans or the Underlying Mortgage Loans.

      As described under "Description of the Certificates -- Distributions of Principal" herein, scheduled and unscheduled principal payments on the Mortgage Loans in Pool 1 and Pool 2 will generally be allocated disproportionately to the Senior Certificates of the related Certificate Group during the first ten years following the Closing Date (except as described herein) or if certain conditions are met. Such allocation will initially accelerate the amortization of the related Senior Certificates.

      The Underlying Certificates benefit from the subordination of the underlying subordinate certificates issued by the underlying trust, so the Underlying Certificates are also subject to such disproportionate allocation of scheduled and unscheduled principal payments, which will initially produce larger distributions on the Underlying Certificates and an acceleration of the amortization of the Group 3 Certificates.

      The yields on the Offered Certificates may also be adversely affected by Net Prepayment Interest Shortfalls. The Certificate Interest Rates and the yields on the Class A-1, Class X-A2, Class X-B, Class B-1, Class B-2 and Class B-3 Certificates will be affected by the level of One-Month LIBOR from time to time; the Certificate Interest Rates and the yields on the Class A-2 and Class A-3 Certificates will be affected by the level of Six-Month LIBOR from time to time; and the yields on the Class X-A1 Certificates and each class of Subordinate Certificates will be affected by the level of One-Month LIBOR and Six-Month LIBOR from time to time. Moreover, the yield on each class of Offered Certificates (or in the case of the Class X-A1 Certificates, the related components), and in the case of the Group 3 Certificates, distributions on the Underlying Certificates (which will directly relate to the mortgage rates of the Underlying Mortgage Loans) will be affected by the Mortgage Rates of the Mortgage Loans in the related Asset Pool from time to time, as described under "Risk Factors -- Your Yield May Be Affected by Changes in Interest Rates." No prediction can be made as to future levels of One-Month LIBOR or Six-Month LIBOR or as to the timing of any changes therein.

      The yields to investors in the Offered Certificates (other than the Group 3 Certificates) may be significantly affected by the exercise of the Master Servicer's option to redeem such Certificates, as described herein. See "Description of the Certificates -- Optional Clean-Up Redemption." The Underlying Mortgage Loans are also subject to such optional purchase, which would result in an early redemption of the Underlying Certificates, under the conditions described in the underlying pooling and servicing agreement. If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans or the distributions on the Underlying Certificates (which will directly relate to the rate of payment of principal on the Underlying Mortgage Loans), the actual yield may be lower than that so calculated.

      If the purchaser of a Class X-A1 or Class X-B Certificate or another Certificate offered at a premium, calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, or in the case of the Class X-A2 Certificates, slower distributions on the Underlying Certificates (which will directly relate to the rate of payment of principal on the Underlying Mortgage Loans), the actual yield may be lower than that so calculated. The effective yield to holders of the Offered Certificates (other than the LIBOR Certificates) will be lower than the yield otherwise produced by the applicable Certificate Interest Rate and the related purchase price because monthly distributions will not be payable to such holders until the 20th day of the month (or the immediately following Business Day if such day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

      Prospective purchasers of the Class X-A1 and Class X-B Certificates should carefully consider the risk that a rapid rate of principal payments on the Mortgage Loans, or in the case of the Class X-A2 Certificates, a rapid rate of distributions on the Underlying Certificates (which will directly relate to the rate of principal payment on the Underlying Mortgage Loans), could result in the failure of such purchasers to recover their initial investments.

SUBORDINATION OF THE OFFERED SUBORDINATE CERTIFICATES

      On each Distribution Date, the holders of classes of Certificates having a relatively higher priority of distribution will have a preferential right to receive amounts of interest and principal due them on such Distribution Date before any distributions are made on any class of Certificates subordinate to such higher ranking class. As a result, the yields to maturity and the aggregate amount of distributions on the Class B-1, Class B-2 and Class B-3 Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

      As more fully described herein, the principal portion of Realized Losses on the Mortgage Loans will be allocated first to the lower ranking class of Subordinate Certificates, then to the higher ranking class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount of each such class has been reduced to zero, before any such Realized Losses will be allocated to the related Senior Certificates. The interest portion of Realized Losses on the Mortgage Loans will reduce the amount available for distribution on the related Distribution Date to the lowest ranking related class outstanding on such date.

WEIGHTED AVERAGE LIFE

      Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, or in the case of the Group 3 Certificates, distributions on the Underlying Certificates (which will directly relate to the rate at which principal of the Underlying Mortgage Loans is paid), which may be in the form of scheduled amortization, prepayments or liquidations.

      For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "Risk Factors -- Prepayments are Unpredictable and Affect Yield" in the accompanying prospectus.

      Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is a Constant Prepayment Rate ("CPR"). CPR represents an assumed constant rate of prepayment each month, relative to the then outstanding principal balance of a pool of mortgage loans, for the life of such mortgage loans.

      CPR DOES NOT PURPORT TO BE EITHER A HISTORICAL DESCRIPTION OF THE PREPAYMENT EXPERIENCE OF ANY POOL OF MORTGAGE LOANS OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF MORTGAGE LOANS, INCLUDING THE MORTGAGE LOANS.

      The following tables were prepared on the basis of the following assumptions (collectively, the "Structuring Assumptions"): (i) distributions in respect of the Certificates are received in cash on the 20th day of each month commencing in January 2005, (ii) the Mortgage Loans and the Underlying Mortgage Loans (which for purposes of this Section refer to all of the underlying mortgage loans in the Underlying Trust) prepay at the indicated percentages of CPR, (iii) no defaults or delinquencies occur in the payment by borrowers of principal and interest on the Mortgage Loans or the Underlying Mortgage Loans, and no shortfalls are incurred due to the application of the Relief Act, (iv) the Seller is not required to purchase or substitute for any Mortgage Loan, and the underlying seller is not required to purchase or substitute for any Underlying Mortgage Loan, (v) scheduled monthly payments on the Mortgage Loans and the Underlying Mortgage Loans are received on the first day of each month commencing in January 2005, in the case of the Mortgage Loans and December 2004, in the case of the Underlying Mortgage Loans, and in each case are computed prior to giving effect to any prepayments received in the prior month, (vi) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vii) prepayments represent voluntary prepayments in full of individual Mortgage Loans and Underlying Mortgage Loans are received on the last day of each month, commencing in December 2004, in the case of the Mortgage Loans and November 2004, in the case of the Underlying Mortgage Loans, and in each case include 30 days' interest, (viii) the scheduled monthly payment for each Mortgage Loan and each Underlying Mortgage Loan has been calculated based on the assumed mortgage loan characteristics described in item (xv) below such that each such loan will amortize in amounts sufficient to repay the principal balance of such assumed mortgage loan by its remaining term to maturity (taking into account any interest-only period), (ix) interest accrues on each class of Certificates at the applicable Certificate Interest Rate described under "Description of the Certificates -- Distributions of Interest" in this prospectus supplement, (x) the initial Class Principal Amount of each class of Certificates is as described in this prospectus supplement, (xi) Six-Month LIBOR is equal to 2.72% and One-Month LIBOR is equal to 2.41% at all times; (xii) no exercise of any optional clean-up redemption will occur with respect to the Mortgage Loans or the Underlying Mortgage Loans, except that this assumption does not apply to the calculation of weighted average lives to the optional clean-up redemption, (xiii) the Closing Date of the sale of the Offered Certificates is December 22, 2004; (xiv) the Class Principal Amount of the Sequoia Mortgage Trust 2004-7, Mortgage Pass-Through Certificates, Series 2004-7, Class A1 Certificates, as of the Reference Date, is equal to $469,947,662; and (xv) the Mortgage Loans in each Asset Pool and the

Underlying Mortgage Loans are aggregated into assumed mortgage loans having the following characteristics:

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS


                                                           CURRENT    ORIGINAL   REMAINING
                                                CURRENT      NET      TERM TO     TERM TO
                                 PRINCIPAL      MORTGAGE   MORTGAGE   MATURITY   MATURITY
ASSET POOL      LOAN TYPE        BALANCE($)     RATE(%)    RATE(%)    (MONTHS)   (MONTHS)
----------   ---------------   --------------   --------   --------   --------   ---------
  Pool 1     One-Month LIBOR       997,834.67    3.50702    3.12202     360         357
  Pool 1     One-Month LIBOR     8,098,023.01    3.74099    3.35599     360         359
  Pool 1     One-Month LIBOR   197,557,984.97    3.59607    3.21122     336         335
  Pool 1     Six-Month LIBOR     2,007,015.10    3.75337    3.36837     360         357
  Pool 1     Six-Month LIBOR    11,622,190.91    3.81211    3.42711     360         357
  Pool 1     Six-Month LIBOR   176,081,770.19    3.76788    3.38241     340         339
  Pool 2     Six-Month LIBOR       388,684.71    3.87500    3.49000     360         356
  Pool 2     Six-Month LIBOR    14,986,144.46    3.89673    3.51173     360         357
  Pool 2     Six-Month LIBOR   201,700,230.89    3.78685    3.40164     342         340

                               REMAINING
                               INTEREST-                                  NEXT RATE
                                 ONLY       GROSS    MINIMUM   MAXIMUM    ADJUSTMENT
                                 TERM      MARGIN    MORTGAGE  MORTGAGE     PERIOD
ASSET POOL      LOAN TYPE      (MONTHS)      (%)     RATE(%)   RATE(%)     (MONTHS)
----------   ---------------   ---------   -------   --------  --------   ----------
  Pool 1     One-Month LIBOR        0      1.77556   1.77556   12.50000       1
  Pool 1     One-Month LIBOR       59      1.77428   1.77428   12.00000       1
  Pool 1     One-Month LIBOR      119      1.62266   1.62266   12.02671       1
  Pool 1     Six-Month LIBOR        0      1.76076   1.76076   12.50000       3
  Pool 1     Six-Month LIBOR       57      1.80931   1.80931   12.00000       4
  Pool 1     Six-Month LIBOR      119      1.69158   1.69158   12.06320       5
  Pool 2     Six-Month LIBOR        0      2.00000   2.00000   12.50000       2
  Pool 2     Six-Month LIBOR       57      1.85970   1.85970   12.00000       5
  Pool 2     Six-Month LIBOR      119      1.72983   1.72983   12.05704       5

                ASSUMED UNDERLYING MORTGAGE LOAN CHARACTERISTICS
                          SEMT 2004-7 (AGGREGATE POOL)


                                                           CURRENT    ORIGINAL   REMAINING
                                                CURRENT      NET      TERM TO     TERM TO
                                 PRINCIPAL      MORTGAGE   MORTGAGE   MATURITY   MATURITY
ASSET POOL      LOAN TYPE        BALANCE($)     RATE(%)    RATE(%)    (MONTHS)   (MONTHS)
----------   ---------------   --------------   --------   --------   --------   ---------
  Pool 1     Six-Month LIBOR    23,572,912.79    3.96788    3.58738     347         339
  Pool 1     Six-Month LIBOR     4,847,691.63    3.91257    3.45712     354         345
  Pool 1     Six-Month LIBOR     7,747,088.59    4.00365    3.62315     360         350
  Pool 1     Six-Month LIBOR     5,211,065.72    4.03353    3.65303     359         347
  Pool 1     Six-Month LIBOR       339,429.16    5.00000    3.49450     360         349
  Pool 1     Six-Month LIBOR   243,744,180.17    3.33160    2.95095     336         331
  Pool 1     Six-Month LIBOR   207,601,144.08    3.27998    2.89895     350         344
  Pool 1     Six-Month LIBOR       389,155.91    4.55625    4.17575     360         353
  Pool 2     Six-Month LIBOR       431,883.50    4.80967    4.24671     360         353
  Pool 2     Six-Month LIBOR       490,788.26    4.43125    4.05075     360         353
  Pool 2     Six-Month LIBOR        46,516.91    4.12500    3.74450     360         352
  Pool 2     Six-Month LIBOR       446,950.52    5.25000    4.86950     360         351
  Pool 2     Six-Month LIBOR       131,694.50    4.75000    3.63950     360         355
  Pool 2     Six-Month LIBOR    46,969,139.31    3.86638    3.48588     358         353
  Pool 2     Six-Month LIBOR    29,110,157.26    3.83706    3.45656     359         353
  Pool 2     One-Month LIBOR   171,145,693.88    3.41700    3.03594     332         326
  Pool 3     Six-Month LIBOR    10,210,708.88    4.06323    3.68273     360         351

                               REMAINING
                               INTEREST-                                    NEXT RATE
                                 ONLY       GROSS     MINIMUM    MAXIMUM    ADJUSTMENT
                                 TERM       MARGIN    MORTGAGE   MORTGAGE     PERIOD
ASSET POOL      LOAN TYPE      (MONTHS)      (%)      RATE(%)    RATE(%)     (MONTHS)
----------   ---------------   ---------   --------   --------   --------   ----------
  Pool 1     Six-Month LIBOR       91      1.911626   1.911626   12.07262       6
  Pool 1     Six-Month LIBOR       90      1.953945   1.953945   12.09519       5
  Pool 1     Six-Month LIBOR       86      2.039276   2.039276   12.00000       4
  Pool 1     Six-Month LIBOR       74      2.041766   2.041766   11.76925       3
  Pool 1     Six-Month LIBOR      109      3.375000   3.375000   12.00000       2
  Pool 1     Six-Month LIBOR      101      1.732307   1.732307   12.00213       2
  Pool 1     Six-Month LIBOR      100      1.867620   1.867620   12.01256       1
  Pool 1     Six-Month LIBOR      113      2.500000   2.500000   12.00000       6
  Pool 2     Six-Month LIBOR      113      2.753415   2.753415   12.00000       6
  Pool 2     Six-Month LIBOR      113      2.375000   2.375000   12.00000       6
  Pool 2     Six-Month LIBOR      112      2.125000   2.125000   12.00000       5
  Pool 2     Six-Month LIBOR      111      3.250000   3.250000   12.00000       4
  Pool 2     Six-Month LIBOR      115      3.125000   3.125000   12.00000       2
  Pool 2     Six-Month LIBOR      105      2.162596   2.162596   11.98312       2
  Pool 2     Six-Month LIBOR      107      2.293161   2.293161   12.03511       1
  Pool 2     One-Month LIBOR      109      1.629503   1.629503   12.00284       1
  Pool 3     Six-Month LIBOR       86      2.006975   2.006975   12.00934       6


                                                           CURRENT    ORIGINAL   REMAINING
                                                CURRENT      NET      TERM TO     TERM TO
                                 PRINCIPAL      MORTGAGE   MORTGAGE   MATURITY   MATURITY
ASSET POOL      LOAN TYPE        BALANCE($)     RATE(%)    RATE(%)    (MONTHS)   (MONTHS)
----------   ---------------   --------------   --------   --------   --------   ---------
  Pool 3     Six-Month LIBOR     4,498,821.31    3.91615    3.53565     360         349
  Pool 3     Six-Month LIBOR       158,524.61    4.62500    4.24450     360         351
  Pool 3     Six-Month LIBOR     1,159,537.52    3.77276    3.39226     360         350
  Pool 3     Six-Month LIBOR     2,072,042.42    3.82490    3.44440     360         349
  Pool 3     Six-Month LIBOR   122,577,060.78    3.34991    2.96649     345         340
  Pool 3     Six-Month LIBOR   108,896,462.52    3.29697    2.91593     351         345

                               REMAINING
                               INTEREST-                                    NEXT RATE
                                 ONLY       GROSS     MINIMUM    MAXIMUM    ADJUSTMENT
                                 TERM       MARGIN    MORTGAGE   MORTGAGE     PERIOD
ASSET POOL      LOAN TYPE      (MONTHS)      (%)      RATE(%)    RATE(%)     (MONTHS)
----------   ---------------   ---------   --------   --------   --------   ----------
  Pool 3     Six-Month LIBOR       69      1.927531   1.927531   12.00000       5
  Pool 3     Six-Month LIBOR      111      2.625000   2.625000   12.00000       4
  Pool 3     Six-Month LIBOR       79      1.920975   1.920975   12.00000       4
  Pool 3     Six-Month LIBOR       88      1.913455   1.913455   12.00000       3
  Pool 3     Six-Month LIBOR       95      1.790419   1.790419   12.01447       2
  Pool 3     Six-Month LIBOR       96      1.888758   1.888758   11.99504       1

      The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and the Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans are assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of CPR.

      Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates (other than the Class A-R and the Class X Certificates) and set forth the percentages of the initial Class Principal Amounts of such Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of CPR.

      The weighted average life of an Offered Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in
(1) above.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                                      Class A-1 Certificates
                                           --------------------------------------------
DISTRIBUTION DATE                          10%     15%     20%     25%     30%     40%
-----------------                          ----    ----    ----    ----    ----    ----
Initial Percentage .....................    100%    100%    100%    100%    100%    100%
December 2005 ..........................     90      84      79      74      69      58
December 2006 ..........................     80      71      62      54      47      34
December 2007 ..........................     72      60      49      40      32      20
December 2008 ..........................     64      50      39      30      23      12
December 2009 ..........................     57      42      31      23      16       7
December 2010 ..........................     51      36      25      17      11       4
December 2011 ..........................     46      31      20      13       8       3
December 2012 ..........................     41      26      16       9       5       2
December 2013 ..........................     37      22      13       7       4       1
December 2014 ..........................     33      19      10       5       3       1
December 2015 ..........................     29      15       8       4       2       *
December 2016 ..........................     25      12       6       3       1       *
December 2017 ..........................     21      10       5       2       1       *
December 2018 ..........................     18       8       3       1       1       *
December 2019 ..........................     16       7       3       1       *       *
December 2020 ..........................     13       5       2       1       *       *
December 2021 ..........................     11       4       1       *       *       *
December 2022 ..........................      9       3       1       *       *       *
December 2023 ..........................      8       3       1       *       *       *
December 2024 ..........................      6       2       1       *       *       *
December 2025 ..........................      5       2       *       *       *       *
December 2026 ..........................      4       1       *       *       *       *
December 2027 ..........................      3       1       *       *       *       *
December 2028 ..........................      2       1       *       *       *       *
December 2029 ..........................      2       *       *       *       *       *
December 2030 ..........................      1       *       *       *       *       *
December 2031 ..........................      *       *       *       *       *       *
December 2032 ..........................      *       *       *       *       *       *
December 2033 ..........................      *       *       *       *       *       *
December 2034 ..........................      0       0       0       0       0       0
December 2035 ..........................      0       0       0       0       0       0

Weighted Average Life in Years
 to maturity ...........................   7.97    5.68    4.29    3.37    2.73    1.91
 to Optional Clean-Up
  Redemption ...........................   7.59    5.29    3.94    3.06    2.47    1.73

-----------------
* Indicates a value between 0.0% and 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                                     Class A-2 Certificates
                                           --------------------------------------------
DISTRIBUTION DATE                          10%     15%     20%     25%     30%     40%
-----------------                          ----    ----    ----    ----    ----    ----
Initial Percentage .....................    100%    100%    100%    100%    100%    100%
December 2005 ..........................     90      84      79      74      69      58
December 2006 ..........................     80      71      62      54      47      34
December 2007 ..........................     72      60      49      40      32      20
December 2008 ..........................     64      50      39      30      23      12
December 2009 ..........................     57      42      31      23      16       7
December 2010 ..........................     51      36      25      17      11       4
December 2011 ..........................     46      31      20      13       8       3
December 2012 ..........................     41      26      16       9       5       2
December 2013 ..........................     37      22      13       7       4       1
December 2014 ..........................     33      19      10       5       3       1
December 2015 ..........................     29      15       8       4       2       *
December 2016 ..........................     25      12       6       3       1       *
December 2017 ..........................     21      10       5       2       1       *
December 2018 ..........................     18       8       4       1       1       *
December 2019 ..........................     16       7       3       1       *       *
December 2020 ..........................     13       5       2       1       *       *
December 2021 ..........................     11       4       2       1       *       *
December 2022 ..........................      9       3       1       *       *       *
December 2023 ..........................      8       3       1       *       *       *
December 2024 ..........................      6       2       1       *       *       *
December 2025 ..........................      5       2       *       *       *       *
December 2026 ..........................      4       1       *       *       *       *
December 2027 ..........................      3       1       *       *       *       *
December 2028 ..........................      2       1       *       *       *       *
December 2029 ..........................      2       *       *       *       *       *
December 2030 ..........................      1       *       *       *       *       *
December 2031 ..........................      1       *       *       *       *       *
December 2032 ..........................      *       *       *       *       *       *
December 2033 ..........................      *       *       *       *       *       *
December 2034 ..........................      0       0       0       0       0       0
December 2035 ..........................      0       0       0       0       0       0

Weighted Average Life in Years
 to maturity ...........................   7.99    5.69    4.29    3.37    2.73    1.91
 to Optional Clean-Up
  Redemption ...........................   7.60    5.29    3.94    3.06    2.47    1.73

--------------
* Indicates a value between 0.0% and 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                                     Class A-3 Certificates
                                           --------------------------------------------
DISTRIBUTION DATE                          10%     15%     20%     25%     30%     40%
-----------------                          ----    ----    ----    ----    ----    ----
Initial Percentage .....................    100%    100%    100%    100%    100%    100%
December 2005 ..........................     89      84      79      74      68      58
December 2006 ..........................     80      71      62      54      47      34
December 2007 ..........................     72      59      49      40      32      20
December 2008 ..........................     64      50      39      30      23      12
December 2009 ..........................     57      42      31      23      16       7
December 2010 ..........................     51      36      25      17      11       4
December 2011 ..........................     46      31      20      13       8       3
December 2012 ..........................     41      26      16       9       5       2
December 2013 ..........................     36      22      13       7       4       1
December 2014 ..........................     31      18      10       5       3       1
December 2015 ..........................     27      15       7       4       2       *
December 2016 ..........................     24      12       6       3       1       *
December 2017 ..........................     20      10       4       2       1       *
December 2018 ..........................     17       8       3       1       1       *
December 2019 ..........................     15       6       3       1       *       *
December 2020 ..........................     13       5       2       1       *       *
December 2021 ..........................     11       4       1       *       *       *
December 2022 ..........................      9       3       1       *       *       *
December 2023 ..........................      7       2       1       *       *       *
December 2024 ..........................      6       2       1       *       *       *
December 2025 ..........................      5       1       *       *       *       *
December 2026 ..........................      4       1       *       *       *       *
December 2027 ..........................      3       1       *       *       *       *
December 2028 ..........................      2       1       *       *       *       *
December 2029 ..........................      2       *       *       *       *       *
December 2030 ..........................      1       *       *       *       *       *
December 2031 ..........................      *       *       *       *       *       *
December 2032 ..........................      *       *       *       *       *       *
December 2033 ..........................      *       *       *       *       *       *
December 2034 ..........................      0       0       0       0       0       0
December 2035 ..........................      0       0       0       0       0       0

Weighted Average Life in Years
 to maturity ...........................   7.86    5.63    4.26    3.35    2.72     1.9

--------------
* Indicates a value between 0.0% and 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                           Class B-1, Class B-2 and Class B-3 Certificates
                                           -----------------------------------------------
DISTRIBUTION DATE                          10%       15%     20%       25%     30%    40%
-----------------                          ----      ----    ----      ----    ----   ----
Initial Percentage .....................    100%      100%    100%      100%    100%   100%
December 2005 ..........................    100       100     100       100     100    100
December 2006 ..........................    100       100     100       100     100     86
December 2007 ..........................    100       100     100        92      84     67
December 2008 ..........................    100       100      83        69      59     40
December 2009 ..........................    100        90      66        52      41     24
December 2010 ..........................    100        76      53        39      29     14
December 2011 ..........................     96        65      42        29      20      9
December 2012 ..........................     86        55      34        22      14      5
December 2013 ..........................     77        47      27        16      10      3
December 2014 ..........................     69        39      22        12       7      2
December 2015 ..........................     60        32      17         9       5      1
December 2016 ..........................     52        26      13         6       3      1
December 2017 ..........................     45        21      10         5       2      *
December 2018 ..........................     38        17       7         3       1      *
December 2019 ..........................     33        14       6         2       1      *
December 2020 ..........................     28        11       4         2       1      *
December 2021 ..........................     23         9       3         1       *      *
December 2022 ..........................     20         7       2         1       *      *
December 2023 ..........................     16         6       2         1       *      *
December 2024 ..........................     13         4       1         *       *      *
December 2025 ..........................     11         3       1         *       *      *
December 2026 ..........................      8         2       1         *       *      *
December 2027 ..........................      7         2       *         *       *      *
December 2028 ..........................      5         1       *         *       *      *
December 2029 ..........................      3         1       *         *       *      *
December 2030 ..........................      2         *       *         *       *      *
December 2031 ..........................      1         *       *         *       *      *
December 2032 ..........................      *         *       *         *       *      *
December 2033 ..........................      *         *       *         *       *      *
December 2034 ..........................      0         0       0         0       0      0
December 2035 ..........................      0         0       0         0       0      0

Weighted Average Life in Years
 to maturity ...........................   13.47     9.84    7.48      6.14    5.27   4.07
 to Optional Clean-Up
  Redemption ...........................   12.68     9.01    6.75      5.44    4.62   3.47

---------------
* Indicates a value between 0.0% and 0.5%.

SENSITIVITY OF THE CLASS X-A1, CLASS X-A2 AND CLASS X-B CERTIFICATES

      The yield to maturity of the Class X-A1 and Class X-B Certificates will be sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) on the related Mortgage Loans, and the Class X-A2 Certificates will be sensitive to the amount of distributions on the Underlying Certificates (which will be directly related to the rate and timing of principal payments, including prepayments, liquidations, repurchases and defaults on the Underlying Mortgage Loans), which may fluctuate significantly from time to time. An investor in the Class X-A1 and Class X-B Certificates should fully consider the associated risks, including the risk that a relatively fast rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the related Mortgage Loans will have a material negative effect on the yield to investors and could result in the failure of investors in such Certificates to recoup their initial investment. In addition investors in the Class X-A2 Certificates should fully consider the associated risks, including the risk that a relatively fast rate of principal distributions on the Underlying Certificates (which will be directly related to the rate and timing of principal payments, including prepayments, liquidations, repurchases and defaults on the Underlying Mortgage Loans) could result in the failure of investors in the Class X-A2 Certificates to recoup their initial investment.

      The following tables (the "Yield Tables") were prepared on the basis of the Structuring Assumptions (except for the pricing assumptions that are listed below) and demonstrate the sensitivity of the pre-tax yields on the Class X-A1, Class X-A2 and Class X-B Certificates to various constant rates of prepayment of the related Mortgage Loans or the Underlying Loans, as applicable, by projecting the aggregate payments of interest on such Certificates and the corresponding pre-tax yields on a corporate bond equivalent ("CBE") basis, assuming distributions on the Mortgage Assets are made as set forth in the Pooling and Servicing Agreement.

                PRE-TAX YIELD (%) ON THE CLASS X-A1 CERTIFICATES
                              (PRICED TO MATURITY)

                                                      PERCENTAGE OF CPR
     ASSUMED
PURCHASE PRICE (%)*   10%        15%        20%        25%         30%         35%         40%        50%
-------------------  -----      -----      -----      -----       -----       -----       -----      -----
2.00000%...........  43.63%     36.70%     29.59%     22.11%      14.24%       6.02%      (2.52)%   (21.03)%
2.25000%...........  37.46%     30.69%     23.72%     16.38%       8.65%       0.60%      (7.76)%   (25.81)%
2.50000%...........  32.53%     25.88%     19.04%     11.80%       4.19%      (3.73)%    (11.92)%   (29.59)%
2.75000%...........  28.50%     21.96%     15.20%      8.04%       0.53%      (7.26)%    (15.32)%   (32.65)%
3.00000%...........  25.14%     18.68%     12.00%      4.91%      (2.52)%    (10.21)%    (18.14)%   (35.18)%
3.25000%...........  22.29%     15.90%      9.28%      2.25%      (5.10)%    (12.70)%    (20.53)%   (37.31)%
3.50000%...........  19.85%     13.51%      6.94%     (0.04)%     (7.32)%    (14.83)%    (22.56)%   (39.12)%

----------------
* The price shown does not include accrued interest. Accrued interest has been added to such price for calculating the yields set forth in the table above.

                PRE-TAX YIELD (%) ON THE CLASS X-A2 CERTIFICATES
                              (PRICED TO MATURITY)

                                                      PERCENTAGE OF CPR
     ASSUMED
PURCHASE PRICE (%)*   10%        15%        20%        25%         30%         35%         40%        50%
-------------------  -----      -----      -----      -----       -----       -----       -----      -----
2.50000%...........  33.84%     27.18%     20.39%     13.39%       6.09%      (1.47)%     (9.34)%   (26.35)%
2.75000%...........  29.52%     22.98%     16.32%      9.45%       2.28%      (5.15)%    (12.88)%   (29.58)%
3.00000%...........  25.94%     19.51%     12.95%      6.18%      (0.88)%     (8.19)%    (15.80)%   (32.24)%
3.25000%...........  22.92%     16.58%     10.12%      3.44%      (3.53)%    (10.74)%    (18.26)%   (34.48)%
3.50000%...........  20.34%     14.08%      7.69%      1.09%      (5.80)%    (12.93)%    (20.36)%   (36.39)%
3.75000%...........  18.11%     11.92%      5.60%     (0.94)%     (7.76)%    (14.82)%    (22.17)%   (38.04)%
4.00000%...........  16.16%     10.03%      3.76%     (2.72)%     (9.47)%    (16.47)%    (23.76)%   (39.48)%

-----------------

* The price shown does not include accrued interest. Accrued interest has been added to such price for calculating the yields set forth in the table above.

                 PRE-TAX YIELD (%) ON THE CLASS X-B CERTIFICATES
                              (PRICED TO MATURITY)

                                                      PERCENTAGE OF CPR
     ASSUMED
PURCHASE PRICE (%)*   10%        15%        20%        25%         30%         35%         40%        50%
-------------------  -----      -----      -----      -----       -----       -----       -----      -----
2.75000%...........  24.62%     21.41%     16.91%     12.44%       8.03%       3.10%      (2.25)%   (15.16)%
3.00000%...........  22.13%     18.72%     14.05%      9.43%       4.89%      (0.15)%     (5.57)%   (18.50)%
3.25000%...........  19.97%     16.40%     11.58%      6.81%       2.16%      (2.97)%     (8.45)%   (21.39)%
3.50000%...........  18.09%     14.36%      9.41%      4.52%      (0.24)%     (5.44)%    (10.98)%   (23.91)%
3.75000%...........  16.43%     12.56%      7.48%      2.49%      (2.35)%     (7.62)%    (13.20)%   (26.13)%
4.00000%...........  14.95%     10.95%      5.77%      0.68%      (4.25)%     (9.57)%    (15.19)%   (28.10)%
4.25000%...........  13.62%      9.50%      4.22%     (0.95)%     (5.95)%    (11.32)%    (16.97)%   (29.86)%

-----------------

* The price shown does not include accrued interest. Accrued interest has been added to such price for calculating the yields set forth in the table above.

      Based upon the above assumptions, at approximately 31% CPR (at an assumed purchase price of 2.75% of the related Class Notional Amount, excluding accrued interest, but adding accrued interest to the price for purposes of calculating yield), at approximately 28% CPR (at an assumed purchase price of 3.25% of the related Class Notional Amount, excluding accrued interest, but adding accrued interest to the price for purposes of calculating yield) and 30% CPR (at an assumed purchase price of 3.50% of the related Class Notional Amount, excluding accrued interest, but adding accrued interest to the price for purposes of calculating yield), the pre-tax yield to maturity of the Class X-A1, Class X-A2 and Class X-B Certificates will be less than 0%, respectively. If the rate of prepayments on the related Mortgage Loans (or, in the case of the Class X-A2 Certificates, the Underlying Mortgage Loans) were to exceed the applicable levels for as little as one month, while equaling such level for all other months, the Class X-A1, Class X-A2 and Class X-B Certificateholders would not fully recoup their initial investment.

      The pre-tax yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class X-A1, Class X-A2 and Class X-B Certificates, would cause the discounted present value of such assumed stream of cash flows to the Closing Date to equal the assumed purchase prices (plus accrued interest), and converting such monthly rates to CBE rates. Such calculation does not take into account the interest rates at which funds received by Certificateholders as distributions on the Class X-A1, Class X-A2 and Class X-B Certificates may be reinvested and consequently does not purport to reflect the return on any investment in such Certificates when such reinvestment rates are considered.

      It is highly unlikely that the Mortgage Loans or the Underlying Mortgage Loans, as applicable, will prepay at the same rate until maturity or that all of the Mortgage Loans or all of the Underlying Mortgage Loans will prepay at the same rate or time or that prepayments will be spread evenly among such loans with differing gross margins. As a result of these factors, the pre-tax yields on the Class X-A1, Class X-A2 and Class X-B Certificates are likely to differ from those shown in such tables, even if all of the related Mortgage Loans or Underlying Mortgage Loans, as applicable, prepay at the indicated percentages of CPR. No representation is made as to the actual rate of principal payments on the related Mortgage Loans (or the Mortgage Rates thereon) or the Underlying Mortgage Loans (or the mortgage rates thereon), as applicable, for any period or over the lives of the Class X-A1, Class X-A2 and Class X-B Certificates or as to the yields on such Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase such Certificates.

                                 USE OF PROCEEDS

      The net proceeds from the sale of the Offered Certificates will be applied by the Depositor to pay for the acquisition of the Mortgage Loans from the Seller. See "Use of Proceeds" in the accompanying prospectus and "Method of Distribution" in this prospectus supplement.

                         FEDERAL INCOME TAX CONSEQUENCES

      For federal income tax purposes the Trust Fund, exclusive of the Reserve Fund and rights in the Additional Collateral, will comprise multiple REMICs in a tiered structure. Elections will be made to treat each such REMIC as a REMIC for federal income tax purposes. The Certificates, other than the Class A-R Certificate and the Class LT-R Certificate, will represent ownership of one or more regular interests, the Class A-R Certificate will represent ownership of the sole residual interest in the upper-tier REMIC (the "Upper-Tier REMIC") and the Class LT-R Certificate will represent ownership of the sole residual interest in each remaining REMIC. All prospective investors should review the discussion under "Federal Income Tax Consequences" in the accompanying prospectus. In addition, investors in the Class A-3 and the Class X-A2 Certificates should review the discussion under "Federal Income Tax Consequences" in the underlying prospectus supplement attached hereto as Annex C with respect to the underlying certificates.

      The regular interests may be treated as having been issued with original issue discount. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is a CPR of 20%. No representation is made that the Mortgage Loans will, in fact, prepay at this rate or any other rate.

      Under federal income tax law, a Certificateholder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner may be subject to backup withholding at a rate generally equal to the fourth lowest rate of income tax then in effect. See "Federal Income Tax Consequences -- Backup Withholding" in the accompanying prospectus for a general discussion of the mechanics of backup withholding.

ADDITIONAL TAX CONSIDERATIONS APPLICABLE TO THE LIBOR CERTIFICATES

      In addition to representing ownership of one or more regular interests in a REMIC, each LIBOR Certificate will represent a beneficial interest in the right to receive payments from the Reserve Fund pursuant to the provisions of the Pooling and Servicing Agreement. For information reporting purposes, the Trustee will treat the entitlement to such payments as an interest in interest rate cap contracts written by the Class X-A1, Class X-A2 and Class X-B Certificateholders in favor of the holders of the related LIBOR Certificates (the "Interest Rate Cap Agreements"), and, under the terms of the Pooling and Servicing Agreement, each holder of a LIBOR Certificate and the Class X-A1, Class X-A2 and Class X-B Certificateholders will agree, by virtue of their purchase of such Certificates, to adopt a tax reporting position consistent with that characterization. Moreover, the Reserve Fund will be treated as an "outside reserve fund" within the meaning of Treasury Regulation Section 1.860G-2(h) that is beneficially owned by the Class X-A1, Class X-A2 and Class X-B Certificateholders. Alternative characterizations of such rights are, however, possible. For instance, the right to receive such payments could be classified for federal income tax purposes as an interest in a partnership formed among the affected Certificateholders to share cash flows from the Class X-A1, Class X-A2 and Class X-B Certificates. Such an alternative characterization would result in tax treatment of payments of Net WAC Shortfalls that would differ from that which is described below. Prospective investors in the LIBOR Certificates should consult their tax advisors regarding the tax treatment of the rights of the holders of such Certificates to receive payments in respect of Net WAC Shortfalls.

      A holder of a LIBOR Certificate must allocate its purchase price for such Certificate between its two components -- the regular interest component and the Interest Rate Cap Agreements component. For information reporting purposes, the Securities Administrator will assume that, with respect to a LIBOR Certificate, the Interest Rate Cap Agreements component will have only nominal value relative to the value of the regular interest component. The Internal Revenue Service could argue, however, that the Interest Rate Cap Agreements component has significant value, and if that argument were to be sustained, the regular interest component could be viewed as having been issued with an additional amount of original issue discount ("OID") (which could cause the total amount of discount to exceed a statutorily defined de minimis amount). See "Federal Income Tax Consequences -- REMIC Securities -- Taxation of Regular Interest Securities -- Original Issue Discount" in the accompanying prospectus.

      Upon the sale, exchange, or other disposition of a LIBOR Certificate, the holder must allocate the amount realized between the two components of such Certificate based on the relative fair market values of those components at the time of sale. Assuming that a LIBOR Certificate is held as a capital asset within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Interest Rate Cap Agreements component should be capital gain or loss, and, gain or loss on the disposition of the regular interest component should, subject to the limitation described below, be capital gain or loss. Except for any amounts of accrued but unrecognized market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of the regular interest component of a LIBOR Certificate realized by an investor who holds such Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if the Certificate is held as part of a conversion transaction, as described in Code Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the holder entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includable in the gross income of the holder if its yield on such Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includable in the gross income of such holder with respect to such Certificate. In addition, gain or loss recognized from the sale of a LIBOR Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers are subject to a lower minimum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      As indicated above, a portion of the purchase price paid by a holder to acquire a LIBOR Certificate will be attributable to the Interest Rate Cap Agreements component of such Certificate. The portion of the overall purchase price attributable to the Interest Rate Cap Agreements component must be amortized over the life of such LIBOR Certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap contract is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Certificateholders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Interest Rate Cap Agreements component of a LIBOR Certificate.

      Any payments received by a holder of a LIBOR Certificate from the Reserve Fund will be treated as periodic payments received from an interest rate cap agreement. To the extent the sum of such periodic payments for any year exceed that year's amortized cost of the Interest Rate Cap Agreements component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction. A beneficial owner's ability to recognize a net deduction with respect to the Interest Rate Cap Agreement component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts, REMICs and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly-offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Interest Rate Cap Agreement component in computing the beneficial owner's alternative minimum tax liability.

      The regular interest component of each LIBOR Certificate will be treated as (i) assets described in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) "real estate assets" under Section 856(c)(4)(A) of the Code, in the same proportion that the assets of the Trust Fund, exclusive of the Reserve Fund, would be so treated. The Interest Rate Cap Agreements component of the LIBOR Certificates will not be treated as assets described in Section 7701(a)(19)(C) of the Code or "real estate assets" under
Section 856(c)(4)(A) of the Code.

ADDITIONAL TAX CONSIDERATIONS APPLICABLE TO THE CLASS X CERTIFICATES

      For federal income tax purposes, the Class X-A1 Certificates will represent (i) ownership of a REMIC regular interest and (ii) the obligation to make payments on a notional principal contract benefiting the Class A-1 and Class A-2 Certificateholders.

      For federal income tax purposes, the Class X-A2 Certificates will represent (i) ownership of a REMIC regular interest and (ii) the obligation to make payments on a notional principal contract benefiting the Class A-3 Certificateholders.

      For federal income tax purposes, the Class X-B Certificates will represent
(i) ownership of a REMIC regular interest and (ii) the obligation to make payments on a notional principal contract benefiting the Class B-1, Class B-2 and Class B-3 Certificateholders.

THE CLASS A-R CERTIFICATES

      Special tax considerations apply to an investment in the Class A-R Certificates. In certain circumstances, the Class A-R Certificates can produce a significantly less favorable after-tax return for a beneficial owner than would be the case if (i) the Class A-R Certificate were taxable as a debt instrument, or (ii) no portion of taxable income allocated to the Class A-R Certificate were "excess inclusion" income. See "Federal Income Tax Consequences -- REMIC Securities -- Taxation of Holders of Residual Interest Securities" in the prospectus.

      Under applicable Treasury regulations, if a Class A-R Certificate is a "noneconomic residual interest," as described in the prospectus, the transfer of a Class A-R Certificate to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment of collection of tax. The prospectus describes a safe harbor set out under existing regulations under which certain transfers of the Class A-R Certificates would be presumed not to have a significant purpose of impeding the assessment or collection of tax. See "Federal Income Tax Consequences -- REMIC Securities -- Taxation of Holders of Residual Interest Securities -- Restrictions on Ownership and Transfer of Residual Interest Securities" in the prospectus. Under final regulations issued by the Treasury Department on July 19, 2002 (the "Final Regulations") a transfer of a noneconomic residual interest will not qualify under this safe harbor unless either (a) the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) expected future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses, or (b) the transfer is to certain domestic taxable corporations with sufficient amounts of both gross and net assets where an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the "safe harbor" provisions. Part (b) of this safe harbor is not available if the facts and circumstances known to the transferor reasonably indicate that the taxes associated with the non-economic residual interest will not be paid. In addition, under the Final Regulations, the safe harbor applies only if the transferee represents that income from the Class A-R Certificate will not be attributed to a foreign permanent establishment or fixed base of the transferee or another U.S. taxpayer. The Final Regulations apply to transfers of non-economic residual interests on or after August 19, 2002, and thus will apply to transfers of the Class A-R Certificates. The Final Regulations contain additional detail regarding their application, and prospective investors in the Class A-R Certificates should consult their own tax advisors regarding the application of the Final Regulations to a transfer of the Class A-R Certificates.

TAX RETURN DISCLOSURE REQUIREMENTS

      Recent legislation and Treasury Department pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Taxpayers are required to report certain information on Internal Revenue Service Form 8886 if they participate in a "reportable transaction" (as defined under Section 6011 of the Code). Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction". The rules defining "reportable transactions" are complex. In general, among other categories of transactions, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer's tax treatment of an item and book treatment of that same item. Holders of Offered Certificates are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

                                  ERISA MATTERS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose requirements on certain employee benefit plans -- and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested -- and on persons who are fiduciaries with respect to these types of plans and arrangements (together, "Plans").

      ERISA prohibits "parties in interest" with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the accompanying prospectus.

      Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the accompanying prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Investments by Plans that are subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

      The U.S. Department of Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated and to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption ("PTE") 90-29 (55 Fed. Reg. 21459 (1990)) and 90-24 (55
Fed. Reg. 20548 (1990)), respectively, as most recently amended and restated by PTE 2002-41 (an administrative exemption), which exempts from the application of the prohibited transaction rules transactions relating to:

      - the acquisition, holding and sale by Plans of certain securities issued by a trust with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated or any of their affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

      -     the servicing, operation and management of such trusts,

provided that the general conditions and certain other requirements set forth in the exemption are satisfied.

      Among the conditions which must be satisfied for the exemption to apply are:

      - The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

      - The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from a rating agency identified in the exemption, such as S&P, Fitch Ratings or Moody's.

      - The Trustee must not be an affiliate of any other member of the "restricted group" (defined below in the second following paragraph), other than the Underwriters.

      - The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for Underwriting the Offered Certificates; the sum of all payments made to and retained by the Seller and the Depositor pursuant to the assignment of the trust assets to the Trust Fund represents not more than the fair market value of such assets; the sum of all payments made to and retained by any Servicer represents not more than reasonable compensation for the Servicer's services under the related Servicing Agreement and reimbursements of such person's reasonable expenses in connection therewith.

      - The Plan investing in the Offered Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

      The Trust Fund must also meet each of the requirements listed below:

      - Trust Fund assets must consist solely of assets of the type that have been included in other investment pools.

      - Certificates representing beneficial ownership in such other investment pools must have been rated in one of the four highest generic rating categories by a rating agency for at least one year prior to the Plan's acquisition of Offered Certificates.

      - Certificates evidencing beneficial ownership in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

      Moreover, the exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire indebtedness of a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that:

      - in the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the trust is acquired by persons independent of the restricted group;

      - such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the trust;

      - the Plan's investment in Offered Certificates of any class does not exceed 25% of all of the Certificates of that class outstanding at the time of the acquisition; and

      - immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in securities representing indebtedness of one or more issuers containing assets sold or serviced by the same entity.

This relief does not apply to Plans sponsored by members of the "restricted group" consisting of the Depositor, the Master Servicer, any Servicer, the Trustee, any indemnitor or any obligor with respect to Mortgage Loans included in the assets of the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust Fund, or any affiliate of these parties.

      It is expected that the exemption will apply to the acquisition and holding by Plans of the Offered Certificates (except for the Class A-R Certificate) and that all conditions of the exemption other than those within the control of the investors will be met.

      The rating of a class of Offered Certificates may change. If a class of Offered Certificates no longer has a rating of at least "BBB-," Certificates of that class will no longer be eligible for relief under the exemption (although a Plan that had purchased the Certificate when it had an investment-grade rating would not be required by the exemption to dispose of it). However, certain insurance company general accounts may be eligible to purchase Offered Certificates pursuant to Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60.

      BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATE MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION DISCUSSED ABOVE OR ANY OTHER ISSUED EXEMPTION UNDER ERISA INCLUDING PTCE 83-1, THE PURCHASE AND HOLDING OF THE CLASS A-R CERTIFICATE BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, THE INITIAL ACQUISITION AND TRANSFER OF THE CLASS A-R CERTIFICATE WILL NOT BE REGISTERED BY THE SECURITIES ADMINISTRATOR UNLESS THE SECURITIES ADMINISTRATOR ON BEHALF OF THE TRUSTEE RECEIVES:

      - a representation from the acquiror or transferee of the Class A-R Certificate to the effect that the transferee is not an employee benefit plan subject to section 406 of ERISA or a plan or arrangement subject to section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer,

      - if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the Class A-R Certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of the Class A-R Certificate are covered under Sections I and III of PTCE 95-60 or

      - an Opinion of Counsel satisfactory to the certificate registrar to the effect that the purchase and holding of such a Certificate by the acquiror or transferee will not constitute or result in prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the certificate registrar, the Trustee, the Master Servicer, the Depositor or the Securities Administrator to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

      Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the exemption described above and PTCE 83-1 described in the prospectus, and the potential consequences in their specific circumstances prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the Underwriting Agreement among the Seller, the Depositor and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Greenwich Capital Markets, Inc. (together, the "Underwriters"), the Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Depositor, the initial Class Principal Amount of each class of Offered Certificates, as set forth below. Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

              MERRILL LYNCH,                                  BANC OF
             PIERCE, FENNER &        MORGAN STANLEY &    AMERICA SECURITIES   GREENWICH CAPITAL
  CLASS     SMITH INCORPORATED       CO. INCORPORATED           LLC             MARKETS, INC.
---------   ------------------      ------------------   ------------------   -----------------
A-1 .....   $      152,204,000      $      152,204,000   $       38,051,000   $      38,051,000
A-2 .....   $       83,356,800      $       83,356,800   $       20,839,200   $      20,839,200
A-3 .....   $      217,625,934                      --                   --                  --
X-A1 ....   $      588,902,000(1)                   --                   --                  --
X-A2 ....   $      217,625,934(1)                   --                   --                  --
X-B .....   $       18,402,000(1)                   --                   --                  --
A-R .....   $              100                      --                   --                  --
B-1 .....   $        4,294,000      $        4,294,000                   --                  --
B-2 .....   $        3,067,000      $        3,067,000                   --                  --
B-3 .....   $        2,762,778                      --                   --                  --

---------------
(1) Indicates the initial Class Notional Amount of such interest-only class.

      The Underwriters intend to make a secondary market in the Offered Certificates, but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment. The Offered Certificates will not be listed on any national securities exchange.

      Immediately prior to the sale of the Mortgage Loans to the Depositor, some of the Mortgage Loans were the subject of financing provided by affiliates of the Underwriters. A portion of the proceeds from the sale of the Mortgage Loans to the Depositor will be applied to repay such financings.

      The Depositor and the Seller have agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      Expenses incurred by the Depositor in connection with this offering are expected to be approximately $800,000.

      Banc of America Securities LLC, one of the Underwriters, is an affiliate of Bank of America, N.A., a servicer of a portion of the Mortgage Loans; and Morgan Stanley & Co. Incorporated, one of the Underwriters, is an affiliate of MSDWCC, a servicer of a portion of the Mortgage Loans.

      After the initial distribution of the Offered Certificates, this prospectus supplement and the accompanying prospectus may be used by Banc of America Securities LLC or Morgan Stanley & Co. Incorporated, each an affiliate of one of the Servicers, in connection with market making transactions in those certificates. Each of Banc of America Securities LLC and Morgan Stanley & Co. Incorporated may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.

                                  LEGAL MATTERS

      The validity of the Certificates will be passed upon for the Depositor by Tobin & Tobin, a professional corporation, San Francisco, California. Certain tax matters will be passed upon for the Depositor by Chapman and Cutler LLP, San Francisco, California. McKee Nelson LLP, Washington, D.C., will act as counsel for the Underwriters.

                                     RATINGS

      It is a condition of the issuance of the Class A-1, Class A-2, Class A-3, Class A-R, Class X-A1 and Class X-A2 Certificates that they be rated not lower than "AAA" by each of Fitch Ratings ("Fitch") and Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and collectively with Fitch and S&P, the "Rating Agencies"). It is a condition to the issuance of the Class X-B Certificates that they be rated not lower than "AAA" by each of Fitch and S&P and "Aa2" by Moody's. It is a condition to the issuance of the Class B-1 Certificates that they be rated not lower than "AA" by each of Fitch and S&P and "Aa2" by Moody's. It is a condition to the issuance of the Class B-2 Certificates that they be rated not lower than "A" by each of Fitch and S&P and "A2" by Moody's. It is a condition to the issuance of the Class B-3 Certificates that they be rated not lower than "BBB" by each of Fitch and S&P and "Baa2" by Moody's.

      The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt of all payments on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. Such ratings take into consideration the credit quality of the related trust assets, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the trust assets is adequate to make the payments required by such certificates. Ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the mortgage loans.

      The ratings do not address the likelihood that any Net WAC Shortfalls or unpaid Net WAC Shortfalls will be repaid to holders of the LIBOR Certificates.

      The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

      The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                          INDEX OF CERTAIN DEFINITIONS

A-1 Margin ..................................         S-67
A-2 Margin ..................................         S-67
Accrual Period ..............................         S-63
Additional Collateral .......................         S-29
Additional Collateral Loans .................         S-29
Aggregate Cut-off Date Balance ..............         S-25
Aggregate Subordinate Percentage ............         S-74
Applicable Credit Support
   Percentage ...............................         S-77
Apportioned Principal Balance ...............         S-66
Asset Pools .................................         S-23
Available Distribution Amount ...............         S-61
B-1 Margin ..................................         S-67
B-2 Margin ..................................         S-67
B-3 Margin ..................................         S-67
BBA .........................................         S-71
BBAM ........................................         S-72
Beneficial Owner ............................         S-56
Book-Entry Certificates .....................         S-56
Business Day ................................         S-55
CBE .........................................        S-113
Certificate Distribution Amount .............         S-61
Certificate Group ...........................         S-55
Certificate Interest Rate ...................         S-67
Certificate Principal Amount ................         S-63
Certificateholder ...........................         S-56
Class Notional Amount .......................         S-64
Class Principal Amount ......................         S-63
Class Subordination Percentage ..............         S-77
Class X Certificates ........................         S-54
Class X-A1 Pool 1 Component Sub
   Account ..................................         S-70
Class X-A1 Pool 2 Component Sub
   Account ..................................         S-70
Class X-A2 Sub Account ......................         S-70
Class X-B Sub Account .......................         S-70
Clean-Up Call Date ..........................         S-86
Clearstream Luxembourg ......................         S-56
Clearstream Luxembourg
   Participants .............................         S-58
Closing Date ................................         S-53
Code ........................................        S-118
Component Interest Rate .....................         S-67
Corporate Trust Office ......................         S-87
CPR .........................................        S-104
Credit Scores ...............................         S-28
Credit Support Depletion Date ...............         S-81
Current Interest ............................         S-63
Custodial Account ...........................         S-61
Cut-off Date ................................         S-25
Defective Mortgage Loan .....................         S-52
Deficient Valuation .........................         S-84
Definitive Certificates .....................         S-56
Deleted Mortgage Loan .......................         S-53
Depositor ...................................         S-52
Designated Telerate Page ....................         S-72
Determination Date ..........................         S-96
Distribution Account ........................         S-61
Distribution Date ...........................         S-55
DTC .........................................         S-56
Due Date ....................................         S-27
Due Period ..................................         S-65
Effective Loan-to-Value Ratio ...............         S-28
ERISA .......................................        S-119
Euroclear ...................................         S-56
Euroclear Operator ..........................         S-59
Euroclear Participants ......................         S-59
European Depositaries .......................         S-57
Expense Rate ................................         S-69
Final Regulations ...........................        S-118
Final Scheduled Distribution Date ...........         S-86
Financial Intermediary ......................         S-57
Fitch .......................................        S-124
FlexSourceTM Loans ..........................         S-29
GMACM .......................................         S-88
Group 1 Certificates ........................         S-55
Group 2 Certificates ........................         S-55
Group 3 Certificates ........................         S-55
Group 3 Principal Distribution
   Amount ...................................         S-72
Insurance Proceeds ..........................         S-62
Interest Distribution Amount ................         S-63
Interest Rate Cap Agreements ................        S-116
Interest Settlement Rate ....................         S-71
Interest Shortfall ..........................         S-66
Interest Transfer Amount ....................         S-82
LIBOR Business Day ..........................         S-72
LIBOR Certificates ..........................         S-54

                                       I-1

LIBOR01 .....................................         S-72
Limited Purpose Surety Bond .................         S-29
Liquidated Mortgage Loan ....................         S-84
Liquidation Proceeds ........................         S-62
Loan-to-Value Ratio .........................         S-28
Master Servicer .............................         S-52
Master Servicing Fee ........................         S-96
Master Servicing Fee Rate ...................         S-96
MLCC ........................................         S-27
Monthly Advance .............................         S-97
Moody's .....................................        S-124
Mortgage ....................................         S-52
Mortgage Asset Purchase Agreement ...........         S-27
Mortgage File ...............................         S-52
Mortgage Loans ..............................         S-25
Mortgage Note ...............................         S-52
Mortgage Rate ...............................         S-69
Mortgaged Property ..........................         S-25
Net Interest Shortfall ......................         S-65
Net Mortgage Rate ...........................         S-69
Net Prepayment Interest Shortfalls ..........         S-65
Net WAC Shortfall ...........................         S-69
Offered Certificates ........................         S-54
OID .........................................        S-116
One-Month LIBOR .............................         S-50
One-Month LIBOR Determination
   Date .....................................         S-71
One-Month LIBOR Loans .......................         S-26
Original Subordinate Class Principal
   Amount ...................................         S-76
Originators .................................         S-51
Overcollateralized Group ....................         S-82
Participant .................................         S-57
Percentage Interest .........................         S-87
Plans .......................................        S-119
Pool 1 ......................................         S-23
Pool 1 Component ............................         S-54
Pool 1 Component Interest Rate ..............         S-64
Pool 1 Component Notional Amount ............         S-64
Pool 1 Mortgage Loans .......................         S-25
Pool 1 Net WAC ..............................         S-68
Pool 1 Subordinate Amount ...................         S-66
Pool 2 ......................................         S-23
Pool 2 Component ............................         S-54
Pool 2 Component Interest Rate ..............         S-64
Pool 2 Component Notional Amount ............         S-64
Pool 2 Mortgage Loans .......................         S-26
Pool 2 Net WAC ..............................         S-68
Pool 2 Subordinate Amount ...................         S-66
Pool 3 ......................................         S-23
Pool Balance ................................         S-74
Pool Percentage .............................         S-62
Pool Subordinate Amount .....................         S-66
Pooling and Servicing Agreement .............         S-52
Prepayment Interest Shortfall ...............         S-65
Prepayment Period ...........................         S-62
Principal Transfer Amount ...................         S-83
Privately-Offered Certificates ..............         S-54
Pro Rata Senior Percentage ..................         S-74
PTCE ........................................        S-122
PTE .........................................        S-120
Rating Agencies .............................        S-124
Realized Loss ...............................         S-83
Record Date .................................         S-55
Relevant Depositary .........................         S-57
Relief Act ..................................         S-65
Relief Act Reduction ........................         S-65
Replacement Mortgage Loan ...................         S-53
Required Reserve Fund Deposit ...............         S-70
Reserve Fund ................................         S-69
Rules .......................................         S-57
S&P .........................................        S-124
Scheduled Payment ...........................         S-73
Securities Administrator ....................         S-52
Seller ......................................         S-51
Senior Certificates .........................         S-53
Senior Percentage ...........................         S-73
Senior Prepayment Percentage ................         S-75
Senior Principal Distribution
    Amount ..................................         S-73
Senior Termination Date .....................         S-74
Servicers ...................................         S-88
Servicing Fee ...............................         S-96
Servicing Fee Rate ..........................         S-96
Six-Month LIBOR .............................         S-51
Six-Month LIBOR Determination
    Date ....................................         S-71
Six-Month LIBOR Loans .......................         S-26
Stated Principal Balance ....................         S-69
Step-Down Test ..............................         S-75
Structuring Assumptions .....................        S-104
Sub Account .................................         S-70

Subordinate Certificate Writedown
   Amount ...................................         S-83
Subordinate Certificates ....................         S-54
Subordinate Class Percentage ................         S-79
Subordinate Classes .........................         S-54
Subordinate Net WAC .........................         S-68
Subordinate Percentage ......................         S-79
Subordinate Prepayment Percentage ...........         S-79
Subordinate Principal Distribution
   Amount ...................................         S-77
Subsequent Recovery .........................         S-84
Terms and Conditions ........................         S-59
Total Transfer Amount .......................         S-82
Trust Fund ..................................         S-54
Trustee .....................................         S-52
Two Times Test ..............................         S-74
Undercollateralized Group ...................         S-82
Underlying Certificates .....................         S-23
Underlying Mortgage Loans ...................         S-24
Underlying Pooling and Servicing
   Agreement ................................         S-23
Underwriters ................................        S-123
Upper-Tier REMIC ............................        S-115
Yield Tables ................................        S-113

                                    ANNEX A:

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered Sequoia Mortgage Trust 2004-12 Mortgage Pass-Through Certificates (the "Global Certificates") will be available only in book-entry form. Investors in the Global Certificates may hold such Global Certificates through any of DTC, Clearstream Luxembourg or Euroclear. The Global Certificates will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Certificates through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurocertificate practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior collateralized mortgage certificate issues.

      Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      A holder that is not a United States person (as described below) of Global Certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All Global Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Certificates through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Certificates through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurocertificates, except that there will be no temporary global certificate and no "lock-up" or restricted period. Global Certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

                                      S-A-1

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior collateralized mortgage certificate issues in same-day funds.

      TRADING BETWEEN CLEARSTREAM LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurocertificates in same-day funds.

      TRADING BETWEEN DTC SELLER AND CLEARSTREAM LUXEMBOURG OR EUROCLEAR PURCHASER. When Global Certificates are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream I-1 Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Certificates against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon Distribution Date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Certificates. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant's account against delivery of the Global Certificates. After settlement has been completed, the Global Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Certificates are credited to their accounts one day later.

      As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global

                                      S-A-2

Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Certificates were credited to their accounts. However, interest on the Global Certificates would accrue from the value date. Therefore, in many cases the investment income on the Global Certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Certificates to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      TRADING BETWEEN CLEARSTREAM LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Certificates are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Certificates to the DTC Participant's account against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Certificates. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, I-2 when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Certificates from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

                                      S-A-3

            (b) borrowing the Global Certificates in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Certificates sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A holder that is not a "United States person" within the meaning of
Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

      I. the Securities Administrator, on behalf of the Trustee or the U.S. withholding agent receives a statement --

            (a) from the holder on Internal Revenue Service ("IRS") Form W-8BEN (or any successor form) that --

                  (i) is signed by the certificateholder under penalty of
            perjury,

                  (ii) certifies that such owner is not a United States person,
            and

                  (iii) provides the name and address of the certificateholder,
            or

            (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that --

                  (i) is signed under penalties of perjury by an authorized
            representative of the financial institution,

                  (ii) states that the financial institution has received an IRS
            Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

                  (iii) provides the name and address of the certificateholder,
            and

                  (iv) attaches the IRS Form W-8BEN (or any successor form)
            provided by the certificateholder;

      II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Securities Administrator or the U.S. withholding agent;

                                      S-A-4

      III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Securities Administrator or the U.S. withholding agent; or

      IV. the holder is a "nonwithholding partnership" and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example "qualified intermediaries") may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

      A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

      In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

      I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;

      II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

      III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

      This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not "United States persons" within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

      The term "United States person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in

                                      S-A-5
existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also will be considered United States persons.

                                      S-A-6

                                    ANNEX B:

                            UNDERLYING MORTGAGE LOAN
                             STATISTICAL INFORMATION

      For updated information regarding the delinquency and foreclosure experience of the servicing portfolios of certain underlying servicers, see "The Servicers" in this prospectus supplement.

      THE STATISTICAL INFORMATION PRESENTED IN THIS ANNEX B IS BASED ON THE PRINCIPAL BALANCE OF THE UNDERLYING MORTGAGE LOANS AS OF NOVEMBER 1, 2004 OR SUCH EARLIER DATE AS OF WHICH INFORMATION WAS AVAILABLE (THE "STATISTICAL CALCULATION DATE"). SUCH INFORMATION DOES NOT TAKE INTO ACCOUNT DEFAULTS, DELINQUENCIES AND PREPAYMENTS THAT MAY HAVE OCCURRED WITH RESPECT TO THE UNDERLYING MORTGAGE LOANS SINCE SUCH DATE. AS A RESULT, THE STATISTICAL DISTRIBUTION OF THE CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AS OF THE CLOSING DATE WILL VARY FROM THE STATISTICAL DISTRIBUTION OF SUCH CHARACTERISTICS AS PRESENTED IN THIS ANNEX B.

      The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, as to the SEMT Underlying Mortgage Loans (Pool 1) and SEMT Underlying Mortgage Loans (Aggregate Pool). Other than with respect to rates of interest, percentages (approximate) are stated by stated principal balance of pool 1 or the aggregate pool of Underlying Mortgage Loans, as applicable, as of the Statistical Calculation Date and have been rounded and may not total 100%.

TABULAR CHARACTERISTICS OF THE SEMT UNDERLYING MORTGAGE LOANS (POOL 1)

      The SEMT 2004-7 Underlying Mortgage Loans (Pool 1) are expected to have the following approximate aggregate characteristics as of the Statistical Calculation Date.

Number of Pool 1 Mortgage Loans ....................................                    1,493
Total Stated Principal Balance .....................................      $       502,714,412
Mortgage Rates:
  Weighted Average .................................................                    3.328%
  Range ............................................................          2.500% to 5.000%
Weighted Average Margin ............................................                    1.810%
Weighted Average Remaining Term to Maturity (in months) ............                      339

      The stated principal balances of the mortgage loans range from approximately $37,859 to approximately $2,830,347. The mortgage loans have an average stated principal balance of approximately $336,714.

      The weighted average loan-to-value ratio at origination of the mortgage loans is expected to be approximately 70.55%, and no mortgage loan had a loan-to-value ratio at origination exceeding 100.00%.

      No more than approximately 1.14% of the mortgage loans are secured by mortgaged properties located in any one zip code area.

                                      S-B-1

STATISTICAL CALCULATION DATE STATED PRINCIPAL BALANCE(1) - (SEMT 2004-7 POOL 1)

                                                                                         PERCENT OF
                                                              AGGREGATE                   AGGREGATE
                                             NUMBER OF        PRINCIPAL                   PRINCIPAL
STATISTICAL CALCULATION DATE                 MORTGAGE          BALANCE                     BALANCE
STATED PRINCIPAL BALANCES ($)                 LOANS          OUTSTANDING                 OUTSTANDING
--------------------------------             ---------    ------------------             -----------
   37,859.38 --   100,000.00.............       102       $     8,363,246.76                1.66%
  100,000.01 --   200,000.00.............       453            68,747,647.62               13.68
  200,000.01 --   300,000.00.............       316            78,604,643.99               15.64
  300,000.01 --   400,000.00.............       223            78,164,410.83               15.55
  400,000.01 --   500,000.00.............       153            69,565,501.84               13.84
  500,000.01 --   600,000.00.............        77            42,214,221.55                8.40
  600,000.01 --   700,000.00.............        58            37,615,069.92                7.48
  700,000.01 --   800,000.00.............        33            24,769,233.58                4.93
  800,000.01 --   900,000.00.............        17            14,440,658.31                2.87
  900,000.01 -- 1,000,000.00.............        23            22,367,807.70                4.45
1,000,000.01 -- 1,500,000.00.............        21            26,719,562.34                5.32
1,500,000.01 -- 2,000,000.00.............        16            28,312,060.29                5.63
2,500,000.01 -- 2,830,347.27.............         1             2,830,347.27                0.56
                                              -----       ------------------              ------
  Total                                       1,493       $   502,714,412.00              100.00%
                                              =====       ==================              ======

--------------------

(1) As of the Statistical Calculation Date, the average stated principal balance of the mortgage loans is expected to be approximately $336,714.

                CURRENT MORTGAGE RATES(1) - (SEMT 2004-7 POOL 1)

                                                                    PERCENT OF
                                               AGGREGATE            AGGREGATE
                               NUMBER OF       PRINCIPAL            PRINCIPAL
                               MORTGAGE         BALANCE              BALANCE
CURRENT MORTGAGE RATES (%)      LOANS         OUTSTANDING          OUTSTANDING
--------------------------     --------     ---------------        -----------
         2.500 ..........           4       $  1,678,248.23            0.33%
2.501 -- 2.750 ..........          40         14,846,738.40            2.95
2.751 -- 3.000 ..........         206         69,993,115.06           13.92
3.001 -- 3.250 ..........         473        159,854,624.84           31.80
3.251 -- 3.500 ..........         503        163,611,833.01           32.55
3.501 -- 3.750 ..........         177         61,675,573.84           12.27
3.751 -- 4.000 ..........          60         19,634,402.89            3.91
4.001 -- 4.250 ..........          28         10,738,076.12            2.14
4.251 -- 4.500 ..........           1            335,999.61            0.07
4.751 -- 5.000 ..........           1            345,800.00            0.07
                                -----       ---------------          ------
         Total ..........       1,493       $502,714,412.00          100.00%
                                =====       ===============          ======

----------------------

(1) As of the Statistical Calculation Date, the weighted average mortgage rate of the mortgage loans is expected to be approximately 3.328% per annum.

                                      S-B-2

                    REMAINING TERM(1) - (SEMT 2004-7 POOL 1)

                                                                          PERCENT OF
                                                     AGGREGATE            AGGREGATE
                                 NUMBER OF           PRINCIPAL            PRINCIPAL
                                 MORTGAGE             BALANCE              BALANCE
  REMAINING TERM (MONTHS)          LOANS            OUTSTANDING          OUTSTANDING
  -----------------------        ---------      ------------------       -----------
267 -- 270 ................            1        $       121,839.31          0.02%
289 -- 294 ................            8              5,694,103.87          1.13
295 -- 300 ................          317            133,586,790.69         26.57
343 -- 348 ................           17              5,393,573.81          1.07
349 -- 354 ................          113             37,003,801.20          7.36
355 -- 356 ................        1,037            320,914,303.12         63.84
                                   -----        ------------------        ------
    Total .................        1,493        $   502,714,412.00        100.00%
                                   =====        ==================        ======

------------------

(1) As of the Statistical Calculation Date, the weighted average remaining term of the mortgage loans as of the Statistical Calculation Date is expected to be approximately 339 months.

            ORIGINAL LOAN-TO-VALUE RATIOS(1) - (SEMT 2004-7 POOL 1)

                                                                             PERCENT OF
                                                    AGGREGATE                 AGGREGATE
                             NUMBER OF              PRINCIPAL                 PRINCIPAL
ORIGINAL LOAN-TO-VALUE       MORTGAGE                BALANCE                   BALANCE
      RATIOS (%)              LOANS                OUTSTANDING               OUTSTANDING
----------------------       ---------          ------------------           -----------
16.17 --  20.00.......           5              $     1,295,390.40               0.26%
20.01 --  30.00.......          16                    5,046,644.95               1.00
30.01 --  40.00.......          45                   14,913,041.45               2.97
40.01 --  50.00.......          63                   16,957,864.32               3.37
50.01 --  60.00.......         141                   56,135,473.82              11.17
60.01 --  65.00.......         112                   41,998,496.90               8.35
65.01 --  70.00.......         185                   71,003,913.99              14.12
70.01 --  75.00.......         223                   80,935,161.24              16.10
75.01 --  80.00.......         599                  186,890,330.39              37.18
80.01 --  85.00.......          15                    2,904,566.06               0.58
85.01 --  90.00.......          38                    9,316,974.89               1.85
90.01 --  95.00.......          34                    6,671,975.17               1.33
95.01 -- 100.00.......          17                    8,644,578.42               1.72
                             -----              ------------------             ------
 Total                       1,493              $   502,714,412.00             100.00%
                             =====              ==================             ======

-------------

(1) As of the Statistical Calculation Date, the weighted average original loan-to-value ratio of the mortgage loans is expected to be approximately 70.55%.

                                      S-B-3

            EFFECTIVE LOAN-TO-VALUE RATIOS(1) - (SEMT 2004-7 POOL 1)

                                                                    PERCENT OF
                                                AGGREGATE            AGGREGATE
                              NUMBER OF         PRINCIPAL            PRINCIPAL
EFFECTIVE LOAN-TO-VALUE       MORTGAGE           BALANCE              BALANCE
       RATIOS (%)               LOANS          OUTSTANDING          OUTSTANDING
------------------------      --------       ---------------        -----------
16.17 -- 20.00 .........           5         $  1,295,390.40           0.26%
20.01 -- 30.00 .........          16            5,046,644.95           1.00
30.01 -- 40.00 .........          45           14,913,041.45           2.97
40.01 -- 50.00 .........          63           16,957,864.32           3.37
50.01 -- 60.00 .........         144           58,814,613.82          11.70
60.01 -- 65.00 .........         112           41,998,496.90           8.35
65.01 -- 70.00 .........         200           77,619,352.41          15.44
70.01 -- 75.00 .........         223           80,935,161.24          16.10
75.01 -- 80.00 .........         599          186,890,330.39          37.18
80.01 -- 85.00 .........          15            2,904,566.06           0.58
85.01 -- 90.00 .........          37            8,666,974.89           1.72
90.01 -- 95.00 .........          34            6,671,975.17           1.33
                               -----         ---------------         ------
  Total ................       1,493         $502,714,412.00         100.00%
                               =====         ===============         ======

-------------

(1) As of the Statistical Calculation Date, the weighted average effective loan-to-value ratio of the mortgage loans is expected to be approximately 69.96%.

                    CREDIT SCORES(1) - (SEMT 2004-7 POOL 1)

                                                                 PERCENT OF
                                             AGGREGATE            AGGREGATE
                           NUMBER OF         PRINCIPAL            PRINCIPAL
                           MORTGAGE           BALANCE              BALANCE
       CREDIT SCORE          LOANS          OUTSTANDING          OUTSTANDING
-----------------------    --------       ---------------        -----------
586 -- 599 ............         1         $    120,000.00            0.02%
620 -- 639 ............         8            1,740,739.02            0.35
640 -- 659 ............        45           13,717,962.69            2.73
660 -- 679 ............       132           45,199,681.26            8.99
680 -- 699 ............       195           72,508,654.81           14.42
700 -- 719 ............       226           70,720,663.42           14.07
720 -- 739 ............       194           63,952,167.20           12.72
740 -- 759 ............       234           83,401,951.11           16.59
760 -- 779 ............       219           76,348,645.70           15.19
780 -- 799 ............       178           59,385,834.19           11.81
800 -- 819 ............        60           15,490,912.60            3.08
    820 ...............         1              127,200.00            0.03
                            -----         ---------------          ------
      Total ...........     1,493         $502,714,412.00          100.00%
                            =====         ===============          ======

-------------

(1) The weighted average credit score of the mortgage loans (determined as of the Statistical Calculation Date) is expected to be approximately 732.

                                      S-B-4

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES -
                              (SEMT 2004-7 POOL 1)

                                                                   PERCENT OF
                                                  AGGREGATE         AGGREGATE
                                 NUMBER OF        PRINCIPAL         PRINCIPAL
                                 MORTGAGE          BALANCE           BALANCE
              STATE                LOANS         OUTSTANDING       OUTSTANDING
------------------------------   -------       ---------------     -----------
California ...................      306        $142,761,172.74        28.40%
Florida ......................      152          55,088,909.60        10.96
Arizona ......................      104          26,347,017.08         5.24
Other ........................      931         278,517,312.58        55.40
                                  -----        ---------------       ------
     Total ...................    1,493        $502,714,412.00       100.00%
                                  =====        ===============       ======

---------------------

(1) Other includes 42 other states, and the District of Columbia and the Virgin Islands, with under 5% concentration, individually. No more than approximately 1.14% of the mortgage loans will be secured by mortgage properties in any one postal zip code area.

                    OCCUPANCY TYPE(1) - (SEMT 2004-7 POOL 1)

                                                               PERCENT OF
                                               AGGREGATE        AGGREGATE
                              NUMBER OF        PRINCIPAL        PRINCIPAL
                              MORTGAGE          BALANCE          BALANCE
     OCCUPANCY TYPE            LOANS          OUTSTANDING      OUTSTANDING
-----------------------       ------        ---------------    -----------
Primary ...............        1,339        $445,814,988.69        88.68%
Second Home ...........          121          49,642,842.66         9.87
Investment ............           33           7,256,580.65         1.44
                               -----        ---------------       ------
    Total .............        1,493        $502,714,412.00       100.00%
                               =====        ===============       ======

--------------

(1) Based upon representations of the related borrowers at the time of origination.

                      PROPERTY TYPE - (SEMT 2004-7 POOL 1)

                                                                           PERCENT OF
                                                          AGGREGATE         AGGREGATE
                                         NUMBER OF        PRINCIPAL         PRINCIPAL
                                         MORTGAGE          BALANCE           BALANCE
          PROPERTY TYPE                    LOANS         OUTSTANDING       OUTSTANDING
----------------------------------       -------       ---------------     -----------
Single Family ....................          899        $296,567,624.18        58.99%
Planned Unit Development .........          442         162,358,463.00        32.30
Condominium ......................          140          39,950,997.44         7.95
Two-to-Four Family ...............            9           3,281,327.39         0.65
Cooperative ......................            2             445,999.99         0.09
Manufactured Housing .............            1             110,000.00         0.02
                                          -----        ---------------       ------
    Total ........................        1,493        $502,714,412.00       100.00%
                                          =====        ===============       ======

                                      S-B-5

                       LOAN PURPOSE - (SEMT 2004-7 POOL 1)

                                                                                           PERCENT OF
                                                                    AGGREGATE               AGGREGATE
                                                    NUMBER OF       PRINCIPAL               PRINCIPAL
                                                    MORTGAGE         BALANCE                 BALANCE
              LOAN PURPOSE                            LOANS        OUTSTANDING             OUTSTANDING
---------------------------------------             ---------   ------------------         -----------
Purchase ..............................                523      $   210,011,611.51            41.78%
Refinance (Rate-Term) .................                563          159,405,213.53            31.71
Refinance (Cash-out) ..................                407          133,297,586.96            26.52
                                                     -----      ------------------           ------
    Total .............................              1,493      $   502,714,412.00           100.00%
                                                     =====      ==================           ======

                    LOAN DOCUMENTATION - (SEMT 2004-7 POOL 1)

                                                                                        PERCENT OF
                                                                     AGGREGATE           AGGREGATE
                                                    NUMBER OF        PRINCIPAL           PRINCIPAL
                                                     MORTGAGE         BALANCE             BALANCE
                 DOCUMENTATION                        LOANS         OUTSTANDING         OUTSTANDING
------------------------------------------------    ---------    ------------------     -----------
Full Documentation .............................       951       $   272,652,670.56         54.24%
Limited Documentation ..........................       317           138,182,555.51         27.49
Alternative Documentation ......................       110            50,604,234.66         10.07
Lite Documentation .............................       104            37,479,308.71          7.46
No Ratio .......................................         8             2,355,398.12          0.47
Asset Verification/No Income Verification. .....         2             1,080,244.44          0.21
Reduced Documentation ..........................         1               360,000.00          0.07
                                                     -----       ------------------        ------
    Total ......................................     1,493       $   502,714,412.00        100.00%
                                                     =====       ==================        ======

                     GROSS MARGIN(1) - (SEMT 2004-7 POOL 1)

                                                                                              PERCENT OF
                                                                          AGGREGATE            AGGREGATE
                                                    NUMBER OF             PRINCIPAL            PRINCIPAL
                                                     MORTGAGE              BALANCE              BALANCE
             GROSS MARGIN (%)                         LOANS              OUTSTANDING          OUTSTANDING
----------------------------------------            ---------          ----------------       -----------
1.250 ..................................                17             $    4,356,340.75           0.87%
1.375 ..................................                50                 16,226,313.58           3.23
1.500 ..................................               221                 84,590,434.57          16.83
1.625 ..................................               239                 77,032,249.72          15.32
1.750 ..................................               240                 81,696,928.58          16.25
1.875 ..................................               272                 83,493,693.37          16.61
2.000 ..................................               184                 63,625,662.37          12.66
2.125 ..................................               134                 46,924,990.06           9.33
2.250 ..................................               105                 33,154,680.05           6.60
2.375 ..................................                13                  3,417,640.97           0.68
2.500 ..................................                17                  7,849,677.98           1.56
3.375 ..................................                 1                    345,800.00           0.07
                                                     -----             -----------------         ------
    Total ..............................             1,493             $  502,714,412.00         100.00%
                                                     =====             =================         ======

----------------

(1) As of the Statistical Calculation Date, the weighted average gross margin of the mortgage loans is expected to be approximately 1.810%.

                                      S-B-6

                MAXIMUM MORTGAGE RATE(1) - (SEMT 2004-7 POOL 1)

                                                                                      PERCENT OF
                                                                AGGREGATE              AGGREGATE
                                             NUMBER OF          PRINCIPAL              PRINCIPAL
                                             MORTGAGE            BALANCE                BALANCE
        MAXIMUM MORTGAGE RATE (%)              LOANS           OUTSTANDING            OUTSTANDING
--------------------------------------       --------        ---------------          -----------
8.500 ................................           1           $    350,000.00              0.07%
9.250 ................................           1                287,234.67              0.06
9.380 ................................           1                767,250.00              0.15
12.000 ...............................       1,479            496,031,406.69             98.67
12.500 ...............................           5              3,488,022.01              0.69
15.000 ...............................           1                230,000.00              0.05
15.500 ...............................           1                150,899.41              0.03
15.630 ...............................           1                614,250.00              0.12
15.750 ...............................           2                538,499.61              0.11
15.880 ...............................           1                256,849.61              0.05
                                             -----           ---------------            ------
 Total ...............................       1,493           $502,714,412.00            100.00%
                                             =====           ===============            ======

-----------------------

(1) As of the Statistical Calculation Date, the weighted average maximum mortgage rate of the mortgage loans is expected to be approximately 12.008% per annum.

            NEXT NOTE RATE ADJUSTMENT DATE(1) - (SEMT 2004-7 POOL 1)

                                                                                                PERCENT OF
                                                                            AGGREGATE            AGGREGATE
                                                    NUMBER OF               PRINCIPAL            PRINCIPAL
                                                    MORTGAGE                 BALANCE              BALANCE
        NEXT NOTE RATE ADJUSTMENT DATE               LOANS                 OUTSTANDING          OUTSTANDING
--------------------------------------------        --------           -----------------        -----------
December 2004 ..............................          667              $  211,497,664.98           42.07%
January 2005 ...............................          709                 248,664,879.32           49.46
February 2005 ..............................           18                   5,308,873.59            1.06
March 2005 .................................           20                   7,892,495.75            1.57
April 2005 .................................           17                   4,938,679.24            0.98
May 2005 ...................................           62                  24,411,819.12            4.86
                                                    -----              -----------------          ------
    Total ..................................        1,493              $  502,714,412.00          100.00%
                                                    =====              =================          ======

--------------

(1) As of the Statistical Calculation Date, the weighted average months to next rate adjustment date of the mortgage loans was approximately 2 months

                                      S-B-7

TABULAR CHARACTERISTICS OF THE SEMT UNDERLYING MORTGAGE LOANS (AGGREGATE POOL)

      The SEMT Underlying Mortgage Loans (Aggregate Pool) are expected to have the following approximate aggregate characteristics as of the Statistical Calculation Date.

Number of Mortgage Loans.....................................                        3,038
Total Stated Principal Balance...............................             $  1,010,413,982
Mortgage Rates:
  Weighted Average...........................................                        3.357%
  Range......................................................              2.375% to 5.250%
Weighted Average Margin......................................                        1.820%
Weighted Average Remaining Term to Maturity (in months)......                          339

      The stated principal balances of the mortgage loans range from approximately $24,758 to approximately $3,000,000. The mortgage loans have an average stated principal balance of approximately $332,592.

      The weighted average loan-to-value ratio at origination of the mortgage loans is expected to be approximately 70.59%, and no mortgage loan had a loan-to-value ratio at origination exceeding 100.00%.

      No more than approximately 0.73% of the mortgage loans are secured by mortgaged properties located in any one zip code area.

                                      S-B-8

            STATISTICAL CALCULATION DATE STATED PRINCIPAL BALANCE(1)
                          (SEMT 2004-7 AGGREGATE POOL)

                                                                                    PERCENT OF
                                                                AGGREGATE            AGGREGATE
                                       NUMBER OF                PRINCIPAL            PRINCIPAL
    STATISTICAL CALCULATION DATE       MORTGAGE                  BALANCE              BALANCE
   STATED PRINCIPAL BALANCES ($)        LOANS                  OUTSTANDING          OUTSTANDING
-----------------------------------    -------             -------------------      -----------
   24,757.81  --   100,000.00 .....       206              $     16,677,212.78           1.65%
  100,000.01  --   200,000.00 .....       919                   139,983,995.39          13.85
  200,000.01  --   300,000.00 .....       669                   166,621,044.34          16.49
  300,000.01  --   400,000.00 .....       454                   159,353,372.44          15.77
  400,000.01  --   500,000.00 .....       285                   129,493,539.52          12.82
  500,000.01  --   600,000.00 .....       160                    87,991,317.97           8.71
  600,000.01  --   700,000.00 .....       119                    76,930,006.69           7.61
  700,000.01  --   800,000.00 .....        68                    51,117,435.07           5.06
  800,000.01  --   900,000.00 .....        39                    33,148,551.93           3.28
  900,000.01  -- 1,000,000.00 .....        58                    56,218,631.28           5.56
1,000,000.01  -- 1,500,000.00 .....        36                    45,546,389.42           4.51
1,500,000.01  -- 2,000,000.00 .....        22                    39,002,137.87           3.86
2,000,000.01  -- 2,500,000.00 .....         1                     2,500,000.00           0.25
2,500,000.01  -- 3,000,000.00 .....         2                     5,830,347.27           0.58
                                        -----              -------------------         ------
  Total ...........................     3,038              $  1,010,413,981.97         100.00%
                                        =====              ===================         ======

-----------------

(1) As of the Statistical Calculation Date, the average stated principal balance of the mortgage loans is expected to be approximately $332,592.

             CURRENT MORTGAGE RATES(1) (SEMT 2004-7 AGGREGATE POOL)

                                                                                    PERCENT OF
                                                               AGGREGATE            AGGREGATE
                                           NUMBER OF           PRINCIPAL            PRINCIPAL
                                           MORTGAGE             BALANCE              BALANCE
     CURRENT MORTGAGE RATES (%)              LOANS            OUTSTANDING          OUTSTANDING
--------------------------------------     -------         -----------------       -----------
2.375 -- 2.500 .......................         11          $    3,638,400.15            0.36%
2.501 -- 2.750 .......................         78              28,523,881.87             2.82
2.751 -- 3.000 .......................        471             161,839,429.98            16.02
3.001 -- 3.250 .......................        790             272,230,424.71            26.94
3.251 -- 3.500 .......................        912             292,554,049.97            28.95
3.501 -- 3.750 .......................        424             146,337,762.46            14.48
3.751 -- 4.000 .......................        276              83,050,317.93             8.22
4.001 -- 4.250 .......................         68              20,473,489.53             2.03
4.251 -- 4.500 .......................          2                 557,919.61             0.06
4.501 -- 4.750 .......................          2                 295,666.31             0.03
4.751 -- 5.000 .......................          2                 457,300.00             0.05
5.001 -- 5.250 .......................          2                 455,339.45             0.05
                                            -----          -----------------          ------
  Total ..............................      3,038          $1,010,413,981.97          100.00%
                                            =====          =================          ======

-------------------

(1) As of the Statistical Calculation Date, the weighted average mortgage rate of the mortgage loans is expected to be approximately 3.357% per annum.

                                     S-B-9

                 REMAINING TERM(1) (SEMT 2004-7 AGGREGATE POOL)

                                                                           PERCENT OF
                                                    AGGREGATE               AGGREGATE
                            NUMBER OF               PRINCIPAL               PRINCIPAL
                            MORTGAGE                 BALANCE                 BALANCE
REMAINING TERM (MONTHS)      LOANS                 OUTSTANDING             OUTSTANDING
-----------------------      -----              ------------------         -----------
267 - 270 ............          1               $       121,839.31             0.01%
289 - 294 ............         13                     8,208,500.54             0.81
295 - 300 ............        632                   263,575,809.25            26.09
337 - 342 ............          3                     1,918,846.91             0.19
343 - 348 ............         31                     9,253,855.15             0.92
349 - 354 ............        190                    59,026,520.85             5.84
355 - 356 ............      2,168                   668,308,609.96            66.14
                            -----               ------------------           ------
  Total ..............      3,038               $ 1,010,413,981.97           100.00%
                            =====               ==================           ======

------------------------

(1) As of the Statistical Calculation Date, the weighted average remaining term of the mortgage loans as of the Statistical Calculation Date is expected to be approximately 339 months.

         ORIGINAL LOAN-TO-VALUE RATIOS(1) (SEMT 2004-7 AGGREGATE POOL)

                                                                                       PERCENT OF
                                                               AGGREGATE                AGGREGATE
                                        NUMBER OF              PRINCIPAL                PRINCIPAL
        ORIGINAL LOAN-TO-VALUE          MORTGAGE                BALANCE                  BALANCE
               RATIOS (%)                LOANS                OUTSTANDING              OUTSTANDING
------------------------------------    --------           -----------------           -----------
 9.21 -  10.00 .....................         1             $      350,000.00               0.03%
10.01 -  20.00 .....................         9                  1,778,564.15               0.18
20.01 -  30.00 .....................        38                 10,929,303.15               1.08
30.01 -  40.00 .....................        82                 28,284,989.79               2.80
40.01 -  50.00 .....................       130                 40,962,829.27               4.05
50.01 -  60.00 .....................       273                103,996,919.11              10.29
60.01 -  65.00 .....................       201                 77,440,093.50               7.66
65.01 -  70.00 .....................       377                145,864,368.01              14.44
70.01 -  75.00 .....................       478                167,571,686.66              16.58
75.01 -  80.00 .....................     1,251                383,334,077.34              37.94
80.01 -  85.00 .....................        26                  4,829,685.11               0.48
85.01 -  90.00 .....................        65                 14,927,889.65               1.48
90.01 -  95.00 .....................        75                 13,719,839.43               1.36
95.01 - 100.00 ....................         32                 16,423,736.80               1.63
                                         -----             -----------------             ------
  Total ...........................      3,038             $1,010,413,981.97             100.00%
                                         =====             =================             ======

------------

(1) As of the Statistical Calculation Date, the weighted average original loan-to-value ratio of the mortgage loans is expected to be approximately 70.59%.

                                     S-B-10

         EFFECTIVE LOAN-TO-VALUE RATIOS(1) (SEMT 2004-7 AGGREGATE POOL)

                                                                              PERCENT OF
                                                         AGGREGATE             AGGREGATE
                                NUMBER OF                PRINCIPAL             PRINCIPAL
EFFECTIVE LOAN-TO-VALUE         MORTGAGE                  BALANCE               BALANCE
       RATIOS (%)                LOANS                  OUTSTANDING           OUTSTANDING
-----------------------         --------           --------------------       -----------
 9.21 - 10.00 .........             1              $         350,000.00           0.03%
10.01 - 20.00 .........             9                      1,778,564.15           0.18
20.01 - 30.00 .........            38                     10,929,303.15           1.08
30.01 - 40.00 .........            82                     28,284,989.79           2.80
40.01 - 50.00 .........           131                     41,194,786.77           4.08
50.01 - 60.00 .........           279                    108,409,059.11          10.73
60.01 - 65.00 .........           201                     77,440,093.50           7.66
65.01 - 70.00 .........           405                    159,275,964.81          15.76
70.01 - 75.00 .........           478                    167,571,686.66          16.58
75.01 - 80.00 .........         1,250                    383,102,119.84          37.92
80.01 - 85.00 .........            26                      4,829,685.11           0.48
85.01 - 90.00 .........            63                     13,527,889.65           1.34
90.01 - 95.00 .........            75                     13,719,839.43           1.36
                                -----              --------------------         ------
      Total ...........         3,038              $   1,010,413,981.97         100.00%
                                =====              ====================         ======

-----------

(1) As of the Statistical Calculation Date, the weighted average effective loan-to-value ratio of the mortgage loans is expected to be approximately 70.02%.

                  CREDIT SCORE(1) (SEMT 2004-7 AGGREGATE POOL)

                                                                           PERCENT OF
                                                          AGGREGATE         AGGREGATE
                                     NUMBER OF            PRINCIPAL         PRINCIPAL
                                     MORTGAGE              BALANCE           BALANCE
          CREDIT SCORE                 LOANS             OUTSTANDING       OUTSTANDING
----------------------------         --------         -----------------    -----------
586 - 599 ..................              2           $      335,656.69        0.03%
600 - 619 ..................              3                2,621,867.96        0.26
620 - 639 ..................             11                3,003,824.64        0.30
640 - 659 ..................             87               24,683,891.07        2.44
660 - 679 ..................            268               86,391,542.92        8.55
680 - 699 ..................            409              131,374,339.48       13.00
700 - 719 ..................            442              145,248,553.56       14.38
720 - 739 ..................            394              133,865,933.20       13.25
740 - 759 ..................            455              157,376,496.16       15.58
760 - 779 ..................            479              166,673,362.53       16.50
780 - 799 ..................            357              121,164,170.02       11.99
800 - 819 ..................            127               36,661,255.62        3.63
820 - 832 ..................              4                1,013,088.12        0.10
                                      -----           -----------------      ------
    Total ..................          3,038           $1,010,413,981.97      100.00%
                                      =====           =================      ======

------------------

(1) The weighted average credit score (determined as of the Statistical Calculation Date) is expected to be approximately 733.

                                     S-B-11

  GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES (SEMT 2004-7 AGGREGATE POOL)

                                                                               PERCENT OF
                                                 AGGREGATE                      AGGREGATE
                               NUMBER OF         PRINCIPAL                      PRINCIPAL
                               MORTGAGE           BALANCE                        BALANCE
          STATE                 LOANS           OUTSTANDING                    OUTSTANDING
-----------------------         -----        -----------------                 -----------
California ............           658        $  299,150,512.24                    29.61%
Florida ...............           322           109,777,883.93                    10.86
Arizona ...............           228            54,717,195.88                     5.42
Other .................         1,830           546,768,389.92                    54.11
                                -----        -----------------                   ------
      Total ...........         3,038        $1,010,413,981.97                   100.00%
                                =====        =================                   ======

---------------

(1) Other includes 43 other states, the District of Columbia and the Virgin Islands, with under 5% concentration, individually. No more than approximately 0.73% of the mortgage loans will be secured by mortgage properties in any one postal zip code area.

                 OCCUPANCY TYPE(1) (SEMT 2004-7 AGGREGATE POOL)

                                                                             PERCENT OF
                                                           AGGREGATE          AGGREGATE
                                        NUMBER OF          PRINCIPAL          PRINCIPAL
                                        MORTGAGE            BALANCE            BALANCE
         OCCUPANCY TYPE                   LOANS           OUTSTANDING        OUTSTANDING
------------------------------          --------       -----------------     -----------
Primary ......................            2,715        $  896,693,902.21        88.75%
Second Home ..................              250            95,041,838.69         9.41
Investment ...................               73            18,678,241.07         1.85
                                          -----        -----------------       ------
    Total ....................            3,038        $1,010,413,981.97       100.00%
                                          =====        =================       ======

--------------

(1) Based upon representations of the related borrowers at the time of origination.

                   PROPERTY TYPE (SEMT 2004-7 AGGREGATE POOL)

                                                                                 PERCENT OF
                                                             AGGREGATE            AGGREGATE
                                          NUMBER OF          PRINCIPAL            PRINCIPAL
                                          MORTGAGE            BALANCE              BALANCE
           PROPERTY TYPE                    LOANS           OUTSTANDING          OUTSTANDING
-----------------------------------       --------       -----------------       -----------
Single Family .....................         1,844        $  606,833,192.13           60.06%
Planned Unit Development ..........           883           311,808,345.75           30.86
Condominium .......................           286            82,934,040.40            8.21
Two-to-Four Family ................            20             7,081,507.88            0.70
Cooperative .......................             4             1,646,895.81            0.16
Manufactured Housing ..............             1               110,000.00            0.01
                                            -----        -----------------          ------
    Total .........................         3,038        $1,010,413,981.97          100.00%
                                            =====        =================          ======

                                     S-B-12

                    LOAN PURPOSE (SEMT 2004-7 AGGREGATE POOL)

                                                                               PERCENT OF
                                                             AGGREGATE          AGGREGATE
                                           NUMBER OF         PRINCIPAL          PRINCIPAL
                                           MORTGAGE           BALANCE            BALANCE
             LOAN PURPOSE                   LOANS           OUTSTANDING        OUTSTANDING
-----------------------------------        --------      -----------------     -----------
Purchase ..........................          1072        $  416,300,199.64        41.20%
Refinance (Rate Term) .............         1,116           309,124,413.55        30.59
Refinance (Cash-out) ..............           850           284,989,368.78        28.21
                                            -----        -----------------       ------
      Total .......................         3,038        $1,010,413,981.97       100.00%
                                            =====        =================       ======

                 LOAN DOCUMENTATION (SEMT 2004-7 AGGREGATE POOL)

                                                                                                    PERCENT OF
                                                                                 AGGREGATE           AGGREGATE
                                                               NUMBER OF         PRINCIPAL           PRINCIPAL
                                                               MORTGAGE           BALANCE             BALANCE
                   LOAN DOCUMENTATION                            LOANS          OUTSTANDING         OUTSTANDING
-------------------------------------------------------        ---------     -----------------      -----------
Full Documentation ....................................         1,855        $  524,810,866.93         51.94%
Limited Documentation .................................           705           291,080,373.98         28.81
Alternative Documentation .............................           244           109,026,543.44         10.79
Lite Documentation ....................................           215            78,969,608.85          7.82
No Ratio ..............................................            13             3,951,798.12          0.39
Asset Verification/No Income Verification .............             3             1,274,663.01          0.13
Reduced Documentation .................................             2               921,626.17          0.09
Streamlined Documentation .............................             1               378,501.47          0.04
                                                                -----        -----------------        ------
     Total ............................................         3,038        $1,010,413,981.97        100.00%
                                                                =====        =================        ======

                                     S-B-13

                     MARGIN(1) (SEMT 2004-7 AGGREGATE POOL)

                                                               PERCENT OF
                                          AGGREGATE             AGGREGATE
                       NUMBER OF          PRINCIPAL             PRINCIPAL
                       MORTGAGE            BALANCE               BALANCE
 GROSS MARGIN (%)        LOANS           OUTSTANDING           OUTSTANDING
 ----------------      ---------      -----------------        -----------
1.000 ...........            1        $      269,834.30             0.03%
1.250 ...........           52            15,951,567.29             1.58
1.375 ...........          210            73,943,760.48             7.32
1.500 ...........          377           140,127,822.48            13.87
1.625 ...........          385           127,162,727.08            12.59
1.750 ...........          467           151,299,056.18            14.97
1.850 ...........            1               335,945.25             0.03
1.875 ...........          477           153,355,078.73            15.18
2.000 ...........          379           129,784,307.89            12.84
2.125 ...........          275            91,550,857.35             9.06
2.250 ...........          287            90,321,887.55             8.94
2.375 ...........           45            10,141,846.39             1.00
2.500 ...........           75            24,739,065.24             2.45
2.625 ...........            2               383,420.00             0.04
3.125 ...........            1               134,166.31             0.01
3.250 ...........            2               455,339.45             0.05
3.375 ...........            1               345,800.00             0.03
3.500 ...........            1               111,500.00             0.01
                         -----        -----------------           ------
 Total ..........        3,038        $1,010,413,981.97           100.00%
                         =====        =================           ======

-----------------

(1) As of the Statistical Calculation Date, the weighted average margin of the mortgage loans is expected to be approximately 1.820%.

                                     S-B-14

             MAXIMUM MORTGAGE RATE (1) (SEMT 2004-7 AGGREGATE POOL)

                                                              PERCENT OF
                                           AGGREGATE           AGGREGATE
                             NUMBER OF     PRINCIPAL           PRINCIPAL
                             MORTGAGE       BALANCE             BALANCE
MAXIMUM MORTGAGE RATE (%)     LOANS       OUTSTANDING         OUTSTANDING
-------------------------    --------  -----------------      -----------
 8.500 .................         1     $      350,000.00           0.03%
 9.250 .................         1            287,234.67           0.03
 9.380 .................         1            767,250.00           0.08
 9.630 .................         1            231,850.07           0.02
 9.880 .................         1            599,823.83           0.06
12.000 .................     3,011      1,001,223,536.01          99.09
12.500 .................         9          4,131,240.58           0.41
14.000 .................         1            173,643.85           0.02
15.000 .................         1            230,000.00           0.02
15.380 .................         1             80,000.00           0.01
15.500 .................         1            150,899.41           0.01
15.530 .................         1            142,039.35           0.01
15.630 .................         2            784,615.36           0.08
15.750 .................         2            538,499.61           0.05
15.880 .................         3            555,149.23           0.05
16.130 .................         1            168,200.00           0.02
                             -----     -----------------         ------
   Total ...............     3,038     $1,010,413,981.97         100.00%
                             =====     =================         ======

------------

(1) As of the Statistical Calculation Date, the weighted average maximum mortgage rate of the mortgage loans is expected to be approximately 12.006% per annum.

         NEXT NOTE RATE ADJUSTMENT DATE(1) (SEMT 2004-7 AGGREGATE POOL)

                                                                                PERCENT OF
                                                            AGGREGATE            AGGREGATE
                                         NUMBER OF          PRINCIPAL            PRINCIPAL
                                         MORTGAGE            BALANCE              BALANCE
  NEXT NOTE RATE ADJUSTMENT DATE           LOANS           OUTSTANDING          OUTSTANDING
  ------------------------------         ---------      -----------------       -----------
December 2004 ....................          1599        $  526,452,540.31           52.10%
January 2005 .....................          1258           421,527,503.30           41.72
February 2005 ....................            25             7,419,806.71            0.73
March 2005 .......................            28             9,690,636.39            0.96
April 2005 .......................            30             9,569,330.12            0.95
May 2005 .........................            98            35,754,165.14            3.54
                                           -----        -----------------          ------
   Total .........................         3,038        $1,010,413,981.97          100.00%
                                           =====        =================          ======

----------------

(1) As of the Statistical Calculation Date, the weighted average months to the next adjustment date of the mortgage loans was approximately 2 months.

                                     S-B-15

                                    ANNEX C:

                        SEMT 2004-7 PROSPECTUS SUPPLEMENT

                                      S-C-1

Supplement
(To Prospectus Supplement dated July 16, 2004)

                          SEQUOIA MORTGAGE TRUST 2004-7

                       MORTGAGE PASS-THROUGH CERTIFICATES

                        SEQUOIA RESIDENTIAL FUNDING, INC.
                                    DEPOSITOR

                                                                          TOTAL GROSS PROCEEDS
           SECURITIES                       PROSPECTUS SUPPLEMENT              OF OFFERING
----------------------------------------------------------------------------------------------
SEQUOIA MORTGAGE TRUST 2004-7               DATED JULY 16, 2004                $ 223,592,330
     CLASS A-1 CERTIFICATES           RISK FACTORS BEGIN ON PAGE S-11           (APPROXIMATE)
----------------------------------------------------------------------------------------------

THE ABOVE-REFERENCED SECURITIES WERE PREVIOUSLY ACQUIRED IN A BONA FIDE SECONDARY MARKET TRANSACTION, NOT FROM THE ISSUER OR AN AFFILIATE, BY RWT HOLDINGS, INC., PARENT OF THE DEPOSITOR. THE SECURITIES ARE BEING SOLD AT THE PRICE SET FORTH ABOVE TO THE DEPOSITOR FOR SALE BY IT TO HSBC BANK USA, NATIONAL ASSOCIATION, AS TRUSTEE (THE "TRUSTEE"), UNDER A POOLING AND SERVICING AGREEMENT, DATED AS OF DECEMBER 1, 2004 (THE "POOLING AND SERVICING AGREEMENT"), AMONG THE DEPOSITOR, THE TRUSTEE AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS MASTER SERVICER AND SECURITIES ADMINISTRATOR. PAYMENTS ON THE ABOVE-REFERENCED SECURITIES WILL SUPPORT DISTRIBUTIONS ON THE CLASS A-3 AND CLASS X-A2 CERTIFICATES ISSUED PURSUANT TO THE POOLING AND SERVICING AGREEMENT.

The prospectus supplement listed in the table above should be read in its entirety, together with the accompanying prospectus, by anyone considering an investment in the Class A-3 or Class X-A2 Certificates. References in the prospectus supplement to the prospectus dated June 10, 2004 shall be deemed to refer to the accompanying prospectus dated September 17, 2004.

CONSIDER CAREFULLY THE RISK FACTORS IN THE PROSPECTUS SUPPLEMENT LISTED ABOVE, WHICH RISK FACTORS BEGIN ON PAGE S-11.

The Securities referred to above are not insured or guaranteed by any governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disproved these securities or determined if the prospectus supplement listed above, the accompanying prospectus or this supplement are accurate or complete. Any representation to the contrary is a criminal offense.

December 10, 2004

                                      S-C-2

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 10, 2004)

                          $1,038,985,100 (APPROXIMATE)
                          SEQUOIA MORTGAGE TRUST 2004-7
                       MORTGAGE PASS-THROUGH CERTIFICATES

                       SEQUOIA RESIDENTIAL FUNDING, INC.
                                   DEPOSITOR

Consider carefully the risk factors described in this prospectus supplement.

The certificates will represent interests in a trust fund only and will not represent an interest in, or an obligation of, the seller or the depositor or any of their affiliates.

Sequoia Mortgage Trust 2004-7 will issue:

- Eight classes of senior certificates, including two classes of interest-only certificates and two classes of residual interest certificates; and

-     Six classes of subordinate certificates.

This prospectus supplement and the accompanying prospectus relate only to the offering of certificates listed in the table on page S-1 under "Summary -- Offered Certificates" and not to the other classes of certificates that will be issued by the trust fund as described in this prospectus supplement.

The assets of the trust fund will primarily consist of three pools of conventional, adjustable rate, fully amortizing mortgage loans secured by first liens on one-to-four family residential properties having the additional characteristics described in "Description of the Mortgage Pools" in this prospectus supplement.

The certificates offered by this prospectus supplement will be purchased by Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc., Banc of America Securities LLC, Countrywide Securities Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriters, from Sequoia Residential Funding, Inc., as depositor, and are being offered by the underwriters from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters have the right to reject any order. Proceeds to Sequoia Residential Funding, Inc. from the sale of these certificates will be approximately 102.27% of their initial principal balance, before deducting expenses.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

On or about July 29, 2004, delivery of the certificates offered by this prospectus supplement (other than the Class A-R Certificate, which will be delivered in physical, fully registered form) will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking, societe anonyme and the Euroclear System.

                                  Underwriters:

 MORGAN STANLEY                                            RBS GREENWICH CAPITAL
(Co-Lead Manager)                                             (Co-Lead Manager)

                                  Co-Managers:
                         BANC OF AMERICA SECURITIES LLC
                       COUNTRYWIDE SECURITIES CORPORATION
                               MERRILL LYNCH & CO.

July 16, 2004

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      We tell you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates and may be different from the information in the prospectus.

      IF THE TERMS OF YOUR CERTIFICATES AND ANY OTHER INFORMATION CONTAINED HEREIN VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

      We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents for this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

      After the initial distribution of the certificates, this prospectus supplement and the accompanying prospectus may be used by Banc of America Securities LLC, Countrywide Securities Corporation or Morgan Stanley & Co. Incorporated, each an affiliate of one of the servicers, in connection with market making transactions in those certificates. Each of Banc of America Securities LLC, Countrywide Securities Corporation or Morgan Stanley & Co. Incorporated may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering. Certain information in this prospectus supplement will be updated from time to time for as long as Bank of America, N.A., Countrywide Home Loans Servicing LP or Morgan Stanley Dean Witter Credit Corporation, respectively, continues to be a servicer of the mortgage loans owned by the trust fund.

      You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under "Index of Certain Definitions" in this prospectus supplement.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments and subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

      Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

      Woolworth Building                         Chicago Regional Office
      233 Broadway                               175 West Jackson Boulevard
      New York, New York 10279                   Suite 900
                                                 Chicago, Illinois 60604

      Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

      This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the depositor with the SEC. You may request a free copy of any of the above filings by writing or calling:

                       SEQUOIA RESIDENTIAL FUNDING, INC.
                         ONE BELVEDERE PLACE, SUITE 330
                             MILL VALLEY, CA 94941
                                 (415) 381-1765

      You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference herein. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus or that the information incorporated by reference herein is accurate as of any date other than the date stated therein.

                                TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                              Page
                                                              -----
SUMMARY .................................................       S-1
RISK FACTORS ............................................      S-11
DESCRIPTION OF THE MORTGAGE POOLS .......................      S-19
   General ..............................................      S-19
   The Mortgage Loans ...................................      S-20
   The Additional Collateral Loans ......................      S-23
   Tabular Characteristics of the Mortgage Loans ........      S-25
   The Indices ..........................................      S-56
   Assignment of the Mortgage Loans .....................      S-56
   Underwriting Standards ...............................      S-58
DESCRIPTION OF THE CERTIFICATES .........................      S-59
   General ..............................................      S-59
   Book-Entry Certificates ..............................      S-61
   Payments on Mortgage Loans; Accounts .................      S-66
   Available Distribution Amount ........................      S-66
   Distributions of Interest ............................      S-68
   Distributions of Principal ...........................      S-77
   Priority of Distributions ............................      S-83
   Limited Cross-Collateralization ......................      S-85
   Subordination of the Payment of the Subordinate
     Certificates .......................................      S-87
   Allocation of Realized Losses ........................      S-87
   Reports to Certificateholders ........................      S-88
   Final Scheduled Distribution Date ....................      S-90
   Optional Clean-Up Redemption of the Certificates .....      S-90
   The Trustee and the Securities Administrator .........      S-91
   Voting Rights ........................................      S-91
THE SERVICERS ...........................................      S-91
   GreenPoint Mortgage Funding, Inc. ....................      S-92
   GMAC Mortgage Corporation ............................      S-92
   Morgan Stanley Dean Witter Credit Corporation ........      S-93
   Countrywide Home Loans Servicing LP ..................      S-95
SERVICING OF THE MORTGAGE LOANS .........................      S-97
   General ..............................................      S-97
   Servicing and Collection Procedures ..................      S-97
   Servicing Compensation and
     Payment of Expenses; Master
     Servicing Compensation .............................      S-99
   Adjustment to Servicing Fees in Connection with
     Certain Prepaid Mortgage Loans .....................      S-99
   Advances .............................................      S-99
   Evidence as to Compliance ............................     S-100
   Master Servicer Default; Servicer Default ............     S-100
   Resignation of Servicers;
     Assignment and Merger ..............................     S-101
YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE .............     S-101
   Yield Considerations .................................     S-101
   Subordination of the Offered
     Subordinate Certificates ...........................     S-104
   Weighted Average Life ................................     S-105
   Sensitivity of the Class X-A and
     Class X-B Certificates .............................     S-113
USE OF PROCEEDS .........................................     S-114
FEDERAL INCOME TAX CONSEQUENCES .........................     S-114
   Additional Tax Considerations
     Applicable to the LIBOR Certificates ...............     S-115
   Additional Tax Considerations
     Applicable to the Class X Certificates .............     S-117
   The Class A-R Certificates ...........................     S-117
   Tax Return Disclosure Requirements ...................     S-118
ERISA MATTERS ...........................................     S-118
METHOD OF DISTRIBUTION ..................................     S-123

LEGAL MATTERS.........................    S-124
RATINGS...............................    S-124
INDEX OF CERTAIN DEFINITIONS..........      I-1
ANNEX I: GLOBAL
   CLEARANCE, SETTLEMENT AND TAX
   DOCUMENTATION PROCEDURES...........    S-A-1

                               TABLE OF CONTENTS

                                   PROSPECTUS

                                                             Page
                                                             ----
SUMMARY OF PROSPECTUS..............................            4
RISK FACTORS.......................................            8
THE DEPOSITOR......................................           13
THE TRUST..........................................           13
   General.........................................           13
   The Loans.......................................           15
   Home Equity Loans...............................           17
   Agency Securities...............................           19
   Private Mortgage-backed Securities..............           26
   Substitution of Trust Assets....................           28
USE OF PROCEEDS....................................           28
LOAN PROGRAM.......................................           28
   Underwriting Standards..........................           28
   Qualifications of Sellers.......................           30
   Quality Control.................................           30
   Representations by Sellers;
     Repurchases...................................           30
DESCRIPTION OF THE SECURITIES......................           31
   General.........................................           32
   Distributions on Securities.....................           34
   Advances........................................           36
   Compensating Interest...........................           37
   Reports to Securityholders......................           38
   Categories of Classes of Securities.............           39
   Book-Entry Registration of Securities...........           42
CREDIT ENHANCEMENT.................................           46
   General.........................................           46
   Subordination...................................           47
   Insurance Policies, Surety Bonds and
     Guaranties....................................           49
   Cross Support...................................           49
   Reserve Accounts................................           49
   Pool Insurance Policies.........................           50
   Over-Collateralization..........................           52
   Letter of Credit................................           52
   Other Insurance, Guaranties, Letters of
     Credit and Similar Instruments or
     Agreements....................................           53
YIELD AND PREPAYMENT CONSIDERATIONS................           53
THE AGREEMENTS.....................................           56
   Assignment of the Trust Assets..................           56
   Payments on Loans; Deposits to
     Collection Account............................           58
   Pre-Funding Account.............................           60
   Subservicing by Sellers.........................           61
   Collection Procedures...........................           61
   Hazard Insurance................................           62
   Primary Mortgage Insurance......................           64
   Claims Under Insurance Policies and
     Other Realization Upon Defaulted
     Loans.........................................           65
   Servicing and Other Compensation
     and Payment of Expenses.......................           66
   Evidence as to Compliance.......................           66
   Certain Matters Regarding the
     Servicer and the Depositor....................           66
   Events of Default; Rights Upon Event
     of Default....................................           68
   Amendment.......................................           71
   Termination; Optional Termination...............           71
   The Trustee.....................................           73
CERTAIN LEGAL ASPECTS OF THE LOANS.................           73
   General.........................................           73
   Foreclosure/Repossession........................           74
   Environmental Risks.............................           77
   Rights of Redemption............................           79
   Anti-Deficiency Legislation;
     Bankruptcy Laws; Tax Liens....................           79
   Due-on-Sale Clauses.............................           80
   Enforceability of Prepayment Charges
     and Late Payment Fees.........................           81
   Applicability of Usury Laws.....................           81
   Servicemembers Civil Relief Act.................           82
   Junior Mortgages; Rights of Senior
     Mortgagees....................................           82
   Consumer Protection Laws........................           84

FEDERAL INCOME TAX CONSEQUENCES.........   84
   Overview.............................   84
   Non-REMIC Securities.................   85
   REMIC Securities.....................   91
   Withholding with Respect to Certain
     Foreign Investors..................  102
   Backup Withholding...................  103
STATE TAX CONSIDERATIONS................  103
ERISA CONSIDERATIONS....................  104
LEGAL INVESTMENT........................  110
METHOD OF DISTRIBUTION..................  112
LEGAL MATTERS...........................  113
FINANCIAL INFORMATION...................  113
AVAILABLE INFORMATION...................  113
INCORPORATION OF CERTAIN DOCUMENTS
   BY REFERENCE.........................  114
RATING..................................  114
INDEX OF DEFINED TERMS..................  116

                                     SUMMARY

      This summary highlights selected information from this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered certificates.

OFFERED CERTIFICATES

      Sequoia Mortgage Trust 2004-7 Mortgage Pass-Through Certificates consist of the classes of certificates listed in the table below, together with the Class B-4, Class B-5, Class B-6 and Class LT-R Certificates. Only the classes of certificates listed in the table below are being offered by this prospectus supplement:

                  INITIAL CLASS
                    PRINCIPAL     INTEREST
     CLASS          AMOUNT(1)       RATE       DESIGNATION          CUSIP
A-1 ............  $ 498,828,000      (4)     Senior              81744F CV 7
A-2 ............    252,102,000      (5)     Senior              81744F CW 5
A-3-A ..........    247,874,000      (6)     Senior              81744F CX 3
A-3-B ..........      3,956,000      (6)     Senior              81744F DH 7
X-A ............             (2)     (2)     Notional/Senior     81744F CY 1
X-B ............             (3)     (3)     Notional/Senior     81744F CZ 8
A-R ............            100      (4)     Residual/Senior     81744F DA 2
B-1 ............     18,900,000      (5)     Subordinate         81744F DB 0
B-2 ............     11,025,000      (5)     Subordinate         81744F DC 8
B-3 ............      6,300,000      (7)     Subordinate         81744F DD 6

----------
(1) These balances are approximate and are subject to an increase or decrease of up to 5%, as described in this prospectus supplement.

(2) The Class X-A Certificates will consist of two components, the Pool 2 Component and the Pool 3 Component (each as defined in this prospectus supplement). Interest will accrue on the Class X-A Certificates based upon a notional amount equal to the sum of the notional amounts of the Pool 2 Component and the Pool 3 Component. On any distribution date, the notional amount of the Pool 2 Component will be equal to the class principal amount of the Class A-2 Certificates immediately prior to such distribution date, and the notional amount of the Pool 3 Component will be equal to the sum of the class principal amounts of the Class A-3-A and Class A-3-B Certificates immediately prior to such distribution date. Interest will accrue on the Class X-A Certificates as described in this prospectus supplement under "Description of the Certificates -- Distributions of Interest." Distributions on the Class X-A Certificates in respect of the Pool 2 Component and the Pool 3 Component will be subject to certain limitations in connection with basis risk shortfalls of the Class A-2, Class A-3-A and Class A-3-B Certificates, as applicable, and as otherwise described herein. No principal will be distributed on the Class X-A Certificates. The holder of the Class X-A Certificates may not transfer the related components separately.

(3) Interest will accrue on the Class X-B Certificates based upon a notional amount. On any distribution date, the class notional amount of the Class X-B Certificates will be equal to the sum of the class principal amounts of the Class B-1 and Class B-2 Certificates immediately prior to such distribution date. Interest will accrue on the Class X-B Certificates as described in this prospectus supplement under "Description of the Certificates -- Distributions of Interest." Distributions on the Class X-B Certificates will be subject to certain limitations in connection with basis risk shortfalls on the Class B-1 and Class B-2 Certificates, and as otherwise described herein. No principal will be distributable on the Class X-B Certificates.

(4) Interest will accrue on the Class A-1 and Class A-R Certificates based upon the weighted average of the net interest rates of the pool 1 mortgage loans, as described in this prospectus supplement.

(5) Interest will accrue on the Class A-2, Class B-1 and Class B-2 Certificates based upon one-month LIBOR plus a specified margin, subject to limitation, as described in this prospectus supplement. One-month LIBOR, for the initial accrual period will be determined two business days prior to the closing date and will be reset every month, as described under "Description of the Certificates -- Distributions of Interest -- Determination of LIBOR."

(6) Interest will accrue on the Class A-3-A and Class A-3-B Certificates based upon six-month LIBOR plus a specified margin, subject to limitation, as described in this prospectus supplement. Six-month LIBOR, for the initial accrual period will be determined two business days prior to the closing date and will be reset every six months, as described under "Description of the Certificates -- Distributions of Interest -- Determination of LIBOR."

(7) Interest will accrue on the Class B-3 Certificates based upon the weighted average of the net interest rates on all of the mortgage loans, as described in this prospectus supplement.

      The certificates offered by this prospectus supplement, except for the Class A-R Certificate, will be issued in book-entry form and in the minimum denominations (or multiples thereof) set forth under "Description of the Certificates -- General" in this prospectus supplement. The Class A-R Certificate will be issued in fully registered definitive form.

      The certificates represent ownership interests in a trust fund which will consist primarily of three separate pools of mortgage loans, "pool 1," "pool 2" and "pool 3."

      Generally, with certain limited exceptions discussed at "Limited Cross-Collateralization" below, distributions to the Class A-1 and Class A-R Certificates will be solely derived from collections on the pool 1 mortgage loans, distributions to the Class A-2 Certificates and to the component of the Class X-A Certificates related to pool 2, will be solely derived from collections on the pool 2 mortgage loans, and distributions to the Class A-3-A and Class A-3-B Certificates and to the component of the Class X-A Certificates related to pool 3, will be solely derived from collections on the pool 3 mortgage loans. Aggregate collections from all three pools of mortgage loans will be available to make distributions on the Class X-B, Class B-1, Class B-2 and Class B-3 Certificates and the other subordinate classes.

                                    THE TRUST

      Sequoia Mortgage Trust 2004-7 will be formed pursuant to a pooling and servicing agreement among the depositor, the master servicer, the securities administrator and the trustee. The certificates represent solely beneficial ownership interests in the trust fund created under the pooling and servicing agreement and not an interest in, or the obligation of, the depositor or any other person.

                                   THE TRUSTEE

      HSBC Bank USA, National Association, a national banking association, will act as trustee of the trust under the pooling and servicing agreement.

                                 THE ORIGINATORS

      Approximately 52.38%, 18.60% and 17.81% of the mortgage loans in pool 1 were originated by GreenPoint Mortgage Funding, Inc., Countrywide Home Loans, Inc. and Morgan Stanley Dean Witter Credit Corporation, respectively. Approximately

48.74%, 30.53% and 18.96% of the mortgage loans in pool 2 were originated by GreenPoint Mortgage Funding, Inc., Morgan Stanley Dean Witter Credit Corporation and Countrywide Home Loans, Inc. Approximately 64.42%, 8.37% and 16.08% of the mortgage loans in pool 3 were originated by GreenPoint Mortgage Funding, Inc., Morgan Stanley Dean Witter Credit Corporation and Countrywide Home Loans, Inc., respectively. The remainder of the mortgage loans were originated by various mortgage lending institutions.

                                   THE SELLER

      RWT Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Redwood Trust, Inc., has previously acquired the mortgage loans, directly or indirectly, from the originators. On the closing date, RWT Holdings, Inc., as seller, will sell all of its interest in the mortgage loans to the depositor.

                                 THE DEPOSITOR

      On the closing date, Sequoia Residential Funding, Inc., a Delaware corporation and indirect wholly-owned subsidiary of Redwood Trust, Inc., will assign all of its interest in the mortgage loans to the trustee for the benefit of certificateholders.

                                 THE CUSTODIAN

      Wells Fargo Bank, National Association will maintain custody of the mortgage files relating to the mortgage loans on behalf of the trust.

                               THE MASTER SERVICER

      Wells Fargo Bank, National Association.

                                  THE SERVICERS

      Bank of America, N.A., Cendant Mortgage Corporation, Countrywide Home Loans Servicing LP, GMAC Mortgage Corporation, GreenPoint Mortgage Funding, Inc. and Morgan Stanley Dean Witter Credit Corporation will initially service the mortgage loans. Following the closing date, the servicing of substantially all of the mortgage loans currently serviced by GreenPoint Mortgage Funding, Inc. is expected to be transferred to GMAC Mortgage Corporation. In addition, servicing may subsequently be transferred to servicers other than GMAC Mortgage Corporation or the initial servicers, in accordance with the pooling and servicing agreement and the servicing agreements, as described in this prospectus supplement.

      The servicers will service the mortgage loans pursuant to existing servicing agreements between each such servicer and the seller. The rights of the seller under each such servicing agreement will be assigned to the depositor, and the depositor, in turn, will assign such rights to the trustee for the benefit of certificateholders.

      We refer you to "Servicing of the Mortgage Loans" in this prospectus supplement for more information.

                          THE SECURITIES ADMINISTRATOR

      Wells Fargo Bank, National Association.

                                  CUT-OFF DATE

      July 1, 2004. The cut-off date is the date after which the trust fund will be entitled to receive all collections on and proceeds of the mortgage loans.

                                DISTRIBUTION DATE

      The 20th day of each month or, if such day is not a business day, the next business day thereafter, commencing in August 2004. Distributions on each distribution date will be made to certificateholders of record as of the related record date, except that the final distribution on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

                                   RECORD DATE

      With respect to the Class A-2, Class A-3-A, Class A-3-B, Class B-1 and Class B-2 Certificates, the last business day preceding a distribution date (or the closing date, in the case of the first distribution date), unless such certificates are no longer book-entry certificates, in which case the record date is the last business day of the month preceding the month of a distribution date. With respect to all other classes of certificates, the record date will be last business day of the month preceding the month of a distribution date (or the closing date, in the case of the first distribution date).

                            DISTRIBUTIONS OF INTEREST

      On each distribution date, to the extent of available funds from the related mortgage pool (or the pools in the aggregate, in the case of the Class X-B, Class B-1, Class B-2 and Class B-3 Certificates), each class of certificates and each of the components of the Class X-A Certificates will, subject to the limitations described herein, be entitled to receive accrued and unpaid interest determined on the basis of the outstanding class principal amount of such class immediately prior to such distribution date (or component notional amount, in the case of the Class X-A Certificates or class notional amount, in the case of the Class X-B Certificates), the applicable certificate interest rate and the related accrual period.

      On each distribution date, (i) amounts otherwise distributable in respect of the Pool 2 Component of the Class X-A Certificates will instead be deposited into a reserve fund and distributed to the Class A-2 Certificates to the extent of any accrued and unpaid interest shortfalls on such class attributable solely to basis risk, (ii) amounts otherwise distributable in respect of the Pool 3 Component of the Class X-A Certificates will instead be deposited into a reserve fund and distributed to the Class A-3-A and Class A-3-B Certificates to the extent of any accrued and unpaid interest shortfalls on such classes attributable solely to basis risk and (iii) amounts otherwise distributable to the Class X-B Certificates will instead be deposited in a reserve fund and distributed to the Class B-1 and Class B-2 Certificates to the extent of any accrued and unpaid interest shortfalls on such classes attributable solely to basis risk. The Class X-A and Class X-B Certificates will not be reimbursed for any shortfalls resulting from the payment rules described in this paragraph.

      The accrual period applicable to the Class A-2, Class A-3-A, Class A-3-B, Class B-1 and Class B-2 Certificates for a given distribution date will be the period commencing on the 20th day of the month immediately preceding the month in which such distribution date occurs (or in the case of the first distribution date, beginning on the closing date of this transaction) and ending on the 19th day of the month in which such distribution date occurs. The accrual period applicable to all other classes of offered certificates will be the calendar month preceding the month in which the distribution date occurs. Interest on all classes of certificates for all accrual periods will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months, except that for the first accrual period only, interest on the Class A-2, Class A-3-A, Class A-3-B, Class B-1 and Class B-2 Certificates will be calculated and payable on the basis of a 21-day accrual period and a year assumed to consist of 360 days.

      Interest payments will be allocated among certificateholders of a class of certificates on a pro rata basis.

      We refer you to "Description of the Certificates -- Distributions of Interest" in this prospectus supplement for more information.

                           DISTRIBUTIONS OF PRINCIPAL

      The amount of principal distributable on the certificates (other than the interest-only certificates) on any distribution date will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans among the different classes of certificates and (2) the amount of funds actually received on the mortgage loans and available to make distributions on the certificates. Funds actually received on the mortgage loans may consist of scheduled payments and unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

      Generally, each group of senior certificates will receive principal payments on each distribution date in an amount equal to the related "Senior Principal Distribution Amount" based on principal collections from the related mortgage pool for the related due period. Except under the limited circumstances described in this prospectus supplement, the Class B-1, Class B-2 and Class B-3 Certificates and the other subordinate classes will not receive principal distributions from collections on the mortgage loans until the distribution date in August 2014. From and after that distribution date, provided that certain tests are met, the Class B-1, Class B-2 and Class B-3 Certificates and the other subordinate classes will receive principal collections in an amount equal to their allocable share of the related "Subordinate Principal Distribution Amount" based on collections of principal from the mortgage pools in the aggregate for the related due period.

      We refer you to "Description of the Certificates -- Distributions of Principal" in this prospectus supplement and "Description of the Securities -- Distributions on Securities" in the prospectus for more information.

                        FINAL SCHEDULED DISTRIBUTION DATE

      The final scheduled distribution date for the offered certificates is the distribution date in August 2034, which is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan.

                         LIMITED CROSS-COLLATERALIZATION

      In certain limited circumstances relating to a pool's experiencing either rapid prepayments or disproportionately high realized losses, principal and interest collected from the other pools may be applied to pay principal or interest, or both, to the senior certificates or components thereof, as applicable, related to the pool experiencing such conditions.

      We refer you to "Description of the Certificates -- Limited Cross-

Collateralization" in this prospectus supplement for more information.

                OPTIONAL CLEAN-UP REDEMPTION OF THE CERTIFICATES

      On any distribution date on or after the distribution date (the "initial clean-up call date") on which the aggregate outstanding principal balance of the mortgage loans is equal to or less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, the depositor will have the option to purchase all of the mortgage loans and apply the proceeds to redeem the certificates at a price equal to 100% of the unpaid principal balance of the certificates, plus accrued and unpaid interest thereon (excluding the amount of any unpaid shortfalls described at "Description of the Certificates -- Distributions of Interest -- Net WAC Shortfalls").

      If the depositor fails to exercise its optional clean-up redemption right on the initial clean-up call date, then on the immediately following distribution date, the related margin for the Class A-2, Class A-3-A, Class A-3-B, Class B-1 and Class B-2 Certificates will increase as described at "Description of the Certificates -- Distributions of Interest" and " -- Optional Clean-Up Redemption of the Certificates" in this prospectus supplement, and such increased margin will be in effect on all subsequent distribution dates.

      We refer you to "Description of the Certificates -- Optional Clean-Up Redemption of the Certificates" in this prospectus supplement for more information.

                               CREDIT ENHANCEMENT

      Subordination. The subordinate classes of certificates will provide credit enhancement for the senior certificates. In addition, the Class B-1 Certificates will have a payment priority over the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; the Class B-2 Certificates will have a payment priority over the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; and the Class B-3 Certificates will have a payment priority over the Class B-4, Class B-5 and Class B-6 Certificates.

      If the mortgage loans in any pool experience losses, then the principal amount of the subordinate class of certificates that is lowest in seniority and still outstanding will be reduced by the amount of those losses until the total outstanding principal balance of such class equals zero.

      If a loss has been allocated to reduce the principal amount of your class of certificates you will receive no payment in respect of that reduction, except to the extent of any subsequent recoveries allocable to your certificate. If the subordination of the subordinate certificates is insufficient to absorb losses, then the senior certificates relating to the mortgage pool incurring the realized losses will be allocated such losses and may never receive all of their principal payments.

      We refer you to "Risk Factors -- Potential Inadequacy of Credit Enhancement," "Description of the Certificates -- Priority of Distributions" and "-- Allocation of Realized Losses" in this prospectus supplement for more information.

                               THE MORTGAGE LOANS

      Statistical Information. The statistical information on the mortgage loans presented herein is based on the principal balance of such mortgage loans as of July 1, 2004 (referred to herein as the "cut-off date"). Such information does not take into account defaults, delinquencies and prepayments that may have occurred with respect to the mortgage loans since such date. As a result, the statistical distribution of the characteristics in the final mortgage pools as of the closing date will vary from the statistical distribution of such characteristics as presented in this prospectus supplement, although such variance will not be material.

      General. On the cut-off date, the assets of the trust fund consisted of approximately 3,117 mortgage loans with a total principal balance of approximately $1,050,010,683. The mortgage loans consist primarily of adjustable rate, conventional, fully amortizing, first lien residential mortgage loans, all of which have an original term to stated maturity of either 25 or 30 years.

      Pool 1 Characteristics. As of the cut-off date, pool 1 consisted of approximately 1,534 mortgage loans having a total principal balance of approximately $522,333,107 (or approximately 49.75% of the aggregate cut-off date balance of the mortgage loans). The mortgage interest rates of all of the pool 1 mortgage loans adjust based on the six-month LIBOR index, and all such mortgage loans have original terms to maturity of either 25 or 30 years.

      Substantially all of the pool 1 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of five years (in the case of approximately 24.40% of the pool 1 mortgage loans) or ten years (in the case of approximately 75.60% of the pool 1 mortgage loans), in each case following origination of such mortgage loan. Following such five- or ten-year period, the monthly payment with respect to each such pool 1 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term, and to pay interest at the related mortgage interest rate.

      Pool 2 Characteristics. As of the cut-off date, pool 2 consisted of approximately 748 mortgage loans having a total principal balance of approximately $263,980,732 (or approximately 25.14% of the aggregate cut-off date balance of the mortgage loans). The mortgage interest rates of approximately 67.94% and 32.06% of the pool 2 mortgage loans adjust based on the one-month LIBOR and six-month LIBOR index, respectively, and all such mortgage loans have original terms to maturity of either 25 or 30 years.

      All of the pool 2 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of five years (in the case of approximately 10.91% of the pool 2 mortgage loans) or ten years (in the case of approximately 89.09% of the pool 2 mortgage loans), in each case following origination of such mortgage loan. Following such five-or ten-year period, the monthly payment with respect to each such pool 2 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term and to pay interest at the related mortgage interest rate.

      Pool 3 Characteristics. As of the cut-off date, pool 3 consisted of approximately 835 mortgage loans having a total principal balance of approximately

$263,696,844 (or approximately 25.11% of the aggregate cut-off date balance of the mortgage loans). The mortgage interest rates of all of the pool 3 mortgage loans adjust based on the six-month LIBOR index, and all such mortgage loans have original terms to maturity of either 25 or 30 years.

      All of the pool 3 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of five years (in the case of approximately 33.22% of the pool 3 mortgage loans) or ten years (in the case of approximately 66.78% of the pool 3 mortgage loans), in each case following origination of such mortgage loan. Following such five- or ten-year period, the monthly payment with respect to each such pool 3 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term, and to pay interest at the related mortgage interest rate.

      We refer you to "Description of the Mortgage Pools" in this prospectus supplement for more information.

      Summary Statistical Data. The following table summarizes the characteristics of the mortgage loans in the aggregate and by pool as of the cut-off date. More complete tabular information concerning the statistical characteristics of the mortgage loans in the aggregate and by mortgage pool as of the cut-off date can be found at "Description of the Mortgage Pools -- Tabular Characteristics of the Mortgage Loans" in this prospectus supplement.

Aggregate Outstanding Principal Balance:     $1,050,010,683
Pool 1: ................................     $  522,333,107
Pool 2: ................................     $  263,980,732
Pool 3: ................................     $  263,696,844

Aggregate Number of Mortgage Loans: ....              3,117
Pool 1: ................................              1,534
Pool 2: ................................                748
Pool 3: ................................                835

Aggregate Average Current Balance: .....     $      336,866
Pool 1: ................................     $      340,504
Pool 2: ................................     $      352,915
Pool 3: ................................     $      315,805

Aggregate Weighted Average Mortgage
   Interest Rate: ......................              3.267%
Pool 1: ................................              3.300%
Pool 2: ................................              3.151%
Pool 3: ................................              3.319%

Aggregate Weighted Average Gross
   Margin: .............................              1.824%
Pool 1: ................................              1.811%
Pool 2: ................................              1.825%
Pool 3: ................................              1.849%

Aggregate Weighted Average Original
   Term to Maturity: ...................         344 months
Pool 1: ................................         343 months
Pool 2: ................................         341 months
Pool 3: ................................         348 months

Aggregate Weighted Average Remaining
   Term to Maturity: ...................         343 months
Pool 1: ................................         342 months
Pool 2: ................................         340 months
Pool 3: ................................         348 months

      Additional Collateral Loans. Approximately 1.83%, 3.20% and 0.13% of the pool 1, pool 2 and pool 3 mortgage loans, respectively, in addition to being secured by real property, are secured by a security interest in a limited amount of additional collateral owned by the borrower or a third-party guarantor. Such additional collateral may no longer be required when the principal balance of such additional collateral mortgage loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such additional collateral mortgage loan is reduced to the applicable loan-to-value ratio for such additional collateral mortgage loan by virtue of an increase in the appraised value of the mortgaged property as determined by the related servicer.

      We refer you to "Description of the Mortgage Pools -- The Additional Collateral Loans" for more information.

                         SERVICING OF THE MORTGAGE LOANS

      The master servicer will supervise the performance of each servicer under the related servicing agreement.

      Under the servicing agreements, the servicers are generally obligated to make monthly advances of cash (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the mortgage loans on the immediately preceding determination date. The master servicer will be obligated to make any required advance if a servicer fails in its obligation to do so, to the extent described in this prospectus supplement. The master servicer and the servicers will be entitled to reimburse themselves for any such advances from future payments and collections (including insurance or liquidation proceeds) with respect to the mortgage loans. However, if the master servicer or the servicers make advances which are determined to be nonrecoverable from future payments and collections on the related mortgage loan, such parties will be entitled to reimbursement for such advances prior to any distributions to certificateholders.

      The servicers will also make interest payments to compensate in part for any shortfall in interest payments on the certificates which results from a mortgagor prepaying a mortgage loan in whole. However, the amount of such payments will generally not exceed the servicing fees payable to the servicers for the related due period. If a servicer fails to make a required payment in respect of such shortfalls, the master servicer will be obligated to reduce a portion of its master servicing fee to the extent necessary to fund any such shortfall.

      We refer you to "Servicing of the Mortgage Loans" in this prospectus supplement for more detail.

                         FEDERAL INCOME TAX CONSEQUENCES

      The trustee will elect to treat all or a portion of the assets of the trust fund as comprising multiple REMICs for federal income tax purposes. Each of the offered certificates, other than the Class A-R Certificate, will represent ownership of "regular interests" in a REMIC and rights under a cap contract held outside the REMIC. The Class A-R Certificate will be designated as the sole class of "residual interest" in the upper-tier REMIC.

      There are restrictions on the types of investors that are permitted to purchase the Class A-R Certificate.

      We refer you to "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for more information.

                                  ERISA MATTERS

      Subject to important considerations described under "ERISA Matters" in this prospectus supplement and in the accompanying prospectus, the offered certificates, other than the Class A-R Certificate, will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. The Class A-R Certificate will NOT be eligible for purchase by any such plan or account.

      We refer you to "ERISA Matters" in this prospectus supplement and "ERISA

Considerations" in the accompanying prospectus for more information.

                                LEGAL INVESTMENT

      Generally all of the certificates offered by this prospectus supplement (except the Class A-R, Class B-2 and Class B-3 Certificates) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

      There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.

      We refer you to "Legal Investment" in the prospectus for more information.

                           RATING OF THE CERTIFICATES

      The certificates offered by this prospectus supplement will initially have the following ratings from Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch Ratings.

        MOODY'S     S&P     FITCH
CLASS   RATING     RATING   RATING
-----   -------    ------   ------
 A-1      Aaa       AAA      AAA
 A-2      Aaa       AAA      AAA
A-3-A     Aaa       AAA      AAA
A-3-B     Aa1       AAA      AAA
 A-R      Aaa       AAA      AAA
 X-A      Aaa       AAA      AAA
 X-B      Aaa       AAA      AAA
 B-1      Aa2       AA       AA
 B-2      A2        A        A
 B-3      Baa2      BBB      BBB

- These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.

- The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

- These ratings do not address the possibility that, as a result of Net WAC Shortfalls, current interest otherwise payable to the Class X-A or Class X-B certificates will instead be used to pay such amounts to other classes of certificates.

- The ratings do not address the likelihood that any Net WAC Shortfall, as described in this prospectus supplement, will be repaid to certificateholders.

          We refer you to "Ratings" in this prospectus supplement for a more complete discussion of the certificate ratings.

                                  RISK FACTORS

      INVESTORS SHOULD CONSIDER THE FOLLOWING FACTORS IN CONNECTION WITH THE PURCHASE OF CERTIFICATES. YOU SHOULD ALSO CONSIDER THE RISK FACTORS DESCRIBED IN THE ACCOMPANYING PROSPECTUS. ALL STATISTICAL INFORMATION REFERRED TO IN THIS
SECTION IS BASED ON THE MORTGAGE POOLS AS CONSTITUTED ON THE CUT-OFF DATE.

PREPAYMENTS ARE UNPREDICTABLE AND AFFECT YIELD

      The rate of principal distributions and yield to maturity on the certificates will be directly related to the rate of principal payments on the mortgage loans of the related mortgage pool, in the case of the Class A-1, Class A-R, Class A-2, Class A-3-A and Class A-3-B Certificates and the components related to the Class X-A Certificates, or the combined mortgage pools, in the case of the Class X-B Certificates and the subordinate certificates. For example, the rate of principal payments on the mortgage loans will be affected by the following:

      -     the amortization schedules of the mortgage loans;

      - the rate of principal prepayments, including partial prepayments and full prepayments resulting from:

                -     refinancing by borrowers;

                -     liquidations of defaulted loans by the related servicer;
                      and

                - repurchases of mortgage loans by the seller as a result of defective documentation or breaches of representations and warranties.

      The yield to maturity of the certificates will also be affected by the depositor's exercise of its optional clean-up redemption right.

      As of the cut-off date, approximately 78.89% of the mortgage loans in pool 1, 79.81% of the mortgage loans in pool 2, and 74.84% of the mortgage loans in pool 3 may be prepaid in whole or in part at any time without payment of a prepayment penalty. The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity. For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease. We cannot predict the rate at which borrowers will repay their mortgage loans. Please consider the following:

      - if you are purchasing any offered certificate at a discount, your yield may be lower than expected if principal payments on the related mortgage loans occur at a slower rate than you expected;

      - if you are purchasing any offered certificate at a premium, your yield may be lower than expected if principal payments on the related mortgage loans occur at a faster rate than you expected, and you could lose your initial investment;

      - if the rate of default and the amount of losses on the related mortgage loans are higher than you expect, then your yield may be lower than you expect;

      - the earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase any offered certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect;

      - the priorities governing payments of scheduled and unscheduled principal will have the effect of accelerating the rate of principal payments to holders of the classes of senior certificates relative to the classes of subordinate certificates; and

      - prospective purchasers of the Class X-A and Class X-B Certificates should carefully consider the risk that a rapid rate of principal payments on the related mortgage loans could result in the failure of such purchasers to recover their initial investments.

      See "Yield, Prepayment and Weighted Average Life" and "Description of the Certificates -- Distributions of Principal" in this prospectus supplement for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

MORTGAGE LOANS WITH INTEREST-ONLY PAYMENTS AND HIGH BALANCE LOANS

      Substantially all of the mortgage loans provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of five or ten years following the origination of the related mortgage loan. Following the applicable interest-only period, the monthly payment with respect to each mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term, and to pay interest at the related mortgage interest rate.

      Such interest-only mortgage loans will, absent other considerations, result in longer weighted average lives of the certificates when compared to certificates backed by fully amortizing mortgage loans without interest-only periods. If you purchase a certificate at a discount, you should consider that the extension of its weighted average life could result in a lower yield than would be the case if such mortgage loans provided for payment of principal and interest on every distribution date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first five or ten years of the term of the mortgage loan as a disincentive to prepayment.

      If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that loan may also be subject to an increased risk of delinquency and loss.

      See "Description of the Mortgage Pools" in this prospectus supplement.

      As of the cut-off date, the principal balances of approximately $64,064,704 of the mortgage loans in pool 1, representing approximately 12.27% of the pool 1 cut-off date balance, were in excess of $1,000,000, approximately $24,296,292 of the mortgage loans in pool 2, representing approximately 9.20% of the pool 2 cut-off date balance, were in excess of $1,000,000, and approximately $11,805,290 of the mortgage loans in pool 3, representing approximately 4.48% of the pool 3 cut-off date balance, were in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the related mortgage pool.

YOUR YIELD MAY BE AFFECTED BY CHANGES IN INTEREST RATES

      No prediction can be made as to future levels of one-month LIBOR (the applicable index in determining the certificate interest rate for the Class A-2, Class B-1 and Class B-2 Certificates and the mortgage interest rate for approximately 67.94% of the mortgage loans in pool 2), six-month LIBOR (the applicable index in determining certificate interest rate of the Class A-3-A and Class A-3-B Certificates and the mortgage interest rate for approximately 32.06% of the mortgage loans in pool 2 and all of the mortgage loans in pool 1 and pool
3) or as to the timing of any changes therein, each of which will directly affect the yields of the certificates.

      As described in this prospectus supplement, the interest rates of the certificates are capped as follows:

      - if the weighted average net mortgage rate of the mortgage loans in pool 2, in the case of the Class A-2 Certificates is less than both
            (i) one-month LIBOR plus the related margin and (ii) 11.50%, then the interest rate of the Class A-2 Certificates will be the weighted average net mortgage rate of the mortgage loans in pool 2;

      - if the weighted average net mortgage rate of the mortgage loans in pool 3, in the case of the Class A-3-A and Class A-3-B Certificates is less than both (i) six-month LIBOR plus the related margin and
            (ii) 11.50%, then the interest rate of the Class A-3-A and Class A-3-B Certificates will be the weighted average net mortgage rate of the mortgage loans in pool 3; and

      - if the weighted average net mortgage rate of all the mortgage loans, in the case of the Class B-1 and Class B-2 Certificates is less than both (i) one-month LIBOR plus the related margin and (ii) 11.50%, then the interest rate of those certificates will be the subordinate net WAC of the mortgage loans.

      - In no event will the interest rates of the Class A-2, Class A-3-A, Class A-3-B, Class B-1 or Class B-2 Certificates exceed 11.50%

      In addition, although the interest rate on each mortgage loan adjusts in accordance with fluctuations in the value of either one-month LIBOR or six-month LIBOR, the interest rate on a mortgage loan may be limited to a stated maximum rate. As a result of such limitations, increases in the value of one-month LIBOR or six-month LIBOR will not necessarily be reflected in corresponding increases in the value of the weighted average net mortgage rates of the mortgage loans in the related mortgage pool or in the entire trust fund.

      The prepayment of mortgage loans with relatively higher net mortgage rates may also result in a lower weighted average net mortgage rate. Consequently, if on any distribution date the interest rate of the Class A-2, Class A-3-A, Class A-3-B, Class B-1 or Class B-2 Certificates is limited by the application of the related weighted average net mortgage rate cap during the related interest accrual period, the value of those certificates may be temporarily or permanently reduced.

      Investors in the offered certificates should be aware that the mortgage rates on approximately 32.06% of the mortgage loans in pool 2 and on all of the mortgage loans in pool 1 and pool 3 are generally adjustable semi-annually based on the related six-month LIBOR index. The value of one-month LIBOR used in determining the interest rates for the Class A-2, Class B-1 and Class B-2 Certificates will be reset monthly before the beginning of each accrual period. Consequently, in the case of pool 2, the interest that becomes due on those mortgage loans during the related due period may be less than interest that would accrue on the related certificates at the rate of one-month LIBOR plus the related margin. In a rising interest rate environment, such certificates may receive interest at the related weighted average net mortgage rate for a protracted period of time. Investors in the Class A-3-A and Class A-3-B Certificates should consider that the mortgage rates on approximately 67.94% of the mortgage loans in pool 2 adjust on the basis of the one-month LIBOR index, and the adjustment dates on the mortgage loans will vary throughout the pool, whereas the value of six-month LIBOR used in determining the interest rate for the Class A-3-A and Class A-3-B Certificates will be reset semi-annually before the beginning of the related accrual period. As a result, upon the occurrence of an event described under "Description of the Certificates -- Limited Cross-Collateralization" if interest collected from pool 2 is applied to pay interest to the Class A-3-A and Class A-3-B Certificates, the weighted average net mortgage rate of such loans may be insufficient to pay the full amount of interest on the Class A-3-A and Class A-3-B Certificates.

      To the extent that the related weighted average net mortgage rate of the mortgage loans limits the amount of interest paid on the Class A-2, Class A-3-A, Class A-3-B, Class B-1 and Class B-2 Certificates, the difference between the related weighted average net mortgage rate and the interest rate of those classes of certificates, calculated without giving effect to such limitation, will create a shortfall that will carry forward with interest thereon, as described herein. However, any such resulting shortfall will only be paid to the extent there are amounts on deposit in the reserve fund funded from (i) in the case of the Class A-2 Certificates, amounts otherwise payable to the Pool 2 Component of the Class X-A Certificates, (ii) in the case of the Class A-3-A and Class A-3-B Certificates, amounts otherwise payable to the Pool 3 Component of the Class X-A Certificates, and (iii) in the case of the Class B-1 and Class B-2 Certificates, amounts otherwise payable on the Class X-B Certificates. Accordingly, these shortfalls may remain unpaid on any optional clean-up redemption or final distribution date.

      See "Description of the Certificates -- Distributions of Interest" in this prospectus supplement.

LIMITED CROSS-COLLATERALIZATION AMONG THE MORTGAGE POOLS; LIMITED RECOURSE

      With very limited exception described in "Description of the Certificates -- Limited Cross-Collateralization," interest and principal on the Class A-1, Class A-R, Class A-2, Class A-3-A and Class A-3-B certificates and the components of the Class X-A Certificates will be allocated based on amounts collected in respect of the mortgage loans in the related mortgage pool, and the mortgage pools will generally not be "cross-collateralized" - interest and principal collections received from the mortgage loans in a pool will only be available for distribution to the related certificates or components thereof and not to the senior certificates or components related to the other pools. For example, collections from pool 1 will generally only be available to make distributions to the Class A-1 and Class A-R Certificates, but not to the Class A-2, Class A-3-A, Class A-3-B or Class X-A Certificates; collections from pool 2 will generally only be available to make distributions to the Class A-2 Certificates and the Pool 2 Component of the Class X-A Certificates, but not to the Class A-1, Class A-R, Class A-3-A or Class A-3-B Certificates or to the Pool 3 Component of the Class X-A Certificates; collections from pool 3 will generally only be available to make distributions to the Class A-3-A and Class A-3-B Certificates and the Pool 3 Component of the Class X-A Certificates, but not to the Class A-1, Class A-R or Class A-2 Certificates or to the Pool 2 Component of the Class X-A Certificates; and collections from each mortgage pool will be available to make distributions to the Class X-B Certificates and the subordinate certificates.

      Because the subordinate certificates represent interests in all the mortgage pools, the class principal amounts of the subordinate certificates could be reduced to zero as a result of realized losses on the mortgage loans in any one pool. Therefore, the allocation of realized losses on the mortgage loans in any one pool to the subordinate certificates will reduce the subordination provided by the subordinate certificates to all of the senior certificates, including the senior certificates related to the mortgage pool that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the senior certificates related to the mortgage pool that did not suffer those previous losses.

      Neither the certificates nor the assets of the trust fund will be guaranteed by the depositor, the seller, the master servicer, the servicers, the trustee or any of their respective affiliates or insured by any governmental agency. Consequently, if collections on the related mortgage loans are insufficient to make all payments required on the certificates and the protection against losses provided by subordination is exhausted, you may incur a loss on your investment.

DELINQUENCIES DUE TO SERVICING TRANSFER

      As described in this prospectus supplement, a servicing transfer to GMAC Mortgage Corporation is expected to occur following the closing date with respect to all mortgage loans serviced by GreenPoint Mortgage Funding, Inc. In addition, mortgage loans serviced by one or more of the other initial servicers may be transferred in the future to new servicers in accordance with the provisions of the pooling and servicing agreement and the related servicing agreement.

      Mortgage loans subject to servicing transfers may experience increased delays in payment until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all other relevant data has been obtained by the new servicer.

      See "The Servicers" and "Servicing of the Mortgage Loans" in this prospectus supplement.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT

      The certificates are not insured by any financial guaranty insurance policy. The subordination and loss allocation features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

      The amount of any loss experienced on a mortgage loan will be applied to reduce the principal amount of the class of subordinate certificates with the highest numerical class designation, until the principal balance of that class has been reduced to zero. If subordination is insufficient to absorb losses, then holders of more senior classes will incur losses and may never receive all of their principal payments. You should consider the following:

      - if you buy a Class B-3 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B-4, Class B-5 and Class B-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class B-3 Certificates by the amount of that excess;

      - if you buy a Class B-2 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class B-2 Certificates by the amount of that excess;

      - if you buy a Class B-1 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class B-1 Certificates by the amount of that excess; and

      - after the total class principal amount of the subordinate certificates has been reduced to zero, losses on the mortgage loans realized by any mortgage pool will reduce the class principal amounts of the related senior certificates. See "Description of the Certificates -- Priority of Distributions" and "-- Allocation of Realized Losses" in this prospectus supplement.

CASH FLOW CONSIDERATIONS AND RISKS

      The related mortgage loans, the related mortgaged property and additional collateral and other assets of the trust are the sole source of payments on the certificates. Even if the mortgaged properties provide adequate security for the mortgage loans, you could encounter substantial delays in connection with the liquidation of mortgage loans that are delinquent. This could result in shortfalls in payments on the certificates if the credit enhancement provided by subordination is insufficient. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the related mortgage loans and could thereby reduce the proceeds payable to certificateholders. If any of the mortgaged properties and additional collateral fail to provide adequate security for the related mortgage loans, certificateholders could experience a loss if the credit enhancement created by the subordination has been exhausted.

CONCENTRATION OF MORTGAGE LOANS COULD ADVERSELY AFFECT YOUR INVESTMENT

      Approximately 28.86%, 31.24% and 31.47% of the mortgage loans included in pool 1, pool 2 and pool 3, respectively, are secured by mortgaged properties located in California. In addition, approximately 10.75%, 11.34% and 9.88% of the mortgage loans included in pool 1, pool 2 and pool 3, respectively, are secured by mortgaged properties located in Florida. Consequently, losses and prepayments on the mortgage loans in a particular pool and the resultant payments on the related certificates may be affected significantly by changes in the housing markets and the regional economies in areas in these states and by the occurrence of natural disasters, such as earthquakes, hurricanes, tornadoes, tidal waves, mud slides, fires and floods in areas in these states.

      See "Description of the Mortgage Pools -- Tabular Characteristics of the Mortgage Loans" in this prospectus supplement.

MILITARY ACTION AND TERRORIST ATTACKS

      The effects that military action by U.S. forces in Iraq or other regions and terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state laws, and neither the master servicer nor the servicers will be required to advance for any interest shortfall caused by any such reduction. Shortfalls in interest may result from the application of the Servicemembers Civil Relief Act or similar state laws. Interest payable to senior and subordinate certificateholders will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state laws.

ABILITY TO RESELL SECURITIES MAY BE LIMITED

      There is currently no market for any of the certificates and the underwriters are not required to assist investors in resales of the offered certificates, although they may do so. We cannot assure you that a secondary market will develop, or if it does develop, that it will continue to exist for the term of the certificates. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      The secondary market for mortgage pass-through certificates has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severe adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

CONSEQUENCES OF OWNING BOOK-ENTRY SECURITIES

      LIMIT ON LIQUIDITY OF SECURITIES. Issuance of the certificates in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      LIMIT ON ABILITY TO TRANSFER OR PLEDGE. Since transactions in the book-entry certificates can be effected only though the DTC, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such certificates, may be limited due to lack of physical certificates.

      DELAYS IN PAYMENTS. You may experience some delay in the receipt of payments on book-entry certificates because the payment will be forwarded by the Trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

DELINQUENCIES MAY ADVERSELY AFFECT INVESTMENT

      The mortgage loans were either originated or acquired in accordance, generally, with the underwriting guidelines described in this prospectus supplement. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the date of origination of the related mortgage loans.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF CONSUMER PROTECTION LAWS

      Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, state and federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicers to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the master servicer or the related servicer to damages and administrative enforcement.

      The Federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of such mortgage loans. Some states, as in the case of Georgia's Fair Lending Act of 2002, have enacted, or may enact, similar laws or regulations, which in some case impose restrictions and requirements greater than those in HOEPA. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against the trust. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts. The Seller believes that the mortgage loans do not include any mortgage loan in violation of HOEPA, the Georgia Fair Lending Act of 2002 or similar state laws. However, if the trust should include loans subject to HOEPA or in material violation of similar state laws, it will have repurchase remedies against the original transferors.

      See "Certain Legal Aspects of the Loans" in the accompanying prospectus.

BANKRUPTCY AND INSOLVENCY RISKS

      It is believed that the transfer of the mortgage loans from the seller to the depositor and from the depositor to the trust will each be treated as a sale rather than a secured financing for purposes of state law. Counsel for the seller and the depositor will render an opinion on the closing date that in the event of the bankruptcy of either the seller or the depositor, the mortgage loans and other assets of the trust fund would not be considered part of the seller's or depositor's bankruptcy estates and, thus, would not be available to their creditors. On the other hand, a bankruptcy trustee or one of the creditors of the seller or the depositor might challenge this conclusion and argue that the transfer of the mortgage loans should be characterized as a pledge of assets in a secured borrowing rather than as a sale. Such an attempt, even if unsuccessful, might result in delays in distributions on the certificates.

                        DESCRIPTION OF THE MORTGAGE POOLS

GENERAL

      The following is a summary description of the Mortgage Loans in the Mortgage Pools as of July 1, 2004 (the "Cut-off Date"). The information presented herein does not take into account any Mortgage Loans that have or may prepay in full or have been or may be removed because of incomplete documentation or otherwise for the period from the Cut-off Date to the Closing Date, or other Mortgage Loans that may be substituted therefor. Prior to the issuance of the Certificates, Mortgage Loans will be removed from one or more Mortgage Pools if the Depositor deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the Mortgage Pools prior to the issuance of the Certificates. As a result, the information regarding the Mortgage Loans may vary from comparable information based upon the actual composition of the Mortgage Pools as of the Closing Date, although such variance will not be material.

      Whenever reference is made herein to a percentage of some or all of the Mortgage Loans or some or all of a Mortgage Pool, such percentage is determined on the basis of the Stated Principal Balance of the Mortgage Loans in the aggregate or of a particular Mortgage Pool as of the Cut-off Date.

THE MORTGAGE LOANS

      At the Cut-off Date, the assets of the Trust Fund consisted of three pools ("Pool 1," "Pool 2" and "Pool 3," respectively, and each, a "Mortgage Pool") having, in the aggregate, approximately 3,117 conventional, adjustable rate mortgage loans (the "Mortgage Loans") secured by first liens on one-to-four family residential properties (each, a "Mortgaged Property") with original terms to maturity of either 25 or 30 years, having an aggregate Stated Principal Balance as of the Cut-off Date of approximately $1,050,010,683 (the "Aggregate Cut-off Date Balance"). As described herein at "Description of the Certificates -- General," the Mortgage Loans have been segregated into Pool 1, Pool 2 and Pool 3 for the purpose of allocating distributions among the Senior Certificates. Each Mortgage Pool has the characteristics described below.

      Pool 1 consists of approximately 1,534 Mortgage Loans (the "Pool 1 Mortgage Loans") having a Cut-off Date balance of approximately $522,333,107 (approximately 49.75% of the Aggregate Cut-off Date Balance). All of the Pool 1 Mortgage Loans are Six-Month LIBOR indexed Mortgage Loans (see "-- The Indices" below), and all such loans have original terms to maturity of either 25 or 30 years. Substantially all of the Pool 1 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five years (in the case of approximately 24.40% of the Pool 1 Mortgage Loans) or ten years (in the case of approximately 75.60% of the Pool 1 Mortgage Loans), in each case following the origination of the related Mortgage Loan. Following such five- or ten-year interest-only period, the Scheduled Payment with respect to each such Pool 1 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.

      As of the Cut-off Date, with respect to the Pool 1 Mortgage Loans, the weighted average Mortgage Rate is approximately 3.300% per annum, the weighted average Servicing Fee Rate is approximately 0.377% per annum, the weighted average margin is approximately 1.811% per annum, the weighted average remaining term to maturity is approximately 342 months, and the weighted average interest only remaining term is approximately 105 months.

      Pool 2 consists of approximately 748 Mortgage Loans (the "Pool 2 Mortgage Loans"), having a Cut-off Date balance of approximately $263,980,732 (approximately 25.14% of the Aggregate Cut-off Date Balance). Approximately 67.94% and 32.06% of the Pool 2 Mortgage Loans are One-Month LIBOR and Six-Month LIBOR indexed Mortgage Loans, respectively (see "-- The Indices" below) and all such loans have original terms to maturity of either 25 or 30 years. All of the Pool 2 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five years (in the case of approximately 10.91% of the Pool 2 Mortgage Loans) or ten years (in the case of approximately 89.09% of the Pool 2 Mortgage Loans), in each case following the origination of the related Mortgage Loan. Following such five-year or ten-year interest-only period, the Scheduled Payment with respect to each such Pool 2 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term and to pay interest at the related Mortgage Rate.

      As of the Cut-off Date, with respect to those Pool 2 Mortgage Loans which adjust their Mortgage Rates in accordance with One-Month LIBOR (the "One-Month LIBOR Loans"), the weighted average Mortgage Rate is approximately 2.816% per annum, the weighted average Servicing Fee Rate is approximately 0.376% per annum, the weighted average margin is approximately 1.634% per annum, the weighted average remaining term to maturity is approximately 332 months, and the weighted average interest only remaining term is approximately 114 months.

      As of the Cut-off Date, with respect to those Pool 2 Mortgage Loans which adjust their Mortgage Rates in accordance with Six-Month LIBOR (the "Six-Month LIBOR Loans"), the weighted average Mortgage Rate is approximately 3.860% per annum, the weighted average Servicing Fee Rate is approximately 0.383% per annum, the weighted average margin is approximately 2.230% per annum, the weighted average remaining term to maturity is approximately 358 months, and the weighted average interest only remaining term is approximately 111 months.

      Pool 3 consists of approximately 835 Mortgage Loans (the "Pool 3 Mortgage Loans") having a Cut-off Date balance of approximately $263,696,844 (approximately 25.11% of the Aggregate Cut-off Date Balance). All of the Pool 3 Mortgage Loans are Six-Month LIBOR indexed Mortgage Loans (see " -- The Indices" below), and all such loans have original terms to maturity of either 25 or 30 years. All of the Pool 3 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five years (in the case of approximately 33.22% of the Pool 3 Mortgage Loans) or ten years (in the case of approximately 66.78% of the Pool 3 Mortgage Loans), in each case following the origination of the related Mortgage Loan. Following such five- or ten-year interest-only period, the Scheduled Payment with respect to each such Pool 3 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.

      As of the Cut-off Date, with respect to the Pool 3 Mortgage Loans, the weighted average Mortgage Rate is approximately 3.319% per annum, the weighted average Servicing Fee Rate is approximately 0.377% per annum, the weighted average margin is approximately 1.849% per annum, the weighted average remaining term to maturity is approximately 348 months, and the weighted average interest only remaining term is approximately 99 months.

      Approximately 52.38%, 18.60% and 17.81% of the Pool 1 Mortgage Loans were originated by GreenPoint Mortgage Funding, Inc. ("GreenPoint"), Countrywide Home Loans, Inc. ("Countrywide") and Morgan Stanley Dean Witter Credit Corporation ("MSDWCC"), respectively. Approximately 48.74%, 30.53% and 18.96% of the Pool 2 Mortgage Loans were originated by GreenPoint, MSDWCC and Countrywide. Approximately 64.42%, 8.37% and 16.08% of the Pool 3 Mortgage Loans were originated by GreenPoint, MSDWCC and Countrywide. See "The Servicers -- GreenPoint Mortgage Funding, Inc." in this prospectus supplement for a description of events affecting GreenPoint.

      Certain general information with respect to the Mortgage Loans is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the Trust Fund and other mortgage loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the Closing Date, although the numerical data and certain other characteristics of the Mortgage Loans described herein may vary within a range of plus or minus 5%.

      None of the Mortgage Loans will be guaranteed by any governmental agency. All of the Mortgage Loans will have been assigned to the Trust Fund by the Depositor, which, in turn, will have acquired them from the Seller pursuant to an agreement (the "Mortgage Loan Purchase Agreement") between the Depositor and the Seller. The Mortgage Loans have been acquired by the Seller, directly or indirectly, from the Originators in the ordinary course of its business. All of the Mortgage Loans were underwritten by the Originators substantially in accordance with the underwriting criteria specified herein. See " -- Underwriting Standards" below. The Servicers will service the Mortgage Loans pursuant to existing Servicing Agreements with the Seller, which agreements have been assigned to the Trust Fund.

      The Mortgage Loans generally provide for payments due on the first day of each month (the "Due Date"). Due to the provisions for monthly advances by the applicable Servicer, scheduled payments made by the borrowers either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. Approximately 21.89% of the Mortgage Loans (by Aggregate Cut-off Date Balance) include prepayment penalties for early voluntary prepayments in full or in part.

      The Mortgage Loans were originated from January 2002 through June 2004. No more than approximately 0.76% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area. The latest stated maturity date of any Mortgage Loan is July 2034.

      As of the Cut-off Date, none of the Mortgage Loans was more than 30 days delinquent.

      As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans is approximately 3.267% per annum, the weighted average Servicing Fee Rate is approximately 0.377% per annum, the weighted average margin is approximately 1.824% per annum, the weighted average remaining term to maturity is approximately 343 months, and the weighted average interest only remaining term is approximately 105 months.

      No Mortgage Loan had a Loan-to-Value Ratio at origination of more than 100.00%. Approximately 3.17% of the Mortgage Loans had an Effective Loan-to-Value Ratio at origination of greater than 80%. Substantially all of the Mortgage Loans with an Effective Loan-to-Value Ratio at origination of greater than 80% are covered by a primary mortgage insurance policy. All of the Mortgage Loans originated by MSDWCC with Loan-to-Value Ratios greater than 80% at origination were originated under MSDWCC's FlexSource(TM) Loans program, and all of the Mortgage Loans originated by Merrill Lynch Credit Corporation ("MLCC") with Loan-to-Value Ratios greater than 80% at origination were originated by MLCC under its Mortgage 100(SM) or Parent Power(R) programs. In each case, in addition to being secured by real property, such Mortgage Loans may be secured by a security interest in a limited amount of additional collateral owned by the borrower or are supported by a third-party guarantee as described at " -- The Additional Collateral Loans" below.

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or (b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans. The "Effective Loan-to-Value Ratio" means a fraction, expressed as a percentage, the numerator of which is the original Stated Principal Balance of the related Mortgage Loan, less the amount secured by the related Additional Collateral required at the time of origination, if any, and the denominator of which is the appraised value of the related Mortgaged Property at such time, or in the case of a Mortgage Loan financing the acquisition of the Mortgaged Property, the sales price of the Mortgaged Property if such sales price is less than such appraised value.

      As set forth in the "Credit Scores" table below, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

THE ADDITIONAL COLLATERAL LOANS

      Those Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% originated under the MSDWCC FlexSource(TM) Loans program or under MLCC's Mortgage 100(SM) or Parent Power(R) programs are, in general, in addition to being secured by real property, also either (i) secured by a security interest in additional collateral (generally securities) owned by the borrower (referred to as Mortgage 100(SM) Loans in the MLCC program) or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn was secured by a security interest in collateral (normally securities) or by a lien on residential real estate of the guarantor (and/or supported by the right to draw on a home equity line of credit extended by MLCC to the guarantor), such loans in clause (ii) being referred to as "Parent Power(R) Loans" in the case of the MLCC program and such loans in clauses (i) and (ii) being referred to as "FlexSource(TM) Loans" in the case of the MSDWCC program. Such Mortgage Loans secured by collateral described in clauses (i) and (ii) are also collectively referred to as "Additional Collateral Loans" and the collateral referred to in clauses (i) and (ii) is referred to herein as "Additional Collateral." The amount of Additional Collateral generally does not exceed 30% of the loan amount, although the amount of Additional Collateral may exceed 30% of the loan amount if the original principal amount of the loan exceeds $1,000,000. In limited cases, either MSDWCC or MLCC may require Additional Collateral in excess of 30% of the loan amount as part of the underwriting decision. The requirement to maintain Additional Collateral generally terminates when the principal balance of an Additional Collateral Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the Loan-to-Value Ratio is reduced to the originator's applicable Loan-to-Value Ratio limit for that loan by virtue of an increase in the appraised value of the related Mortgaged Property as determined by the applicable originator. The pledge agreement and the guaranty agreement, as applicable, and the security interest in the Additional Collateral, if any, provided in the case of an Additional Collateral Loan will be assigned to the Trustee as part of the Trust Estate. To the extent Mortgage Loans include any Additional Collateral Loans that are supported by a guarantee that is secured by a lien on residential real estate, the lien will not be transferred to the Depositor or the Trustee; however, MSDWCC or MLCC, as applicable, will be obligated to make all reasonable efforts to realize on any such lien if the related Mortgage Loan defaults and is accelerated or is liquidated upon default as permitted by the related pledge agreement and applicable state law.

      On or prior to the Closing Date, the Depositor will have assigned to the Trust Fund its rights under limited purpose surety bonds issued to MLCC and MSDWCC, respectively, by AMBAC Assurance Corporation (the "Limited Purpose Surety Bonds"), each of which is intended to guarantee the receipt by the Trust Fund of certain shortfalls in the net proceeds realized from the liquidation of any required Additional Collateral (such amount not to exceed 30% of the original principal amount of the related Additional Collateral Loan) to the extent that any such shortfall results in a loss of principal as an Additional Collateral Loan that becomes a Liquidated Mortgage Loan, as more particularly described in, and as limited by, the terms and provisions of the applicable Limited Purpose Surety Bond. The Limited Purpose Surety Bonds will not cover any payments on the Certificates that are recoverable or sought to be recovered as a voidable preference under applicable law.

      No assurance can be given as to the amount of proceeds, if any, that might be realized from Additional Collateral. Proceeds from the liquidation of any Additional Collateral will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge or guaranty agreement, as applicable.

TABULAR CHARACTERISTICS OF THE MORTGAGE LOANS

Tabular Characteristics of the Mortgage Loans (Aggregate Pool)

      The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Mortgage Loans ..............................                 3,117
Total Stated Principal Balance ........................     $   1,050,010,683
Mortgage Rates:
   Weighted Average ...................................                 3.267%
   Range ..............................................      2.125 % to 4.500%
Weighted Average Margin ...............................                 1.824%
Weighted Average Remaining Term to Maturity (in months)                   343

      The Stated Principal Balances of the Mortgage Loans range from approximately $39,000 to approximately $3,000,000. The Mortgage Loans have an average Stated Principal Balance of approximately $336,866.

      The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is approximately 70.58%, and no Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

      No more than approximately 0.76% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and have been rounded and may not total 100%.

           CUT-OFF DATE STATED PRINCIPAL BALANCE(1) (AGGREGATE POOL)

                                                                                                    PERCENT OF
                                                                           AGGREGATE                AGGREGATE
                                                 NUMBER OF                 PRINCIPAL                PRINCIPAL
               CUT-OFF DATE                       MORTGAGE                  BALANCE                  BALANCE
      STATED PRINCIPAL BALANCES ($)                LOANS                  OUTSTANDING              OUTSTANDING
----------------------------------------         ---------          ---------------------          -----------
        0.01 -   100,000.00 ............            200             $       16,367,534.75              1.56%
  100,000.01 -   200,000.00 ............            936                    142,630,811.19             13.58
  200,000.01 -   300,000.00 ............            690                    172,170,717.05             16.40
  300,000.01 -   400,000.00 ............            460                    161,679,608.78             15.40
  400,000.01 -   500,000.00 ............            300                    136,386,246.21             12.99
  500,000.01 -   600,000.00 ............            168                     92,667,096.42              8.83
  600,000.01 -   700,000.00 ............            123                     79,521,373.58              7.57
  700,000.01 -   800,000.00 ............             72                     54,117,191.16              5.15
  800,000.01 -   900,000.00 ............             40                     34,057,204.51              3.24
  900,000.01 - 1,000,000.00 ............             62                     60,246,613.59              5.74
1,000,000.01 - 1,500,000.00 ............             39                     49,032,282.67              4.67
1,500,000.01 - 2,000,000.00 ............             24                     42,803,392.00              4.08
2,000,000.01 - 2,500,000.00 ............              1                      2,500,000.00              0.24
2,500,000.01 - 3,000,000.00 ............              2                      5,830,610.83              0.56
                                                 ------             ---------------------          --------
    Total ..............................          3,117             $    1,050,010,682.74            100.00%
                                                 ======             =====================          ========

----------

(1) As of the Cut-off Date, the average stated principal balance of the Mortgage Loans is approximately $336,866.

                   CURRENT MORTGAGE RATES(1) (AGGREGATE POOL)

                                                                                          PERCENT OF
                                                                 AGGREGATE                AGGREGATE
                                         NUMBER OF               PRINCIPAL                PRINCIPAL
                                          MORTGAGE                BALANCE                  BALANCE
   CURRENT MORTGAGE RATES (%)              LOANS                OUTSTANDING              OUTSTANDING
---------------------------------        ---------        -----------------------        -----------
2.001 - 2.250 ...................             1           $            270,000.00           0.03%
2.251 - 2.500 ...................            75                     30,037,841.62           2.86
2.501 - 2.750 ...................           255                     98,863,252.45           9.42
2.751 - 3.000 ...................           451                    155,773,906.85          14.84
3.001 - 3.250 ...................           787                    266,562,020.71          25.39
3.251 - 3.500 ...................           900                    287,530,351.42          27.38
3.501 - 3.750 ...................           373                    129,284,672.99          12.31
3.751 - 4.000 ...................           233                     71,361,503.36           6.80
4.001 - 4.250 ...................            40                      9,871,448.45           0.94
4.251 - 4.500 ...................             2                        455,684.89           0.04
                                         ------           -----------------------        -------
    Total .......................         3,117           $      1,050,010,682.74         100.00%
                                         ======           =======================        =======

-----------

(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans is approximately 3.267% per annum.

                       REMAINING TERM(1)(AGGREGATE POOL)

                                                                                            PERCENT OF
                                                                    AGGREGATE                AGGREGATE
                                            NUMBER OF               PRINCIPAL                PRINCIPAL
                                             MORTGAGE                BALANCE                  BALANCE
     REMAINING TERM (MONTHS)                  LOANS                OUTSTANDING              OUTSTANDING
------------------------------------        ---------        -----------------------        -----------
271 - 276 ..........................              1          $            121,887.05            0.01%
277 - 282 ..........................              1                        65,991.37            0.01
289 - 294 ..........................              4                     1,618,285.35            0.15
295 - 300 ..........................            660                   281,026,460.27           26.76
343 - 348 ..........................              6                     2,382,303.15            0.23
349 - 354 ..........................             65                    18,076,346.61            1.72
355 - 360 ..........................          2,380                   746,719,408.94           71.12
                                            -------          -----------------------        --------
    Total ..........................          3,117          $      1,050,010,682.74          100.00%
                                            =======          =======================        ========

-----------

(1) As of the Cut-off Date, the weighted average remaining term of the Mortgage Loans is approximately 343 months.

               ORIGINAL LOAN-TO-VALUE RATIOS(1) (AGGREGATE POOL)

                                                                                           PERCENT OF
                                                                  AGGREGATE                 AGGREGATE
                                            NUMBER OF             PRINCIPAL                 PRINCIPAL
         ORIGINAL LOAN-TO-VALUE              MORTGAGE              BALANCE                   BALANCE
               RATIOS (%)                     LOANS              OUTSTANDING               OUTSTANDING
------------------------------------        ---------        ------------------            -----------
  0.01 - 10.00 .....................              1          $       350,000.00                0.03%
 10.01 - 20.00 .....................              9                1,786,596.86                0.17
 20.01 - 30.00 .....................             39               11,176,497.44                1.06
 30.01 - 40.00 .....................             82               28,506,870.98                2.71
 40.01 - 50.00 .....................            134               42,054,683.91                4.01
 50.01 - 60.00 .....................            278              110,484,826.04               10.52
 60.01 - 65.00 .....................            206               81,662,838.80                7.78
 65.01 - 70.00 .....................            390              151,740,702.48               14.45
 70.01 - 75.00 .....................            491              174,027,917.59               16.57
 75.01 - 80.00 .....................          1,283              396,744,806.87               37.78
 80.01 - 85.00 .....................             27                4,970,296.10                0.47
 85.01 - 90.00 .....................             66               15,146,678.78                1.44
 90.01 - 95.00 .....................             79               14,613,689.67                1.39
 95.01 - 100.00 ....................             32               16,744,277.22                1.59
                                            -------          ------------------             -------
         Total .....................          3,117          $ 1,050,010,682.74              100.00%
                                            =======          ==================             =======

-----------

(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 70.58%. See "Description of the Mortgage Pools -- The Mortgage Loans" herein.

               EFFECTIVE LOAN-TO-VALUE RATIOS(1) (AGGREGATE POOL)

                                                                                             PERCENT OF
                                                                    AGGREGATE                AGGREGATE
                                            NUMBER OF               PRINCIPAL                PRINCIPAL
      EFFECTIVE LOAN-TO-VALUE                MORTGAGE                BALANCE                  BALANCE
              RATIOS (%)                      LOANS                OUTSTANDING              OUTSTANDING
------------------------------------        ---------        ----------------------         -----------
 0.01 - 10.00 ......................              1          $           350,000.00             0.03%
10.01 - 20.00 ......................              9                    1,786,596.86             0.17
20.01 - 30.00 ......................             39                   11,176,497.44             1.06
30.01 - 40.00 ......................             82                   28,506,870.98             2.71
40.01 - 50.00 ......................            135                   42,286,683.91             4.03
50.01 - 60.00 ......................            284                  114,930,966.04            10.95
60.01 - 65.00 ......................            206                   81,662,838.80             7.78
65.01 - 70.00 ......................            418                  165,438,839.70            15.76
70.01 - 75.00 ......................            491                  174,027,917.59            16.57
75.01 - 80.00 ......................          1,282                  396,512,806.87            37.76
80.01 - 85.00 ......................             27                    4,970,296.10             0.47
85.01 - 90.00 ......................             64                   13,746,678.78             1.31
90.01 - 95.00 ......................             79                   14,613,689.67             1.39
                                            -------          ----------------------         --------
   Total ...........................          3,117          $     1,050,010,682.74           100.00%
                                            =======          ======================         ========

-----------

(1) As of the Cut-off Date, the weighted average Effective Loan-to-Value Ratio of the Mortgage Loans is approximately 70.02%. See "Description of the Mortgage Pools -- The Mortgage Loans" herein.

                        CREDIT SCORE(1) (AGGREGATE POOL)

                                                                                             PERCENT OF
                                                                    AGGREGATE                AGGREGATE
                                            NUMBER OF               PRINCIPAL                PRINCIPAL
                                            MORTGAGE                 BALANCE                  BALANCE
           CREDIT SCORE                       LOANS                OUTSTANDING              OUTSTANDING
------------------------------------        ---------        ----------------------         -----------
580 - 599 ..........................              2          $           339,537.52             0.03%
600 - 619 ..........................              4                    2,692,202.93             0.26
620 - 639 ..........................             12                    3,456,885.42             0.33
640 - 659 ..........................             89                   25,078,261.11             2.39
660 - 679 ..........................            276                   89,740,322.60             8.55
680 - 699 ..........................            421                  135,534,187.55            12.91
700 - 719 ..........................            445                  146,682,515.05            13.97
720 - 739 ..........................            402                  136,173,959.44            12.97
740 - 759 ..........................            469                  165,543,966.76            15.77
760 - 779 ..........................            492                  174,616,593.76            16.63
780 - 799 ..........................            370                  129,636,255.67            12.35
800 - 819 ..........................            131                   39,502,594.93             3.76
820 - 839 ..........................              4                    1,013,400.00             0.10
                                            -------          ----------------------         --------
  Total ............................          3,117          $     1,050,010,682.74           100.00%
                                            =======          ======================         ========

-----------

(1) As of the Cut-off Date, the weighted average credit score of the Mortgage Loans is approximately 734. See "Description of the Mortgage Pools -- The Mortgage Loans" herein."

        GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES (AGGREGATE POOL)

                                                                                             PERCENT OF
                                                                   AGGREGATE                 AGGREGATE
                                            NUMBER OF              PRINCIPAL                 PRINCIPAL
                                            MORTGAGE                BALANCE                   BALANCE
              STATE                           LOANS               OUTSTANDING               OUTSTANDING
------------------------------------        ---------        ----------------------         -----------
California .........................            681          $       316,204,632.35            30.11%
Florida ............................            327                  112,152,125.17            10.68
Arizona ............................            235                   57,165,740.26             5.44
Colorado ...........................            165                   45,173,224.84             4.30
Ohio ...............................            245                   40,205,765.43             3.83
Other (1) ..........................          1,464                  479,109,194.69            45.63
                                            -------          ----------------------         --------
     Total .........................          3,117          $     1,050,010,682.74           100.00%
                                            =======          ======================         ========

-----------

(1) Other includes 41 other states, and the District of Columbia, with under 5% concentration, individually. No more than approximately 0.76% of the Mortgage Loans are secured by Mortgaged Properties in any one postal zip code area.

                       OCCUPANCY TYPE(1) (AGGREGATE POOL)

                                                                                             PERCENT OF
                                                                   AGGREGATE                 AGGREGATE
                                            NUMBER OF              PRINCIPAL                 PRINCIPAL
                                            MORTGAGE                BALANCE                   BALANCE
          OCCUPANCY TYPE                      LOANS               OUTSTANDING               OUTSTANDING
------------------------------------        ---------        ----------------------         -----------
Primary ............................          2,787          $       934,017,495.05            88.95%
Second Home ........................            254                   96,790,402.78             9.22
Investment .........................             76                   19,202,784.91             1.83
                                            -------          ----------------------         --------
    Total ..........................          3,117          $     1,050,010,682.74           100.00%
                                            =======          ======================         ========

-----------

(1) Based upon representations of the related borrowers at the time of origination.

                         PROPERTY TYPE (AGGREGATE POOL)

                                                                                             PERCENT OF
                                                                    AGGREGATE                AGGREGATE
                                            NUMBER OF               PRINCIPAL                PRINCIPAL
                                             MORTGAGE                BALANCE                  BALANCE
          PROPERTY TYPE                       LOANS                OUTSTANDING              OUTSTANDING
------------------------------------        ---------        ----------------------         -----------
Single Family ......................          1,893          $       633,203,917.77            60.30%
Planned Unit Development ...........            906                  321,908,186.65            30.66
Condominium ........................            294                   86,141,087.51             8.20
Two-to-Four Family .................             20                    7,108,990.82             0.68
Cooperative ........................              4                    1,648,499.99             0.16
                                            -------          ----------------------         --------
    Total ..........................          3,117          $     1,050,010,682.74           100.00%
                                            =======          ======================         ========

                          LOAN PURPOSE (AGGREGATE POOL)

                                                                                             PERCENT OF
                                                                    AGGREGATE                AGGREGATE
                                            NUMBER OF               PRINCIPAL                PRINCIPAL
                                             MORTGAGE                BALANCE                  BALANCE
            LOAN PURPOSE                       LOANS               OUTSTANDING              OUTSTANDING
------------------------------------        ---------        ----------------------         -----------
Purchase ...........................          1,109          $       439,190,159.09            41.83%
Refinance (Rate-Term) ..............          1,139                  319,249,665.75            30.40
Refinance (Cash-out) ...............            869                  291,570,857.90            27.77
                                            -------          ----------------------         --------
    Total ..........................          3,117          $     1,050,010,682.74           100.00%
                                            =======          ======================         ========

                       LOAN DOCUMENTATION(AGGREGATE POOL)

                                                                                      PERCENT OF
                                                                  AGGREGATE           AGGREGATE
                                                  NUMBER OF       PRINCIPAL           PRINCIPAL
                                                  MORTGAGE          BALANCE            BALANCE
        LOAN DOCUMENTATION                          LOANS         OUTSTANDING         OUTSTANDING
---------------------------------------------     ---------  --------------------     -----------
Full Documentation ..........................       1,901    $     545,880,705.94       51.99%
Limited Documentation .......................         734          307,280,862.73       29.26
Alternative Documentation ...................         246          109,820,291.52       10.46
Lite Documentation ..........................         220           81,793,347.55        7.79
No Ratio Documentation ......................          13            3,955,275.00        0.38
Asset Documentation/No Income Verification...           3            1,280,200.00        0.12
                                                  -------    --------------------     -------
    Total ...................................       3,117    $   1,050,010,682.74      100.00%
                                                  =======    ====================     =======

                           MARGIN (1)(AGGREGATE POOL)

                                                                                       PERCENT OF
                                                                   AGGREGATE           AGGREGATE
                                         NUMBER OF                 PRINCIPAL           PRINCIPAL
                                          MORTGAGE                 BALANCE              BALANCE
        GROSS MARGIN (%)                   LOANS                 OUTSTANDING          OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
1.000 ............................            1             $          270,000.00         0.03%
1.250 ............................           53                     16,109,699.97         1.53
1.375 ............................          211                     74,307,882.80         7.08
1.500 ............................          384                    144,582,701.95        13.77
1.625 ............................          391                    132,273,603.89        12.60
1.750 ............................          476                    156,431,252.10        14.90
1.850 ............................            1                        336,000.00         0.03
1.875 ............................          490                    158,936,638.07        15.14
2.000 ............................          388                    135,178,968.58        12.87
2.125 ............................          285                     96,596,221.00         9.20
2.250 ............................          302                     96,341,891.56         9.18
2.375 ............................           45                     10,189,915.32         0.97
2.500 ............................           81                     26,632,057.61         2.54
2.625 ............................            2                        383,420.00         0.04
2.750 ............................            1                        246,545.00         0.02
3.125 ............................            1                        134,200.00         0.01
3.250 ............................            2                        455,684.89         0.04
3.375 ............................            1                        345,800.00         0.03
3.500 ............................            2                        258,200.00         0.02
                                         ------             ---------------------     --------
    Total ........................        3,117             $    1,050,010,682.74       100.00%
                                         ======             =====================     ========

-----------

(1) As of the Cut-off Date, the weighted average margin of the Mortgage Loans is approximately 1.824%.

                   MAXIMUM MORTGAGE RATE(1) (AGGREGATE POOL)

                                                                                      PERCENT OF
                                                                  AGGREGATE            AGGREGATE
                                         NUMBER OF                PRINCIPAL            PRINCIPAL
                                          MORTGAGE                 BALANCE              BALANCE
     MAXIMUM MORTGAGE RATE (%)             LOANS                 OUTSTANDING          OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
 8.500 ...........................             1            $          350,000.00         0.03%
 9.250 ...........................             1                       288,998.64         0.03
 9.375 ...........................             1                       767,250.00         0.07
 9.625 ...........................             1                       232,000.00         0.02
 9.875 ...........................             1                       599,956.31         0.06
12.000 ...........................         3,089                 1,040,579,378.51        99.10
12.500 ...........................             9                     4,153,450.00         0.40
14.000 ...........................             1                       174,400.00         0.02
15.000 ...........................             1                       230,000.00         0.02
15.375 ...........................             1                        80,000.00         0.01
15.500 ...........................             1                       150,999.41         0.01
15.525 ...........................             1                       142,400.00         0.01
15.625 ...........................             2                       784,650.00         0.07
15.750 ...........................             2                       538,499.87         0.05
15.875 ...........................             4                       770,500.00         0.07
16.125 ...........................             1                       168,200.00         0.02
                                         -------            ---------------------     --------
    Total ........................         3,117            $    1,050,010,682.74       100.00%
                                         =======            =====================     ========

-----------

(1) As of the Cut-off Date, the weighted average maximum mortgage rate of the Mortgage Loans is approximately 12.007% per annum.

               NEXT NOTE RATE ADJUSTMENT DATE(1) (AGGREGATE POOL)

                                                                                       PERCENT OF
                                                                 AGGREGATE             AGGREGATE
                                         NUMBER OF               PRINCIPAL             PRINCIPAL
                                          MORTGAGE                BALANCE               BALANCE
  NEXT NOTE RATE ADJUSTMENT DATE           LOANS                OUTSTANDING           OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
August 2004 ......................            499           $      187,002,801.41        17.81%
September 2004 ...................             30                   10,277,215.67         0.98
October 2004 .....................             32                   10,013,051.49         0.95
November 2004 ....................            103                   37,463,931.02         3.57
December 2004 ....................          1,168                  368,629,300.09        35.11
January 2005 .....................          1,285                  436,624,383.06        41.58
                                         --------           ---------------------     --------
    Total ........................          3,117           $    1,050,010,682.74       100.00%
                                         ========           =====================     ========

-----------

(1) As of the Cut-off Date, the weighted average months to the next adjustment date of the Mortgage Loans is approximately 5 months.

Tabular Characteristics of the Pool 1 Mortgage Loans

      The Pool 1 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 1 Mortgage Loans .................................................                    1,534
Total Stated Principal Balance ..................................................     $        522,333,107
Mortgage Rates:
  Weighted Average ..............................................................                    3.300%
  Range .........................................................................          2.500% to 4.125%
Weighted Average Margin .........................................................                    1.811%
Weighted Average Remaining Term to Maturity (in months) .........................                      342

      The Stated Principal Balances of the Pool 1 Mortgage Loans range from approximately $49,700 to approximately $2,830,611. The Pool 1 Mortgage Loans have an average Stated Principal Balance of approximately $340,504.

      The weighted average Loan-to-Value Ratio at origination of the Pool 1 Mortgage Loans is approximately 70.53%, and no Pool 1 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

      No more than approximately 1.23% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Pool 1 Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Pool 1 Mortgage Loans as of the Cut-off Date and have been rounded and may not total 100%.

               CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - POOL 1

                                                                                       PERCENT OF
                                                                   AGGREGATE            AGGREGATE
                                         NUMBER OF                 PRINCIPAL           PRINCIPAL
            CUT-OFF DATE                 MORTGAGE                   BALANCE             BALANCE
   STATED PRINCIPAL BALANCES ($)           LOANS                  OUTSTANDING         OUTSTANDING
------------------------------------     ---------          ---------------------     -----------
        0.01-   100,000.00 .........         99              $     8,162,878.50           1.56%
  100,000.01-   200,000.00 .........        467                   70,879,036.68          13.57
  200,000.01-   300,000.00 .........        324                   80,707,346.08          15.45
  300,000.01-   400,000.00 .........        225                   79,093,096.33          15.14
  400,000.01-   500,000.00 .........        162                   73,629,982.56          14.10
  500,000.01-   600,000.00 .........         82                   45,056,609.97           8.63
  600,000.01-   700,000.00 .........         60                   38,975,817.32           7.46
  700,000.01-   800,000.00 .........         33                   24,804,715.76           4.75
  800,000.01-   900,000.00 .........         17                   14,470,704.52           2.77
  900,000.01- 1,000,000.00 .........         23                   22,488,214.63           4.31
1,000,000.01- 1,500,000.00 .........         23                   29,166,291.00           5.58
1,500,000.01- 2,000,000.00 .........         18                   32,067,802.35           6.14
2,500,000.01- 3,000,000.00 .........          1                    2,830,610.83           0.54
                                         ------             -------------------       --------
  Total                                   1,534              $   522,333,106.53         100.00%
                                         ======             ===================       ========

-----------

(1) As of the Cut-off Date, the average stated principal balance of the Pool 1 Mortgage Loans is approximately $340,504.

                       CURRENT MORTGAGE RATES(1) - POOL 1

                                                                                       PERCENT OF
                                                                   AGGREGATE           AGGREGATE
                                         NUMBER OF                PRINCIPAL            PRINCIPAL
                                          MORTGAGE                  BALANCE             BALANCE
    CURRENT MORTGAGE RATES (%)             LOANS                 OUTSTANDING          OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
2.251 - 2.500 ....................             4            $       1,688,999.99          0.32%
2.501 - 2.750 ....................            43                   15,752,701.06          3.02
2.751 - 3.000 ....................           218                   76,299,895.38         14.61
3.001 - 3.250 ....................           501                  169,160,835.07         32.39
3.251 - 3.500 ....................           552                  182,597,379.57         34.96
3.501 - 3.750 ....................           171                   60,643,315.92         11.61
3.751 - 4.000 ....................            40                   14,705,885.48          2.82
4.001 - 4.250 ....................             5                    1,484,094.06          0.28
                                         -------            --------------------      --------
        Total ....................         1,534            $     522,333,106.53        100.00%
                                         =======            ====================      ========

-----------

(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Pool 1 Mortgage Loans is approximately 3.300% per annum.

                           REMAINING TERM(1) - POOL 1

                                                                                       PERCENT OF
                                                                  AGGREGATE            AGGREGATE
                                         NUMBER OF                PRINCIPAL            PRINCIPAL
                                         MORTGAGE                  BALANCE              BALANCE
     REMAINING TERM (MONTHS)               LOANS                 OUTSTANDING          OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
271 - 276 ........................             1            $          121,887.05         0.02%
277 - 282 ........................             1                        65,991.37         0.01
295 - 300 ........................           338                   147,007,460.82        28.14
343 - 348 ........................             1                       138,094.65         0.03
349 - 354 ........................            40                    11,365,223.01         2.18
355 - 360 ........................         1,153                   363,634,449.63        69.62
                                         -------            ---------------------     --------
    Total ........................         1,534            $      522,333,106.53       100.00%
                                         =======            =====================     ========

-----------

(1) As of the Cut-off Date, the weighted average remaining term of the Pool 1 Mortgage Loans is approximately 342 months.

                    ORIGINAL LOAN-TO-VALUE RATIOS(1) - POOL 1

                                                                                         PERCENT OF
                                                                    AGGREGATE             AGGREGATE
                                         NUMBER OF                  PRINCIPAL             PRINCIPAL
     ORIGINAL LOAN-TO-VALUE               MORTGAGE                   BALANCE               BALANCE
            RATIOS (%)                     LOANS                   OUTSTANDING           OUTSTANDING
----------------------------------       ---------          ---------------------     ---------------
 10.01 -  20.00 ....................          5             $        1,297,796.86         0.25%
 20.01 -  30.00 ....................         16                      5,120,384.71         0.98
 30.01 -  40.00 ....................         45                     15,059,942.56         2.88
 40.01 -  50.00 ....................         66                     17,706,738.77         3.39
 50.01 -  60.00 ....................        144                     59,952,555.69        11.48
 60.01 -  65.00 ....................        114                     43,707,678.58         8.37
 65.01 -  70.00 ....................        193                     73,751,355.37        14.12
 70.01 -  75.00 ....................        231                     84,259,055.62        16.13
 75.01 -  80.00 ....................        612                    192,775,069.34        36.91
 80.01 -  85.00 ....................         16                      3,041,684.19         0.58
 85.01 -  90.00 ....................         39                      9,528,659.44         1.82
 90.01 -  95.00 ....................         36                      7,203,776.40         1.38
 95.01 - 100.00 ....................         17                      8,928,409.00         1.71
                                         ------             ---------------------     --------
  Total ............................      1,534             $      522,333,106.53       100.00%
                                         ======             =====================     ========

-----------

(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Pool 1 Mortgage Loans is approximately 70.53%. See "Description of the Mortgage Pools -- The Mortgage Loans" herein.

                   EFFECTIVE LOAN-TO-VALUE RATIOS(1) - POOL 1

                                                                                       PERCENT OF
                                                                  AGGREGATE            AGGREGATE
                                         NUMBER OF                PRINCIPAL            PRINCIPAL
     EFFECTIVE LOAN-TO-VALUE             MORTGAGE                  BALANCE              BALANCE
           RATIOS (%)                      LOANS                 OUTSTANDING          OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
10.01 - 20.00 ....................             5            $        1,297,796.86         0.25%
20.01 - 30.00 ....................            16                     5,120,384.71         0.98
30.01 - 40.00 ....................            45                    15,059,942.56         2.88
40.01 - 50.00 ....................            66                    17,706,738.77         3.39
50.01 - 60.00 ....................           147                    62,631,695.69        11.99
60.01 - 65.00 ....................           114                    43,707,678.58         8.37
65.01 - 70.00 ....................           208                    80,650,624.37        15.44
70.01 - 75.00 ....................           231                    84,259,055.62        16.13
75.01 - 80.00 ....................           612                   192,775,069.34        36.91
80.01 - 85.00 ....................            16                     3,041,684.19         0.58
85.01 - 90.00 ....................            38                     8,878,659.44         1.70
90.01 - 95.00 ....................            36                     7,203,776.40         1.38
                                         -------            ---------------------     --------
    Total ........................         1,534            $      522,333,106.53       100.00%
                                         =======            =====================     ========

-----------

(1) As of the Cut-off Date, the weighted average Effective Loan-to-Value Ratio of the Pool 1 Mortgage Loans is approximately 69.95%. See "Description of the Mortgage Pools -- The Mortgage Loans" herein.

                            CREDIT SCORE(1) - POOL 1

                                                                                       PERCENT OF
                                                                   AGGREGATE           AGGREGATE
                                         NUMBER OF                 PRINCIPAL           PRINCIPAL
                                          MORTGAGE                  BALANCE             BALANCE
          CREDIT SCORE                     LOANS                  OUTSTANDING         OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
580 - 599 ........................             1            $          120,000.00         0.02%
600 - 619 ........................             1                        65,991.37         0.01
620 - 639 ........................             9                     2,193,685.42         0.42
640 - 659 ........................            47                    14,103,570.28         2.70
660 - 679 ........................           134                    46,052,699.83         8.82
680 - 699 ........................           203                    75,637,688.44        14.48
700 - 719 ........................           229                    71,821,799.15        13.75
720 - 739 ........................           198                    65,106,166.10        12.46
740 - 759 ........................           239                    87,358,326.86        16.72
760 - 779 ........................           227                    80,424,623.73        15.40
780 - 799 ........................           182                    62,499,817.80        11.97
800 - 819 ........................            63                    16,821,537.55         3.22
820 - 839 ........................             1                       127,200.00         0.02
                                         -------            ---------------------     --------
    Total ........................         1,534            $      522,333,106.53       100.00%
                                         =======            =====================     ========

-----------

(1) As of the Cut-off Date, the weighted average credit score of the Pool 1 Mortgage Loans is approximately 732. See "Description of the Mortgage Pools -- The Mortgage Loans" herein.

            GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES - POOL 1

                                                                                       PERCENT OF
                                                                  AGGREGATE            AGGREGATE
                                         NUMBER OF                PRINCIPAL            PRINCIPAL
                                          MORTGAGE                 BALANCE              BALANCE
              STATE                        LOANS                 OUTSTANDING          OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
California .......................           317            $      150,744,577.01        28.86%
Florida ..........................           155                    56,159,733.48        10.75
Arizona ..........................           110                    28,343,322.33         5.43
Georgia ..........................            78                    21,671,351.27         4.15
Ohio .............................           133                    21,508,797.37         4.12
Other (1) ........................           741                   243,905,325.07        46.70
                                         -------            ---------------------     --------
     Total .......................         1,534            $      522,333,106.53       100.00%
                                         =======            =====================     ========

-----------

(1) Other includes 40 other states, and the District of Columbia, with under 5% concentration, individually. No more than approximately 1.23% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties in any one postal zip code area.

                           OCCUPANCY TYPE(1) - POOL 1

                                                                                       PERCENT OF
                                                                  AGGREGATE            AGGREGATE
                                         NUMBER OF                PRINCIPAL            PRINCIPAL
                                          MORTGAGE                 BALANCE              BALANCE
         OCCUPANCY TYPE                    LOANS                 OUTSTANDING          OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
Primary ..........................         1,376            $      464,647,260.81        88.96%
Second Home ......................           123                    50,169,261.48         9.60
Investment .......................            35                     7,516,584.24         1.44
                                         -------            ---------------------     --------
    Total ........................         1,534            $      522,333,106.53       100.00%
                                         =======            =====================     ========

-----------

(1) Based upon representations of the related borrowers at the time of origination.

                             PROPERTY TYPE - POOL 1

                                                                                       PERCENT OF
                                                                  AGGREGATE            AGGREGATE
                                         NUMBER OF                PRINCIPAL            PRINCIPAL
                                          MORTGAGE                 BALANCE              BALANCE
         PROPERTY TYPE                     LOANS                 OUTSTANDING          OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
Single Family ....................           924            $      308,942,812.14        59.15%
Planned Unit Development .........           455                   167,754,248.20        32.12
Condominium ......................           144                    41,904,546.20         8.02
Two-to-Four Family ...............             9                     3,285,500.00         0.63
Cooperative ......................             2                       445,999.99         0.09
                                         -------            ---------------------     --------
    Total ........................         1,534            $      522,333,106.53       100.00%
                                         =======            =====================     ========

                              LOAN PURPOSE - POOL 1

                                                                                       PERCENT OF
                                                                  AGGREGATE            AGGREGATE
                                         NUMBER OF                PRINCIPAL            PRINCIPAL
                                          MORTGAGE                 BALANCE              BALANCE
         LOAN PURPOSE                      LOANS                 OUTSTANDING          OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
Purchase .........................           543            $      220,886,136.36        42.29%
Refinance (Rate-Term) ............           574                   165,314,002.86        31.65
Refinance (Cash-out) .............           417                   136,132,967.31        26.06
                                         -------            ---------------------     --------
    Total ........................         1,534            $      522,333,106.53       100.00%
                                         =======            =====================     ========

                           LOAN DOCUMENTATION - POOL 1

                                                                                                          PERCENT OF
                                                                                     AGGREGATE            AGGREGATE
                                                            NUMBER OF                PRINCIPAL            PRINCIPAL
                                                             MORTGAGE                 BALANCE              BALANCE
         DOCUMENTATION                                        LOANS                 OUTSTANDING          OUTSTANDING
----------------------------------                          ---------          ---------------------     -----------
Full Documentation ...............................              975            $      283,720,637.70        54.32%
Limited Documentation ............................              331                   144,614,623.20        27.69
Alternative Documentation ........................              111                    50,909,105.83         9.75
Lite Documentation ...............................              107                    39,645,464.80         7.59
No Ratio Documentation ...........................                8                     2,358,275.00         0.45
Asset Documentation/No Income Verification .......                2                     1,085,000.00         0.21
                                                            -------            ---------------------     --------
    Total ........................................            1,534            $      522,333,106.53       100.00%
                                                            =======            =====================     ========

                               MARGIN(1) - POOL 1

                                                                                       PERCENT OF
                                                                  AGGREGATE            AGGREGATE
                                         NUMBER OF                PRINCIPAL            PRINCIPAL
                                          MORTGAGE                 BALANCE              BALANCE
             MARGIN (%)                    LOANS                 OUTSTANDING          OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
1.250 ............................            18            $        4,470,450.00         0.86%
1.375 ............................            51                    16,396,675.30         3.14
1.500 ............................           225                    87,174,836.56        16.69
1.625 ............................           245                    80,484,248.38        15.41
1.750 ............................           244                    84,555,533.84        16.19
1.875 ............................           280                    86,844,454.44        16.63
2.000 ............................           189                    66,203,230.73        12.67
2.125 ............................           139                    49,864,217.89         9.55
2.250 ............................           110                    34,370,721.39         6.58
2.375 ............................            13                     3,459,879.06         0.66
2.500 ............................            18                     8,016,358.94         1.53
3.375 ............................             1                       345,800.00         0.07
3.500 ............................             1                       146,700.00         0.03
                                         -------            ---------------------     --------
    Total ........................         1,534            $      522,333,106.53       100.00%
                                         =======            =====================     ========

-----------

(1) As of the Cut-off Date, the weighted average margin of the Pool 1 Mortgage Loans is approximately 1.811%

                       MAXIMUM MORTGAGE RATE(1) - POOL 1

                                                                                      PERCENT OF
                                                                 AGGREGATE             AGGREGATE
                                         NUMBER OF               PRINCIPAL             PRINCIPAL
                                          MORTGAGE                BALANCE               BALANCE
    MAXIMUM MORTGAGE RATE (%)              LOANS                OUTSTANDING           OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
 8.500 ...........................             1            $          350,000.00         0.07%
 9.250 ...........................             1                       288,998.64         0.06
 9.375 ...........................             1                       767,250.00         0.15
12.000 ...........................         1,520                   515,626,658.61        98.72
12.500 ...........................             5                     3,509,450.00         0.67
15.000 ...........................             1                       230,000.00         0.04
15.500 ...........................             1                       150,999.41         0.03
15.625 ...........................             1                       614,250.00         0.12
15.750 ...........................             2                       538,499.87         0.10
15.875 ...........................             1                       257,000.00         0.05
                                         -------            ---------------------     --------
    Total ........................         1,534            $      522,333,106.53       100.00%
                                         =======            =====================     ========

-----------

(1) As of the Cut-off Date, the weighted average maximum mortgage rate of the Pool 1 Mortgage Loans is approximately 12.008% per annum.

                   NEXT NOTE RATE ADJUSTMENT DATE(1) - POOL 1

                                                                                       PERCENT OF
                                                                  AGGREGATE            AGGREGATE
                                         NUMBER OF                PRINCIPAL            PRINCIPAL
                                          MORTGAGE                 BALANCE              BALANCE
  NEXT NOTE RATE ADJUSTMENT DATE           LOANS                 OUTSTANDING          OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
August 2004 ......................            19            $        5,545,110.40         1.06%
September 2004 ...................            22                     8,477,162.94         1.62
October 2004 .....................            17                     4,946,568.03         0.95
November 2004 ....................            66                    25,958,030.68         4.97
December 2004 ....................           685                   220,616,578.37        42.24
January 2005 .....................           725                   256,789,656.11        49.16
                                         -------            ---------------------     --------
    Total ........................         1,534            $      522,333,106.53       100.00%
                                         =======            =====================     ========

-----------

(1) As of the Cut-off Date, the weighted average months to the next adjustment date of the Pool 1 Mortgage Loans is approximately 5 months.

Tabular Characteristics of the Pool 2 Mortgage Loans

         The Pool 2 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 2 Mortgage Loans .................................................                   748
Total Stated Principal Balance ..................................................      $    263,980,732
Mortgage Rates:
  Weighted Average ..............................................................                 3.151%
   Range ........................................................................       2.125% to 4.500%
Weighted Average Margin .........................................................                 1.825%
Weighted Average Remaining Term to Maturity (in months) .........................                   340

      The Stated Principal Balances of the Pool 2 Mortgage Loans range from approximately $39,000 to approximately $3,000,000. The Pool 2 Mortgage Loans have an average Stated Principal Balance of approximately $352,915.

      The weighted average Loan-to-Value Ratio at origination of the Pool 2 Mortgage Loans is approximately 70.48%, and no Pool 2 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

      No more than approximately 1.14% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Pool 2 Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Pool 2 Mortgage Loans as of the Cut-off Date and have been rounded and may not total 100%.

               CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - POOL 2

                                                                                       PERCENT OF
                                                                  AGGREGATE            AGGREGATE
                                         NUMBER OF                PRINCIPAL            PRINCIPAL
         CUT-OFF DATE                     MORTGAGE                 BALANCE              BALANCE
  STATED PRINCIPAL BALANCES ($)            LOANS                 OUTSTANDING          OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
        0.01 -   100,000.00 ......           44             $        3,540,805.89         1.34%
  100,000.01 -   200,000.00 ......          207                     31,434,275.59        11.91
  200,000.01 -   300,000.00 ......          168                     41,529,943.61        15.73
  300,000.01 -   400,000.00 ......          113                     39,617,112.06        15.01
  400,000.01 -   500,000.00 ......           74                     33,584,429.76        12.72
  500,000.01 -   600,000.00 ......           36                     19,665,521.30         7.45
  600,000.01 -   700,000.00 ......           34                     21,717,525.10         8.23
  700,000.01 -   800,000.00 ......           19                     14,101,727.00         5.34
  800,000.01 -   900,000.00 ......           13                     11,173,000.00         4.23
  900,000.01 - 1,000,000.00 ......           24                     23,320,099.99         8.83
1,000,000.01 - 1,500,000.00 ......           11                     13,097,041.67         4.96
1,500,000.01 - 2,000,000.00 ......            3                      5,699,250.00         2.16
2,000,000.01 - 2,500,000.00 ......            1                      2,500,000.00         0.95
2,500,000.01 - 3,000,000.00 ......            1                      3,000,000.00         1.14
                                         ------             ---------------------     --------
    Total ........................          748             $      263,980,731.97       100.00%
                                         ======             =====================     ========

-----------

(1) As of the Cut-off Date, the average stated principal balance of the Pool 2 Mortgage Loans is approximately $352,915.

                       CURRENT MORTGAGE RATES(1) - POOL 2

                                                                                       PERCENT OF
                                                                 AGGREGATE             AGGREGATE
                                         NUMBER OF               PRINCIPAL             PRINCIPAL
                                          MORTGAGE                BALANCE               BALANCE
    CURRENT MORTGAGE RATES (%)             LOANS                OUTSTANDING           OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
2.001 - 2.250 ....................           1              $          270,000.00         0.10%
2.251 - 2.500 ....................          67                      27,524,841.65        10.43
2.501 - 2.750 ....................         177                      69,791,201.40        26.44
2.751 - 3.000 ....................         133                      46,937,265.34        17.78
3.001 - 3.250 ....................          62                      24,046,451.43         9.11
3.251 - 3.500 ....................          33                       9,827,940.00         3.72
3.501 - 3.750 ....................          75                      27,776,925.13        10.52
3.751 - 4.000 ....................         168                      50,233,767.74        19.03
4.001 - 4.250 ....................          30                       7,116,654.39         2.70
4.251 - 4.500 ....................           2                         455,684.89         0.17
                                         -----              ---------------------     --------
        Total ....................         748              $      263,980,731.97       100.00%
                                         =====              =====================     ========

-----------

(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Pool 2 Mortgage Loans is approximately 3.151% per annum.

                           REMAINING TERM(1) - POOL 2

                                                                                       PERCENT OF
                                                                  AGGREGATE            AGGREGATE
                                         NUMBER OF                PRINCIPAL            PRINCIPAL
                                          MORTGAGE                 BALANCE              BALANCE
      REMAINING TERM (MONTHS)              LOANS                 OUTSTANDING          OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
289 - 294 ........................           3              $          828,241.95         0.31%
295 - 300 ........................         194                      83,790,816.01        31.74
343 - 348 ........................           1                         807,000.00         0.31
349 - 354 ........................           5                       1,607,234.39         0.61
355 - 360 ........................         545                     176,947,439.62        67.03
                                         -----              ---------------------     --------
    Total ........................         748              $      263,980,731.97       100.00%
                                         =====              =====================     ========

-----------

(1) As of the Cut-off Date, the weighted average remaining term of the Pool 2 Mortgage Loans is approximately 340 months.

                    ORIGINAL LOAN-TO-VALUE RATIOS(1) - POOL 2

                                                                                       PERCENT OF
                                                                  AGGREGATE            AGGREGATE
                                         NUMBER OF                PRINCIPAL            PRINCIPAL
      ORIGINAL LOAN-TO-VALUE              MORTGAGE                 BALANCE              BALANCE
             RATIOS (%)                    LOANS                 OUTSTANDING          OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
  0.01 - 10.00 ...................           1              $          350,000.00         0.13%
 10.01 - 20.00 ...................           2                         221,800.00         0.08
 20.01 - 30.00 ...................          10                       2,401,200.00         0.91
 30.01 - 40.00 ...................          20                       8,776,099.99         3.32
 40.01 - 50.00 ...................          34                      12,328,527.76         4.67
 50.01 - 60.00 ...................          66                      26,697,000.96        10.11
 60.01 - 65.00 ...................          47                      20,233,875.69         7.66
 65.01 - 70.00 ...................          96                      39,283,133.19        14.88
 70.01 - 75.00 ...................         111                      41,431,118.41        15.69
 75.01 - 80.00 ...................         314                      99,121,845.60        37.55
 80.01 - 85.00 ...................           5                         754,500.00         0.29
 85.01 - 90.00 ...................           9                       1,838,148.04         0.70
 90.01 - 95.00 ...................          19                       3,067,614.11         1.16
 95.01 - 100.00 ..................          14                       7,475,868.22         2.83
                                         -----              ---------------------     --------
    Total ........................         748              $      263,980,731.97       100.00%
                                         =====              =====================     ========

-----------

(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Pool 2 Mortgage Loans is approximately 70.48%. See "Description of -- the Mortgage Pools The Mortgage Loans" herein.

                   EFFECTIVE LOAN-TO-VALUE RATIOS(1) - POOL 2

                                                                                       PERCENT OF
                                                                  AGGREGATE            AGGREGATE
                                         NUMBER OF                PRINCIPAL            PRINCIPAL
      EFFECTIVE LOAN-TO-VALUE            MORTGAGE                  BALANCE              BALANCE
            RATIOS (%)                    LOANS                  OUTSTANDING          OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
 0.01 - 10.00 ....................            1             $          350,000.00         0.13%
10.01 - 20.00 ....................            2                        221,800.00         0.08
20.01 - 30.00 ....................           10                      2,401,200.00         0.91
30.01 - 40.00 ....................           20                      8,776,099.99         3.32
40.01 - 50.00 ....................           35                     12,560,527.76         4.76
50.01 - 60.00 ....................           69                     28,464,000.96        10.78
60.01 - 65.00 ....................           47                     20,233,875.69         7.66
65.01 - 70.00 ....................          108                     45,742,001.41        17.33
70.01 - 75.00 ....................          111                     41,431,118.41        15.69
75.01 - 80.00 ....................          313                     98,889,845.60        37.46
80.01 - 85.00 ....................            5                        754,500.00         0.29
85.01 - 90.00 ....................            8                      1,088,148.04         0.41
90.01 - 95.00 ....................           19                      3,067,614.11         1.16
                                         ------             ---------------------     --------
   Total .........................          748             $      263,980,731.97       100.00%
                                         ======             =====================     ========

-----------

(1) As of the Cut-off Date, the weighted average Effective Loan-to-Value Ratio of the Pool 2 Mortgage Loans is approximately 69.48%. See "Description of the Mortgage Pools -- The Mortgage Loans" herein.

                            CREDIT SCORE(1) - POOL 2

                                                                                       PERCENT OF
                                                                  AGGREGATE            AGGREGATE
                                         NUMBER OF                PRINCIPAL            PRINCIPAL
                                          MORTGAGE                 BALANCE              BALANCE
          CREDIT SCORE                     LOANS                 OUTSTANDING          OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
580 - 599 ........................           1              $          219,537.52         0.08%
600 - 619 ........................           2                       2,215,500.00         0.84
620 - 639 ........................           2                       1,175,000.00         0.45
640 - 659 ........................          23                       6,290,703.85         2.38
660 - 679 ........................          65                      21,512,327.09         8.15
680 - 699 ........................          94                      26,226,918.26         9.94
700 - 719 ........................         105                      39,686,649.33        15.03
720 - 739 ........................          89                      33,627,200.34        12.74
740 - 759 ........................         115                      36,953,119.02        14.00
760 - 779 ........................         130                      50,822,933.85        19.25
780 - 799 ........................          92                      35,953,073.75        13.62
800 - 819 ........................          29                       9,177,768.96         3.48
820 - 839 ........................           1                         120,000.00         0.05
                                         -----              ---------------------     --------
    Total ........................         748              $      263,980,731.97       100.00%
                                         =====              =====================     ========

-----------

(1) As of the Cut-off Date, the weighted average credit score of the Pool 2 Mortgage Loans is approximately 735. See "Description of the Mortgage Pools -- The Mortgage Loans" herein.

            GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES - POOL 2

                                                                                       PERCENT OF
                                                                  AGGREGATE            AGGREGATE
                                         NUMBER OF                PRINCIPAL            PRINCIPAL
                                          MORTGAGE                 BALANCE              BALANCE
              STATE                        LOANS                 OUTSTANDING          OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
California .......................          180             $       82,478,455.06        31.24%
Florida ..........................           83                     29,943,000.43        11.34
Arizona ..........................           53                     12,829,541.62         4.86
New York .........................           18                     10,700,100.00         4.05
Washington .......................           30                     10,640,338.71         4.03
Other(1) .........................          384                    117,389,296.15        44.47
                                         ------             ---------------------     --------
     Total .......................          748             $      263,980,731.97       100.00%
                                         ======             =====================     ========

-----------

(1) Other includes 38 other states, and the District of Columbia, with under 5% concentration, individually. No more than approximately 1.14% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties in any one postal zip code area.

                           OCCUPANCY TYPE(1) - POOL 2

                                                                                       PERCENT OF
                                                                 AGGREGATE             AGGREGATE
                                         NUMBER OF               PRINCIPAL             PRINCIPAL
                                          MORTGAGE                BALANCE               BALANCE
          OCCUPANCY TYPE                   LOANS                OUTSTANDING           OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
Primary ..........................          642             $      226,544,201.40        85.82%
Second Home ......................           77                     29,090,479.89        11.02
Investment .......................           29                      8,346,050.68         3.16
                                         ------             ---------------------     --------
    Total ........................          748             $      263,980,731.97       100.00%
                                         ======             =====================     ========

------------

(1) Based upon representations of the related borrowers at the time of origination.

                             PROPERTY TYPE - POOL 2

                                                                                       PERCENT OF
                                                                 AGGREGATE             AGGREGATE
                                         NUMBER OF               PRINCIPAL             PRINCIPAL
                                          MORTGAGE                BALANCE               BALANCE
          PROPERTY TYPE                    LOANS                OUTSTANDING           OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
Single Family ....................          453             $      162,084,317.46         61.40%
Planned Unit Development .........          199                     72,947,172.81         27.63
Condominium ......................           84                     24,098,250.88          9.13
Two-to-Four Family ...............           10                      3,648,490.82          1.38
Cooperative                                   2                      1,202,500.00          0.46
                                         ------             ---------------------     ---------
    Total ........................          748             $      263,980,731.97        100.00%
                                         ======             =====================     =========

                              LOAN PURPOSE - POOL 2

                                                                                       PERCENT OF
                                                                  AGGREGATE            AGGREGATE
                                         NUMBER OF                PRINCIPAL            PRINCIPAL
                                          MORTGAGE                 BALANCE              BALANCE
        LOAN PURPOSE                       LOANS                 OUTSTANDING          OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
Purchase .........................          292             $      110,140,562.74        41.72%
Refinance (Cash-out) .............          244                     92,527,037.84        35.05
Refinance (Rate-Term) ............          212                     61,313,131.39        23.23
                                         ------             ---------------------     --------
    Total ........................          748             $      263,980,731.97       100.00%
                                         ======             =====================     ========

                           LOAN DOCUMENTATION - POOL 2

                                                                                       PERCENT OF
                                                                 AGGREGATE             AGGREGATE
                                         NUMBER OF               PRINCIPAL             PRINCIPAL
                                          MORTGAGE                BALANCE               BALANCE
          DOCUMENTATION                    LOANS                OUTSTANDING           OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
Full Documentation ...............          380             $      108,639,679.02        41.15%
Limited Documentation ............          182                     74,760,763.41        28.32
Alternative Documentation ........          103                     46,654,617.69        17.67
Lite Documentation ...............           79                     32,978,671.85        12.49
No Ratio .........................            4                        947,000.00         0.36
                                         ------             ---------------------     --------
    Total ........................          748             $      263,980,731.97       100.00%
                                         ======             =====================     ========

                               MARGIN (1) - POOL 2

                                                                                       PERCENT OF
                                                                  AGGREGATE            AGGREGATE
                                         NUMBER OF                PRINCIPAL            PRINCIPAL
                                          MORTGAGE                 BALANCE              BALANCE
            MARGIN (%)                      LOANS                OUTSTANDING          OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
1.000 ............................            1             $          270,000.00         0.10%
1.250 ............................           23                      8,202,949.98         3.11
1.375 ............................          138                     52,201,741.67        19.77
1.500 ............................           69                     29,522,701.43        11.18
1.625 ............................           40                     16,858,349.97         6.39
1.750 ............................           80                     25,796,914.58         9.77
1.875 ............................           50                     21,111,875.76         8.00
2.000 ............................           75                     27,588,541.17        10.45
2.125 ............................           65                     21,559,339.08         8.17
2.250 ............................          126                     39,641,228.26        15.02
2.375 ............................           25                      5,304,819.84         2.01
2.500 ............................           51                     14,974,340.34         5.67
2.750 ............................            1                        246,545.00         0.09
3.125 ............................            1                        134,200.00         0.05
3.250 ............................            2                        455,684.89         0.17
3.500 ............................            1                        111,500.00         0.04
                                         ------             ---------------------     --------
    Total ........................          748             $      263,980,731.97       100.00%
                                         ======             =====================     ========

----------

(1) As of the Cut-off Date, the weighted average margin of the Pool 2 Mortgage Loans is approximately 1.825%.

                   MAXIMUM MORTGAGE RATE (1) - POOL 2

                                                                                       PERCENT OF
                                                                  AGGREGATE            AGGREGATE
                                         NUMBER OF                PRINCIPAL            PRINCIPAL
                                          MORTGAGE                 BALANCE              BALANCE
     MAXIMUM MORTGAGE RATE (%)             LOANS                 OUTSTANDING          OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
 9.875 ...........................            1             $          599,956.31         0.23%
12.000 ...........................          739                    262,173,875.66        99.32
12.500 ...........................            3                        448,800.00         0.17
14.000 ...........................            1                        174,400.00         0.07
15.375 ...........................            1                         80,000.00         0.03
15.875 ...........................            2                        335,500.00         0.13
16.125 ...........................            1                        168,200.00         0.06
                                         ------             ---------------------     --------
    Total ........................          748             $      263,980,731.97       100.00%
                                         ======             =====================     ========

-----------

(1) As of the Cut-off Date, the weighted average maximum mortgage rate of the Pool 2 Mortgage Loans is approximately 12.006% per annum.

                   NEXT NOTE RATE ADJUSTMENT DATE (1) - POOL 2

                                                                                       PERCENT OF
                                                                  AGGREGATE            AGGREGATE
                                         NUMBER OF                PRINCIPAL            PRINCIPAL
                                          MORTGAGE                 BALANCE              BALANCE
  NEXT NOTE RATE ADJUSTMENT DATE           LOANS                 OUTSTANDING          OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
August 2004.......................          473             $      179,343,909.82        67.94%
September 2004....................            2                        455,684.89         0.17
October 2004......................            2                        294,335.00         0.11
November 2004.....................            4                        941,303.12         0.36
December 2004.....................          114                     32,317,417.95        12.24
January 2005......................          153                     50,628,081.19        19.18
                                         ------             ---------------------     --------
    Total.........................          748             $      263,980,731.97       100.00%
                                         ======             =====================     ========

-----------

(1) As of the Cut-off Date, the weighted average months to the next adjustment date of the Pool 2 Mortgage Loans is approximately 2 months.

Tabular Characteristics of the Pool 3 Mortgage Loans

The Pool 3 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 3 Mortgage Loans .................................................                   835
Total Stated Principal Balance ..................................................      $    263,696,844
Mortgage Rates:
  Weighted Average ..............................................................                 3.319%
  Range .........................................................................       2.500% to 4.125%
Weighted Average Margin .........................................................                 1.849%
Weighted Average Remaining Term to Maturity (in months) .........................                   348

      The Stated Principal Balances of the Pool 3 Mortgage Loans range from approximately $49,999 to approximately $1,760,000. The Pool 3 Mortgage Loans have an average Stated Principal Balance of approximately $315,805.

      The weighted average Loan-to-Value Ratio at origination of the Pool 3 Mortgage Loans is approximately 70.75%, and no Pool 3 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

      No more than approximately 1.36% of the Pool 3 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      The following information sets forth in tabular format certain information, as of the Cutoff Date, as to the Pool 3 Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Pool 3 Mortgage Loans as of the Cut-off Date and have been rounded and may not total 100%.

                CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - POOL 3

                                                                                       PERCENT OF
                                                                  AGGREGATE            AGGREGATE
                                         NUMBER OF                PRINCIPAL            PRINCIPAL
          CUT-OFF DATE                    MORTGAGE                 BALANCE              BALANCE
  STATED PRINCIPAL BALANCES ($)            LOANS                 OUTSTANDING          OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
        0.01 -   100,000.00 ......           57             $        4,663,850.36         1.77%
  100,000.01 -   200,000.00 ......          262                     40,317,498.92        15.29
  200,000.01 -   300,000.00 ......          198                     49,933,427.36        18.94
  300,000.01 -   400,000.00 ......          122                     42,969,400.39        16.29
  400,000.01 -   500,000.00 ......           64                     29,171,833.89        11.06
  500,000.01 -   600,000.00 ......           50                     27,944,965.15        10.60
  600,000.01 -   700,000.00 ......           29                     18,828,031.16         7.14
  700,000.01 -   800,000.00 ......           20                     15,210,748.40         5.77
  800,000.01 -   900,000.00 ......           10                      8,413,499.99         3.19
  900,000.01 - 1,000,000.00 ......           15                     14,438,298.97         5.48
1,000,000.01 - 1,500,000.00 ......            5                      6,768,950.00         2.57
1,500,000.01 - 2,000,000.00 ......            3                      5,036,339.65         1.91
                                         ------             ---------------------     --------
    Total ........................          835             $      263,696,844.24       100.00%
                                         ======             =====================     ========

-----------

(1) As of the Cut-off Date, the average stated principal balance of the Pool 3 Mortgage Loans is approximately $315,805.

                       CURRENT MORTGAGE RATES(1) - POOL 3

                                                                                       PERCENT OF
                                                                  AGGREGATE            AGGREGATE
                                         NUMBER OF                PRINCIPAL            PRINCIPAL
                                          MORTGAGE                 BALANCE              BALANCE
    CURRENT MORTGAGE RATES (%)             LOANS                 OUTSTANDING          OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
2.251 - 2.500 ....................            4              $         823,999.98         0.31%
2.501 - 2.750 ....................           35                     13,319,349.99         5.05
2.751 - 3.000 ....................          100                     32,536,746.13        12.34
3.001 - 3.250 ....................          224                     73,354,734.21        27.82
3.251 - 3.500 ....................          315                     95,105,031.85        36.07
3.501 - 3.750 ....................          127                     40,864,431.94        15.50
3.751 - 4.000 ....................           25                      6,421,850.14         2.44
4.001 - 4.250 ....................            5                      1,270,700.00         0.48
                                         ------             ---------------------     --------
        Total ....................          835             $      263,696,844.24       100.00%
                                         ======             =====================     ========

-----------

(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Pool 3 Mortgage Loans is approximately 3.319% per annum.

                           REMAINING TERM (1) - POOL 3

                                                                                      PERCENT OF
                                                                  AGGREGATE            AGGREGATE
                                         NUMBER OF                PRINCIPAL            PRINCIPAL
                                          MORTGAGE                  BALANCE             BALANCE
      REMAINING TERM (MONTHS)              LOANS                  OUTSTANDING         OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
289 - 294 ........................            1             $          790,043.40         0.30%
295 - 300 ........................          128                     50,228,183.44        19.05
343 - 348 ........................            4                      1,437,208.50         0.55
349 - 354 ........................           20                      5,103,889.21         1.94
355 - 360 ........................          682                    206,137,519.69        78.17
                                         ------             ---------------------     --------
    Total ........................          835             $      263,696,844.24       100.00%
                                         ======             =====================     ========

-----------

(1) As of the Cut-off Date, the weighted average remaining term of the Pool 3 Mortgage Loans is approximately 348 months.

                    ORIGINAL LOAN-TO-VALUE RATIOS(1) - POOL 3

                                                                                       PERCENT OF
                                                                  AGGREGATE            AGGREGATE
                                         NUMBER OF                PRINCIPAL            PRINCIPAL
    ORIGINAL LOAN-TO-VALUE                MORTGAGE                 BALANCE              BALANCE
           RATIOS (%)                      LOANS                 OUTSTANDING          OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
10.01 - 20.00 ....................           2              $          267,000.00         0.10%
20.01 - 30.00 ....................          13                       3,654,912.73         1.39
30.01 - 40.00 ....................          17                       4,670,828.43         1.77
40.01 - 50.00 ....................          34                      12,019,417.38         4.56
50.01 - 60.00 ....................          68                      23,835,269.39         9.04
60.01 - 65.00 ....................          45                      17,721,284.53         6.72
65.01 - 70.00 ....................         101                      38,706,213.92        14.68
70.01 - 75.00 ....................         149                      48,337,743.56        18.33
75.01 - 80.00 ....................         357                     104,847,891.93        39.76
80.01 - 85.00 ....................           6                       1,174,111.91         0.45
85.01 - 90.00 ....................          18                       3,779,871.30         1.43
90.01 - 95.00 ....................          24                       4,342,299.16         1.65
95.01 - 100.00 ...................           1                         340,000.00         0.13
                                         -----              ---------------------     --------
        Total ....................         835               $     263,696,844.24       100.00%
                                         =====              =====================     ========

-----------

(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Pool 3 Mortgage Loans is approximately 70.75%. See "Description of the Mortgage Pools -- The Mortgage Loans" herein.

                   EFFECTIVE LOAN-TO-VALUE RATIOS (1) - POOL 3

                                                                                       PERCENT OF
                                                                  AGGREGATE            AGGREGATE
                                         NUMBER OF                PRINCIPAL            PRINCIPAL
     EFFECTIVE LOAN-TO-VALUE              MORTGAGE                 BALANCE              BALANCE
           RATIOS (%)                      LOANS                 OUTSTANDING          OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
10.01 - 20.00 ....................            2             $          267,000.00         0.10%
20.01 - 30.00 ....................           13                      3,654,912.73         1.39
30.01 - 40.00 ....................           17                      4,670,828.43         1.77
40.01 - 50.00 ....................           34                     12,019,417.38         4.56
50.01 - 60.00 ....................           68                     23,835,269.39         9.04
60.01 - 65.00 ....................           45                     17,721,284.53         6.72
65.01 - 70.00 ....................          102                     39,046,213.92        14.81
70.01 - 75.00 ....................          149                     48,337,743.56        18.33
75.01 - 80.00 ....................          357                    104,847,891.93        39.76
80.01 - 85.00 ....................            6                      1,174,111.91         0.45
85.01 - 90.00 ....................           18                      3,779,871.30         1.43
90.01 - 95.00 ....................           24                      4,342,299.16         1.65
                                         ------             ---------------------     --------
    Total ........................          835             $      263,696,844.24       100.00%
                                         ======             =====================     ========

-----------

(1) As of the Cut-off Date, the weighted average Effective Loan-to-Value Ratio of the Pool 3 Mortgage Loans is approximately 70.71%. See "Description of the Mortgage Pools -- The Mortgage Loans" herein.

                            CREDIT SCORE (1) - POOL 3

                                                                                       PERCENT OF
                                                                  AGGREGATE            AGGREGATE
                                         NUMBER OF                PRINCIPAL            PRINCIPAL
                                          MORTGAGE                 BALANCE              BALANCE
          CREDIT SCORE                     LOANS                 OUTSTANDING          OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
600 - 619 ........................            1             $          410,711.56         0.16%
620 - 639 ........................            1                         88,200.00         0.03
640 - 659 ........................           19                      4,683,986.98         1.78
660 - 679 ........................           77                     22,175,295.68         8.41
680 - 699 ........................          124                     33,669,580.85        12.77
700 - 719 ........................          111                     35,174,066.57        13.34
720 - 739 ........................          115                     37,440,593.00        14.20
740 - 759 ........................          115                     41,232,520.88        15.64
760 - 779 ........................          135                     43,369,036.18        16.45
780 - 799 ........................           96                     31,183,364.12        11.83
800 - 819 ........................           39                     13,503,288.42         5.12
820 - 839 ........................            2                        766,200.00         0.29
                                         ------             ---------------------     --------
    Total ........................          835             $      263,696,844.24       100.00%
                                         ======             =====================     ========

-----------

(1) As of the Cut-off Date, the weighted average credit score of the Pool 3 Mortgage Loans is approximately 736. See "Description of the Mortgage Pools -- The Mortgage Loans" herein.

            GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES - POOL 3

                                                                                       PERCENT OF
                                                                  AGGREGATE            AGGREGATE
                                         NUMBER OF                PRINCIPAL            PRINCIPAL
                                          MORTGAGE                 BALANCE              BALANCE
               STATE                       LOANS                 OUTSTANDING          OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
California........................          184             $       82,981,600.28        31.47%
Florida...........................           89                     26,049,391.26         9.88
Arizona...........................           72                     15,992,876.31         6.06
Colorado..........................           55                     15,052,233.45         5.71
Texas.............................           45                     13,075,106.96         4.96
Other (1).........................          390                    110,545,635.98        41.92
                                         ------             ---------------------     --------
     Total........................          835             $      263,696,844.24       100.00%
                                         ======             =====================     ========

-----------

(1) Other includes 35 other states with under 5% concentration, individually. No more than approximately 1.36% of the Pool 3 Mortgage Loans are secured by Mortgaged Properties in any one postal zip code area.

                           OCCUPANCY TYPE (1) - POOL 3

                                                                                       PERCENT OF
                                                                  AGGREGATE            AGGREGATE
                                         NUMBER OF                PRINCIPAL            PRINCIPAL
                                          MORTGAGE                 BALANCE              BALANCE
         OCCUPANCY TYPE                    LOANS                 OUTSTANDING          OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
Primary ..........................          769             $      242,826,032.84        92.09%
Second Home ......................           54                     17,530,661.41         6.65
Investment .......................           12                      3,340,149.99         1.27
                                         ------             ---------------------     --------
    Total ........................          835             $      263,696,844.24       100.00%
                                         ======             =====================     ========

------------

(1) Based upon representations of the related borrowers at the time of origination.

                             PROPERTY TYPE - POOL 3

                                                                                       PERCENT OF
                                                                  AGGREGATE            AGGREGATE
                                         NUMBER OF                PRINCIPAL            PRINCIPAL
                                          MORTGAGE                 BALANCE              BALANCE
        PROPERTY TYPE                      LOANS                 OUTSTANDING          OUTSTANDING
----------------------------------       ---------          ---------------------     -----------
Single Family ....................          516             $      162,176,788.17        61.50%
Planned Unit Development .........          252                     81,206,765.64        30.80
Condominium ......................           66                     20,138,290.43         7.64
Two-to-Four Family ...............            1                        175,000.00         0.07
                                         ------             ---------------------     --------
    Total ........................          835             $      263,696,844.24       100.00%
                                         ======             =====================     ========

                              LOAN PURPOSE - POOL 3

                                                                                PERCENT OF
                                                                AGGREGATE        AGGREGATE
                                               NUMBER OF        PRINCIPAL        PRINCIPAL
                                               MORTGAGE          BALANCE          BALANCE
         LOAN PURPOSE                            LOANS         OUTSTANDING      OUTSTANDING
------------------------------                 ---------     --------------     -----------
Purchase .....................                    274        $108,163,459.99        41.02%
Refinance (Rate-Term) ........                    353          92,622,531.50        35.12
Refinance (Cash-out) .........                    208          62,910,852.75        23.86
                                                  ---        ---------------       ------
    Total ....................                    835        $263,696,844.24       100.00%
                                                  ===        ===============       ======

                           LOAN DOCUMENTATION - POOL 3

                                                                                             PERCENT OF
                                                                             AGGREGATE        AGGREGATE
                                                            NUMBER OF        PRINCIPAL        PRINCIPAL
                                                            MORTGAGE          BALANCE          BALANCE
                     DOCUMENTATION                            LOANS         OUTSTANDING      OUTSTANDING
-------------------------------------------------------     --------      ---------------    -----------
Full Documentation ....................................        546        $153,520,389.22        58.22%
Limited Documentation .................................        221          87,905,476.12        33.34
Alternative Documentation .............................         32          12,256,568.00         4.65
Lite Documentation ....................................         34           9,169,210.90         3.48
No Ratio ..............................................          1             650,000.00         0.25
Asset Documentation/No Income Verification ............          1             195,200.00         0.07
                                                               ---        ---------------       ------
    Total .............................................        835        $263,696,844.24       100.00%
                                                               ===        ===============       ======

                               MARGIN (1) - POOL 3

                                                         PERCENT OF
                                       AGGREGATE          AGGREGATE
                      NUMBER OF        PRINCIPAL          PRINCIPAL
                      MORTGAGE          BALANCE            BALANCE
   MARGIN (%)          LOANS          OUTSTANDING        OUTSTANDING
----------------     ---------      ---------------      -----------
1.250 ..........          12        $  3,436,299.99          1.30%
1.375 ..........          22           5,709,465.83          2.17
1.500 ..........          90          27,885,163.96         10.57
1.625 ..........         106          34,931,005.54         13.25
1.750 ..........         152          46,078,803.68         17.47
1.850 ..........           1             336,000.00          0.13
1.875 ..........         160          50,980,307.87         19.33
2.000 ..........         124          41,387,196.68         15.69
2.125 ..........          81          25,172,664.03          9.55
2.250 ..........          66          22,329,941.91          8.47
2.375 ..........           7           1,425,216.42          0.54
2.500 ..........          12           3,641,358.33          1.38
2.625 ..........           2             383,420.00          0.15
                         ---        ---------------        ------
  Total ........         835        $263,696,844.24        100.00%
                         ===        ===============        ======

------------

(1) As of the Cut-off Date, the weighted average margin of the Pool 3 Mortgage Loans is approximately 1.849%.

                       MAXIMUM MORTGAGE RATE (1) - POOL 3

                                                            PERCENT OF
                                            AGGREGATE        AGGREGATE
                           NUMBER OF        PRINCIPAL        PRINCIPAL
                           MORTGAGE          BALANCE          BALANCE
MAXIMUM MORTGAGE RATE (%)    LOANS         OUTSTANDING      OUTSTANDING
-------------------------  ---------     ---------------    -----------
 9.625 ..................       1        $    232,000.00        0.09%
12.000 ..................     830         262,778,844.24       99.65
12.500 ..................       1             195,200.00        0.07
15.525 ..................       1             142,400.00        0.05
15.625 ..................       1             170,400.00        0.06
15.875 ..................       1             178,000.00        0.07
                              ---        ---------------      ------
    Total ...............     835        $263,696,844.24      100.00%
                              ===        ===============      ======

--------------

(1) As of the Cut-off Date, the weighted average maximum mortgage rate of the Pool 3 Mortgage Loans is approximately 12.005% per annum.

                   NEXT NOTE RATE ADJUSTMENT DATE(1) - POOL 3

                                                                              PERCENT OF
                                                             AGGREGATE         AGGREGATE
                                             NUMBER OF       PRINCIPAL         PRINCIPAL
                                             MORTGAGE         BALANCE           BALANCE
  NEXT NOTE RATE ADJUSTMENT DATE               LOANS        OUTSTANDING       OUTSTANDING
-----------------------------------          --------     ---------------     -----------
August 2004 .......................              7        $  2,113,781.19         0.80%
September 2004 ....................              6           1,344,367.84         0.51
October 2004 ......................             13           4,772,148.46         1.81
November 2004 .....................             33          10,564,597.22         4.01
December 2004 .....................            369         115,695,303.77        43.87
January 2005 ......................            407         129,206,645.76        49.00
                                               ---        ---------------       ------
    Total .........................            835        $263,696,844.24       100.00%
                                               ===        ===============       ======

---------------

(1) As of the Cut-off Date, the weighted average months to the next adjustment date of the Pool 3 Mortgage Loans is approximately 5 months.

THE INDICES

      The Mortgage Rate for all of the Mortgage Loans will be adjusted monthly or semi-annually on the related adjustment date. The index for the Mortgage Rate borne by all of the Mortgage Loans may be calculated as follows (in each case, rounded to the nearest one-eighth of one percent):

            ONE-MONTH LIBOR. The Mortgage Rate borne by approximately 17.08% of the Mortgage Loans (by Aggregate Cut-off Date Balance) is adjusted every month to equal the London interbank offered rate for one-month U.S. dollar deposits as listed under "Money Rates" in The Wall Street Journal most recently available as of 15, 30, 32 or 45 days, as applicable, prior to the related adjustment date ("One-Month LIBOR") plus a margin ranging from 1.000% to 2.250%.

            SIX-MONTH LIBOR. The Mortgage Rate borne by approximately 82.92% of the Mortgage Loans (by Aggregate Cut-off Date Balance) is adjusted every six months to equal the London interbank offered rate for six-month U.S. dollar deposits as listed under "Money Rates" in The Wall Street Journal most recently available as of 30 or 45 days, as applicable, prior to the related adjustment date ("Six-Month LIBOR") plus a margin ranging from 1.250% to 3.500%.

ASSIGNMENT OF THE MORTGAGE LOANS

      Under the Mortgage Loan Purchase Agreement, RWT Holdings, Inc. (the "Seller") will sell the Mortgage Loans to the Depositor. The Seller will make certain representations, warranties and covenants relating to, among other things, certain characteristics of the Mortgage Loans. Subject to the limitations described below, the Seller will be obligated as described herein to purchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any such representation or warranty relating to the characteristics of the Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan (a "Defective Mortgage Loan"). See "Loan Program -- Representations by Sellers; Repurchases" in the accompanying prospectus.

      Pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 2004, among Sequoia Residential Funding, Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, in the capacities of master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator") and HSBC Bank USA, National Association, as trustee (the "Trustee"), on the Closing Date the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trust Fund all of its rights to the Mortgage Loans and its rights under the Mortgage Loan Purchase Agreement (including the right to enforce the Seller's purchase obligation). The obligations of the Seller with respect to the Certificates are limited to the Seller's obligation to purchase or substitute for Defective Mortgage Loans.

      In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver or cause to be delivered to the Trustee or its custodian, among other things, the original promissory note (the "Mortgage Note") (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first lien on the related Mortgaged Property (the "Mortgage") with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, the title policy with respect to the related Mortgaged Property and, if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to such Mortgage Note and Mortgage (except for any such document other than Mortgage Notes not available on the Closing Date, which will be delivered to the Trustee as soon as the same is available to the Depositor) (collectively, the "Mortgage File"). Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the Trustee's interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor.

      The custodian, on behalf of the Trustee, will review each Mortgage File within 270 days of the Closing Date (or promptly after the custodian's receipt of any document permitted to be delivered after the Closing Date) and will hold such Mortgage Files in trust for the benefit of the Certificateholders. If at the end of such 270-day period, any document in a Mortgage File is found to be missing or defective in a material respect and the Seller does not cure such omission or defect within 180 days after its receipt of notice from the custodian, then the Seller is obligated to purchase the related Defective Mortgage Loan from the Trust Fund at a price equal to the sum of (a) 100% of the Stated Principal Balance thereof, (b) unpaid accrued interest thereon from the Due Date to which interest was last paid by the mortgagor to the Due Date immediately preceding the repurchase and (c) any unreimbursed Monthly Advances and servicing advances not included in clauses (a) and (b) above. Rather than purchase the Defective Mortgage Loan as provided above, the Seller may remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Mortgage Pool and substitute in its place one or more mortgage loans of like kind (such loan a "Replacement Mortgage Loan"); provided, however, that such substitution is permitted only within two years after the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify the REMIC elections or result in a prohibited transaction tax under the Code.

      Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Mortgage Loan Purchase Agreement,
(i) have an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess (and not less than 90%) of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account by the Seller not later than the succeeding Determination Date and held for distribution to the Certificateholders on the related Distribution Date), (ii) have a maximum Mortgage Rate not less than (and not more than two percentage points greater than) the maximum mortgage rate of the Deleted Mortgage Loan, (iii) have a gross margin not less than that of the Deleted Mortgage Loan and, if Mortgage Loans of a Mortgage Pool equal to 1% or more of the Cut-off Date balance of such Mortgage Pool have become Deleted Mortgage Loans, not more than two percentage points more than that of the Deleted Mortgage Loan, (iv) have an Effective Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan, (v) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vi) not permit conversion of the related Mortgage Rate to a permanent fixed Mortgage Rate, (vii) have the same or higher credit score, (viii) have an initial interest adjustment date no earlier than five months before (and no later than five months after) the initial interest adjustment date of the Deleted Mortgage Loan, (ix) be a "qualified replacement mortgage" within the meaning of Section

860G(a)(4) of the Code and (x) comply with all of the representations and warranties set forth in the Mortgage Loan Purchase Agreement. This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage File.

UNDERWRITING STANDARDS

      GreenPoint, MSDWCC and Countrywide originated approximately 54.49%, 18.64% and 18.06% of the Mortgage Loans, respectively, and the remaining Mortgage Loans were originated by various mortgage lending institutions (collectively with GreenPoint, MSDWCC and Countrywide, the "Originators"). Each Originator will represent and warrant that each of the Mortgage Loans originated and/or sold by it was underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination. See "The Servicers--GreenPoint Mortgage Funding, Inc." in this prospectus supplement for a description of events affecting GreenPoint.

      Underwriting standards are applied by or on behalf of a lender to evaluate a borrower's credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer), which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. See "Loan Program--Underwriting Standards" in the prospectus.

      A lender may also originate mortgage loans pursuant to alternative sets of underwriting criteria under reduced or limited documentation programs. These programs are designed to facilitate the loan approval process. Under these programs, certain documentation concerning income/employment and asset verification is reduced or excluded. Loans underwritten under these programs are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion. Permitted maximum loan-to-value ratios under these programs are generally more restrictive than those under the lender's standard underwriting criteria.

      From time to time, exceptions to a lender's underwriting policies may be made. Such exceptions may be made on a loan-by-loan basis at the discretion of the lender's underwriter. Exceptions may be made after careful consideration of certain mitigating factors such as borrower liquidity, employment and residential stability and local economic conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

      On or about July 29, 2004 (the "Closing Date"), the Certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the specific terms and provisions of the Pooling and Servicing Agreement. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

      The Certificates will consist of the Class A-1, Class A-2, Class A-3-A, Class A-3-B, Class X-A, Class X-B, Class A-R and Class LT-R Certificates (the "Senior Certificates") and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates (the "Subordinate Certificates" or the "Subordinate Classes"). The Senior Certificates (other than the Class LT-R Certificate) and the Class B-1, Class B-2 and Class B-3 Certificates are sometimes collectively referred to herein as the "Offered Certificates." Only the Offered Certificates are offered under this prospectus supplement. The Class LT-R, Class B-4, Class B-5 and Class B-6 Certificates are collectively referred to as the "Privately-Offered Certificates." The Class X-A and Class X-B Certificates are collectively referred to as the "Class X Certificates". The Privately-Offered Certificates are not offered under this prospectus supplement. Accordingly, the description of the Privately-Offered Certificates provided in this prospectus supplement is solely for informational purposes. The Class A-2, Class A-3-A, Class A-3-B, Class B-1 and Class B-2 Certificates are sometimes collectively referred to herein as the "LIBOR Certificates" for the purposes of describing interest payments with respect to such classes.

      The Offered Certificates will be issued in the initial Class Principal Amounts set forth in the table under "Summary -- Offered Certificates." The Class X-A Certificates consist of two components, the "Pool 2 Component" and the "Pool 3 Component." The holder of a Class X-A Certificate may not transfer the components separately. The Class B-4, Class B-5 and Class B-6 Certificates will be issued in the approximate initial Class Principal Amounts of $3,150,000, $2,625,000 and $5,250,582, respectively. The Class LT-R Certificate will not have a Class Principal Amount. The initial Class Principal Amounts and Class Notional Amounts of each class may be increased or decreased by up to 5% to the extent that the Stated Principal Balance of the Mortgage Loans is increased or decreased as described at "Description of the Mortgage Pools."

      The Offered Certificates (other than the Class A-R, Class X-A and Class X-B Certificates) will be issued in minimum denominations of $25,000 initial principal amount each and integral multiples of $1 in excess thereof. The Class A-R Certificate will be issued as a single instrument in fully registered, definitive form, representing the entire principal amount of such Certificate. Each of the Class X-A and Class X-B Certificates will be issued as a single instrument evidencing a 100% percentage interest in each such class.

      The Certificates represent beneficial ownership interests in a trust fund (the "Trust Fund"), the assets of which on the Closing Date will consist primarily of (1) the Pool 1 Mortgage Loans, the Pool 2 Mortgage Loans and the Pool 3 Mortgage Loans; (2) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Custodial Accounts and the Distribution Account (see "-- Payments on Mortgage Loans; Accounts" below); (3) funds on deposit in the Reserve Fund maintained for the benefit of the LIBOR Certificates; (4) the Trust Fund's rights under various assignment, assumption and recognition agreements pursuant to which the Seller and the Depositor assigned their respective interests in the various underlying mortgage loan purchase agreements and servicing agreements with respect to the Mortgage Loans originally entered into between the Seller and the Originators;
(5) the Trust Fund's rights under the Mortgage Loan Purchase Agreement, as described above under "Description of the Mortgage Pools -- Assignment of the Mortgage Loans," (6) property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; (7) any applicable insurance policies; and (8) the proceeds of all of the foregoing. In addition, the rights under certain pledged collateral accounts and the Limited Purpose Surety Bonds with respect to the Additional Collateral Loans will be assigned to the Trustee for the benefit of the Certificateholders. See "Description of the Mortgage Pools -- The Additional Collateral Loans." Neither the rights in the Additional Collateral nor the Reserve Fund will be part of any REMIC.

      Solely for purposes of determining distributions of interest and principal on the Senior Certificates, the Senior Certificates (other than the Class X Certificates) have been divided into the following payment groups (each a "Certificate Group"):

      THE GROUP 1 CERTIFICATES: The Class A-1, Class A-R and Class LT-R Certificates are referred to herein as the "Group 1 Certificates." With the limited exception described at "-- Limited Cross-Collateralization," distributions of interest and principal on the Group 1 Certificates will be based solely on interest and principal received on, or advanced with respect to, the Pool 1 Mortgage Loans.

      THE GROUP 2 CERTIFICATES: The Class A-2 Certificates are referred to herein as the "Group 2 Certificates." With the limited exception described at "-- Limited Cross-Collateralization," distributions of interest and principal on the Group 2 Certificates will be based solely on interest and principal received on, or advanced with respect to, the Pool 2 Mortgage Loans.

      THE GROUP 3 CERTIFICATES: The Class A-3-A and Class A-3-B Certificates are referred to herein as the "Group 3 Certificates." With the limited exception described at "-- Limited Cross-Collateralization," distributions of interest and principal on the Group 3 Certificates will be based solely on interest and principal received on, or advanced with respect to, the Pool 3 Mortgage Loans.

      Distributions of interest on the Class X-A Certificates will be based on distributions made in respect of the Pool 2 Component and the Pool 3 Component. With the limited exception described at "-- Limited Cross-Collateralization," distributions on the Pool 2 Component will be based solely on interest received on, or advanced with respect to, the Pool 2 Mortgage Loans, and distributions on the Pool 3 Component will be based solely on interest received on, or advanced with respect to, the Pool 3 Mortgage Loans.

      Distributions of interest on the Class X-B Certificates and of interest and principal on the Class B-1, Class B-2, Class B-3 and the other Subordinate Classes will be based on interest and principal, as applicable, received on, or advanced with respect to, the Pool 1, Pool 2 and Pool 3 Mortgage Loans in the aggregate.

      Distributions on the Certificates will be made by the Securities Administrator, on behalf of the Trustee, on the 20th day of each month, or if such day is not a Business Day, on the first Business Day thereafter commencing in August 2004 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered on the applicable Record Date. For this purpose, a "Business Day" is any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the City of New York, New York, the states of Maryland or Minnesota or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or Executive Order to be closed. A "Record Date" with respect to the LIBOR Certificates and any Distribution Date is the last Business Day preceding that Distribution Date (or the Closing Date, in the case of the first Distribution Date) or, in the case of all other Offered Certificates (including LIBOR Certificates that are subsequently reissued as Definitive Certificates (as described below at "-- Book Entry Certificates")), the last Business Day of the month preceding the month of that Distribution Date.

      Payments on each Distribution Date will be made by check mailed to the address of the holder of the certificate (the "Certificateholder") entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds 100% of a notional class of Certificates or the Class A-R Certificate or who holds Certificates with an aggregate initial Class Principal Amount of $1,000,000 or more and who has so notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Securities Administrator. See "-- Book Entry Certificates" below for the method of payment to Beneficial Owners of Book-Entry Certificates.

BOOK-ENTRY CERTIFICATES

      GENERAL. The Offered Certificates (other than the Class A-R Certificate) will be book-entry certificates (each, a class of "Book-Entry Certificates") issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants.

      Each class of Book-Entry Certificates will be represented by one or more global certificates which equal the initial principal balance of such class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a physical certificate instrument evidencing such person's interest (a "Definitive Certificates"), except as set forth in the prospectus under "Description of the Securities -- Book-Entry Registration of Securities." Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described in the prospectus, all references to actions by Certificateholders with respect to the Book-Entry Certificates will refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates will refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. Beneficial Owners are only entitled to exercise their rights indirectly through Participants in the DTC.

      REGISTRATION. Beneficial Owners will hold their interests in their Offered Certificates through DTC in the United States, or, upon request, through Clearstream Banking, societe anonyme (formerly Cedelbank) (hereafter, "Clearstream Luxembourg") or the Euroclear System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. generally, but not exclusively, will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank generally, but not exclusively, will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively, the "European Depositaries").

      The Beneficial Owner's ownership interest in a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm (a "Participant") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

      Beneficial Owners will receive all payments of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates, the Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

      Beneficial Owners will not receive or be entitled to receive Definitive Certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer their interest by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective

Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

      Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, refer to "Federal Income Tax Consequences -- Withholding with Respect to Certain Foreign Investors" and "-- Backup Withholding" in the accompanying prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

      Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

      Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of various currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of various currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank, S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Payments on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator, on behalf of the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

      Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be made by the Securities Administrator to Cede & Co. Payments with respect to Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences -- Withholding with Respect to Certain Foreign Investors" and "-- Backup Withholding" in the accompanying prospectus.

      Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

      Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

      DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Certificates.

      Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      None of the Seller, the Depositor, the Securities Administrator, the Master Servicer, the Servicers or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

      Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the accompanying prospectus under "Description of the Securities -- Book-Entry Registration of Securities." Upon the occurrence of an event described in the penultimate paragraph thereunder, the Securities Administrator, on behalf of the Trustee, is required to direct DTC to notify Participants that have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for the Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates, and upon receipt of instruction from DTC for re-registration, the Securities Administrator, on behalf of the Trustee, will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal balances owned by the individual Beneficial Owner and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

      For a description of the procedures generally applicable to the Book-Entry Certificates, see "Description of the Securities -- Book-Entry Registration of Securities" in the accompanying prospectus.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

      On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained an account or accounts for the collection of payments on the Mortgage Loans which will be separate from such Servicer's other assets (each, a "Custodial Account"). On or prior to the Closing Date, the Securities Administrator will establish an account (the "Distribution Account"), which will be maintained with the Securities Administrator in trust for the benefit of the Certificateholders. On the 18th day of each month (or, if such 18th day is not a Business Day, on the immediately preceding Business Day), each Servicer will remit all amounts on deposit in the related Custodial Account to the Distribution Account. On each Distribution Date, to the extent of the Available Distribution Amount on deposit in the Distribution Account, the Securities Administrator, on behalf of the Trustee, will withdraw the Certificate Distribution Amount to pay the Certificateholders. The "Certificate Distribution Amount" for any Distribution Date will equal the sum of the (i) respective Interest Distribution Amounts with respect to each class of Certificates, (ii) the related Senior Principal Distribution Amount and (iii) the related Subordinate Principal Distribution Amount (as each such term is defined herein).

      As further compensation, funds credited to the Custodial Account established by each Servicer may be invested at the discretion of such Servicer for its own benefit in Permitted Investments (as defined in the related Servicing Agreement).

AVAILABLE DISTRIBUTION AMOUNT

      Distributions of interest and principal on the Certificates will be made on each Distribution Date from the "Available Distribution Amount" of the related Mortgage Pool (in the case of the Class A-1, Class A-R, Class A-2, Class A-3-A, Class A-3-B Certificates and the components of the Class X-A Certificates) and from the Available Distribution Amount of the Mortgage Pools in the aggregate (in the case of the Class X-B Certificates and the Subordinate Certificates) in the order of priority set forth below at "-- Priority of Distributions." The

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

"Available Distribution Amount" with respect to each Mortgage Pool and any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will generally equal the following amounts:

            (1) all scheduled installments of interest (net of the Master Servicing Fee and the Servicing Fees) and principal collected on the related Mortgage Loans and due during the related Due Period, together with any Monthly Advances in respect thereof;

            (2) all proceeds of any primary mortgage guaranty insurance policies or any other insurance policies with respect to the related Mortgage Loans, to the extent such proceeds are not applied to the restoration or repair of the related mortgaged property or released to the related mortgagor in accordance with the Servicer's normal servicing procedures (collectively, "Insurance Proceeds");

            (3) all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in such Mortgage Pool, by foreclosure or otherwise ("Liquidation Proceeds") during the month preceding the month of such Distribution Date, including any Subsequent Recoveries, with respect to any Additional Collateral Loans in such Mortgage Pool, all proceeds of the related Additional Collateral, to the extent payable;

            (4) all partial or full prepayments of principal, together with any accrued interest thereon, identified as having been received on the related Mortgage Loans during the calendar month immediately preceding the Distribution Date (the "Prepayment Period"), plus any amounts received from the Master Servicer or the Servicers in respect of Prepayment Interest Shortfalls (as defined at "-- Distributions of Interest") on such Mortgage Loans; and

            (5) amounts received with respect to such Distribution Date as the purchase price or a price adjustment in respect of a defective Mortgage Loan in such Mortgage Pool purchased or replaced by the Seller as of such Distribution Date as a result of a breach of a representation or warranty or a document defect;

      minus:

      - an amount equal to the product of (a) the applicable Pool Percentage and (b) the sum of (i) all charges and other amounts payable or reimbursable to the Master Servicer, the Securities Administrator and the Trustee under the Pooling and Servicing Agreement (subject to an aggregate maximum amount of $300,000 annually to be paid to such parties collectively, whether from collections from Pool 1, Pool 2 or Pool 3) and (ii) all charges and other amounts payable to the Servicers under the Servicing Agreements;

      - in the case of paragraphs (2) through (5) above with respect to the related Mortgage Loans, any unreimbursed expenses incurred in connection with a liquidation or foreclosure and any unreimbursed Monthly Advances or servicing advances due to the Master Servicer or the Servicers;

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

      - with respect to the related Mortgage Loans, any unreimbursed Monthly Advances or servicing advances determined to be nonrecoverable; and

      - in the case of paragraphs (1) through (4) above with respect to the related Mortgage Loans, any amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.

      The "Pool Percentage" for each Mortgage Pool and any Distribution Date will be a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans in such Mortgage Pool as of such date and the denominator of which is the sum of the aggregate Stated Principal Balance of all of the Mortgage Loans (in the aggregate) as of such date.

DISTRIBUTIONS OF INTEREST

      General. The "Interest Distribution Amount" on each Distribution Date with respect to each class of Certificates and any component thereof, will equal the Current Interest for that class on that Distribution Date as reduced by such class' share of Net Interest Shortfalls (as described below).

      - "CURRENT INTEREST" for (i) any Component on any Distribution Date will equal the amount of interest accrued during the related Accrual Period on the related Component Notional Amount for that Distribution Date at the applicable Component Interest Rate, (ii) each class of Certificates (other than the Class X-A Certificates) on any Distribution Date will equal the amount of interest accrued during the related Accrual Period on the related Class Principal Amount immediately prior to that Distribution Date (or, in the case of the Class X-B Certificates, the related Class Notional Amount thereof for that Distribution Date) at the applicable Certificate Interest Rate and (iii) the Class X-A Certificates on any Distribution Date will equal the sum of Current Interest on the Components thereof for such date.

      - The "ACCRUAL PERIOD" applicable to the LIBOR Certificates with respect to any Distribution Date, will be the period commencing on the 20th day of the month immediately preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, beginning on the Closing Date of this transaction) and ending on the 19th day of the month in which such Distribution Date occurs. The "Accrual Period" applicable to all other classes of Certificates will be the calendar month immediately preceding the month in which the related Distribution Date occurs. For each Distribution Date and each related Accrual Period, interest on all classes of Certificates will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months, except that for the first Accrual Period only, interest on each class of LIBOR Certificates will be calculated and payable on the basis of a 21-day Accrual Period and a year assumed to consist of 360 days.

      - The "CLASS PRINCIPAL AMOUNT" of each class of Certificates will be equal to the aggregate Certificate Principal Amounts of the Certificates of that class.

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

      - The "CERTIFICATE PRINCIPAL AMOUNT" of any Certificate will equal its Certificate Principal Amount as of the Closing Date of this transaction as reduced by all amounts previously distributed on that Certificate in respect of principal and the principal portion of any Realized Losses (as defined at "-- Allocation of Realized Losses") previously allocated to that Certificate; provided, however, that on any Distribution Date on which a Subsequent Recovery is distributed, the Certificate Principal Amount of any class of Certificates then outstanding to which a Realized Loss amount has been applied will be increased, in order of seniority, by an amount equal to the total amount of any Subsequent Recovery distributed on such date to Holders of the Certificates, after application (for this purpose) to more senior classes of Certificates. The Certificate Principal Amount of a class of Subordinate Certificates may be additionally reduced by allocation of any Subordinate Certificate Writedown Amount (as defined at "-- Allocation of Realized Losses").

      Class X Certificates. The Class X-A Certificates will be entitled to receive on each Distribution Date, the amount payable in respect of the Pool 2 Component and the Pool 3 Component, subject to (i) the payment of any related Required Reserve Fund Deposit from amounts otherwise payable to the Class X-A Certificates and attributable to the Pool 2 Component and (ii) the payment of any related Required Reserve Fund Deposit from amounts otherwise payable to the Class X-A Certificates and attributable to the Pool 3 Component. The holders of the Class X-A Certificates will not be reimbursed for amounts deposited in the Reserve Fund and distributed on the Class A-2, Class A-3-A or Class A-3-B Certificates from amounts otherwise distributable on the Class X-A Certificates.

      On each Distribution Date, the Pool 2 Component will be entitled to Current Interest based on (i) the Pool 2 Component Interest Rate on a per annum basis and (ii) the Pool 2 Component Notional Amount. The "POOL 2 COMPONENT INTEREST RATE" for any Distribution Date equals the excess, if any, of the Pool 2 Net WAC for such Distribution Date over the Certificate Interest Rate for the Class A-2 Certificates for such Distribution Date (for the first Distribution Date only, adjusted to reflect the actual number of days in the Accrual Period). For any Distribution Date, the "POOL 2 COMPONENT NOTIONAL AMOUNT" shall equal the Class Principal Amount of the Class A-2 Certificates immediately prior to such Distribution Date.

      On each Distribution Date, the Pool 3 Component will be entitled to Current Interest based on (i) the Pool 3 Component Interest Rate on a per annum basis and (ii) the Pool 3 Component Notional Amount. The "POOL 3 COMPONENT INTEREST RATE" for any Distribution Date equals the excess, if any, of the Pool 3 Net WAC for such Distribution Date over the weighted average of the Certificate Interest Rates of the Class A-3-A and Class A-3-B Certificates for such Distribution Date (for the first Distribution Date only, adjusted to reflect the actual number of days in the Accrual Period). For any Distribution Date, the "POOL 3 COMPONENT NOTIONAL AMOUNT" shall equal the sum of the Class Principal Amounts of the Class A-3-A and Class A-3-B Certificates immediately prior to such Distribution Date.

      The "CLASS NOTIONAL AMOUNT" of the Class X-A Certificates with respect to any Distribution Date will equal the sum of the Pool 2 Component Notional Amount and the Pool 3 Component Notional Amount for such date. The initial Class Notional Amount of the Class X-A Certificates is $503,932,000.

      The "CLASS NOTIONAL AMOUNT" of the Class X-B Certificates with respect to any Distribution Date will equal the sum of the Class Principal Amounts of the Class B-1 and Class B-2 Certificates immediately prior to such Distribution Date. The initial Class Notional Amount of the Class X-B Certificates is $29,925,000.

         Net Interest Shortfalls. As described above, the Current Interest for each class of Certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related Mortgage Pool, in the case of the Class A-1, Class A-R, Class A-2, Class A-3-A and Class A-3-B Certificates and the Pool 2 Component and the Pool 3 Component of the Class X-A Certificates and (b) all three Mortgage Pools, in the case of the Subordinate Certificates and the Class X-B Certificates. With respect to any Distribution Date and any Mortgage Pool, the "NET INTEREST SHORTFALL" is equal to the sum of:

            - any Net Prepayment Interest Shortfalls for that Mortgage Pool and Distribution Date; and

            - the amount of interest that would otherwise have been received with respect to any Mortgage Loan in such Mortgage Pool which was subject to a reduction in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act, formerly known as the Soldiers' and Sailors' Relief Act of 1940 (the "Relief Act") or similar state law (any such reduction, a "Relief Act Reduction") (see "Certain Legal Aspects of the Loans -- Servicemembers Civil Relief Act" in the accompanying prospectus.

            - "NET PREPAYMENT INTEREST SHORTFALLS" with respect to a Mortgage Loan and any Distribution Date is the amount by which a Prepayment Interest Shortfall for the related Due Period exceeds the amount that the Master Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement and/or each Servicer is obligated to remit pursuant to the applicable Servicing Agreement, to cover such shortfall for such Due Period.

      - A "PREPAYMENT INTEREST SHORTFALL" with respect to a Mortgage Loan and any Distribution Date is the amount by which one month's interest at the applicable Mortgage Rate on a Mortgage Loan as to which a voluntary prepayment in full has been made, exceeds the amount of interest actually received in connection with such prepayment.

      - The "DUE PERIOD" with respect to a Mortgage Loan and any Distribution Date is the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

      Net Interest Shortfalls for a Mortgage Pool and any Certificate Group on any Distribution Date will be allocated among the Class A-1, Class A-R, Class A-2, Class A-3-A and Class A-3-B Certificates and the Pool 2 Component and the Pool 3 Component of the Class X-A Certificates, as applicable, to the Class X-B Certificates and to all classes of Subordinate Certificates proportionately based on (1) in the case of the Class A-1, Class A-R, Class A-2, Class A-3-A and Class A-3-B Certificates and the Pool 2 Component and the Pool 3 Component of the Class X-A

Certificates, the amount of Net Interest Shortfalls experienced by the related Mortgage Pool and Current Interest otherwise distributable thereon on such Distribution Date, (2) in the case of the Pool 2 Component and the Pool 3 Component of the Class X-A Certificates, the amount of Net Interest Shortfalls experienced by Pool 2 and Pool 3, respectively, and Current Interest otherwise distributable thereon on such Distribution Date, (3) in the case of the Class X-B Certificates, the amount of Net Interest Shortfalls experienced by all the Mortgage Loans and Current Interest distributable thereon on such Distribution Date and (4) in the case of Subordinate Certificates, the amount of Net Interest Shortfalls experienced by all the Mortgage Loans and interest accrued on the Apportioned Principal Balances of the Subordinate Certificates before taking into account any reductions in such amounts from Net Interest Shortfalls for that Distribution Date.

      For purposes of allocating Net Interest Shortfalls for a Mortgage Pool to the Subordinate Certificates on any Distribution Date, the "APPORTIONED PRINCIPAL BALANCE" of any class of Subordinate Certificates for any Distribution Date will be equal to the Class Principal Amount of that class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Pool Subordinate Amount for that date and the denominator of which is the sum of the Pool Subordinate Amounts (in the aggregate) for that date; provided, however, that on any Distribution Date when all Certificates of a Certificate Group have been reduced to zero, the Net Interest Shortfalls for the related Mortgage Pool will be allocated to the classes of Subordinate Certificates based on the amount of interest each such class of Subordinate Certificates would otherwise be entitled to receive on that Distribution Date.

      -     The "POOL SUBORDINATE AMOUNT" for each Mortgage Pool is as follows:

                  - The "POOL 1 SUBORDINATE AMOUNT" for any Distribution Date will equal the excess of the Stated Principal Balance of the Pool 1 Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs over the sum of the Class Principal Amounts of the Class A-1 and Class A-R Certificates immediately before such Distribution Date.

                  - The "POOL 2 SUBORDINATE AMOUNT" for any Distribution Date will equal the excess of the Stated Principal Balance of the Pool 2 Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs over the Class Principal Amounts of the Class A-2 Certificates immediately before such Distribution Date.

                  - The "POOL 3 SUBORDINATE AMOUNT" for any Distribution Date will equal the excess of the Stated Principal Balance of the Pool 3 Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs over the sum of the Class Principal Amounts of the Class A-3-A and Class A-3-B Certificates immediately before such Distribution Date.

      If on a particular Distribution Date, the Available Distribution Amount for a Mortgage Pool applied in the order described below under "--Priority of Distributions" is not sufficient to make a full distribution of Current Interest on the Certificates in the related Certificate Group or to the related component of the Class X-A Certificate (an "Interest Shortfall"), interest will be distributed on each Certificate of equal priority within such Certificate Group and on each such component based on the pro rata amount of interest it would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid interest amount will be carried forward and added to the amount which holders of each such class of Certificates or such component will be entitled to receive on the next Distribution Date. An Interest Shortfall could occur, for example, if losses realized on the Mortgage Loans in that Mortgage Pool were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

      Certificate Interest Rates. The Certificate Interest Rate and Component Interest Rate for each Accrual Period for each class of Certificates and components is as follows:

            (A) CERTIFICATE INTEREST RATES FOR LIBOR CERTIFICATES. The "Certificate Interest Rate" for each class of LIBOR Certificates will be the applicable annual rate described below:

            - CLASS A-2 CERTIFICATES: the least of (i) One-Month LIBOR plus 0.310% (the "A-2 Margin"), (ii) the Pool 2 Net WAC and (iii) 11.50%.

            - CLASS A-3-A CERTIFICATES: the least of (i) Six-Month LIBOR plus 0.325% (the "A-3-A Margin"), (ii) the Pool 3 Net WAC and
                  (iii) 11.50%.

            - CLASS A-3-B CERTIFICATES: the least of (i) Six-Month LIBOR plus 0.550% (the "A-3-B Margin"), (ii) the Pool 3 Net WAC and
                  (iii) 11.50%.

            - CLASS B-1 CERTIFICATES: the least of (i) One-Month LIBOR plus 0.550% (the "B-1 Margin"), (ii) the Subordinate Net WAC and
                  (iii) 11.50%.

            - CLASS B-2 CERTIFICATES: the least of (i) One-Month LIBOR plus 0.940% (the "B-2 Margin"), (ii) the Subordinate Net WAC and
                  (iii) 11.50%.

      As described at "-- Optional Clean-Up Redemption of the Certificates," if the option to sell the Mortgage Loans and redeem the Certificates is not exercised by the Depositor on the initial Clean-Up Call Date, then on the immediately following Distribution Date, the A-2 Margin will be increased to 0.620%, the A-3-A Margin will be increased to 0.650%, the A-3-B Margin will be increased to 1.100%, the B-1 Margin will be increased to 0.825%, and the B-2 Margin will be increased to 1.410% and such increased margins will remain in effect on all subsequent Distribution Dates.

            (B) COMPONENT INTEREST RATES FOR EACH COMPONENT. The "Component Interest Rate" for each of the Pool 2 Component and the Pool 3 Component will be the Pool 2 Component Interest Rate and the Pool 3 Component Interest Rate, respectively.

Notwithstanding the foregoing, on each Distribution Date, the Interest Distribution Amount that would otherwise be distributable to the holders of the Class X-A Certificates, based on the applicable Component Interest Rates described above, may be reduced by the amount, if any, that is necessary to fund payment of any Net WAC Shortfalls to the holders of the Class A-2, Class A-3-A and Class A-3-B Certificates (see "-- Reserve Fund" below). The holders of the Class X-A Certificates will not be reimbursed for amounts deposited in the Reserve Fund and distributed on the Class A-2, Class A-3-A or Class A-3-B Certificates.

            (C) CERTIFICATE INTEREST RATE FOR THE CLASS X-B CERTIFICATES. The "Certificate Interest Rate" applicable to each of the Class X-B Certificates will be a per annum rate equal to the excess of the Subordinate Net WAC over the weighted average of the Certificate Interest Rates of the Class B-1 and Class B-2 Certificates (for the first Distribution Date only, adjusted to reflect the actual number of days in the Accrual Period).

Notwithstanding the foregoing, on each Distribution Date, the Interest Distribution Amounts that would otherwise be distributable to the holders of the Class X-B Certificates, based on the applicable Certificate Interest Rates described above, may be reduced by the amount, if any, that is necessary to fund payment of any Net WAC Shortfalls to the holders of the Class B-1 and Class B-2 Certificates (see "-- Reserve Fund" below). The holders of the Class X-B Certificates will not be reimbursed for amounts deposited in the Reserve Fund and distributed on the Class B-1 or Class B-2 Certificates.

            (D) CERTIFICATE INTEREST RATES FOR THE CLASS B-3, CLASS B-4, CLASS B-5, CLASS B-6 AND CLASS LT-R CERTIFICATES. The Certificate Interest Rate applicable to each of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will equal the Subordinate Net WAC. The Class LT-R Certificate will not have a Certificate Interest Rate.

            (E) CERTIFICATE INTEREST RATE FOR THE CLASS A-1 AND CLASS A-R CERTIFICATES. The Certificate Interest Rate applicable to the Class A-1 and Class A-R Certificates will equal the Pool 1 Net WAC.

            - The "POOL 1 NET WAC", "POOL 2 NET WAC" and "POOL 3 NET WAC" as of any Distribution Date will in each case be the weighted average of the Net Mortgage Rates of the Mortgage Loans in the related Mortgage Pool as of the Due Date of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances.

            - The "SUBORDINATE NET WAC" as of any Distribution Date will equal the weighted average of the Pool 1 Net WAC, the Pool 2 Net WAC and the Pool 3 Net WAC, in each case weighted on the basis of the relative Pool Subordinate Amounts for Pool 1, Pool 2 and Pool 3, respectively, immediately prior to such Distribution Date.

            - The "MORTGAGE RATE" with respect to any Mortgage Loan is the annual rate of interest borne by the related mortgage note from time to time, as of the related due date.

            - The "NET MORTGAGE RATE" as to any Mortgage Loan and any Distribution Date will equal the Mortgage Rate, reduced by the related Expense Rate.

            - The "EXPENSE RATE" as to each Mortgage Loan is equal to the sum of the Master Servicing Fee Rate and the applicable Servicing Fee Rate.

            - The "STATED PRINCIPAL BALANCE" of a Mortgage Loan at any Due Date is equal to the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous principal prepayments and Liquidation Proceeds allocable to principal and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related mortgagor.

            - The "DUE DATE" of a Mortgage Loan is the date specified in the related Mortgage Note on which the monthly scheduled payment of interest and principal (or interest only during the applicable interest-only period following origination) is due, which is the first day of the calendar month in the case of the Mortgage Loans.

      Net WAC Shortfalls. For any class of LIBOR Certificates and any Distribution Date, the "Net WAC Shortfall" for such class will equal the sum of:

  (i) the excess, if any, of an amount that would have been the Current Interest for such class if the Certificate Interest Rate for such class were calculated without regard to clause (ii) in the definition thereof, over the actual Current Interest for such class for such Distribution Date;

 (ii) any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

 (iii) interest for the applicable Accrual Period on the amount described in clause (ii) above based on the applicable Certificate Interest Rate (determined without regard to clause (ii) in the definition thereof).

      Reserve Fund. Pursuant to the terms of the Pooling and Servicing Agreement, the Securities Administrator will establish an account (the "Reserve Fund"), which will be held in trust by the Securities Administrator on behalf of the holders of the LIBOR Certificates and the Class X-A and Class X-B Certificates. The Reserve Fund will not be an asset of any REMIC. The Reserve Fund will be the sole source of payments to the holders of the LIBOR Certificates with respect to any Net WAC Shortfalls on such Certificates.

      The Reserve Fund will comprise three sub accounts: the "Class X-A Pool 2 Component Sub Account," the "Class X-A Pool 3 Component Sub Account" and the "Class X-B Sub Account" (each, a "Sub Account"). On each Distribution Date, (i) Current Interest that would otherwise be distributable in respect of the Pool 2 Component of the Class X-A Certificates will be deposited instead in the Class X-A Pool 2 Component Sub Account, (ii) Current Interest that would otherwise be distributable in respect of the Pool 3 Component of the Class X-A Certificates will be deposited instead in the Class X-A Pool 3 Component Sub Account, and
(iii) Current Interest that would otherwise be distributable with respect to the Class X-B Certificates will be deposited instead in the Class X-B Sub Account, in each case, to the extent of the applicable "Required Reserve Fund Deposit" for such class in the manner described below.

      For any Distribution Date, the "Required Reserve Fund Deposit" for the Class X-A Certificates will be the sum of the Required Reserve Fund Deposit for the Pool 2 Component and the Pool 3 Component, as described below.

      For any Distribution Date, the "Required Reserve Fund Deposit" for the Pool 2 Component will be an amount equal to the lesser of (i) the Current Interest for the Pool 2 Component for such Distribution Date and (ii) the amount required to bring the balance on deposit in the Class X-A Pool 2 Component Sub Account up to an amount equal to the sum of (a) Net WAC Shortfalls for such Distribution Date with respect to the Class A-2 Certificates and (b) $4,500.

      For any Distribution Date, the "Required Reserve Fund Deposit" for the Pool 3 Component will be an amount equal to the lesser of (i) the Current Interest for the Pool 3 Component for such Distribution Date and (ii) the amount required to bring the balance on deposit in the Class X-A Pool 3 Component Sub Account up to an amount equal to the sum of (a) Net WAC Shortfalls for such Distribution Date with respect to the Class A-3-A and Class A-3-B Certificates and (b) $4,500.

      For any Distribution Date, the "Required Reserve Fund Deposit" for the Class X-B Certificates will be an amount equal to the lesser of (i) the Current Interest for the Class X-B Certificates for such Distribution Date and (ii) the amount required to bring the balance on deposit in the Class X-B Sub Account up to an amount equal to the sum of (a) the Net WAC Shortfalls for such Distribution Date with respect to the Class B-1 and Class B-2 Certificates and
(b) $1,000.

      The holders of the Class X-A and Class X-B Certificates will not be entitled to reimbursement for any related Required Reserve Fund Deposit.

      For any Distribution Date, the Securities Administrator will deposit into the appropriate Sub Account of the Reserve Fund, any Required Reserve Fund Deposit for such date.

      On any Distribution Date for which a Net WAC Shortfall exists with respect to the Class A-2 Certificates, the Securities Administrator will withdraw from the Class X-A Pool 2 Component Sub Account, the amount of such Net WAC Shortfall for distribution on such Distribution Date as described herein under "--Priority of Distributions."

      On any Distribution Date for which a Net WAC Shortfall exists with respect to the Class A-3-A or Class A-3-B Certificates, the Securities Administrator will withdraw from the Class X-A Pool 3 Component Sub Account, the amount of such Net WAC Shortfall for distribution on such Distribution Date as described herein under "--Priority of Distributions."

      On any Distribution Date for which a Net WAC Shortfall exists with respect to the Class B-1 or Class B-2 Certificates, the Securities Administrator will withdraw from the Class X-B Sub Account the amount of such Net WAC Shortfall for distribution on such Distribution Date as described herein under "-- Priority of Distributions."

      If, immediately after any Distribution Date, the amount on deposit in any Sub Account of the Reserve Fund exceeds the initial deposit therein, the Securities Administrator will distribute such excess to the Holders of the Certificates that deposited such amounts in the relevant Sub Account.

      Determination of LIBOR. In the case of the Class A-2, Class B-1 and Class B-2 Certificates, on the second LIBOR Business Day preceding the commencement of each Accrual Period (each such date, a "One-Month LIBOR Determination Date"), the Securities Administrator will determine One-Month LIBOR based on the "Interest Settlement Rate" for U.S. dollar deposits of one-month maturity set by the British Bankers' Association (the "BBA") as of 11:00 a.m. (London time) on the One-Month LIBOR Determination Date.

      In the case of the Class A-3-A and Class A-3-B Certificates, on the second LIBOR Business Day preceding the commencement of each Accrual Period relating to the Distribution Dates falling in August and February of each year (other than August 2004) prior to the retirement of the Class A-3-A and Class A-3-B Certificates (each such date a "Six-Month LIBOR Determination Date"), the Securities Administrator will determine Six-Month LIBOR based on the "Interest Settlement Rate" for U.S. dollar deposits of six-month maturity set by the BBA as of 11:00 a.m. (London time) on the Six-Month LIBOR Determination Date.

      The BBA's Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in U.S. dollars, the "Designated Telerate Page"). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM." The BBA's Interest Settlement Rates currently are rounded to five decimal places.

      A "LIBOR Business Day" is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

      With respect to any One-Month LIBOR Determination Date or Six-Month LIBOR Determination Date, if the BBA's Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the Securities Administrator will obtain such rate from the Reuters or Bloomberg page. If either such rate is not published for the applicable One-Month LIBOR Determination Date or Six-Month LIBOR Determination Date, One-Month LIBOR or Six-Month LIBOR, as the case may be, for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate for either One-Month LIBOR or Six-Month LIBOR, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate for One-Month LIBOR or Six-Month LIBOR, as applicable. The Securities Administrator will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the Trust Fund's expense) that the selection of such index will not cause any REMIC to lose its classification as a REMIC for federal income tax purposes.

      The establishment of One-Month LIBOR and Six-Month LIBOR on each One-Month or Six-Month LIBOR Determination Date by the Securities Administrator and the Securities Administrator's calculation of the Certificate Interest Rate applicable to each class of LIBOR

Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

      Notwithstanding the foregoing, One-Month LIBOR and Six-Month LIBOR for the first Distribution Date will be determined two Business Days prior to the Closing Date.

DISTRIBUTIONS OF PRINCIPAL

      General. All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated between the Senior Certificates and the Subordinate Certificates as follows:

      Senior Principal Distribution Amount. On each Distribution Date, the related Mortgage Pool's Available Distribution Amount remaining after the payment of the applicable Interest Distribution Amount for the related Certificate Group and the related components of the Class X-A Certificates, up to the amount of such Senior Principal Distribution Amount, will be distributed as principal on the Senior Certificates of such Certificate Group.

      - The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for a Certificate Group for each Distribution Date is equal to the sum of:

            (1) the product of (a) the related Senior Percentage and (b) the principal portion of each Scheduled Payment on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

            (2) the product of (a) the related Senior Prepayment Percentage and
      (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period; (ii) each other unscheduled collection, including Subsequent Recoveries, Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the related Mortgage Loans received during the related Prepayment Period; and (iii) the principal portion of the purchase price of each Mortgage Loan purchased by the Seller or any other person pursuant to the applicable Mortgage Loan Purchase Agreement due to a defect in documentation or a material breach of a representation and warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a defective Mortgage Loan in the related Mortgage Pool, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Mortgage Pool with respect to the related Prepayment Period;

            (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was fully liquidated during the related Prepayment Period, the lesser of (a) the net Liquidation Proceeds allocable to principal and (b) the product of (i) the related Senior Prepayment Percentage for that date and (ii) the related remaining Stated Principal Balance of the related Mortgage Loan at the time of liquidation; and

            (4) any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Certificate Group from prior Distribution Dates.

On any Distribution Date after a Senior Termination Date has occurred with respect to a Mortgage Pool, the Senior Principal Distribution Amount will be calculated pursuant to the above formula based on all of the Mortgage Loans, as opposed to the Mortgage Loans in the related Mortgage Pool.

      - A "SCHEDULED PAYMENT" with respect to a Mortgage Loan means the scheduled monthly payment on a Mortgage Loan on any Due Date allocable to principal or interest which, unless otherwise specified in the related Servicing Agreement, will give effect to any related debt service reduction and any related deficient valuation that is ordered by a court in bankruptcy and that has the effect of reducing the monthly payment due on such Mortgage Loan.

      - Except as provided below, the "SENIOR PERCENTAGE" for each Mortgage Pool for any Distribution Date occurring prior to the Distribution Date in August 2014 is 100%. For any Distribution Date (i) occurring before the Distribution Date in August 2014 but in or after August 2007 on which the "Two Times Test" is satisfied or (ii) in or after August 2014, the related Senior Percentage will be the related "Pro Rata Senior Percentage." For any Distribution Date occurring prior to August 2007 on which the Two Times Test is satisfied, the related Senior Percentage for each Mortgage Pool will be equal to the related Pro Rata Senior Percentage plus 50% of an amount equal to 100% minus the related Pro Rata Senior Percentage. With respect to any Distribution Date after the Senior Termination Date, the related Senior Percentage for such Mortgage Pool will be 0%. Since substantially all of the Mortgage Loans provide for payments solely of interest (and not scheduled principal) for the first five or ten years following origination, Certificateholders of the related Certificate Group are not expected to receive any payments of scheduled principal during the first five - year period and only limited payments of scheduled principal for the next five-year period, notwithstanding the calculation of the Senior Percentage above.

      - The "SENIOR TERMINATION DATE" is the date on which the aggregate Class Principal Amount of the Senior Certificates related to a Mortgage Pool is reduced to zero.

      - The "TWO TIMES TEST" will be satisfied on any Distribution Date if all the following conditions are met:

                  - the Aggregate Subordinate Percentage is at least two times the Aggregate Subordinate Percentage as of the Closing Date;

                  - the condition described in clause first of the definition of "Step-Down Test" (described below) is satisfied; and

                  - on or prior to the Distribution Date in July 2007, cumulative Realized Losses with respect to the Mortgage Loans do not exceed 20% of the aggregate Class Principal Amount of the Subordinate Certificates as of the Closing Date and on or after the Distribution Date in August 2007, cumulative Realized Losses with respect to the Mortgage Loans do not exceed 30% of the aggregate Class Principal Amount of the Subordinate Certificates as of the Closing Date.

      - The "AGGREGATE SUBORDINATE PERCENTAGE" for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Subordinate Certificates immediately prior to that date, and the denominator of which is the Pool Balance for such Distribution Date.

      - The "POOL BALANCE" for any Distribution Date will equal the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on the Due Date of the month preceding the month of that Distribution Date.

      - The "PRO RATA SENIOR PERCENTAGE" for each Distribution Date and each Mortgage Pool is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the class or classes of Senior Certificates of the related Certificate Group immediately prior to such Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of all Mortgage Loans in that Mortgage Pool and for such Distribution Date; provided, however, that on any Distribution Date after a Senior Termination Date has occurred with respect to a Mortgage Pool, the Pro Rata Senior Percentage of the remaining Senior Certificates is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Amount of the remaining class or classes of Senior Certificates immediately prior to such date and the denominator of which is the aggregate Class Principal Amount of all classes of Certificates, immediately prior to such date.

      - The "SENIOR PREPAYMENT PERCENTAGE" for any Distribution Date occurring before the Distribution Date in August 2014 and any Mortgage Pool is 100%. Thereafter, the Senior Prepayment Percentage for any Mortgage Pool will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal to the Senior Certificates of a Certificate Group will have the effect of accelerating the amortization of such Senior Certificates while, in the absence of Realized Losses, increasing the interest in the principal balance of the Mortgage Loans evidenced by the Subordinate Certificates. Increasing the interest of the Subordinate Certificates relative to that of the Senior Certificates of a Certificate Group is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

      - The "SENIOR PREPAYMENT PERCENTAGE" of each class of Senior Certificates of a Certificate Group for any Distribution Date occurring in or after August 2014, will be as follows:

                  - for any Distribution Date occurring in or after August 2014 but before August 2015, the related Senior Percentage plus 70% of the related Subordinate Percentage for that date;

                  - for any Distribution Date occurring in or after August 2015 but before August 2016, the related Senior Percentage plus 60% of the related Subordinate Percentage for that date;

                  - for any Distribution Date occurring in or after August 2016 but before August 2017, the related Senior Percentage plus 40% of the related Subordinate Percentage for that date;

                  - for any Distribution Date occurring in or after August 2017 but before August 2018, the related Senior Percentage plus 20% of the related Subordinate Percentage for that date; and

                  - for any Distribution Date occurring in August 2018 or thereafter, the related Senior Percentage for that date.

      Notwithstanding the preceding paragraphs, no decrease in the Senior Prepayment Percentage for any Mortgage Pool will occur as described above unless the Step-Down Test is satisfied on such Distribution Date.

      - As to any Distribution Date, the "STEP-DOWN TEST" will be satisfied if both of the following conditions are met:

            first, the outstanding principal balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, REO property or bankruptcy status), averaged over the preceding six-month period, as a percentage of the aggregate Class Principal Amounts on such Distribution Date (without giving effect to any payments on such Distribution Date) of the Subordinate Certificates, does not equal or exceed 50%; and

            second, cumulative Realized Losses on the Mortgage Loans do not exceed:

                  - for each Distribution Date occurring in the period from August 2014 to July 2015, 30% of the aggregate Class Principal Amount of the Subordinate Certificates as of the Closing Date (the "Original Subordinate Class Principal Amount");

                  - for each Distribution Date occurring in the period from August 2015 to July 2016, 35% of the Original Subordinate Class Principal Amount;

                  - for each Distribution Date occurring in the period from August 2016 to July 2017, 40% of the Original Subordinate Class Principal Amount;

                  - for each Distribution Date occurring in the period from August 2017 to July 2018, 45% of the Original Subordinate Class Principal Amount; and

                  - for the Distribution Date in August 2018 and thereafter, 50% of the Original Subordinate Class Principal Amount.

      Notwithstanding the preceding paragraphs, if on any Distribution Date, the Two Times Test is satisfied, the Senior Prepayment Percentage for each Mortgage Pool will equal the related Senior Percentage. However, if, on any Distribution Date occurring on or after the Distribution Date in August 2014, the Pro Rata Senior Percentage for a Mortgage Pool exceeds the Pro Rata

Senior Percentage on the Closing Date, the related Senior Prepayment Percentage for that date will once again equal 100%.

      If on any Distribution Date the allocation to the Senior Certificates then entitled to distributions of principal of related full and partial principal prepayments and other amounts in the percentage required above would reduce the sum of the Class Principal Amounts of those Certificates below zero, the distribution to the class or classes of Certificates of the related Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Amounts to zero.

      Subordinate Principal Distribution Amounts: Except as provided in the next paragraph, from the Available Distribution Amount remaining after the payment of interest and principal to the Senior Certificates and any Subordinate Certificate ranking in higher priority as described at "-- Priority of Distributions," each class of Subordinate Certificates will be entitled to receive on each Distribution Date, first, payments in respect of interest and second, its pro rata share of each Subordinate Principal Distribution Amount. Distributions of principal with respect to the Subordinate Certificates will be made on each Distribution Date sequentially to the classes of Subordinate Certificates in order of their numerical class designations, beginning with the Class B-1 Certificates, until each such class has received its pro rata share for that Distribution Date. Distributions to each such class' share of the Subordinate Principal Distribution Amount will be made only after payments of interest and principal to each class ranking senior to such class, and interest to such class, have been paid. See "-- Priority of Distributions."

      With respect to each class of Subordinate Certificates, if on any Distribution Date the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentages of all classes of Subordinate Certificates which have higher numerical class designations than that class is less than the Applicable Credit Support Percentage for that class on the date of issuance of the Certificates, no distribution of principal prepayments will be made to any such classes and the amount otherwise distributable to those classes in respect of principal prepayments will be allocated among the remaining classes of Subordinate Certificates, pro rata, based upon their respective Class Principal Amounts, and distributed in the order described above.

      - The "APPLICABLE CREDIT SUPPORT PERCENTAGE" for each class of Subordinate Certificates and any Distribution Date will equal the sum of the Class Subordination Percentages of that class and the aggregate Class Subordination Percentage of all other classes of Subordinate Certificates having higher numerical class designations than that class.

      - The "CLASS SUBORDINATION PERCENTAGE" for any Distribution Date and each class of Subordinate Certificates will equal a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of that class immediately before that Distribution Date and the denominator of which is the aggregate Class Principal Amount of all classes of Certificates immediately before that Distribution Date.

      The approximate original Applicable Credit Support Percentages for the Subordinate Classes of Certificates on the date of issuance of such Certificates are expected to be as follows:

Class B-1 ...............................   4.50%
Class B-2 ...............................   2.70%
Class B-3 ...............................   1.65%
Class B-4 ...............................   1.05%
Class B-5 ...............................   0.75%
Class B-6 ...............................   0.50%

      - The "SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT" for any Mortgage Pool and for each Distribution Date is equal to the sum of:

            (1) the product of (a) the related Subordinate Percentage and (b) the principal portion of each related Scheduled Payment on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

            (2) the product of (a) the related Subordinate Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period,
      (ii) each other unscheduled collection, including Subsequent Recoveries, Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of Mortgage Loans in the related Mortgage Pool received during the related Prepayment Period and (iii) the principal portion of the purchase price of each Mortgage Loan in the related Mortgage Pool that was purchased by the Seller or any other person pursuant to the Mortgage Loan Purchase Agreement due to a defect in documentation or a material breach of a representation or warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a defective Mortgage Loan in the related Mortgage Pool, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Mortgage Pool with respect to such Distribution Date;

            (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal, to the extent not distributed pursuant to clause
      (3) of the definition of Senior Principal Distribution Amount); and

            (4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid;

      Minus the sum of:

            (A) if the aggregate Class Principal Amount of any Certificate Group has been reduced to zero, principal paid from the Available Distribution Amount from the related Mortgage Pool to the remaining Certificate Group, as described under "--Limited Cross-Collateralization"; and

            (B) the amounts paid from the Available Distribution Amount for an Overcollateralized Group to the Senior Certificates related to an Undercollateralized Group, as described under "-- Limited
      Cross-Collateralization."

      On any Distribution Date after a Senior Termination Date has occurred with respect to a Mortgage Pool, the Subordinate Principal Distribution Amount will not be calculated with respect to a Mortgage Pool, but will equal the amount calculated pursuant to the formula set forth above based on the Subordinate Percentage or Subordinate Prepayment Percentage, as applicable, for the Subordinate Certificates for such Distribution Date with respect to all of the Mortgage Loans as opposed to the Mortgage Loans in the related Mortgage Pool only.

      - The "SUBORDINATE CLASS PERCENTAGE" for each class of Subordinate Certificates for each Distribution Date is equal to the percentage obtained by dividing the Class Principal Amount of such class immediately prior to such Distribution Date by the aggregate Class Principal Amount of all classes of Subordinate Certificates immediately prior to such date.

      - The "SUBORDINATE PREPAYMENT PERCENTAGE" for any Distribution Date and for any Mortgage Pool is the difference between 100% and the related Senior Prepayment Percentage for such Distribution Date.

      - The "SUBORDINATE PERCENTAGE" with respect to each Mortgage Pool and any Distribution Date will be equal to the difference between 100% and the related Senior Percentage for such Mortgage Pool on such Distribution Date; provided, however, that on any Distribution Date after a Senior Termination Date has occurred with respect to a Mortgage Pool, the Subordinate Percentage will represent the entire interest of the Subordinate Certificates in the Mortgage Loans and will be equal to the difference between 100% and the Senior Percentage related to the Mortgage Loans in the aggregate for such Distribution Date.

PRIORITY OF DISTRIBUTIONS

      On each Distribution Date, the Available Distribution Amount from the related Mortgage Pool (in the case of the components of the Class X-A Certificates and the Senior Certificates other than the Class X Certificates) and the Mortgage Pools in the aggregate (in the case of the Subordinate Certificates and the Class X-B Certificates) will be allocated among the classes of Senior Certificates and Subordinate Certificates in the following order of priority:

            (1) Concurrently, to the payment of the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls on each class of Senior Certificates and each component thereof; provided, however, that on each Distribution Date, the amount of interest that would otherwise be distributable to the Pool 2 Component, the Pool 3 Component or the Class X-B Certificates will be deposited in the related Sub Account of the Reserve Fund to the extent of any related Required Reserve Fund Deposit for such Distribution Date in the manner described herein;

            (2) Concurrently, to the Senior Certificates from the Available Distribution Amount remaining in the related Mortgage Pool after application of priority (1) above, as follows:

                  (a) sequentially to the Class A-R and Class A-1 Certificates, in that order, the Senior Principal Distribution Amount for Pool 1, until their respective Class Principal Amounts have been reduced to zero;

                  (b) to the Class A-2 Certificates, the Senior Principal Distribution Amount for Pool 2 until their Class Principal Amount has been reduced to zero; and

                  (c) concurrently, to the Class A-3-A and Class A-3-B Certificates, pro rata, the Senior Principal Distribution Amount for Pool 3, until their respective Class Principal Amounts have been reduced to zero.

            (3) From the Available Distribution Amount from the Mortgage Pools in the aggregate remaining after the application of priorities (1) and (2) above, to the Class B-1 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

            (4) From the Available Distribution Amount from the Mortgage Pools in the aggregate remaining after application of priorities (1) through (3) above, to the Class B-1 Certificates, such class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each Mortgage Pool, until its Class Principal Amount has been reduced to zero;

            (5) From the Available Distribution Amount from the Mortgage Pools in the aggregate remaining after the application of priorities (1) through
      (4) above, to the Class B-2 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

            (6) From the Available Distribution Amount from the Mortgage Pools in the aggregate remaining after application of priorities (1) through (5) above, to the Class B-2 Certificates, such class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each Mortgage Pool, until its Class Principal Amount has been reduced to zero;

            (7) From the related Sub Account of the Reserve Fund, concurrently
      (A) to the Class A-2 Certificates and pro rata, to the Class A-3-A and Class A-3-B Certificates and (B) sequentially, to the Class B-1 and Class B-2 Certificates, in that order, any related Net WAC Shortfall or related unpaid Net WAC Shortfall for such date;

            (8) From the remaining Available Distribution Amount from the Mortgage Pools in the aggregate remaining after application of priorities
      (1) through (6) above, in the following order of priority:

                  (a) to the Class B-3 Certificates, the payment of its
            applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

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

                  (b) to the Class B-3 Certificates, such class' Subordinate
            Class Percentage of the Subordinate Principal Distribution Amount for each Mortgage Pool, until its Class Principal Amount has been reduced to zero;

                  (c) to the Class B-4 Certificates, the payment of its
            applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

                  (d) to the Class B-4 Certificates, such class' Subordinate
            Class Percentage of the Subordinate Principal Distribution Amount for each Mortgage Pool, until its Class Principal Amount has been reduced to zero;

                  (e) to the Class B-5 Certificates, the payment of its
            applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

                  (f) to the Class B-5 Certificates, such class' Subordinate
            Class Percentage of the Subordinate Principal Distribution Amount for each Mortgage Pool, until its Class Principal Amount has been reduced to zero;

                  (g) to the Class B-6 Certificates, the payment of its
            applicable Interest Distribution Amount and any outstanding Interest Shortfalls; and

                  (h) to the Class B-6 Certificates, such class' Subordinate
            Class Percentage of the Subordinate Principal Distribution Amount for each Mortgage Pool, until its Class Principal Amount has been reduced to zero; and

            (9) To the Class A-R Certificate, any remaining amount of the Available Distribution Amount from the Mortgage Pools in the aggregate.

      On each Distribution Date on and after the Credit Support Depletion Date, the Available Distribution Amount for the Mortgage Pools will be combined and distributed to the remaining classes of Certificates, first, to pay the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls; second, to pay principal on a pro rata basis; third, to pay any Net WAC Shortfall or any unpaid Net WAC Shortfall; and fourth, to the Class A-R Certificate, any remaining Available Distribution Amount from such Mortgage Pool. The "Credit Support Depletion Date" is the date on which the aggregate Class Principal Amount of the Subordinate Certificates has been reduced to zero.

LIMITED CROSS-COLLATERALIZATION

      The priority of distributions described above in "-- Priority of Distributions" will be subject to change if a Mortgage Pool is either subject to rapid prepayments or disproportionately high Realized Losses, as described below.

      a. Cross-Collateralization Due to Rapid Prepayments in a Mortgage Pool. The priority of distributions will change in the case where a Mortgage Pool is experiencing rapid prepayments provided all the following conditions are met:

      - the aggregate Class Principal Amount of a Certificate Group has been reduced to zero;

      -     there are still Subordinate Certificates Outstanding; and

      - either (i) the Aggregate Subordinate Percentage on that date is less than 200% of the Aggregate Subordinate Percentage as of the Closing Date or (ii) the outstanding principal balance of the Mortgage Loans in a Mortgage Pool delinquent 60 days or more (including, for this purpose, loans in REO, foreclosure or bankruptcy status) averaged over the last six months, as a percentage of such Mortgage Pool's applicable Pool Subordinate Amount, is greater than or equal to 50%.

      When all of these three conditions are satisfied, all principal received or advanced with respect to the Mortgage Loans in the Mortgage Pool or Mortgage Pools relating to a Certificate Group that has been paid in full, will be applied as a distribution of principal to the remaining Senior Certificates of the other Certificate Group or Certificate Groups (on a pro rata basis) rather than applied as a principal distribution to the Subordinate Certificates. Such principal would be distributed in the same priority as those Senior Certificates would receive other distributions of principal.

      b. Cross-Collateralization Due to Disproportionate Realized Losses in a Mortgage Pool. Realized losses of a Mortgage Pool are allocated generally to the Subordinate Certificates and not just to the portion of the Subordinate Certificates representing an interest in the Mortgage Pool that incurred the loss. Therefore, if Realized Losses of any Mortgage Pool that are allocated to the Subordinate Certificates exceed the related Pool Subordinate Amount for that Mortgage Pool, the principal balance of the Mortgage Loans of that Mortgage Pool will be less than the principal balance of the related Certificate Group. That is, the principal balance of Mortgage Loans in that Mortgage Pool will be less than the Class Principal Amount of the Certificate Group being supported by that collateral and, therefore, the related Certificate Group is "undercollateralized." In that situation, payments on the Mortgage Loans in the other Mortgage Pools will be used to make interest and then principal distributions to the Senior Certificates related to the undercollateralized Certificate Group to the extent described below.

      If, on any Distribution Date, the aggregate Class Principal Amount of any Certificate Group is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related Mortgage Pool (such Certificate Group, the "Undercollateralized Group" and the other Certificate Group or Certificate Groups, an "Overcollateralized Group"), then until the occurrence of the Credit Support Depletion Date, the priority of distributions described in this prospectus supplement under "-- Priority of Distributions" will be altered as follows:

      - the Available Distribution Amount for the Overcollateralized Group or Overcollateralized Groups, to the extent remaining following distributions of interest and principal to the related Senior Certificates of that Group or Groups and to any related component, will be paid in the following priority: (1) first, such amount, up to an amount for the Undercollateralized Group (the "Total Transfer Amount") equal to the sum of the Interest Transfer Amount and the Principal Transfer Amount for the Undercollateralized Group will be distributed first to the Senior Certificates and to any component thereof related to the Undercollateralized Group, in payment of accrued but unpaid interest, if any, and then to those Senior Certificates as principal, in the same order and priority as they would receive with respect to other distributions of principal to the extent required so that such Certificate Group will no longer qualify as an Undercollateralized Group; and (2) second, any remaining amount will be distributed pursuant to paragraphs (3),
            (4), (5), (6) and (8) under "-- Priority of Distributions" in this prospectus supplement.

      On each Distribution Date, the "Interest Transfer Amount" for an Undercollateralized Group will equal one month's interest on the applicable Principal Transfer Amount at such Mortgage Pool's weighted average Net Mortgage Rate, plus any shortfall of interest on the Senior Certificates of such Undercollateralized Group and the components thereof, from prior Distribution Dates.

      On each Distribution Date, the "Principal Transfer Amount" for an Undercollateralized Group will equal the excess of the aggregate Class Principal Amount of the Senior Certificates related to that Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Loans in that Mortgage Pool.

      The payment of interest to the Certificates related to an Undercollateralized Group from the interest collected on the Overcollateralized Group or Overcollateralized Groups may cause a shortfall in the amount of principal and interest otherwise distributable to the Subordinate Certificates. In addition, after the aggregate principal balance of the Subordinate Certificates has been reduced to zero, this may cause a shortfall of principal that would be allocated to the Senior Certificates related to the Undercollateralized Group.

SUBORDINATION OF THE PAYMENT OF THE SUBORDINATE CERTIFICATES

      The rights of the holders of the Subordinate Certificates to receive payments with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Senior Certificates and the rights of the holders of each class of Subordinate Certificates (other than the Class B-1 Certificates) to receive such payments will be further subordinated to the rights of the class or classes of Subordinate Certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the Subordinate Certificates to the Senior Certificates and the further subordination among the Subordinate Certificates is intended to provide the Certificateholders having higher relative payment priority with protection against Realized Losses.

ALLOCATION OF REALIZED LOSSES

      If a Realized Loss occurs on the Mortgage Loans, then, on each Distribution Date the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class B-6 Certificates while those Certificates are outstanding, then to the Class B-5 Certificates, and so forth) and second, to the Senior Certificates related to the Mortgage Pool sustaining such losses, on the basis of their respective Certificate Principal Amounts; provided, however, that the amount of any Realized Loss allocable to the Group 3 Certificates will be allocated first, to reduce the Class Principal Amount of the Class A-3-B Certificates until the Class Principal Amount thereof has been reduced to zero, and second, to the Class A-3-A Certificates.

      The Class Principal Amount of the lowest ranking class of Subordinate Certificates then outstanding will also be reduced by the amount, if any, by which the total Certificate Principal Amount of all the Certificates on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the total Stated Principal Balance of the Mortgage Loans for the related Distribution Date (a "Subordinate Certificate Writedown Amount").

      - In general, a "REALIZED LOSS" means (a) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of that Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds applied to the principal balance of that Mortgage Loan, or
            (b) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related Mortgaged Property (a "Deficient Valuation"). In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a Mortgage Loan will be applied first to outstanding expenses incurred with respect to such Mortgage Loan, then to accrued, unpaid interest, and finally to principal.

      - A "LIQUIDATED MORTGAGE LOAN" generally is a defaulted Mortgage Loan as to which the Mortgage Loan or related REO Property has been disposed of and all amounts expected to be recovered in respect of that Mortgage Loan have been received by the related Servicer.

      In the event that any amount is recovered in respect of principal of a Liquidated Mortgage Loan (after reimbursement of any unreimbursed advances or expenses of the Servicer), after any related Realized Loss has been allocated in reduction of the Class Principal Amount of a class of Certificates as described herein, such amount (a "Subsequent Recovery ") will be distributed to the Certificates still outstanding, in accordance with the priorities described under "--Priority of Distributions," and the Class Principal Amount of each class of Certificates then outstanding that has been reduced due to application of a Realized Loss will be increased, in order of seniority, by the amount of such Subsequent Recovery. Any Subsequent Recovery that is received during a Prepayment Period will be included as part of the Available Distribution Amount for the related Distribution Date. It is generally not anticipated that any such amounts will be recovered.

REPORTS TO CERTIFICATEHOLDERS

      On each Distribution Date, the Securities Administrator will make available to each Certificateholder and will forward to the rating agencies a statement (based on information received from each Servicer) generally setting forth, among other things:

      - the amount of the distributions, separately identified, with respect to each class of Certificates;

      - the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included in that amount;

      - the amount of the distributions set forth in the first clause above allocable to interest and how it was calculated;

      - the amount of any unpaid Interest Shortfall, Net WAC Shortfall or unpaid Net WAC Shortfall (if applicable) and the related accrued interest thereon, with respect to each class of Certificates;

      - the Class Principal Amount of each class of Certificates after giving effect to the distribution of principal on that Distribution Date;

      - the Pool Balance, the Stated Principal Balance of the Mortgage Loans in each Mortgage Pool and the Pool 1 Net WAC, the Pool 2 Net WAC or the Pool 3 Net WAC, as applicable, at the end of the related Prepayment Period;

      - the Stated Principal Balance of the Mortgage Loans in each Mortgage Pool whose Mortgage Rates adjust on the basis of the One-Month LIBOR index and the Six-Month LIBOR index at the end of the related Prepayment Period;

      - the Pro Rata Senior Percentage, Senior Percentage and the Subordinate Percentage for each Mortgage Pool for the following Distribution Date;

      - the Senior Prepayment Percentage and Subordinate Prepayment Percentage for each Mortgage Pool for the following Distribution Date;

      - in the aggregate and with respect to each Mortgage Pool, the amount of the Master Servicing Fee and the Servicing Fee paid to or retained by the Master Servicer and by each Servicer, respectively;

      - in the aggregate and with respect to each Mortgage Pool, the amount of Monthly Advances for the related Due Period;

      - in the aggregate and with respect to each Mortgage Pool, the number and aggregate principal balance of the Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

      - in the aggregate and with respect to each Mortgage Pool, for any Mortgage Loan as to which the related Mortgaged Property was an REO property during the preceding calendar month, the loan number, the principal balance of that Mortgage Loan as of the close of business on the last day of the related Due Period and the date of acquisition of the REO property;

      - in the aggregate and with respect to each Mortgage Pool, the total number and principal balance of any REO properties as of the close of business on the last day of the preceding Due Period;

      - in the aggregate and with respect to each Mortgage Pool, the amount of Realized Losses incurred during the preceding calendar month;

      - in the aggregate and with respect to each Mortgage Pool, the cumulative amount of Realized Losses incurred since the Closing Date; and

      - the Certificate Interest Rate for each class of Certificates for that Distribution Date.

      The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator's website. The Securities Administrator's website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: Wells Fargo Bank, National Association, P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045). The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

      In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

FINAL SCHEDULED DISTRIBUTION DATE

      The "Final Scheduled Distribution Date" for the Offered Certificates is the Distribution Date in August 2034, which is the Distribution Date in the month following the scheduled maturity date for the latest maturing Mortgage Loan. The actual final Distribution Date of any class of Certificates may be earlier or later, and could be substantially earlier, than such class's Final Scheduled Distribution Date.

OPTIONAL CLEAN-UP REDEMPTION OF THE CERTIFICATES

      On any Distribution Date on or after the Distribution Date (the "Clean-Up Call Date") on which the aggregate outstanding principal balance of the Mortgage Loans as of the related Due Date is equal to or less than 10% of the aggregate principal balance of the Mortgage Loans (in the aggregate) as of the Cut-off Date, the Depositor will have the option to sell the Mortgage Loans and apply the proceeds to redeem the Certificates at a price equal to 100% of the then aggregate outstanding Class Principal Amount of all the Certificates, plus accrued interest thereon through the end of the Accrual Period immediately preceding the related Distribution Date (excluding the amount of any unpaid Net WAC Shortfalls). NO REDEMPTION PREMIUM WILL BE DISTRIBUTABLE IN CONNECTION WITH SUCH REDEMPTION. Upon such redemption of the Certificates, any funds or property remaining in the Trust Fund will be liquidated and the Trust Fund will terminate.

      If the Depositor does not exercise its optional clean-up redemption right on the initial Clean-Up Call Date and redeem the Certificates, then on the immediately succeeding Distribution Date, the applicable margin specified in clause (i) of the definition of Certificate Interest Rate for the Class A-2, Class A-3-A, Class A-3-B, Class B-1 and Class B-2 Certificates will increase as described at "Description of the Certificates -- Distributions of Interest" and the increased margin will remain in effect on all subsequent Distribution Dates.

THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

      HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, will be the Trustee under the Pooling and Servicing Agreement. The Trustee will be paid an annual fee by the Master Servicer from its Master Servicing Fee. The Trustee will be entitled to reimbursement for certain expenses and other amounts prior to payment of any amounts to Certificateholders. The Trustee's "Corporate Trust Office" is located at 452 Fifth Avenue, New York, New York 10018, or at such other addresses as the Trustee may designate from time to time.

      Wells Fargo Bank, National Association, as Securities Administrator, for so long as it is Master Servicer, will perform certain administrative duties with respect to the Certificates, on behalf of the Trustee including acting as authentication agent, calculation agent, paying agent, and the party responsible for preparing distribution statements and tax information for Certificateholders and preparing tax filings for the Trust. The Securities Administrator's "Corporate Trust Office" for purposes of presentment and surrender of the Certificates for final payment thereon is Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attn: Sequoia Mortgage Trust 2004-7.

VOTING RIGHTS

      The Class A-R, Class X-A and X-B Certificates will be allocated 3% of all voting rights and the other classes of Certificates will be allocated 97% of all voting rights under the Pooling and Servicing Agreement. Voting rights will be allocated among the classes of Certificates in proportion to their respective Class Principal Amounts or Class Notional Amounts, as applicable, and among Certificates of such class in proportion to their Percentage Interests. The "Percentage Interest" of a Certificate will be a fraction, expressed as a percentage, the numerator of which is that Certificate's Certificate Principal Amount or notional amount, and the denominator of which is the applicable Class Principal Amount or Class Notional Amount.

                                  THE SERVICERS

      Initially, GreenPoint, MSDWCC, Countrywide Servicing, Bank of America, N.A., Cendant Mortgage Corporation and GMAC (together, the "Servicers") will be responsible for servicing approximately 54.21%, 18.64%, 18.06%, 6.38%, 1.92% and 0.79% of the Mortgage Loans, respectively. The Servicers will initially have primary responsibility for servicing the Mortgage Loans, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and related Mortgaged Properties.

GREENPOINT MORTGAGE FUNDING, INC.

      The delinquency, foreclosure and loss experience for GreenPoint is not provided in this prospectus supplement because GreenPoint's historical servicing portfolio has consisted primarily of mortgage loans with characteristics that are not comparable to those of the Mortgage Loans.

      GreenPoint is the mortgage banking subsidiary of Greenpoint Financial Corp. On February 16, 2004, GreenPoint Financial Corp. and North Fork Bancorporation, Inc. announced that they have signed a definitive agreement in which North Fork Bancorporation, Inc. will acquire GreenPoint Financial Corp. The transaction is subject to all required regulatory approvals, approval by the shareholders of both companies, and other customary conditions.

      Following the Closing Date, it is anticipated that substantially all of the Mortgage Loans being serviced by GreenPoint will be subject to a servicing transfer to GMACM. There can be no assurance as to the timing or certainty of any such servicing transfer.

GMAC MORTGAGE CORPORATION

      GMAC Mortgage Corporation ("GMACM" ) is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation and is one of the nation's largest mortgage bankers. GMACM is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans. GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044, telephone (215) 682-1000.

      The following table summarizes the delinquency experience for all the mortgage loans originated and serviced under the GMACM Non-Conforming Adjustable Rate Loan Programs. These mortgage loans include hybrid adjustable rate mortgage loans and other types of adjustable rate mortgage loans that are not included in the Mortgage Pool. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency experience of the mortgage loans included in the trust will be similar to that set forth below.

                           DELINQUENCY EXPERIENCE(1)

                                    AT JUNE 30, 2004       AT DECEMBER 31, 2003     AT DECEMBER 31, 2002     AT DECEMBER 31, 2001
                                 -----------------------  -----------------------  -----------------------  -----------------------
                                    $ LOANS       % BY $     $ LOANS       % BY $     $ LOANS       % BY $     $ LOANS       % BY $
                                 --------------   ------  --------------   ------  --------------   ------  --------------   ------
Number of Loans ..............            7,248                    3,413                    3,161                    5,776
Total Portfolio ..............   $3,212,216,000     100%  $1,500,841,189     100%  $1,124,121,260     100%  $1,951,330,393     100%
Period of Delinquency
  30-59 Days .................   $   36,339,438    1.13%  $   20,484,076    1.36%  $   20,362,044    1.81%  $   22,637,877    1.16%
  60-89 Days .................   $    2,591,433    0.08%  $    3,839,246    0.26%  $    1,882,746    0.17%  $    1,533,037    0.08%
  90 or more Days ............   $      871,487    0.03%  $    2,038,390    0.14%  $    1,074,413    0.10%  $      753,340    0.04%
Sub-Total ....................   $   39,802,358    1.24%  $   26,361,712    1.76%  $   23,319,203    2.07%  $   24,924,253    1.28%
                                 --------------   -----   --------------   -----   --------------   -----   --------------   -----
Delinquency Status
  Bankruptcy .................   $    2,993,498    0.09%  $    1,311,598    0.09%  $      524,919    0.05%  $      630,690    0.03%
  Foreclosure ................   $    3,928,015    0.12%  $    1,846,319    0.12%  $    5,677,038    0.51%  $    2,185,813    0.11%
  Real Estate Owned ..........   $    3,098,613    0.10%  $    4,825,626    0.32%  $    2,142,133    0.19%  $    1,978,530    0.10%
Sub-Total ....................   $   10,020,126    0.31%  $    7,983,543    0.53%  $    8,344,090    0.74%  $    4,795,033    0.25%
                                 --------------   -----   --------------   -----   --------------   -----   --------------   -----
Total Delinquent
Loans ........................   $   49,822,484    1.55%  $   34,345,255    2.29%  $   31,663,292    2.82%  $   29,719,286    1.52%
                                 ==============   =====   ==============   =====   ==============   =====   ==============   =====

--------------

(1) All percentages based on the total loan balance outstanding rounded to the nearest dollar.

MORGAN STANLEY DEAN WITTER CREDIT CORPORATION

      The delinquency, foreclosure and loss experience set forth below for MSDWCC has been provided by such Servicer and solely represents the historical experience of the Servicer's servicing portfolio for its First Mortgage Program, for the periods indicated and no representation is made by MSDWCC, the Depositor or any other entity that the delinquency and/or loss experience of the Mortgage Loans will be similar to that of the servicing portfolio, nor is any representation made by such Servicer as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

                  MORGAN STANLEY DEAN WITTER CREDIT CORPORATION
                          DELINQUENCY AND LOSS HISTORY
                             (DOLLARS IN THOUSANDS)

Fiscal Year ended:                 NOVEMBER 30, 2001         NOVEMBER 30, 2002           NOVEMBER 30, 2003         MAY 31, 2004
                                 ----------------------   ------------------------     --------------------    --------------------
                                      $           #            $             #             $           #           $           #
                                 -----------   --------   -----------     --------     ----------    ------    ----------    ------
First Mortgage Loans
  Outstanding ................   $ 2,749,306     12,218   $ 4,944,219       19,354     $7,468,471    27,540    $8,268,305    29,749
Delinquency Period:(1)
30 - 59 Days .................   $     1,613         12   $     3,038           18     $    2,599        14    $    3,576        16
60 - 89 Days .................   $       459          4   $     1,203           10     $    1,965         9    $    2,060         6
90 Days or More ..............   $     1,132         10   $     2,673           12     $    5,275        22    $    3,622        22
Total Delinquency ............   $     3,204         26   $     6,914           40     $    9,839        45    $    9,258        44
Percent of Loan Portfolio ....          0.12%      0.21%         0.14%        0.21%          0.13%     0.16%         0.11%     0.15%
Foreclosures:
Outstanding ..................         1,208          8         3,084           16          5,275        22         1,637        10
Percent of Loan Portfolio ....          0.04%      0.07%         0.06%        0.08%          0.07%     0.08%         0.02%     0.03%
Average Portfolio Balance(2)..   $ 2,295,376     10,284   $ 3,761,663       15,658     $6,276,264    23,733    $7,854,612    28,584
Gross Losses .................   $        52              $       206                  $      264              $      357
Recoveries ...................   $        (0)             $        (0)                 $       (2)             $       (0)
Net Losses ...................   $        52              $       206                  $      262              $      357
Percent of Average Portfolio
  Balance(3) .................          0.00%                    0.01%                       0.00%                   0.00%

-------------

(1) Delinquency is based on the number of days payments are contractually past due. Any loans in foreclosure status are included in the respective aging category in the chart.

(2) Average portfolio balance is the sum of the prior fiscal year-end balance plus the sum of each month-end balance for the year indicated divided by thirteen periods (or seven periods in the case of May 31, 2004).

(3)   For May 31, 2004, the loss rate is annualized.

COUNTRYWIDE HOME LOANS SERVICING LP

      The principal executive offices of Countrywide Home Loans Servicing LP ("Countrywide Servicing") are located at 7105 Corporate Drive, Plano, TX 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc., a New York corporation. Countrywide is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

      Countrywide established Countrywide Servicing in February 2000 to service Countrywide originated mortgage loans that would otherwise have been serviced by Countrywide. In January and February 2001, Countrywide transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Fannie Mae and Freddie Mac, respectively. In October 2001, Countrywide transferred to Countrywide Servicing all of its rights and obligations to the bulk of its non-agency loan servicing portfolio, including with respect to those mortgage loans formerly serviced by Countrywide. While Countrywide expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide product will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide. In addition to acquiring mortgage servicing rights from Countrywide, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

      In connection with the establishment of Countrywide Servicing, certain employees of Countrywide became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide as a subservicer to perform certain loan servicing activities on its behalf.

      Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in those states where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and Countrywide (when required by the owner of the mortgage loans). As of June 30, 2004, Countrywide Servicing had a net worth of approximately $11.1 billion.

      Countrywide. Countrywide is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services (either directly or through subsidiaries) mortgage loans. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Countrywide's mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. References in the remainder of this prospectus supplement to Countrywide should be read to include Countrywide, and its consolidated subsidiaries, including Countrywide Servicing.

      The principal executive offices of Countrywide are located at 4500 Park Granada, Calabasas, California 91302.

      Countrywide services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of June 30, 2004, Countrywide provided servicing for approximately $726.227 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

      Foreclosure, Delinquency and Loss Experience. Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

      A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

      The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of mortgage loans originated or acquired by Countrywide and serviced or master serviced by Countrywide and securitized by certain affiliates of Countrywide. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning in the servicing portfolio. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans. The columns in the following table may not total due to rounding.

                                                              AT DECEMBER 31,                           AT JUNE 30,
                                           ------------------------------------------------------     --------------
                                                2001                2002               2003                2004
                                           --------------     ---------------     ---------------     --------------
Delinquent Mortgage Loans and
Pending Foreclosures at
Period End:
     30-59 days..........................            1.89 %              2.11 %              2.77 %             2.13 %
     60-89 days..........................            0.39                0.53                1.18               0.74
     90 days or more (excluding
     pending foreclosures)...............            0.23                0.35                1.45               1.09
                                           --------------     ---------------     ---------------     --------------
          Total of delinquencies.........            2.50 %              2.99 %              5.41 %             3.95 %
                                           ==============     ===============     ===============     ==============
Foreclosures pending.....................            0.31 %              0.31 %              1.39 %             0.42 %
                                           ==============     ===============     ===============     ==============
Total delinquencies and
     foreclosures pending................            2.82 %              3.31 %              6.80 %             4.38 %
                                           ==============     ===============     ===============     ==============
Net Gains/(Losses) on liquidated
     loans(1)............................  $   (5,677,141)    $   (10,788,657)    $   (16,159,208)    $   (7,363,739)
Percentage of Net Gains/(Losses)
     on liquidated loans(1)(2)...........          (0.022)%            (0.032)%            (0.033)%           (0.013)%
Percentage of Net Gains/(Losses)
     on liquidated loans (based on
     average outstanding principal
     balance)(1).........................          (0.023)%            (0.033)%            (0.034)%           (0.014)%

----------------
(1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

      Wells Fargo Bank, National Association, with its principal master servicing offices at 9062 Old Annapolis Road, Columbia, Maryland 21045, will perform the duties of Master Servicer in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer will not be ultimately responsible for the performance of the servicing activities by a Servicer, except as described under "-- Servicing Compensation and Payment of Expenses; Master Servicing Compensation," "-- Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans" and "-- Advances" below. If any Servicer fails to fulfill its obligations under the applicable Servicing Agreement, the Master Servicer is obligated to terminate that Servicer and appoint a successor servicer as provided in the Pooling and Servicing Agreement.

SERVICING AND COLLECTION PROCEDURES

      Servicing functions to be performed by each Servicer under the related Servicing Agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure. Each Servicer may contract with subservicers to perform some or all of such Servicer's servicing duties, but the Servicer will not thereby be released from its obligations under the related Servicing Agreement. When used herein with respect to servicing obligations, the term Servicer includes a subservicer.

         Each Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Servicing Agreement and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, each Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not consistent with the coverage of such Mortgage Loan by a primary mortgage insurance policy, arrange with a mortgagor a schedule for the liquidation of delinquencies. The Depositor's prior approval or consent will be required for certain servicing activities such as modification of the terms of any Mortgage Loan and the sale of any defaulted Mortgage Loan or REO Property.

      Pursuant to each Servicing Agreement, the Servicer will deposit collections on the Mortgage Loans into the Custodial Account established by it. Each Custodial Account is required to be kept segregated from operating accounts of the related Servicer and to meet the eligibility criteria set forth in the related Servicing Agreement. Under each Servicing Agreement, amounts on deposit in the Custodial Account may be invested in certain permitted investments described therein. Any losses resulting from such investments are required to be reimbursed to the Custodial Account by the related Servicer out of its own funds.

      On or before the Closing Date, the Securities Administrator, on behalf of the Trustee, will establish the Distribution Account into which each Servicer will remit all amounts required to be deposited therein pursuant to the related Servicing Agreement (net of such Servicer's servicing compensation) on the 18th day of each month (or, if the 18th is not a Business Day, on the immediately preceding Business Day). Not later than the 15th day of each month (a "Determination Date"), each Servicer will furnish to the Master Servicer information with respect to loan level remittance data for such month's remittance.

      Events of default under the Servicing Agreements include (i) any failure of the Servicer to remit to the Distribution Account any required payment which continues unremedied for a specified period after the giving of written notice of such failure to the Servicer; (ii) any failure by the Servicer to make a Monthly Advance as required under the Servicing Agreement, unless cured as specified therein; (iii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Servicer; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

      In the event of a default by a Servicer under its Servicing Agreement, the Master Servicer will have the right to remove the Servicer and will exercise that right if it considers such removal to be in the best interest of the Certificateholders. In the event that the Master Servicer removes a Servicer, the Master Servicer will, in accordance with the Pooling and Servicing Agreement, act as successor servicer under the related Servicing Agreement or will appoint a successor servicer reasonably acceptable to the Depositor and the Trustee. In connection with the removal of a Servicer, the Master Servicer will be entitled to be reimbursed from the assets of the Trust Fund for all of its reasonable costs associated with the termination of the Servicer and the transfer of servicing to a successor servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES; MASTER SERVICING COMPENSATION

      Each Servicer will be entitled to receive, from interest actually collected on each Mortgage Loan serviced by it, a servicing fee (the "Servicing Fee") equal to the product of (1) the principal balance of such Mortgage Loans as of the first day of the related Due Period and (2) a per annum rate (the "Servicing Fee Rate") ranging from approximately 0.375% to approximately 1.500%. As of the Cut-off Date, the weighted average Servicing Fee Rate for the Mortgage Loans is approximately 0.377% per annum. The Servicers are also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the Custodial Accounts.

      The Master Servicer will be paid a monthly fee (the "Master Servicer Fee") with respect to each Mortgage Loan, calculated as 0.0055% per annum (the "Master Servicing Fee Rate") of the Stated Principal Balance of each Mortgage Loan as of the first day of the related Due Period. The Master Servicer also is entitled to receive as additional master servicing compensation the investment earnings on amounts on deposit in the Distribution Account. The Master Servicer will pay the fees of the Trustee from the Master Servicing Fee.

      The amount of the Master Servicing Fee and each Servicer's Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below under "-- Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans."

ADJUSTMENT TO SERVICING FEES IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

      When a borrower prepays a Mortgage Loan in full between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by a Servicer during the related Prepayment Period for a Distribution Date will be distributed to Certificateholders on the related Distribution Date. Thus, less than one month's interest may have been collected on Mortgage Loans that have been prepaid in full with respect to any Distribution Date. Pursuant to each Servicing Agreement, either (i) the related Servicing Fee for any month will be reduced (but not below zero) by the amount of any Prepayment Interest Shortfall or (ii) the related Servicer will be required to make payments in respect of Prepayment Interest Shortfalls from its own funds with respect to Mortgage Loans serviced by such Servicer. The Master Servicer is obligated to reduce a portion of its Master Servicing Fee for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by a Servicer. The amount of interest available to be paid to Certificateholders will be reduced by any uncompensated Prepayment Interest Shortfalls.

ADVANCES

      Subject to the limitations described in the following paragraph, each Servicer will be required to advance prior to each Distribution Date, from its own funds, or funds in its Custodial Account that are not otherwise required to be remitted to the Distribution Account for such Distribution Date, an amount equal to the scheduled payment of interest at the related Mortgage Rate (less the applicable Servicing Fee Rate) and scheduled principal payment on each Mortgage Loan which were due on the related Due Date and which were not received prior to the related

Determination Date (any such advance, a "Monthly Advance"). The Master Servicer will be obligated to make any required Monthly Advance if the Servicer fails in its obligation to do so, to the extent provided in the Pooling and the Servicing Agreement and the related Servicing Agreement.

      Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Monthly Advances with respect to delinquent payments of interest and principal on each Mortgage Loan serviced by it, to the extent that such Monthly Advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. Any failure by a Servicer to make a Monthly Advance as required under the related Servicing Agreement will constitute a default thereunder, in which case the Master Servicer will be required, as successor servicer, to make a Monthly Advance in accordance with the terms of the Pooling and Servicing Agreement; provided, however, that in no event will the Master Servicer be required to make a Monthly Advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. If a Servicer determines on any Determination Date to make a Monthly Advance, such Monthly Advance will be included with the payment to Certificateholders on the related Distribution Date. Any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement will constitute a Master Servicer Default thereunder, in which case the Trustee or the successor master servicer will be obligated to make such Monthly Advance.

EVIDENCE AS TO COMPLIANCE

      Each Servicing Agreement provides that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Master Servicer, the Depositor and the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the servicing by or on behalf of the Servicer was conducted in compliance with its Servicing Agreement, except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report.

      Each Servicing Agreement also provides for delivery to the Master Servicer, the Depositor and the Trustee, on or before a specified date in each, of an annual officer's certificate to the effect that the Servicer has fulfilled its obligations under its Servicing Agreement throughout the preceding year.

MASTER SERVICER DEFAULT; SERVICER DEFAULT

      Events of default by the Master Servicer under the Pooling and Servicing Agreement include (i) any failure by the Master Servicer to make a back-up Monthly Advance as required under the Pooling and Servicing Agreement, unless cured as specified therein; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Master Servicer; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by on or behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

      If the Master Servicer is in default in its obligations under the Pooling and Servicing Agreement, the Trustee may, and must if directed to do so by Certificateholders having more than 50% of the Class Principal Amount applicable to each class of Certificates affected thereby, terminate the Master Servicer and either appoint a successor Master Servicer in accordance with the Pooling and Servicing Agreement or succeed to the responsibilities of the Master Servicer.

      If a Servicer is in default in its obligations under the applicable Servicing Agreement, the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor Servicer in accordance with the applicable Servicing Agreement and the Pooling and Servicing Agreement or succeed to the responsibilities of the terminated Servicer.

RESIGNATION OF SERVICERS; ASSIGNMENT AND MERGER

      A Servicer may not resign from its obligations and duties under its Servicing Agreement or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law, (ii) in certain cases, upon the sale of substantially all of its assets or (iii) upon a sale of its servicing rights with respect to the Mortgage Loans with the prior written consent of the Depositor, which consent may not be unreasonably withheld. No such resignation will become effective until the Master Servicer or a successor servicer approved by it has assumed the Servicer's obligations and duties under such Servicing Agreement.

      Any person into which a Servicer may be merged or consolidated, any person resulting from any merger or consolidation which a Servicer is a party, any person succeeding to the business of a Servicer or any person to whom a Servicer assigns or transfers its duties and obligations, will be the successor of such Servicer under the related Servicing Agreement.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

YIELD CONSIDERATIONS

      The yields to maturity (or to early termination) of the Offered Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans in the related Mortgage Pool. Yields will also be affected by the extent to which Mortgage Loans in the related Mortgage Pool bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Offered Certificates and other factors.

      Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. As of the Cut-off Date, approximately 78.89% of the Pool 1 Mortgage Loans, approximately 79.81% of the Pool 2 Mortgage Loans and approximately 74.84% of the Pool 3 Mortgage Loans may be voluntarily prepaid in full or in part without the payment of any penalty or premium. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

      As of the Cut-off Date, approximately 82.92% and 17.08% of the Mortgage Loans are Six-Month LIBOR Loans and One-Month LIBOR Loans, respectively. Increases and decreases in the Mortgage Rate on a Mortgage Loan will be limited (except in the case of the first rate adjustment) by the maximum Mortgage Rate, the minimum Mortgage Rate and the Periodic Cap, if any, and will be based on the applicable index in effect on the applicable date prior to the related interest rate adjustment date plus the applicable gross margin. The applicable index may not rise and fall consistently with Mortgage Rates. As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some borrowers who prefer the certainty provided by fixed rate mortgage loans may, nevertheless, obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers' adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrower's equity in the related mortgaged property, tax laws and prevailing general economic conditions.

      The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the

Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under the Mortgage Loan Purchase Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any purchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

      Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Certificateholders of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years.

      As described herein, approximately 23.22% and 76.78% of the Mortgage Loans provide for only monthly interest payments for the first five or ten years, respectively, following origination. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay the Mortgage Loans during such interest-only period. In addition, because no principal is due on the Mortgage Loans during the initial five- or ten-year period, the Certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on the Mortgage Loans are recalculated on the basis of a level payment amortization schedule for the remaining term of such Mortgage Loan, as described herein, principal payments on the Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the Mortgage Loans were calculated on the basis of a 30 or 25 year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.

      As described under "Description of the Certificates -- Distributions of Principal" herein, scheduled and unscheduled principal payments on the Mortgage Loans in a Mortgage Pool will generally be allocated disproportionately to the Senior Certificates of the related Certificate Group during the first ten years following the Closing Date (except as described herein) or if certain conditions are met. Such allocation will initially accelerate the amortization of the Senior Certificates.

      The yields on the Offered Certificates may also be adversely affected by Net Prepayment Interest Shortfalls. The Certificate Interest Rates and the yields on the Class A-2, Class B-1 and Class B-2 Certificates will be affected by the level of One-Month LIBOR from time to time; the Certificate Interest Rates and the yields on the Class A-3-A and Class A-3-B Certificates will be affected by the level of Six-Month LIBOR from time to time; and the yields on the Class X-A and Class X-B Certificates and each class of Subordinate Certificates will be affected by the level of One-Month LIBOR and Six-Month LIBOR from time to time. Moreover, the yield on each class of Offered Certificates (or in the case of the Class X-A Certificates, the related components) will be affected by the Mortgage Rates of the Mortgage Loans in the related Mortgage Pool from time to time, as described under "Risk Factors -- Your Yield May Be Affected by Changes in Interest Rates." No prediction can be made as to future levels of One-Month LIBOR or Six-Month LIBOR or as to the timing of any changes therein.

      The yields to investors in the Offered Certificates may be significantly affected by the exercise of the Depositor's option to redeem the Certificates, as described herein. See "Description of the Certificates -- Optional Clean-Up Redemption of the Certificates." If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

      Conversely, if the purchaser of a Class X-A or Class X-B Certificate or another Certificate offered at a premium, calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. The effective yield to holders of the Offered Certificates (other than the LIBOR Certificates) will be lower than the yield otherwise produced by the applicable Certificate Interest Rate and the related purchase price because monthly distributions will not be payable to such holders until the 20th day of the month (or the immediately following Business Day if such day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

      Prospective purchasers of the Class X-A and Class X-B Certificates should carefully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of such purchasers to recover their initial investments.

SUBORDINATION OF THE OFFERED SUBORDINATE CERTIFICATES

      On each Distribution Date, the holders of classes of Certificates having a relatively higher priority of distribution will have a preferential right to receive amounts of interest and principal due them on such Distribution Date before any distributions are made on any class of Certificates subordinate to such higher ranking class. As a result, the yields to maturity and the aggregate amount of distributions on the Class B-1, Class B-2 and Class B-3 Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

      As more fully described herein, the principal portion of Realized Losses on the Mortgage Loans will be allocated first to the lower ranking class of Subordinate Certificates, then to the higher ranking class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount of each such class has been reduced to zero, before any such Realized Losses will be allocated to the Senior Certificates. The interest portion of Realized Losses on the Mortgage Loans will reduce the amount available for distribution on the related Distribution Date to the lowest ranking related class outstanding on such date.

WEIGHTED AVERAGE LIFE

      Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

      For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "Risk Factors -- Prepayments are Unpredictable and Affect Yield" in the accompanying prospectus.

      Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is a Constant Prepayment Rate ("CPR"). CPR represents an assumed constant rate of prepayment each month, relative to the then outstanding principal balance of a pool of mortgage loans, for the life of such mortgage loans.

      CPR DOES NOT PURPORT TO BE EITHER A HISTORICAL DESCRIPTION OF THE PREPAYMENT EXPERIENCE OF ANY POOL OF MORTGAGE LOANS OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF MORTGAGE LOANS, INCLUDING THE MORTGAGE LOANS.

      The following tables were prepared on the basis of the following assumptions (collectively, the "Structuring Assumptions"): (i) distributions in respect of the Certificates are received in cash on the 20th day of each month commencing in August 2004, (ii) the Mortgage Loans prepay at the indicated percentages of CPR, (iii) no defaults or delinquencies occur in the payment by borrowers of principal and interest on the Mortgage Loans, and no shortfalls are incurred due to the application of the Relief Act, (iv) the Seller is not required to purchase or substitute for any Mortgage Loan, (v) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in August 2004 and are computed prior to giving effect to any prepayments received in the prior month, (vi) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vii) prepayments represent voluntary prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in July 2004 and include 30 days' interest, (viii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed mortgage loan characteristics described in item (xiv) below such that each such Mortgage Loan will amortize in amounts sufficient to repay the principal balance of such assumed mortgage loan by its remaining term to maturity (taking into account any interest-only period), (ix) interest accrues on each class of Certificates at the applicable Certificate Interest Rate described under "Description of the Certificates -- Distributions of Interest" in this prospectus supplement, (x) the initial Class Principal Amount of each class of Certificates is as described in this prospectus supplement, (xi) Six-Month LIBOR is equal to 1.84% and One-Month LIBOR is equal to 1.38% at all times; (xii) no exercise of any optional clean-up redemption will occur, except that this assumption does not apply to the calculation of weighted average lives to the optional clean-up redemption, (xiii) the Closing Date of the sale of the Offered Certificates is July 29, 2004; and (xiv) the Mortgage Loans in each Mortgage Pool are aggregated into assumed Mortgage Loans having the following characteristics:

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                                           CURRENT   ORIGINAL
                                               CURRENT      NET       TERM TO
                                  PRINCIPAL    MORTGAGE   MORTGAGE   MATURITY
MORTGAGE POOL     LOAN TYPE       BALANCE($)    RATE(%)    RATE(%)   (MONTHS)
-------------  ---------------  -------------  --------   --------   ---------
  Pool 1       Six-Month LIBOR  44,053,971.27  3.23728    2.85678       300
  Pool 1       Six-Month LIBOR  10,123,522.34  3.35440    2.94906       300
  Pool 1       Six-Month LIBOR  97,157,611.35  3.50240    3.11292       360
  Pool 1       Six-Month LIBOR  88,967,413.99  3.29436    2.91386       360
  Pool 1       Six-Month LIBOR  38,478,477.59  3.15514    2.77464       360
  Pool 1       Six-Month LIBOR  74,378,518.88  3.29824    2.91774       360
  Pool 1       Six-Month LIBOR  71,771,295.48  3.23436    2.85386       360
  Pool 1       Six-Month LIBOR     875,000.00  3.20743    2.82693       360
  Pool 1       Six-Month LIBOR  93,017,845.63  3.24098    2.86048       300
  Pool 1       Six-Month LIBOR   3,509,450.00  3.06664    2.68614       360
  Pool 2       Six-Month LIBOR   1,250,000.00  3.62500    3.24450       300
  Pool 2       One-Month LIBOR   2,788,768.42  2.79461    2.36988       300
  Pool 2       Six-Month LIBOR  47,463,946.35  3.89722    3.50184       360
  Pool 2       One-Month LIBOR   2,595,544.43  3.13236    2.75186       360
  Pool 2       One-Month LIBOR     448,800.00  3.25000    2.86950       360
  Pool 2       One-Month LIBOR  44,843,964.68  2.88341    2.50291       360
  Pool 2       One-Month LIBOR  31,778,688.40  3.00542    2.62492       360
  Pool 2       One-Month LIBOR  14,364,299.97  3.03602    2.65552       360
  Pool 2       One-Month LIBOR   2,193,334.38  2.82217    2.44167       360
  Pool 2       Six-Month LIBOR     963,000.00  3.92173    3.54123       360
  Pool 2       Six-Month LIBOR  11,289,374.99  3.80652    3.42602       360
  Pool 2       Six-Month LIBOR  17,940,070.81  3.84039    3.45989       360
  Pool 2       Six-Month LIBOR   5,287,950.00  3.77373    3.39323       360
  Pool 2       One-Month LIBOR     192,700.00  3.12500    2.74450       360
  Pool 2       One-Month LIBOR  80,137,809.54  2.65103    2.27053       300
  Pool 2       Six-Month LIBOR     442,480.00  3.62500    3.24450       300
  Pool 3       Six-Month LIBOR  21,656,234.21  3.29569    2.91519       300
  Pool 3       Six-Month LIBOR   7,286,213.73  3.39328    2.98741       300
  Pool 3       Six-Month LIBOR  42,399,231.49  3.55575    3.16508       360
  Pool 3       Six-Month LIBOR  38,785,664.40  3.29021    2.90971       360
  Pool 3       Six-Month LIBOR  43,483,452.67  3.39987    3.01937       360
  Pool 3       Six-Month LIBOR  27,548,781.57  3.13275    2.75225       360
  Pool 3       Six-Month LIBOR  60,045,587.27  3.22263    2.84213       360
  Pool 3       Six-Month LIBOR     220,700.00  2.87500    2.49450       360
  Pool 3       Six-Month LIBOR  22,075,778.90  3.24836    2.86786       300
  Pool 3       Six-Month LIBOR     195,200.00  3.37500    2.99450       360


               REMAINING     REMAINING                                        NEXT RATE
                TERM TO    INTEREST-ONLY                MINIMUM    MAXIMUM    ADJUSTMENT  PERIODIC
               MATURITY        TERM          GROSS      MORTGAGE   MORTGAGE      DATE     RATE CAP
MORTGAGE POOL   (MONTHS)     (MONTHS)      MARGIN (%)    RATE(%)    RATE(%)    (MONTHS)     (%)
-------------  ---------   -------------   ----------   --------   --------   ----------  --------
  Pool 1         299           119          1.73927     1.73927    12.00000        5         6
  Pool 1         299           119          1.76988     1.76988    12.00000        5         6
  Pool 1         359           119          2.04924     2.04924    12.02498        5         6
  Pool 1         359            59          1.90851     1.90851    12.00000        5         6
  Pool 1         359            59          1.80629     1.80629    12.00000        5         6
  Pool 1         359           119          1.85327     1.85327    12.00000        5         6
  Pool 1         359           119          1.71446     1.71446    12.00000        5         6
  Pool 1         359           119          1.90300     1.90300    12.00000        5         6
  Pool 1         300           120          1.55088     1.55088    12.00000        6         6
  Pool 1         358           118          1.81664     1.81664    12.50000        4         6
  Pool 2         300           120          1.87500     1.87500    12.00000        6         6
  Pool 2         299           119          1.60854     1.60854    12.00000        1         1
  Pool 2         359           119          2.30169     2.30169    12.02250        5         6
  Pool 2         355           115          2.00736     2.00736    12.10402        1         1
  Pool 2         358           118          2.00000     2.00000    12.50000        1         1
  Pool 2         360           120          1.70464     1.70464    12.00000        1         1
  Pool 2         360           120          1.82104     1.82104    12.00000        1         1
  Pool 2         359            59          1.88690     1.88690    12.00000        1         1
  Pool 2         354            54          1.68578     1.68578    12.00000        1         1
  Pool 2         359            59          2.25000     2.25000    12.00000        5         6
  Pool 2         360            60          2.12258     2.12258    12.00000        6         6
  Pool 2         360           120          2.16782     2.16782    12.00000        6         6
  Pool 2         360           120          2.13091     2.13091    12.00000        6         6
  Pool 2         358           118          2.00000     2.00000    12.00000        1         1
  Pool 2         300           120          1.46046     1.46046    12.00000        1         1
  Pool 2         299           119          2.00000     2.00000    12.00000        5         6
  Pool 3         299           119          1.82111     1.82111    12.00000        5         6
  Pool 3         300           120          1.74645     1.74645    12.00000        6         6
  Pool 3         359           119          2.05594     2.05594    12.02968        5         6
  Pool 3         359           119          1.73173     1.73173    12.00000        5         6
  Pool 3         359           119          1.90583     1.90583    12.00000        5         6
  Pool 3         359            59          1.80348     1.80348    12.00000        5         6
  Pool 3         359            59          1.89110     1.89110    12.00000        5         6
  Pool 3         359           119          1.62500     1.62500    12.00000        5         6
  Pool 3         300           120          1.54950     1.54950    12.00000        6         6
  Pool 3         358           118          2.12500     2.12500    12.50000        4         6

      The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and the Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans are assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of CPR.

      Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates (other than the Class A-R and the Class X Certificates) and set forth the percentages of the initial Class Principal Amounts of such Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of CPR.

      The weighted average life of an Offered Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in
(1) above.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                                           Class A-1 Certificates
                                            ----------------------------------------------
           DISTRIBUTION DATE                 12%      15%     20%     25%     30%      40%
---------------------------------------     -----    -----   -----   -----   -----    -----
Initial Percentage ....................      100%     100%    100%    100%    100%     100%
July 2005..............................       87       84      79      74      69       58
July 2006..............................       76       71      62      54      47       34
July 2007..............................       67       60      49      40      32       19
July 2008..............................       58       50      39      30      22       12
July 2009..............................       51       42      31      22      16        7
July 2010..............................       44       36      25      17      11        4
July 2011..............................       38       30      20      12       8        2
July 2012..............................       34       25      16       9       5        1
July 2013..............................       29       21      12       7       4        1
July 2014..............................       26       18      10       5       3        1
July 2015..............................       22       15       8       4       2        *
July 2016..............................       18       12       6       3       1        *
July 2017..............................       15       10       4       2       1        *
July 2018..............................       13        8       3       1       1        *
July 2019..............................       11        6       3       1       *        *
July 2020..............................        9        5       2       1       *        *
July 2021..............................        7        4       1       *       *        *
July 2022..............................        6        3       1       *       *        *
July 2023..............................        5        2       1       *       *        *
July 2024..............................        4        2       1       *       *        *
July 2025..............................        3        1       *       *       *        *
July 2026..............................        2        1       *       *       *        *
July 2027..............................        2        1       *       *       *        *
July 2028..............................        1        1       *       *       *        *
July 2029..............................        1        *       *       *       *        *
July 2030..............................        1        *       *       *       *        *
July 2031..............................        *        *       *       *       *        *
July 2032..............................        *        *       *       *       *        *
July 2033..............................        *        *       *       *       *        *
July 2034..............................        0        0       0       0       0        0
July 2035..............................        0        0       0       0       0        0

Weighted Average Life in Years
   to maturity ........................     6.80     5.60    4.23    3.32    2.69     1.87
   to Optional Clean-Up
     Redemption of the Certificates ...     6.40     5.21    3.89    3.03    2.44     1.70

--------------
* Indicates a value between 0.0% and 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                                          Class A-2 Certificates
                                              -----------------------------------------------
         DISTRIBUTION DATE                     12%      15%     20%     25%     30%      40%
----------------------------------------      -----    -----   -----   -----   -----    -----
Initial Percentage......................       100%     100%    100%    100%    100%     100%
July 2005...............................        87       84      79      74      69       58
July 2006...............................        76       71      62      54      47       34
July 2007...............................        67       60      49      40      32       19
July 2008...............................        58       50      39      30      22       12
July 2009...............................        51       42      31      22      16        7
July 2010...............................        44       36      25      17      11        4
July 2011...............................        39       30      20      13       8        3
July 2012...............................        34       26      16       9       5        1
July 2013...............................        30       22      13       7       4        1
July 2014...............................        26       18      10       5       3        1
July 2015...............................        22       15       8       4       2        *
July 2016...............................        19       12       6       3       1        *
July 2017...............................        16       10       4       2       1        *
July 2018...............................        13        8       3       1       1        *
July 2019...............................        11        6       3       1       *        *
July 2020...............................         9        5       2       1       *        *
July 2021...............................         7        4       1       *       *        *
July 2022...............................         6        3       1       *       *        *
July 2023...............................         5        2       1       *       *        *
July 2024...............................         4        2       1       *       *        *
July 2025...............................         3        1       *       *       *        *
July 2026...............................         2        1       *       *       *        *
July 2027...............................         2        1       *       *       *        *
July 2028...............................         1        1       *       *       *        *
July 2029...............................         1        *       *       *       *        *
July 2030...............................         1        *       *       *       *        *
July 2031...............................         *        *       *       *       *        *
July 2032...............................         *        *       *       *       *        *
July 2033...............................         *        *       *       *       *        *
July 2034...............................         0        0       0       0       0        0
July 2035...............................         0        0       0       0       0        0

Weighted Average Life in Years
   to maturity .........................      6.83     5.62    4.24    3.33    2.69     1.88
   to Optional Clean-Up
     Redemption of the Certificates ....      6.43     5.23    3.90    3.03    2.44     1.70

--------------
* Indicates a value between 0.0% and 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                                  Class A-3-A and Class A-3-B Certificates
                                              -----------------------------------------------
            DISTRIBUTION DATE                  12%      15%     20%     25%     30%      40%
----------------------------------------      -----    -----   -----   -----   -----    -----
Initial Percentage......................       100%     100%    100%    100%    100%     100%
July 2005...............................        87       84      79      74      69       58
July 2006...............................        76       71      62      54      47       34
July 2007...............................        67       60      49      40      32       19
July 2008...............................        58       50      39      30      22       12
July 2009...............................        51       42      31      22      16        7
July 2010...............................        44       36      25      17      11        4
July 2011...............................        38       30      20      12       8        2
July 2012...............................        33       25      16       9       5        1
July 2013...............................        29       21      12       7       4        1
July 2014...............................        25       18      10       5       3        1
July 2015...............................        21       15       7       4       2        *
July 2016...............................        18       12       6       3       1        *
July 2017...............................        15       10       4       2       1        *
July 2018...............................        13        8       3       1       1        *
July 2019...............................        11        6       3       1       *        *
July 2020...............................         9        5       2       1       *        *
July 2021...............................         7        4       1       *       *        *
July 2022...............................         6        3       1       *       *        *
July 2023...............................         5        2       1       *       *        *
July 2024...............................         4        2       1       *       *        *
July 2025...............................         3        1       *       *       *        *
July 2026...............................         2        1       *       *       *        *
July 2027...............................         2        1       *       *       *        *
July 2028...............................         1        1       *       *       *        *
July 2029...............................         1        *       *       *       *        *
July 2030...............................         1        *       *       *       *        *
July 2031...............................         *        *       *       *       *        *
July 2032...............................         *        *       *       *       *        *
July 2033...............................         *        *       *       *       *        *
July 2034...............................         0        0       0       0       0        0
July 2035...............................         0        0       0       0       0        0

Weighted Average Life in Years
   to maturity .........................      6.79     5.59    4.23    3.32    2.69     1.87
   to Optional Clean-Up
     Redemption of the Certificates ....      6.38     5.20    3.89    3.03    2.44     1.70

--------------
* Indicates a value between 0.0% and 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                               Class B-1, Class B-2 and Class B-3 Certificates
                                               -----------------------------------------------
            DISTRIBUTION DATE                    12%     15%     20%      25%     30%     40%
-------------------------------------------    ------   -----   -----    -----   -----   -----
Initial Percentage.........................      100%    100%    100%     100%    100%    100%
July 2005..................................      100     100     100      100     100     100
July 2006..................................      100     100     100      100     100      86
July 2007..................................      100     100     100       92      84      67
July 2008..................................      100     100      83       69      59      40
July 2009..................................      100      90      66       52      41      24
July 2010..................................       92      76      53       39      29      14
July 2011..................................       81      64      42       29      20       9
July 2012..................................       71      54      33       21      14       5
July 2013..................................       62      46      27       16      10       3
July 2014..................................       54      38      21       12       7       2
July 2015..................................       46      31      16        9       4       1
July 2016..................................       38      26      12        6       3       1
July 2017..................................       32      21       9        4       2       *
July 2018..................................       27      17       7        3       1       *
July 2019..................................       22      13       5        2       1       *
July 2020..................................       19      11       4        2       1       *
July 2021..................................       15       9       3        1       *       *
July 2022..................................       12       7       2        1       *       *
July 2023..................................       10       5       2        1       *       *
July 2024..................................        8       4       1        *       *       *
July 2025..................................        6       3       1        *       *       *
July 2026..................................        5       2       1        *       *       *
July 2027..................................        4       2       *        *       *       *
July 2028..................................        3       1       *        *       *       *
July 2029..................................        2       1       *        *       *       *
July 2030..................................        1       1       *        *       *       *
July 2031..................................        1       *       *        *       *       *
July 2032..................................        1       *       *        *       *       *
July 2033..................................        *       *       *        *       *       *
July 2034..................................        0       0       0        0       0       *
July 2035..................................        0       0       0        0       0       0

Weighted Average Life in Years
   to maturity ............................    11.64    9.73    7.42     6.10    5.24    4.04
   to Optional Clean-Up
     Redemption of the Certificates .......    10.80    8.90    6.69     5.41    4.60    3.45

--------------
* Indicates a value between 0.0% and 0.5%.

SENSITIVITY OF THE CLASS X-A AND CLASS X-B CERTIFICATES

      The yield to maturity of the Class X-A and Class X-B Certificates will be sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) on the related Mortgage Loans, which may fluctuate significantly from time to time. An investor should fully consider the associated risks, including the risk that a relatively fast rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the related Mortgage Loans will have a material negative effect on the yield to investors in the Class X-A and Class X-B Certificates and could result in the failure of investors in such Certificates to recoup their initial investment.

      The following tables (the "Yield Tables") were prepared on the basis of the Structuring Assumptions (except for the pricing assumptions that are listed below) and demonstrate the sensitivity of the pre-tax yields on the Class X-A and Class X-B Certificates to various constant rates of prepayment by projecting the aggregate payments of interest on such Certificates and the corresponding pre-tax yields on a corporate bond equivalent ("CBE") basis, assuming distributions on the Mortgage Loans are made as set forth in the Pooling and Servicing Agreement.

                 PRE-TAX YIELD (%) ON THE CLASS X-A CERTIFICATES
                              (PRICED TO MATURITY)

     ASSUMED                                 PERCENTAGE OF CPR
PURCHASE PRICE (%)*    10%     15%     20%     25%     30%      35%      40%      50%
-------------------   -----   -----   -----   -----   -----   ------   ------   ------
2.25% .............   42.92%  35.91%  28.73%  21.17%  13.20%    4.88%   (3.74)% (22.62)%
2.50% .............   37.26%  30.41%  23.37%  15.94%   8.10%   (0.06)%  (8.50)% (26.94)%
2.75% .............   32.66%  25.93%  19.01%  11.68%   3.95%   (4.07)% (12.36)% (30.41)%
3.00% .............   28.85%  22.22%  15.39%   8.13%   0.51%   (7.40)% (15.55)% (33.26)%
3.25% .............   25.63%  19.09%  12.33%   5.14%  (2.40)% (10.20)% (18.23)% (35.65)%
3.50% .............   22.88%  16.41%   9.71%   2.58%  (4.88)% (12.60)% (20.51)% (37.66)%
3.75% .............   20.50%  14.08%   7.43%   0.36%  (7.03)% (14.66)% (22.48)% (39.40)%

-------------------
* The price shown does not include accrued interest. Accrued interest has been added to such price for calculating the yields set forth in the table above.

                 PRE-TAX YIELD (%) ON THE CLASS X-B CERTIFICATES
                              (PRICED TO MATURITY)

     ASSUMED                                 PERCENTAGE OF CPR
PURCHASE PRICE (%)*    10%     15%     20%     25%     30%      35%      40%      50%
-------------------   -----   -----   -----   -----   -----   ------   ------   ------
3.25%                 34.28%  31.75%  27.93%  24.16%  20.43%   16.16%   11.47%    0.89%
3.50%                 31.48%  28.77%  24.80%  20.89%  17.05%   12.69%    7.93%   (2.74)%
3.75%                 29.03%  26.17%  22.05%  18.03%  14.08%    9.64%    4.82%   (5.92)%
4.00%                 26.87%  23.86%  19.62%  15.48%  11.45%    6.93%    2.05%   (8.75)%
4.25%                 24.95%  21.81%  17.44%  13.21%   9.09%    4.50%   (0.42)% (11.28)%
4.50%                 23.22%  19.96%  15.49%  11.17%   6.97%    2.32%   (2.65)% (13.56)%
4.75%                 21.66%  18.28%  13.72%   9.32%   5.05%    0.35%   (4.67)% (15.62)%

-------------------
* The price shown does not include accrued interest. Accrued interest has been added to such price for calculating the yields set forth in the table above.

      Based upon the above assumptions, at approximately 31% CPR (at an assumed purchase price of 3.000% of the related Class Notional Amount, excluding accrued interest, but adding accrued interest to the price for purposes of calculating yield), and 42% CPR (at an assumed purchase price of 4.000% of the related Class Notional Amount, excluding accrued interest, but adding accrued interest to the price for purposes of calculating yield), the pre-tax yield to maturity of the Class X-A and Class X-B Certificates will be less than 0%, respectively. If the rate of prepayments on the related Mortgage Loans were to exceed the applicable levels for as little as one month, while equaling such level for all other months, the Class X-A and Class X-B Certificateholders would not fully recoup their initial investment.

      The pre-tax yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class X-A and Class X-B Certificates, would cause the discounted present value of such assumed stream of cash flows to the Closing Date to equal the assumed purchase prices (plus accrued interest), and converting such monthly rates to CBE rates. Such calculation does not take into account the interest rates at which funds received by Certificateholders as distributions on the Class X-A and Class X-B Certificates may be reinvested and consequently does not purport to reflect the return on any investment in such Certificates when such reinvestment rates are considered.

      It is highly unlikely that the Mortgage Loans will prepay at the same rate until maturity or that all of the Mortgage Loans will prepay at the same rate or time or that prepayments will be spread evenly among Mortgage Loans with differing gross margins. As a result of these factors, the pre-tax yields on the Class X-A and Class X-B Certificates are likely to differ from those shown in such tables, even if all of the related Mortgage Loans prepay at the indicated percentages of CPR. No representation is made as to the actual rate of principal payments on the related Mortgage Loans (or the Mortgage Rates thereon) for any period or over the lives of the Class X-A and Class X-B Certificates or as to the yields on such Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase such Certificates.

                                 USE OF PROCEEDS

      The net proceeds from the sale of the Offered Certificates will be applied by the Depositor to pay for the acquisition of the Mortgage Loans from the Seller. See "Use of Proceeds" in the accompanying prospectus and "Method of Distribution" in this prospectus supplement.

                         FEDERAL INCOME TAX CONSEQUENCES

      For federal income tax purposes the Trust Fund, exclusive of the Reserve Fund and rights in the Additional Collateral, will comprise multiple REMICs in a tiered structure. Elections will be made to treat each such REMIC as a REMIC for federal income tax purposes. The Certificates, other than the Class A-R Certificate and the Class LT-R Certificate, will represent ownership of one or more regular interests, the Class A-R Certificate will represent ownership of the sole residual interest in the upper-tier REMIC (the "Upper-Tier REMIC") and the Class LT-R Certificate will represent ownership of the sole residual interest in each remaining REMIC.

All prospective investors should review the discussion under "Federal Income Tax Consequences" in the accompanying prospectus.

      The regular interests may be treated as having been issued with original issue discount. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is a CPR of 20%. No representation is made that the Mortgage Loans will, in fact, prepay at this rate or any other rate.

      Under federal income tax law, a Certificateholder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner may be subject to backup withholding at a rate generally equal to the fourth lowest rate of income tax then in effect. See "Federal Income Tax Consequences -- Backup Withholding" in the accompanying prospectus for a general discussion of the mechanics of backup withholding.

ADDITIONAL TAX CONSIDERATIONS APPLICABLE TO THE LIBOR CERTIFICATES

      In addition to representing ownership of one or more regular interests in a REMIC, each LIBOR Certificate will represent a beneficial interest in the right to receive payments from the Reserve Fund pursuant to the provisions of the Pooling and Servicing Agreement. For information reporting purposes, the Trustee will treat the entitlement to such payments as an interest in interest rate cap contracts written by the Class X-A and Class X-B Certificateholders in favor of the holders of the related LIBOR Certificates (the "Interest Rate Cap Agreements"), and, under the terms of the Pooling and Servicing Agreement, each holder of a LIBOR Certificate and the Class X-A and Class X-B Certificateholders will agree, by virtue of their purchase of such Certificates, to adopt a tax reporting position consistent with that characterization. Moreover, the Reserve Fund will be treated as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is beneficially owned by the Class X-A and Class X-B Certificateholders. Alternative characterizations of such rights are, however, possible. For instance, the right to receive such payments could be classified for federal income tax purposes as an interest in a partnership formed among the affected Certificateholders to share cash flows from the Class X-A and Class X-B Certificates. Such an alternative characterization would result in tax treatment of payments of Net WAC Shortfalls that would differ from that which is described below. Prospective investors in the LIBOR Certificates should consult their tax advisors regarding the tax treatment of the rights of the holders of such Certificates to receive payments in respect of Net WAC Shortfalls.

      A holder of a LIBOR Certificate must allocate its purchase price for such Certificate between its two components -- the regular interest component and the Interest Rate Cap Agreements component. For information reporting purposes, the Securities Administrator will assume that, with respect to a LIBOR Certificate, the Interest Rate Cap Agreements component will have only nominal value relative to the value of the regular interest component. The Internal Revenue Service could argue, however, that the Interest Rate Cap Agreements component has significant value, and if that argument were to be sustained, the regular interest component could be viewed as having been issued with an additional amount of original issue discount ("OID") (which could cause the total amount of discount to exceed a statutorily defined de minimis amount). See "Federal Income Tax Consequences -- REMIC Securities -- Taxation of Regular Interest Securities -- Original Issue Discount" in the accompanying prospectus.

      Upon the sale, exchange, or other disposition of a LIBOR Certificate, the holder must allocate the amount realized between the two components of such Certificate based on the relative fair market values of those components at the time of sale. Assuming that a LIBOR Certificate is held as a capital asset within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Interest Rate Cap Agreements component should be capital gain or loss, and, gain or loss on the disposition of the regular interest component should, subject to the limitation described below, be capital gain or loss. Except for any amounts of accrued but unrecognized market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of the regular interest component of a LIBOR Certificate realized by an investor who holds such Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if the Certificate is held as part of a conversion transaction, as described in Code Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the holder entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includable in the gross income of the holder if its yield on such Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includable in the gross income of such holder with respect to such Certificate. In addition, gain or loss recognized from the sale of a LIBOR Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers are subject to a lower minimum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      As indicated above, a portion of the purchase price paid by a holder to acquire a LIBOR Certificate will be attributable to the Interest Rate Cap Agreements component of such Certificate. The portion of the overall purchase price attributable to the Interest Rate Cap Agreements component must be amortized over the life of such LIBOR Certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Certificateholders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Interest Rate Cap Agreements component of a LIBOR Certificate.

      Any payments received by a holder of a LIBOR Certificate from the Reserve Fund will be treated as periodic payments received from an interest rate cap agreement. To the extent the sum of such periodic payments for any year exceed that year's amortized cost of the Interest Rate Cap Agreements component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction. A beneficial owner's ability to recognize a net deduction with respect to the Interest Rate Cap Agreement component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts, REMICs and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly-offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Interest Rate Cap Agreement component in computing the beneficial owner's alternative minimum tax liability.

      The regular interest component of each LIBOR Certificate will be treated as (i) assets described in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) "real estate assets" under Section 856(c)(4)(A) of the Code, in the same proportion that the assets of the Trust Estate, exclusive of the Reserve Fund, would be so treated. The Interest Rate Cap Agreements component of the LIBOR Certificates will not be treated as assets described in Section 7701(a)(19)(C) of the Code or "real estate assets" under
Section 856(c)(4)(A) of the Code.

ADDITIONAL TAX CONSIDERATIONS APPLICABLE TO THE CLASS X CERTIFICATES

      For federal income tax purposes, the Class X-A Certificates will represent
(i) ownership of a REMIC regular interest and (ii) the obligation to make payments on a notional principal contract to the Class A-2, Class A-3-A and Class A-3-B Certificateholders.

      For federal income tax purposes, the Class X-B Certificates will represent
(i) ownership of a REMIC regular interest and (ii) the obligation to make payments on a notional principal contract to the Class B-1 and Class B-2 Certificateholders.

THE CLASS A-R CERTIFICATES

      Special tax considerations apply to an investment in the Class A-R Certificates. In certain circumstances, the Class A-R Certificates can produce a significantly less favorable after-tax return for a beneficial owner than would be the case if (i) the Class A-R Certificate were taxable as a debt instrument, or (ii) no portion of taxable income allocated to the Class A-R Certificate were "excess inclusion" income. See "Federal Income Tax Consequences --REMIC Securities--Taxation of Holders of Residual Interest Securities" in the prospectus.

      Under applicable Treasury regulations, if a Class A-R Certificate is a "noneconomic residual interest," as described in the prospectus, the transfer of a Class A-R Certificate to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment of collection of tax. The prospectus describes a safe harbor set out under existing regulations under which certain transfers of the Class A-R Certificates would be presumed not to have a significant purpose of impeding the assessment or collection of tax. See "Federal Income Tax Consequences -- REMIC Securities -- Taxation of Holders of Residual Interest Securities -- Restrictions on Ownership and Transfer of Residual

Interest Securities" in the prospectus. Under final regulations issued by the Treasury Department on July 19, 2002 (the "Final Regulations") a transfer of a noneconomic residual interest will not qualify under this safe harbor unless either (a) the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of
(i) any consideration given to the transferee to acquire the interest, (ii) expected future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses, or
(b) the transfer is to certain domestic taxable corporations with large amounts of gross and net assets where an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the "safe harbor" provisions. Part (b) of this safe harbor is not available if the facts and circumstances known to the transferor reasonably indicate that the taxes associated with the non-economic residual interest will not be paid. In addition, under the Final Regulations, the safe harbor applies only if the transferee represents that income from the Class A-R Certificate will not be attributed to a foreign permanent establishment or fixed base of the transferee or another U.S. taxpayer. The Final Regulations generally apply to transfers of non-economic residual interests after February 3, 2000, and thus generally will apply to transfers of the Class A-R Certificates. The Final Regulations contain additional detail regarding their application, and prospective investors in the Class A-R Certificates should consult their own tax advisors regarding the application of the Final Regulations to a transfer of the Class A-R Certificates.

      The Treasury Department recently issued final regulations addressing the tax treatment of payments received by transferees of non-economic REMIC residual interests made to induce such transferees to acquire such residual interests (such payments, "inducement fees"). These regulations (i) require such transferees to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding the residual interest and (ii) specify that inducement fees constitute income from sources within the United States. These regulations will apply to any inducement fee received in connection with the acquisition of a Class A-R Certificate. Prospective purchasers of the Class A-R Certificates should consult with their tax advisors regarding the effect of these regulations.

TAX RETURN DISCLOSURE REQUIREMENTS

      Recent Treasury Department pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Taxpayers are required to report certain information on Internal Revenue Service Form 8886 if they participate in a "reportable transaction." Holders of Offered Certificates that recognize a loss for federal income tax purposes on a sale or other disposition of Offered Certificates in excess of a specified threshold should consult with their tax advisors as to the need to file Internal Revenue Service Form 8886 with their federal income tax returns.

                                  ERISA MATTERS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose requirements on certain employee benefit plans -- and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested -- and on persons who are fiduciaries with respect to these types of plans and arrangements (together, "Plans").

      ERISA prohibits "parties in interest" with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the accompanying prospectus.

      Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the accompanying prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Investments by Plans that are subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

      The U.S. Department of Labor has granted to Morgan Stanley & Co. Incorporated and to Greenwich Capital Markets, Inc. Prohibited Transaction Exemption ("PTE") 90-24 (55 Fed. Reg. 20548 (1990)) and PTE 90-59 (55 Fed. Reg.
36724 (1990)), respectively, as most recently amended and restated by PTE 2002-41 (an administrative exemption), which exempts from the application of the prohibited transaction rules transactions relating to:

      - the acquisition, holding and sale by Plans of certain securities issued by a trust with respect to which Morgan Stanley & Co. Incorporated and Greenwich Capital Markets, Inc. or any of their affiliates is the sole underwriter or the manager or co- manager of the underwriting syndicate, and

      -     the servicing, operation and management of such trusts,

provided that the general conditions and certain other requirements set forth in the exemption are satisfied.

      Among the conditions which must be satisfied for the exemption to apply are:

      - The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

      - The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from a rating agency identified in the exemption, such as S&P, Fitch Ratings or Moody's.

      - The Trustee must not be an affiliate of any other member of the "restricted group" (defined below in the second following paragraph), other than the Underwriters.

      - The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for Underwriting the Offered Certificates; the sum of all payments made to and retained by the Seller and the Depositor pursuant to the assignment of the trust assets to the Trust Fund represents not more than the fair market value of such assets; the sum of all payments made to and retained by any Servicer represents not more than reasonable compensation for the Servicer's services under the related Servicing Agreement and reimbursements of such person's reasonable expenses in connection therewith.

      - The Plan investing in the Offered Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

      The Trust Fund must also meet each of the requirements listed below:

      - The Mortgage Pool must consist solely of assets of the type that have been included in other investment pools.

      - Certificates representing beneficial ownership in such other investment pools must have been rated in one of the four highest generic rating categories by a rating agency for at least one year prior to the Plan's acquisition of Offered Certificates.

      - Certificates evidencing beneficial ownership in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

      Moreover, the exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire indebtedness of a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that:

      - in the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the trust is acquired by persons independent of the restricted group;

      - such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the trust;

      - the Plan's investment in Offered Certificates of any class does not exceed 25% of all of the Certificates of that class outstanding at the time of the acquisition; and

      - immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in securities representing indebtedness of one or more issuers containing assets sold or serviced by the same entity.

This relief does not apply to Plans sponsored by members of the "restricted group" consisting of the Depositor, the Master Servicer, any Servicer, the Trustee, any indemnitor or any obligor with respect to Mortgage Loans included in the assets of the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust Fund, or any affiliate of these parties.

      It is expected that the exemption will apply to the acquisition and holding by Plans of the Offered Certificates (except for the Class A-R Certificate) and that all conditions of the exemption other than those within the control of the investors will be met.

      The rating of a class of Offered Certificates may change. If a class of Offered Certificates no longer has a rating of at least "BBB-," Certificates of that class will no longer be eligible for relief under the exemption (although a Plan that had purchased the Certificate when it had an investment-grade rating would not be required by the exemption to dispose of it). However, certain insurance company general accounts may be eligible to purchase Offered Certificates pursuant to Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60.

      BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATE MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION DISCUSSED ABOVE OR ANY OTHER ISSUED EXEMPTION UNDER ERISA INCLUDING PTCE 83-1, THE PURCHASE AND HOLDING OF THE CLASS A-R CERTIFICATE BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, THE INITIAL ACQUISITION AND TRANSFER OF THE CLASS A-R CERTIFICATE WILL NOT BE REGISTERED BY THE SECURITIES ADMINISTRATOR UNLESS THE SECURITIES ADMINISTRATOR ON BEHALF OF THE TRUSTEE RECEIVES:

      - a representation from the acquiror or transferee of the Class A-R Certificate to the effect that the transferee is not an employee benefit plan subject to section 406 of ERISA or a plan or arrangement subject to section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer,

      - if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the Class A-R Certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of the Class A-R Certificate are covered under Sections I and III of PTCE 95-60 or

      - an Opinion of Counsel satisfactory to the certificate registrar to the effect that the purchase and holding of such a Certificate by the acquiror or transferee will not constitute or result in prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the certificate registrar, the Trustee, the Master Servicer, the Depositor or the Securities Administrator to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

      Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the exemption described above and PTCE 83-1 described in the prospectus, and the potential consequences in their specific circumstances prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the Underwriting Agreement among the Seller, the Depositor and Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc., Banc of America Securities LLC, Countrywide Securities Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together, the "Underwriters"), the Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Depositor, the initial Class Principal Amount of each class of Offered Certificates, as set forth below. Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

                                                                                               MERRILL
                                                                                                LYNCH,
                                                                                               PIERCE,
                                        GREENWICH          BANC OF          COUNTRYWIDE         FENNER
                 MORGAN STANLEY &        CAPITAL           AMERICA          SECURITIES         & SMITH
    CLASS       CO. INCORPORATED      MARKETS, INC.     SECURITIES LLC      CORPORATION      INCORPORATED
-------------   -----------------     -------------     --------------     -------------     ------------
A-1 .........   $      88,639,800     $  88,639,800     $   49,882,800     $ 221,782,800     $ 49,882,800
A-2 .........   $      88,235,700     $  88,235,700     $   25,210,200     $  25,210,200     $ 25,210,200
A-3-A .......   $      86,755,900     $  86,755,900     $   24,787,400     $  24,787,400     $ 24,787,400
A-3-B .......   $       1,384,600     $   1,384,600     $      395,600     $     395,600     $    395,600
X-A .........   $     251,966,000(1)  $ 251,966,000(1)              --                --               --
X-B .........   $      29,925,000(1)             --                 --                --               --
A-R .........   $             100                --                 --                --               --
B-1 .........   $       9,450,000     $   9,450,000                 --                --               --
B-2 .........   $       5,512,500     $   5,512,500                 --                --               --
B-3 .........   $       6,300,000                --                 --                --               --

---------------
(1)   Indicates the initial Class Notional Amount of such interest-only class.

      The Underwriters intend to make a secondary market in the Offered Certificates, but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment. The Offered Certificates will not be listed on any national securities exchange.

      Immediately prior to the sale of the Mortgage Loans to the Depositor, some of the Mortgage Loans were the subject of financing provided by affiliates of the Underwriters. A portion of the proceeds from the sale of the Mortgage Loans to the Depositor will be applied to repay such financings.

      The Depositor and the Seller have agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      Expenses incurred by the Depositor in connection with this offering are expected to be approximately $750,000.

      Banc of America Securities LLC, one of the Underwriters, is an affiliate of Bank of America, N.A., a servicer of a portion of the Mortgage Loans; Countrywide Securities Corporation, one of the Underwriters, is an affiliate of Countrywide Servicing, a servicer of a portion of the Mortgage Loans; and Morgan Stanley & Co. Incorporated, one of the Underwriters, is an affiliate of MSDWCC, a servicer of a portion of the Mortgage Loans.

      After the initial distribution of the Offered Certificates, this prospectus supplement and the accompanying prospectus may be used by Banc of America Securities LLC, Countrywide Securities Corporation or Morgan Stanley & Co. Incorporated, each an affiliate of one of the Servicers, in connection with market making transactions in those certificates. Each of Countrywide Securities Corporation, Morgan Stanley & Co. Incorporated and Banc of America Securities LLC may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.

                                  LEGAL MATTERS

      The validity of the Certificates will be passed upon for the Depositor by Tobin & Tobin, a professional corporation, San Francisco, California. Certain tax matters will be passed upon for the Depositor by Chapman and Cutler LLP, San Francisco, California. McKee Nelson LLP, Washington, D.C., will act as counsel for the Underwriters.

                                     RATINGS

      It is a condition of the issuance of the Class A-1, Class A-2, Class A-3-A, Class A-R, Class X-A and Class X-B Certificates that they be rated "AAA" by each of Fitch Ratings ("Fitch") and Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and collectively with Fitch and S&P, the "Rating Agencies"). It is a condition of the issuance of the Class A-3-B Certificates that they be rated "AAA" by each of Fitch and S&P and "Aa1" by Moody's. It is a condition to the issuance of the Class B-1 Certificates that they be rated "AA" by each of Fitch and S&P and "Aa2" by Moody's. It is a condition to the issuance of the Class B-2 Certificates that they be rated "A" by each of Fitch and S&P and "A2" by Moody's. It is a condition to the issuance of the Class B-3 Certificates that they be rated "BBB" by each of Fitch and S&P and "Baa2" by Moody's.

      The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt of all payments on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. Such ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates. Ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the mortgage loans.

      The ratings do not address the likelihood that any Net WAC Shortfalls or unpaid Net WAC Shortfalls will be repaid to holders of the LIBOR Certificates.

      The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

      The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                          INDEX OF CERTAIN DEFINITIONS

A-2 Margin ...............................................................      S-72
A-3-A Margin .............................................................      S-72
A-3-B Margin .............................................................      S-72
Accrual Period ...........................................................      S-68
Additional Collateral ....................................................      S-24
Additional Collateral Loans ..............................................      S-24
Aggregate Cut-off Date Balance ...........................................      S-20
Aggregate Subordinate Percentage .........................................      S-79
Applicable Credit Support Percentage .....................................      S-81
Apportioned Principal Balance ............................................      S-71
Available Distribution Amount ............................................      S-67
B-1 Margin ...............................................................      S-72
B-2 Margin ...............................................................      S-72
BBA ......................................................................      S-76
BBAM .....................................................................      S-76
Beneficial Owner .........................................................      S-61
Book-Entry Certificates ..................................................      S-61
Business Day .............................................................      S-61
CBE ......................................................................     S-113
Certificate Distribution Amount ..........................................      S-66
Certificate Group ........................................................      S-60
Certificate Interest Rate ................................................      S-72
Certificate Principal Amount .............................................      S-69
Certificateholder ........................................................      S-61
Class Notional Amount ....................................................      S-69
Class Principal Amount ...................................................      S-68
Class Subordination Percentage ...........................................      S-81
Class X Certificates .....................................................      S-59
Class X-A Pool 2 Component Sub Account ...................................      S-74
Class X-A Pool 3 Component Sub Account ...................................      S-74
Class X-B Sub Account ....................................................      S-74
Clean-Up Call Date .......................................................      S-90
Clearstream Luxembourg ...................................................      S-62
Clearstream Luxembourg Participants ......................................      S-63
Closing Date .............................................................      S-59
Code .....................................................................     S-117
Component Interest Rate ..................................................      S-72
Corporate Trust Office ...................................................      S-91
Countrywide ..............................................................      S-21
Countrywide Financial ....................................................      S-95
Countrywide Servicing ....................................................      S-95
CPR ......................................................................     S-105
Credit Scores ............................................................      S-23
Credit Support Depletion Date ............................................      S-85
Current Interest .........................................................      S-68
Custodial Account ........................................................      S-66
Cut-off Date .............................................................      S-19
Defective Mortgage Loan ..................................................      S-56
Deficient Valuation ......................................................      S-88
Definitive Certificates ..................................................      S-61
Deleted Mortgage Loan ....................................................      S-57
Depositor ................................................................      S-56
Designated Telerate Page .................................................      S-76
Determination Date .......................................................      S-98
Distribution Account .....................................................      S-66
Distribution Date ........................................................      S-61
DTC ......................................................................      S-61
Due Date .................................................................      S-22
Due Period ...............................................................      S-70
Effective Loan-to-Value Ratio ............................................      S-23
ERISA ....................................................................     S-118
Euroclear ................................................................      S-62
Euroclear Operator .......................................................      S-64
Euroclear Participants ...................................................      S-64
European Depositaries ....................................................      S-62
Expense Rate .............................................................      S-73
Final Regulations ........................................................     S-118
Final Scheduled Distribution Date ........................................      S-90
Financial Intermediary ...................................................      S-62
Fitch ....................................................................     S-124
FlexSourceTM Loans .......................................................      S-23
GMACM ....................................................................      S-92
GreenPoint ...............................................................      S-21
Group 1 Certificates .....................................................      S-60
Group 2 Certificates .....................................................      S-60
Group 3 Certificates .....................................................      S-60
Insurance Proceeds .......................................................      S-67
Interest Distribution Amount .............................................      S-68
Interest Rate Cap Agreements .............................................     S-115
Interest Settlement Rate .................................................      S-76
Interest Shortfall .......................................................      S-71
Interest Transfer Amount .................................................      S-87

LIBOR Business Day .......................................................      S-76
LIBOR Certificates .......................................................      S-59
LIBOR01 ..................................................................      S-76
Limited Purpose Surety Bond ..............................................      S-24
Liquidated Mortgage Loan .................................................      S-88
Liquidation Proceeds .....................................................      S-67
Loan-to-Value Ratio ......................................................      S-22
Master Servicer ..........................................................      S-56
Master Servicer Fee ......................................................      S-99
Master Servicing Fee Rate ................................................      S-99
MLCC .....................................................................      S-22
Monthly Advance ..........................................................     S-100
Moody's ..................................................................     S-124
Mortgage .................................................................      S-57
Mortgage File ............................................................      S-57
Mortgage Loan Purchase Agreement .........................................      S-22
Mortgage Loans ...........................................................      S-20
Mortgage Note ............................................................      S-56
Mortgage Pool ............................................................      S-20
Mortgage Rate ............................................................      S-73
Mortgaged Property .......................................................      S-20
MSDWCC ...................................................................      S-21
Net Interest Shortfall ...................................................      S-70
Net Mortgage Rate ........................................................      S-73
Net Prepayment Interest Shortfalls .......................................      S-70
Net WAC Shortfalls .......................................................      S-74
Offered Certificates .....................................................      S-59
OID ......................................................................     S-115
One-Month LIBOR ..........................................................      S-56
One-Month LIBOR Determination Date .......................................      S-76
One-Month LIBOR Loans ....................................................      S-20
Original Subordinate Class Principal Amount ..............................      S-80
Originators ..............................................................      S-58
Overcollateralized Group .................................................      S-86
Participant ..............................................................      S-62
Percentage Interest ......................................................      S-91
Plans ....................................................................     S-119
Pool 1 ...................................................................      S-20
Pool 1 Mortgage Loans ....................................................      S-20
Pool 1 Net WAC ...........................................................      S-73
Pool 1 Subordinate Amount ................................................      S-71
Pool 2 ...................................................................      S-20
Pool 2 Component .........................................................      S-59
Pool 2 Component Interest Rate ...........................................      S-69
Pool 2 Component Notional Amount .........................................      S-69
Pool 2 Mortgage Loans ....................................................      S-20
Pool 2 Net WAC ...........................................................      S-73
Pool 2 Subordinate Amount ................................................      S-71
Pool 3 ...................................................................      S-20
Pool 3 Component .........................................................      S-59
Pool 3 Component Interest Rate ...........................................      S-69
Pool 3 Component Notional Amount .........................................      S-69
Pool 3 Mortgage Loans ....................................................      S-21
Pool 3 Net WAC ...........................................................      S-73
Pool 3 Subordinate Amount ................................................      S-71
Pool Balance .............................................................      S-79
Pool Percentage ..........................................................      S-68
Pool Subordinate Amount ..................................................      S-71
Pooling and Servicing Agreement ..........................................      S-56
Prepayment Interest Shortfall ............................................      S-70
Prepayment Period ........................................................      S-67
Principal Transfer Amount ................................................      S-87
Privately-Offered Certificates ...........................................      S-59
Pro Rata Senior Percentage ...............................................      S-78
PTE ......................................................................     S-119
Rating Agencies ..........................................................     S-124
Realized Loss ............................................................      S-88
Record Date ..............................................................      S-61
Relevant Depositary ......................................................      S-62
Relief Act ...............................................................      S-70
Relief Act Reduction .....................................................      S-70
Replacement Mortgage Loan ................................................      S-57
Required Reserve Fund Deposit ............................................      S-74
Reserve Fund .............................................................      S-74
Rules ....................................................................      S-62
S&P ......................................................................     S-124
Scheduled Payment ........................................................      S-78
Securities Administrator .................................................      S-56
Seller ...................................................................      S-56
Senior Certificates ......................................................      S-59
Senior Percentage ........................................................      S-78
Senior Prepayment Percentage .............................................      S-79
Senior Principal Distribution Amount .....................................      S-77
Senior Termination Date ..................................................      S-78
Servicers ................................................................      S-91
Servicing Fee ............................................................      S-99
Servicing Fee Rate .......................................................      S-99
Six-Month LIBOR ..........................................................      S-56

Six-Month LIBOR Determination Date .......................................      S-76
Six-Month LIBOR Loans ....................................................      S-21
Stated Principal Balance .................................................      S-74
Step-Down Test ...........................................................      S-80
Structuring Assumptions ..................................................     S-105
Sub Account ..............................................................      S-74
Subordinate Certificate Writedown Amount .................................      S-88
Subordinate Certificates .................................................      S-59
Subordinate Class Percentage .............................................      S-83
Subordinate Classes ......................................................      S-59
Subordinate Net WAC ......................................................      S-73
Subordinate Percentage ...................................................      S-83
Subordinate Prepayment Percentage ........................................      S-83
Subordinate Principal Distribution Amount ................................      S-82
Subsequent Recovery ......................................................      S-88
Terms and Conditions .....................................................      S-64
Total Transfer Amount ....................................................      S-86
Trust Fund ...............................................................      S-59
Trustee ..................................................................      S-56
Two Times Test ...........................................................      S-78
Undercollateralized Group ................................................      S-86
Underwriters .............................................................     S-123
Upper-Tier REMIC .........................................................     S-114
Yield Tables .............................................................     S-113

                                    ANNEX I:

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered Sequoia Mortgage Trust 2004-7 Mortgage Pass-Through Certificates (the "Global Certificates") will be available only in book-entry form. Investors in the Global Certificates may hold such Global Certificates through any of DTC, Clearstream Luxembourg or Euroclear. The Global Certificates will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Certificates through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurocertificate practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior collateralized mortgage certificate issues.

      Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      A holder that is not a United States person (as described below) of Global Certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All Global Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Certificates through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Certificates through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional

                                      S-A-1
eurocertificates, except that there will be no temporary global certificate and no "lock-up" or restricted period. Global Certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior collateralized mortgage certificate issues in same-day funds.

      TRADING BETWEEN CLEARSTREAM LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurocertificates in same-day funds.

      TRADING BETWEEN DTC SELLER AND CLEARSTREAM LUXEMBOURG OR EUROCLEAR PURCHASER. When Global Certificates are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream I-1 Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Certificates against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon Distribution Date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Certificates. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant's account against delivery of the Global Certificates. After settlement has been completed, the Global Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Certificates are credited to their accounts one day later.

                                      S-A-2

      As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Certificates were credited to their accounts. However, interest on the Global Certificates would accrue from the value date. Therefore, in many cases the investment income on the Global Certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Certificates to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      TRADING BETWEEN CLEARSTREAM LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Certificates are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Certificates to the DTC Participant's account against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Certificates. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, I-2 when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Certificates from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                                      S-A-3

            (a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the Global Certificates in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Certificates sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A holder that is not a "United States person" within the meaning of
Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

      I. the Securities Administrator, on behalf of the Trustee or the U.S. withholding agent receives a statement --

            (a) from the holder on Internal Revenue Service ("IRS") Form W-8BEN (or any successor form) that --

                  (i) is signed by the certificateholder under penalty of
            perjury,

                  (ii) certifies that such owner is not a United States person, and (iii) provides the name and address of the certificateholder, or

            (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that --

                  (i) is signed under penalties of perjury by an authorized
            representative of the financial institution,

                  (ii) states that the financial institution has received an IRS
            Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

                  (iii) provides the name and address of the certificateholder,
            and

                  (iv) attaches the IRS Form W-8BEN (or any successor form)
            provided by the certificateholder;

                                      S-A-4

      II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Securities Administrator or the U.S. withholding agent;

      III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Securities Administrator or the U.S. withholding agent; or

      IV. the holder is a "nonwithholding partnership" and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example "qualified intermediaries") may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

      A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

      In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

      I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;

      II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

      III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

      This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not "United States persons" within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

      The term "United States person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross

                                      S-A-5
income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also will be considered United States persons.

                                      S-A-6

PROSPECTUS

                      SEQUOIA MORTGAGE FUNDING CORPORATION

                                       OR

                        SEQUOIA RESIDENTIAL FUNDING, INC.
                                   (DEPOSITOR)
                                 $7,926,339,800
                               (AGGREGATE AMOUNT)

                             ASSET-BACKED SECURITIES
                              (ISSUABLE IN SERIES)

PLEASE CAREFULLY CONSIDER OUR DISCUSSION OF SOME OF THE RISKS OF INVESTING IN THE SECURITIES UNDER "RISK FACTORS" BEGINNING ON PAGE 8.

THE SECURITIES WILL REPRESENT OBLIGATIONS OF OR INTERESTS IN THE RELATED TRUST ONLY AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF EITHER SEQUOIA MORTGAGE FUNDING CORPORATION OR SEQUOIA RESIDENTIAL FUNDING, INC., AS THE DEPOSITOR, OR ANY OF THEIR AFFILIATES.

THE TRUSTS

Each trust will be established to hold the assets transferred to it by the depositor, either Sequoia Mortgage Funding Corporation or Sequoia Residential Funding, Inc. The assets of each trust will be specified in the prospectus supplement and may consist of:

- fixed rate mortgage loans secured by senior and junior liens on one- to four-family residential properties;

- adjustable rate mortgage loans secured by senior and junior liens on one- to four-family residential properties;

- mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac;

-     private mortgage-backed securities; and

-     other assets described in the prospectus supplement.

THE SECURITIES

The depositor, either Sequoia Mortgage Funding Corporation or Sequoia Residential Funding, Inc., will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

OFFERS OF SECURITIES

The securities may be offered through several different methods, including offerings through underwriters.

THE SEC AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

September 17, 2004

                                TABLE OF CONTENTS

Summary of Prospectus ....................................................        4
Risk Factors .............................................................        8
The Depositor ............................................................       13
The Trust ................................................................       13
Use of Proceeds ..........................................................       28
Loan Program .............................................................       28
Description of the Securities ............................................       31
Credit Enhancement .......................................................       46
Yield and Prepayment Considerations ......................................       53
The Agreements ...........................................................       56
Certain Legal Aspects of the Loans .......................................       73
Federal Income Tax Consequences ..........................................       84
State Tax Considerations .................................................      104
ERISA Considerations .....................................................      104
Legal Investment .........................................................      111
Method of Distribution ...................................................      112
Legal Matters ............................................................      113
Financial Information ....................................................      113
Available Information ....................................................      113
Incorporation of Certain Documents by Reference ..........................      114
Rating ...................................................................      114
Index of Defined Terms ...................................................      116

                   IMPORTANT NOTICE ABOUT INFORMATION IN THIS
                        PROSPECTUS AND EACH ACCOMPANYING
                              PROSPECTUS SUPPLEMENT

      Information about each series of securities is contained in two separate documents:

      - this prospectus, which provides general information, some of which may not apply to a particular series; and

      - the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

      The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

      IF THE TERMS OF YOUR SERIES OF SECURITIES AND ANY OTHER INFORMATION CONTAINED HEREIN VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

      We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

      You can find a listing of the pages on which many of the terms used in this prospectus are defined under "Index of Defined Terms" beginning on page 114 of this prospectus.

                              SUMMARY OF PROSPECTUS

- This summary highlights material information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, carefully read this entire prospectus and the accompanying prospectus supplement.

- This summary provides an overview of the structural elements, calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

- There are material risks associated with an investment in the securities. You should read the section entitled "Risk Factors" beginning on page 8 of this prospectus and in the accompanying prospectus supplement, and consider the risk factors described in those sections, before making a decision to invest in the securities.

                                      TRUST

      The issuer for a particular series of securities will be a trust formed by the depositor.

                                    DEPOSITOR

      For any series of securities, either Sequoia Mortgage Funding Corporation, a Delaware corporation, or Sequoia Residential Funding, Inc., a Delaware corporation, as identified in the prospectus supplement. Each depositor's principal offices are located at One Belvedere Place, Mill Valley, California 94941 and the telephone number is (415) 389-7373.

                                    SERVICER

       For any series of securities, the servicer named in the related prospectus supplement. While we refer to a single servicer in this prospectus, for a particular series of securities there may be more than one servicer, as set forth in the prospectus supplement, as well as a master servicer to supervise the performance of each servicer under the related servicing agreement.

      If specified in the related prospectus supplement, the depositor may appoint a special servicer for the series of securities.

                                    TRUSTEE

      For any series of securities, the trustee named in the prospectus supplement.

      In addition, if the trust issues bonds pursuant to a separate indenture, the trust and the indenture will be administered by separate independent trustees. In that case, the trust will be administered by an owner trustee and the indenture will be administered by an indenture trustee, in each case as named in the prospectus supplement.

                                 THE SECURITIES

      Each class or series of securities will be either:

      - certificates representing interests in the assets of the trust related to a certain series; or

      - notes or bonds which are secured by the pledge of the trust assets related to a certain series.

      Each class or series of securities may have a different interest rate, which may be a fixed or floating interest rate. The prospectus supplement will specify the interest rate for each class or series of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

      A series may include one or more classes which:

      - are stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions;

      - are stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions;

      - have different terms including different interest rates and different timing, sequential order or priority of payments, amount of principal or interest or both;

      - will not distribute accrued interest but rather will add the accrued interest to the note principal balance, or nominal balance, in the manner described in the related prospectus supplement;

      - are senior or subordinate to one or more other classes of securities in respect of distributions of principal and interest and allocations of losses on receivables; or

      - have a feature entitling the class to a portion of or no principal distributions for an initial period and then all or a different portion of the principal distributions during subsequent periods.

      A series of securities may provide that distributions of principal or interest or both on any class may be made:

      -     upon the occurrence of specified events;

      -     in accordance with a schedule or formula; or

      - on the basis of collections from designated portions of the related trust assets.

                                  TRUST ASSETS

      As specified in the prospectus supplement, the trust assets may consist of:

      - fixed rate mortgage loans secured by senior and junior liens on one- to four-family residential properties;

      - adjustable rate mortgage loans s cured by senior and junior liens on one- to four-family residential properties;

      - mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac;

      -     private mortgage-backed securities;

      - closed-end and/or revolving home equity loans or certain balances thereof secured by senior and junior liens on one- to four-family residential properties; and

      - other assets as described in detail elsewhere in the prospectus supplement.

      If the prospectus supplement specifies, the trustee may acquire additional trust assets during a specified pre-funding period from monies in a pre-funding account.

                                  PAYMENT DATE

      As described in the prospectus supplement, the securities will pay principal and/or interest on specified dates. Payment dates will occur monthly, quarterly, or semi-annually.

                                   RECORD DATE

      The prospectus supplement will describe a date preceding the payment date, as of which the trustee or its paying agent will fix the identity of securityholders. Securityholders whose identities are fixed on this date will receive payments on the next succeeding payment date.

                                COLLECTION PERIOD

      A period preceding each payment date -- for example, in the case of monthly-pay securities, the calendar month preceding the month in which a payment date occurs. As the prospectus supplement will more fully describe, the servicer will remit collections received in respect of a collection period to the related trustee prior to the related payment date.

                               CREDIT ENHANCEMENT

      As described in the prospectus supplement, credit enhancement for the trust assets or any class of securities may include any one or more of the following:

      - the subordination of one or more classes of the securities of such series;

      - a limited financial guaranty policy issued by an entity named in the prospectus supplement;

      -     the establishment of one or more reserve accounts;

      -     the use of a cross-collateralization feature;

      -     use of a mortgage pool insurance policy;

      -     excess spread,

      -     over-collateralization;

      -     letter of credit;

      -     guaranteed investment contract;

      -     primary mortgage insurance,

      -     other pledged assets,

      -     corporate guarantees,

      -     surety bond;

      -     special hazard insurance policy;

      -     bankruptcy bond;

      -     FHA insurance or VA guarantee;

      - any other method of credit enhancement contemplated in this prospectus and described in the prospectus supplement; and

      -     any combination of the foregoing.

                           REGISTRATION OF SECURITIES

      The trust may issue the securities as global securities registered in the name of Cede & Co. as nominee of the Depository Trust Company, or another nominee. In this case, securityholders will not receive definitive securities representing their interests except in limited circumstances described in the prospectus supplement.

                              OPTIONAL TERMINATION

      As described in this prospectus and the prospectus supplement, the servicer, the depositor, or if the prospectus supplement specifies, other entities, may, at their respective options, cause the early retirement or redemption of some or all of a series of securities.

                              MANDATORY TERMINATION

      As described in this prospectus and the related prospectus supplement, the trustee, the servicer, or if the related prospectus supplement specifies, other entities, may be required to retire early all or any portion of a series of securities. An indenture may require these parties to solicit competitive bids for the purchase of the trust property or otherwise.

                         FEDERAL INCOME TAX CONSEQUENCES

      The securities of each series generally will be structured, for federal income tax purposes, as one of the following:

      - regular interests or residual interests in a trust treated as a real estate mortgage investment conduit or REMIC under Sections 860A through 860G of the Internal Revenue Code, or

      - indebtedness issued by a real estate investment trust or its taxable subsidiary.

      You should consult your own tax advisor concerning your investment.

                              ERISA CONSIDERATIONS

      A fiduciary of a pension, profit sharing or other employee benefit plan may wish to review with its legal advisors whether the purchase, holding or disposition of securities could give rise to a prohibited transaction under ERISA, or the Internal Revenue Code, and whether an exemption from the prohibited transaction rules is available.

                                     RATINGS

      Each class of securities offered by a prospectus supplement will initially be rated in one of the four highest rating categories of at least one nationally recognized statistical rating agency. The ratings are not a recommendation to purchase, hold or sell the securities and do not address the market price or suitability of the securities for a particular investor. The ratings generally address the likelihood of timely payment of interest and the ultimate payment of principal on the securities by the stated maturity date. The ratings do not generally address the rate of prepayments that may be experienced on the trust assets or the effect on the rate of prepayments on the return of principal to securityholders.

                                LEGAL INVESTMENT

      So long as any class of securities is rated in one of the two highest ratings categories by at least one nationally recognized statistical rating agency, such class of securities will generally constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. There are other restrictions on the ability of certain types of investors to purchase the securities that prospective investors should consider.

                                  RISK FACTORS

      INVESTORS SHOULD CONSIDER THE FOLLOWING FACTORS IN CONNECTION WITH THE PURCHASE OF SECURITIES. YOU SHOULD ALSO CONSIDER THE RISK FACTORS DESCRIBED IN THE PROSPECTUS SUPPLEMENT.

ABILITY TO RESELL SECURITIES MAY BE LIMITED

      No market for any of the securities will exist before they are issued. We cannot assure you that a secondary market will develop, or if it does develop, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      The secondary market for asset-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

LIMITED SOURCE OF PAYMENTS -- NO RECOURSE TO DEPOSITOR, SELLERS, SERVICER OR TRUSTEE

      The assets of the trust are the sole source of distributions for the securities. The securities do not represent an interest in or obligation of the depositor, any seller, the servicer, the trustee or any of their affiliates, except for the limited obligations of each seller with respect to certain breaches of its representations and warranties and of the servicer with respect to its servicing obligations. Neither the securities nor the trust assets will be guaranteed by or insured by any governmental agency or instrumentality, the depositor, any seller, the servicer, the trustee or any of their affiliates, unless so specified in the supplement. Consequently, if payments on the trust assets are insufficient to make all payments required on the certificates you may incur a loss on your investment.

CREDIT ENHANCEMENT MAY NOT BE SUFFICIENT TO PROTECT YOU FROM LOSSES

      Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. As a result, securityholders may suffer losses. In addition, credit enhancement may not cover all potential sources of loss, such as a loss resulting from fraud or negligence by a loan originator or other party.

PREPAYMENTS ARE UNPREDICTABLE AND AFFECT YIELD

      The rate of principal distributions and yield to maturity on the securities will be directly related to the rate of principal payments on the trust assets. For example, the rate of principal payments on the loans will be affected by the following:

      -     the amortization schedules of the loans;

      - the rate of principal prepayments (including partial prepayments and prepayments resulting from refinancing) by borrowers;

      -     liquidations or repurchases of defaulted loans by the servicer;

      - repurchases of loans by the seller as a result of defective documentation or breaches of representations and warranties; and

      - the mandatory or optional purchase by the servicer or other entity with such rights of all of the loans or some or all of the securities in connection with an optional redemption of securities or termination of the trust.

      The rate of principal payments on loans is influenced by a variety of economic, geographic, social and other factors. For example, if interest rates for similar loans fall below the interest rates on the loans in the trust, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the loans, the rate of prepayment would generally be expected to decrease.

      We cannot predict the rate at which borrowers will repay their loans. Please consider the following:

      - If you are purchasing a security at a discount, in particular, a principal-only security, your yield may be lower than expected if principal payments on the loans occur at a slower rate than you expected;

      - If you are purchasing a security at a premium, in particular, an interest-only security, your yield may be lower than expected if principal payments on the loans occur at a faster rate than you expected and you could lose your initial investment; and

      - The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase a security at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect.

DECLINE IN PROPERTY VALUES MAY INCREASE LOAN LOSSES

      Because your securities represent an interest in loans or are secured by loans, your investment may be affected by a decline in property values. If the outstanding balance of a loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, default, foreclosure and loss. A decline in property values could extinguish the value of a junior lien holder's interest in a property. Losses on such loans that are not otherwise covered by the credit enhancement described in the prospectus supplement will be borne by the holder of one or more classes of securities.

DELAYS IN LIQUIDATION MAY ADVERSELY AFFECT YOU

      Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize lawsuits if defenses or counterclaims are raised. As a result, foreclosure actions can sometimes take several years to complete and the liquidation proceeds may not cover the defaulted loan amount. In particular, because the costs of liquidation do not vary based on the loan amount, the risk of insufficient liquidation proceeds is greater with small loans. Some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding.

      In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the servicer to liquidate the property, which could result in a delay in payments to you.

JUNIOR LIEN PRIORITY COULD RESULT IN PAYMENT DELAYS AND LOSSES

      Loans may be secured by mortgages and deeds of trust that are junior in priority. Junior liens receive proceeds from a sale of the related property only after the senior liens have been paid. If the proceeds remaining after the senior liens have been paid are insufficient to satisfy the loans, then:

      - there may be a delay in payments to securityholders while a deficiency judgment against the borrower is sought; and

      - securityholders may incur a loss if a deficiency judgment cannot be obtained or is not realized upon.

LOANS UNDERWRITTEN TO STANDARDS BELOW "A" QUALITY MAY RESULT IN UNEXPECTED
LOSSES

      Loans supporting a series of securities may be comprised of mortgage loans underwritten according to standards below "A" quality (e.g., Alt-A, A minus or subprime). Such loans may be illiquid and present greater credit and other risks than conforming mortgage loans. In addition, such mortgage loans may lack standardized terms and may be secured by properties which are unique and more difficult to value than typical residential properties. Loans may have been underwritten primarily on the basis of loan-to-value ratios or favorable credit factors rather than on the borrower's credit standing or income ratios. Accordingly, the potential loss experience on non "A" quality mortgage loans supporting a series of securities may be more difficult to evaluate compared to the experience for "A" quality or other more standardized types of residential and mixed-use properties. Actual losses incurred on such lower quality mortgage loans may exceed levels of credit enhancement thought to be sufficient to protect securityholders from risk of loss.

STATE AND FEDERAL LAWS MAY LIMIT ABILITY TO COLLECT ON LOANS

      Applicable federal and state laws regulate interest rates and other charges and require certain disclosures. In addition, other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. Depending on the provisions of the applicable law and the specific facts involved, violations may limit the ability to collect all or part of the principal of or interest on the mortgage loans. In some cases, the borrower may be entitled to a refund of amounts previously paid and could subject the trust to damages and administrative enforcement.

COSTS FOR CLEANING CONTAMINATED PROPERTY MAY RESULT IN LOSSES

      Under certain state and federal laws, a contaminated property may give rise to a lien on the property to assure the costs of cleanup. In addition these laws may impose liability for cleanup costs on the lender if the lender was involved in the operations of the borrower, even if the environmental damage was caused by a prior owner. Any lien or costs attached to a contaminated property could result in a loss to securityholders.

RATING OF THE SECURITIES DOES NOT ASSURE PAYMENT

      It will be a condition to the issuance of the securities offered hereby that they be rated in one of the four highest rating categories by each rating agency identified in the prospectus supplement. The ratings of the securities will be based on, among other things, the adequacy of the value of the trust assets and any credit enhancement. The rating should not be deemed a recommendation to purchase, hold or sell the securities, particularly since the ratings do not address market price or suitability for an investor. There is no assurance that the rating assigned to a security will remain in effect over the life of that security, as the rating may be lowered or withdrawn.

CONSEQUENCES OF OWNING BOOK-ENTRY SECURITIES

      LIMIT ON LIQUIDITY OF SECURITIES. Issuance of the securities in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

      LIMIT ON ABILITY TO TRANSFER OR PLEDGE. Since transactions in the book-entry securities can be effected only through the Depository Trust Company ("DTC"), participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry security to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such securities, may be limited due to lack of a physical certificate.

      DELAYS IN DISTRIBUTIONS. You may experience some delay in the receipt of distributions on book-entry securities because the distributions will be forwarded by the trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

PAYMENTS TO AND RIGHTS OF INVESTORS ADVERSELY AFFECTED BY INSOLVENCY OF SELLERS OR SERVICER

      Each seller and the depositor will treat the transfer of the loans from the seller to the depositor as a sale for tax accounting purposes. The depositor and the trust will treat the transfer of the loans from the depositor to the trust as a sale for tax accounting purposes. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may argue that the transfer of the loans is a pledge of the loans as security for a borrowing rather than a sale. Such an attempt, even if unsuccessful, could result in delays in payments to securityholders.

      In the event of a bankruptcy of the servicer, the bankruptcy trustee or receiver may have the power to prevent the trustee or the securityholders from appointing a successor servicer, which could result in a delay in payments to securityholders.

TRUST ASSETS MAY NOT BE SUFFICIENT TO PAY SECURITIES

      There is no assurance that the market value of the trust assets at any time will equal the principal amount of the securities. In addition, under any situation in which the trust assets are required to be sold, the proceeds generally will be paid to cover administrative costs before being paid to you. The net proceeds may be insufficient to pay the principal and interest on the securities.

CONCENTRATION OF LOANS COULD ADVERSELY AFFECT YOUR INVESTMENT

      Loans may be secured by properties that are concentrated in particular geographic areas, as specified in the prospectus supplement. Consequently, losses and prepayments on the loans and the resulting payments on the securities may be affected significantly by changes in the housing markets and the regional economies in these areas and by the occurrence of natural disasters in these areas, such as earthquakes, hurricanes, tornadoes, tidal waves, mud slides, fires and floods.

PRE-FUNDING ACCOUNTS MAY RESULT IN REINVESTMENT RISK TO INVESTORS

      Amounts remaining in any pre-funding account at the end of the related funding period will be distributed as prepayment of principal to investors on the distribution date immediately following the end of the funding period in the manner specified in the related prospectus supplement. Investors will bear any reinvestment risk resulting from such prepayment.

THE ADDITION OF SUBSEQUENT MORTGAGE COLLATERAL TO PRE-FUNDING ACCOUNTS DURING THE FUNDING PERIOD MAY ADVERSELY AFFECT THE PERFORMANCE OF THE SECURITIES

      Although subsequent mortgage collateral must satisfy the characteristics described in the related prospectus supplement, subsequent mortgage collateral may have different characteristics, including, without limitation, a more recent origination date than the initial mortgage collateral. As a result, the addition of subsequent mortgage collateral to the pre-funding account may adversely affect the performance of the related securities.

OWNERS OF ORIGINAL ISSUE DISCOUNT SECURITIES SHOULD CONSIDER FEDERAL INCOME TAX CONSEQUENCES

      An investor owning a security issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on accrual securities will be treated as original issue discount for this federal income tax purpose.

                                  THE DEPOSITOR

      The prospectus supplement will identify whether the depositor is Sequoia Mortgage Funding Corporation or Sequoia Residential Funding, Inc. Sequoia Mortgage Funding Corporation is a Delaware corporation organized on January 31, 1997 and Sequoia Residential Funding, Inc., is a Delaware corporation organized on September 1, 1999, in each case for the limited purpose of acquiring, owning and transferring trust assets and selling interests therein or bonds secured thereby. Sequoia Mortgage Funding Corporation is a qualified REIT subsidiary of Redwood Trust, Inc. Sequoia Residential Funding, Inc. is a subsidiary of RWT Holdings, Inc. RWT Holdings, Inc. is a taxable subsidiary of Redwood Trust, Inc. Redwood Trust, Inc. is a publicly owned real estate investment trust and is listed on the New York Stock Exchange under the symbol "RWT". Each depositor maintains its principal office at One Belvedere Place, Mill Valley, California 94941. The telephone number is (415) 389-7373.

      Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                    THE TRUST

GENERAL

      Either Sequoia Mortgage Funding Corporation or Sequoia Residential Funding, Inc., the depositor, will establish a trust for each series of mortgage-backed securities and convey to the related trustee certain assets, consisting of one or more pools of loans as specified in the prospectus supplement. Each trust will be created as of the first day of the month in which the securities are issued or another date which will be specified in the prospectus supplement (the "cut-off date"). All references in this prospectus to "pool," "certificates," "notes," "bonds," "securities," or "securityholders," should be deemed to apply to one specific series, trust and prospectus supplement, unless otherwise noted.

      The certificates of a series will represent interests in the assets of the trust related to that series and the notes of a series will be secured by the pledge of the trust assets related to that series. The trust assets for each series will be held by the trustee for the benefit of the related securityholders. The securities will be entitled to payment from the assets of the trust or other assets pledged for the benefit of the securityholders, as specified in the prospectus supplement, and will not be entitled to payments in respect of the assets of any other trust established by the depositor.

      The trust assets will be acquired by the depositor, either directly or through affiliates, from one or more sellers which may be affiliates of the depositor, and conveyed without recourse by the depositor to the trust. Each seller will have originated or acquired the loans as described in the prospectus supplement. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria described under "Loan Program -- Underwriting Standards" or as otherwise described in the prospectus supplement.

      The depositor will cause the trust assets to be assigned or pledged to the trustee named in the prospectus supplement for the benefit of the holders of the securities. For a fee, the servicer named in the prospectus supplement will service the trust assets, either directly or through other servicing institutions, or subservicers, pursuant to a pooling and servicing agreement among the depositor, the servicer, the trustee and other entities named in the prospectus supplement in the case of a series consisting of certificates, or pursuant to a servicing agreement among the depositor, the servicer, the trust, the trustee and other entities named in the prospectus supplement in the case of a series consisting of bonds. With respect to loans serviced by the servicer through a subservicer, the servicer will remain liable for its servicing obligations under the related agreement as if the servicer were servicing such loans.

      As used in this prospectus, "Agreement" means, with respect to a series consisting of certificates, the pooling and servicing agreement, and, with respect to a series consisting of notes or bonds, the trust agreement, the indenture and the servicing agreement, or, in either case, such other agreements containing comparable provisions as set forth in the prospectus supplement as the context requires.

      With respect to each trust, prior to the initial offering of the securities, the trust will have no assets or liabilities. No trust is expected to engage in any activities other than acquiring, managing and holding the trust assets and other assets specified in the prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust is expected to have any source of capital other than its assets and any related credit enhancement.

      Generally, the only obligations of the depositor will be to obtain certain representations and warranties from the sellers and to assign them to the trustee. See "The Agreements -- Assignment of the Trust Assets." The obligations of the servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under "Loan Program -- Representations by Sellers; Repurchases" and "The Agreements -- Sub-servicing by Sellers" and "-- Assignment of the Trust Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described in this prospectus under "Description of the Securities -- Advances." The obligations of the servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the prospectus supplement.

      The following is a brief description of the assets expected to be included in the trust. If specific information respecting the trust assets is not known at the time the securities are offered, more general information of the nature described below will be provided in the prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities. A copy of the Agreements with respect to each series of securities will be available for inspection at the corporate trust office of the trustee. A schedule of the loans relating to each series will be attached to the Agreement delivered to the trustee.

THE LOANS

      The loans included in a trust will be mortgage loans or home equity loans secured by one-to-four-family residential properties. The loans may be either first or junior lien loans and may be either closed-end loans or revolving credit line loans. As described in the prospectus supplement, the loans may be underwritten to "A" quality standards or to standards below "A" quality (e.g., Alt-A, A minus or subprime).

      The loans will have monthly payments due on the first day of each month or on such other day of the month specified in the prospectus supplement. The payment terms of the loans to be included in a trust will be described in the prospectus supplement and may include any of the following features (or combination thereof):

      - Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, a rate that is convertible from an adjustable rate to a fixed rate, or a rate that is convertible from one index to another, in each case as specified in the prospectus supplement. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the prospectus supplement.

      - Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Certain loans may provide for monthly payments of interest but no payments of principal for either the first five or ten years or any other period specified after origination. Certain loans may require payment of all or a substantial portion of the principal upon maturity, commonly referred to as a "balloon payment". Principal may include interest that has been deferred and added to the principal balance of the loan.

      - Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period.

            Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

      - Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may change over time. Certain loans may permit prepayments after expiration of certain periods, commonly referred to as "lockout periods". Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related property. Other loans may be assumable by persons meeting the then applicable standards set forth in the underlying loan documents.

      A trust may contain buydown loans. A buydown loan includes provisions whereby a third party partially subsidizes the monthly payments of the borrower on the related loan during the early years of repayment under the loan, the partial subsidy being made from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of a buydown plan is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able personally to make the full loan payments at the end of the buydown period without the continued assistance of the partial subsidy. To the extent that this assumption as to increased income is not fulfilled, the possibility of default on a buydown loan is increased. The prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

      The real property that secures repayment of the loans is referred to in this prospectus as the mortgaged properties. In the case of home equity loans, such liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. Some liens will be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. The properties relating to loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, manufactured homes, individual units in planned unit developments, and certain other dwelling units. Such properties may include vacation and second homes, investment properties and dwellings situated on leasehold estates. The loans may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary lease or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' building. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years, unless otherwise specified in the prospectus supplement.

The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

      Loans with certain loan-to-value ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any such coverage will be described in the prospectus supplement.

      Certain loans, in addition to being secured by real property, may be secured by a security interest in a limited amount of additional collateral owned by the borrower or a third-party guarantor. Such additional collateral may no longer be required when the principal balance of such additional collateral mortgage loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such additional collateral mortgage loan is reduced to the applicable loan-to-value ratio for such additional collateral mortgage loan by virtue of an increase in the appraised value of the mortgaged property as determined by the related servicer.

HOME EQUITY LOANS

      As more fully described in the prospectus supplement, interest on each revolving credit line loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. As specified in the prospectus supplement, amounts borrowed under a revolving credit line loan after the related Cut-off Date may also be transferred to the trust and comprise part of the trust assets.

      The full amount of a closed-end loan is advanced at the origination of the loan and generally is repayable in equal (or substantially equal) installments so that the loan either is fully amortized at its stated maturity or, if the loan is a balloon loan, requires the payment of all or a substantial portion of the principal upon maturity. As more fully described in the prospectus supplement, interest on each closed-end loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the related loan rate thereon and further multiplied by either a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such loan, or a fraction which is 30 over 360. Except to the extent provided in the prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months.

      Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      Each prospectus supplement will contain information to the extent then specifically known to the depositor, with respect to the loans contained in the pool, generally including:

      - the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date;

      - the type of property securing the loan (e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property or home improvements);

      -     the original terms to maturity of the loans;

      -     the largest principal balance of any of the loans;

      -     the smallest principal balance of any of the loans;

      - the earliest origination date and latest maturity date of any of the loans;

      - the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans;

      - the loan rates or annual percentage rates or range of loan rates or annual percentage rates borne by the loans;

      -     the maximum and minimum per annum loan rates; and

      -     the geographical location of real property related to the loans.

      If specific information regarding the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report filed on Form 8-K to be filed with the SEC within 15 days of initial issuance of the securities.

      The loan-to-value ratio of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the principal balance of the loan and the denominator of which is the collateral value of the property. The combined loan-to-value ratio of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the principal balance of the loan and (b) the outstanding principal balance of any senior mortgage loan(s) to
(ii) the collateral value of the property. The effective loan-to-value ratio of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the principal balance of the loan, less the amount secured by additional collateral, if any, and the denominator of which is the collateral value of the property.

      The "collateral value" of a property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a "refinance loan"), is the lesser of (a) the appraised value determined in an appraisal obtained at origination of such loan and (b) the sales price for the property if the proceeds of the loan are used to purchase the related property. In the case of a refinance loan, the collateral value of the related property is the appraised value of the property as determined by an appraisal obtained at the time of refinancing.

      No assurance can be given that collateral values of the properties have remained or will remain at the levels at which they are originally calculated. If the residential real estate market should experience an overall decline in property values such that the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses experienced with respect to that pool could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne by the securityholders of the affected series to the extent that the credit enhancement provisions relating to the series do not protect the securityholders from such losses.

AGENCY SECURITIES

      GINNIE MAE. Ginnie Mae, formerly the Government National Mortgage Association, is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of FHA loans, which are mortgage loans insured by the FHA under the National Housing Act or under Title V of the Housing Act of 1949, or VA loans, which are mortgage loans partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

      Section 306(g) of the National Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

      GINNIE MAE CERTIFICATES. Each Ginnie Mae certificate held in a trust fund will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a Ginnie Mae issuer that is a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. The Ginnie Mae certificates may be either Ginnie Mae I certificates issued under the Ginnie Mae I program or Ginnie Mae II certificates issued under the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each such mortgage is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate, even if the payments received by the Ginnie Mae issuer on the underlying FHA loans or VA loans are less than the amounts due on the related Ginnie Mae certificate.

      The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years, but may have original maturities of substantially less than 30 years. Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA loans or VA loans.

      If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payments. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to those Ginnie Mae certificates for any amounts that are not paid when due.

      All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on a Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

      Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from one another by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate (except for pools of mortgage loans secured by manufactured homes).

      Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. Regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

      Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the regulated escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or "buydown" mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

      If specified in a prospectus supplement, Ginnie Mae certificates may be backed by multifamily mortgage loans having the characteristics specified in the prospectus supplement.

      FREDDIE MAC. Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, is a shareholder-owned, government sponsored enterprise created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans, or participation interests in the mortgage loans, and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

      FREDDIE MAC CERTIFICATES. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or its Guarantor Program.

      Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each such mortgage loan must meet the applicable standards set forth in the legislation that established Freddie Mac. The pool of loans backing a Freddie Mac certificate may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac pool. Under the Guarantor Program, however, the pool of loans backing a Freddie Mac certificate may include only whole loans or participation interests in whole loans.

      Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans represented by that Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate that the holder will collect all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution, and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

      Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on such mortgage loans.

      Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

      Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a particular Freddie Mac pool under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac pool based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the related seller and Freddie Mac.

      Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser becomes a registered holder of Freddie Mac certificates.

Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac, and makes payments of principal and interest each month to the registered Freddie Mac certificateholders in accordance with the holders' instructions.

      FANNIE MAE. Fannie Mae, formerly the Federal National Mortgage Association, is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

      Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

      FANNIE MAE CERTIFICATES. Fannie Mae certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

      Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be from eight to 15 years or from 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

      Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 25 basis points and 250 basis points greater than is its annual pass-through rate. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 30 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

      Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies or instrumentalities is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on such mortgage loans.

      Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire and, with respect to fully registered Fannie Mae certificates, distributions will be made by check.

      STRIPPED MORTGAGE-BACKED SECURITIES. Agency securities may consist of one or more stripped mortgage-backed securities as described in this prospectus and in the related prospectus supplement. Each agency security of this type will represent an undivided interest in all or part of the principal distributions -- but not the interest distributions, or the interest distributions -- but not the principal distributions, or in some specified portion of the principal and interest distributions on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae or Ginnie Mae will guaranty each stripped agency security to the same extent as such entity guarantees the underlying securities backing the stripped agency security, unless otherwise specified in the related prospectus supplement.

      OTHER AGENCY SECURITIES. IF specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Freddie Mac, Fannie Mae or Ginnie Mae. The characteristics of any such mortgage pass-through certificates will be described in the related prospectus supplement. If specified in the related prospectus supplement, a combination of different types of agency securities may be held in a trust fund.

PRIVATE MORTGAGE-BACKED SECURITIES

      GENERAL. Private mortgage-backed securities may consist of

      - pass-through certificates or participation certificates evidencing an undivided interest in a pool of single family loans, home equity loans, multifamily loans, manufactured housing contracts or home improvement contracts,

      - collateralized mortgage obligations secured by single family loans, home equity loans, multifamily loans, manufactured housing contracts or home improvement contracts, or

      -     other private mortgage-backed securities.

Private mortgage-backed securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of the principal distributions -- but not the interest distributions, or the interest distributions -- but not the principal distributions, or in some specified portion of the principal and interest distributions on certain mortgage loans. The private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. Unless otherwise specified in the related prospectus supplement, the seller/servicer of the underlying loans will have entered into a private mortgage-backed securities Agreement with a trustee under that agreement. The trustee or its agent, or a custodian, will possess the mortgage loans underlying the private mortgage-backed securities. The loans underlying the private mortgage-backed securities will be serviced by a servicer directly or by one or more subservicers which may be subject to the supervision of the servicer. Unless otherwise specified in the related prospectus supplement, the private mortgage-backed securities servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the private mortgage-backed securities, approved by HUD as an FHA mortgagee.

      The private mortgage-backed securities issuer will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to trusts and selling beneficial interests in trusts. If specified in the related prospectus supplement, the issuer may be an affiliate of the depositor. The obligations of the PLS issuer will generally be limited to certain representations and warranties with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PLS agreement. Additionally, although the loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed, unless the related prospectus supplement specifies otherwise.

      Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the trustee or the servicer. The issuer or the servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a particular date or under other circumstances specified in the related prospectus supplement.

      UNDERLYING LOANS. The loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. The loans may be secured by one- to four-family residential property, small mixed-use property, five- to eight-family residential property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

      CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES. Credit support in the form of reserve funds, subordination of other private mortgage-backed securities issued under the private mortgage-backed securities agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

      ADDITIONAL INFORMATION. If the trust fund for a series of securities includes private mortgage-backed securities, the related prospectus supplement will generally specify

      - the aggregate approximate principal amount and type of private mortgage-backed securities to be included in the trust fund,

      - the maximum original term-to-stated maturity of the private mortgage-backed securities,

      - the weighted average term-to-stated maturity of the private mortgage-backed securities,

      - the pass-through or certificate rate of the private mortgage-backed securities,

      - the weighted average pass-through of interest rate of the private mortgage-backed securities,

      -     the issuer, the servicer (if other than the issuer) and the trustee,

      - certain characteristics of any credit support such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the private mortgage-backed securities themselves,

      - the terms on which the loans underlying the private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities, and

      - the terms on which mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

      In addition, the related prospectus supplement will provide information about the loans which comprise the underlying assets of the private mortgage-backed securities, generally including

      -     the payment features of the mortgage loans,

      - the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity,

      - the servicing fee or range of servicing fees with respect to the loans, and

      - the minimum and maximum stated maturities of the underlying loans at origination.

SUBSTITUTION OF TRUST ASSETS

      Substitution of trust assets may be permitted in the event of breaches of representations and warranties with respect to certain trust assets or in the event the documentation with respect to any trust asset is determined by the trustee to be incomplete or as further specified in the prospectus supplement. The period during which such substitution will be permitted generally will be indicated in the prospectus supplement.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  LOAN PROGRAM

      The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. Unless otherwise specified in the prospectus supplement, the loans acquired by the depositor will have been originated in accordance with the underwriting criteria described below.

UNDERWRITING STANDARDS

      Each seller will represent and warrant that all loans originated and/or sold by it to the depositor will have been underwritten in accordance with standards described in the prospectus supplement.

      Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy or other significant public records. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer), which verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

      In determining the adequacy of the property as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

      Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available:

      - to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance), and

      - to meet monthly housing expenses and other financial obligations and monthly living expenses.

The underwriting standards applied by a seller, particularly with respect to the level of loan documentation and the borrower's income and credit history, may be varied in appropriate cases where factors such as low combined loan-to-value ratios or other favorable credit aspects exist.

      If specified in the prospectus supplement, a portion of the loans in the pool may have been originated under a limited documentation program. Under a limited documentation program, more emphasis is placed on the value and adequacy of the property as collateral and other assets of the borrower than on credit underwriting. Under a limited documentation program, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. The prospectus supplement will indicate the types of limited documentation programs pursuant to which the loans were originated and the underwriting standards applicable to such limited documentation programs.

      In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the related mortgage note.

      Certain of the types of loans that may be included in a trust may involve additional uncertainties not present in traditional types of loans. For example, certain of such loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, however, a borrower's income may not be sufficient to permit continued loan payments as such payments increase. These types of loans may also be underwritten primarily upon the basis of combined loan-to-value ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

      Each seller must be an institution experienced in originating and servicing loans of the type contained in the pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac. Each seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the Federal Deposit Insurance Corporation.

QUALITY CONTROL

      A quality control program has been developed to monitor the quality of loan underwriting at the time of acquisition and on an ongoing basis. All loans purchased will be subject to this quality control program. A legal document review of each loan acquired will be conducted to verify the accuracy and completeness of the information contained in the mortgage notes, security instruments and other pertinent documents in the file. A sample of loans to be acquired, selected by focusing on those loans with higher risk characteristics, will normally be submitted to a third party nationally recognized underwriting review firm for a compliance check of underwriting and review of income, asset and appraisal information.

REPRESENTATIONS BY SELLERS; REPURCHASES

      Each seller will have made representations and warranties in respect of the loans sold by such seller and evidenced by all, or a part, of a series of securities. Such representations and warranties may include, among other things:

      - that title insurance (or in the case of properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each loan and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the depositor;

      - that the seller had good title to each such loan and such loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

      - that each loan constituted a valid lien on, or a perfected security interest with respect to, the property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the property was free from damage and was in acceptable condition;

      - that there were no delinquent tax or assessment liens against the property;

      - that no required payment on a loan was delinquent more than the number of days specified in the prospectus supplement; and

      - that each loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

      The servicer or the trustee will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in such loan. Unless otherwise specified in the prospectus supplement, if such seller cannot cure such breach within the time period specified in the prospectus supplement following notice from the servicer or the trustee, as the case may be, then such seller will be obligated to repurchase such loan from the trust at a purchase price equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the loan rate (less any advances or amount payable as related servicing compensation if the seller is the servicer) and may elect to substitute for such loan a replacement loan that satisfies the criteria specified in the prospectus supplement.

      If a REMIC election is being made with respect to a trust, the servicer, the trustee or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that any such substitution will not cause the trust to lose its status as a REMIC or otherwise subject the trust to a prohibited transaction tax. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

      Neither the depositor nor the servicer will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans.

                          DESCRIPTION OF THE SECURITIES

      Each series of securities issued in the form of certificates will be issued pursuant to either a pooling and servicing agreement or a trust agreement among the depositor, the servicer and the trustee or pursuant to agreements containing comparable provisions, as described in the prospectus supplement. A form of pooling and servicing agreement and trust agreement have been filed as an exhibit to the registration statement of which this prospectus forms a part. Each series of securities issued in the form of bonds will be issued pursuant to an indenture between the related trust and the entity named in the prospectus supplement as trustee or pursuant to agreements containing comparable provisions, as described in the prospectus supplement, and the related loans will be serviced by the servicer pursuant to a servicing agreement. A form of indenture and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

      A series of securities may consist of both notes or bonds and certificates. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the trust. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the specific Agreement applicable to series of securities. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of such series addressed to the depositor, One Belvedere Place, Mill Valley, California 94941, Attention:
Secretary.

GENERAL

      Unless otherwise described in the prospectus supplement, the securities of each series:

      - will be issued in book-entry or fully registered form, in the authorized denominations specified in the prospectus supplement;

      - will, in the case of certificates, evidence specified beneficial ownership interests in the assets of the trust;

      - will, in the case of notes or bonds, be secured by the assets of the trust; and

      - will not be entitled to payments in respect of the assets included in any other trust established by the depositor.

      Unless otherwise specified in the prospectus supplement, the securities will not represent obligations of the depositor or any affiliate of the depositor. Certain of the loans may be guaranteed or insured as set forth in the prospectus supplement. Each trust will consist of, to the extent provided in the related Agreement:

      - the trust assets subject to the related Agreement, including all payments of interest and principal received with respect to the loans after the cut-off date;

      - such assets as from time to time are required to be deposited in the related Collection Account;

      - property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

      - any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

      If so specified in the prospectus supplement, a trust may also include one or more of the following: reinvestment income on payments received on the trust assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties, a demand note or similar instruments.

      Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related trust assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of such series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in the prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related trust assets, in each case as specified in the prospectus supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the prospectus supplement.

      Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee or the payment agent on each payment date in proportion to the percentages described in the prospectus supplement. Payment dates will occur either monthly, quarterly, semi-annually or at other specified intervals and will occur on the dates as are described in the prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the record date relating to payment date. Distributions will be made in the manner described in the prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for securityholders; provided, however, that, unless otherwise provided in the prospectus supplement, the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of such final distribution.

      The securities will be freely transferable and exchangeable at the corporate trust office of the trustee specified in the prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

      The sale or transfer of certain classes of securities to employee benefit plans and retirement arrangements that are subject to the provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), may be restricted. The prospectus supplement for each series of securities will describe any such restrictions.

      As to each series, an election may be made to treat the related trust or designated portions thereof as one or more REMICs as defined in the Code. The prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series of securities may provide that a REMIC election may be made at the discretion of the depositor or the servicer and may only be made if certain conditions are satisfied. As to any such series, the terms and provisions applicable to the making of a REMIC election will be set forth in the prospectus supplement. If such an election is made with respect to a series of securities, one of the classes will be designated as evidencing the sole class of residual interests in the REMIC. All other classes of securities in such a series will constitute regular interests in the REMIC. As to each series of securities with respect to which a REMIC election is to be made; the servicer, the trustee and/or a holder of the residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations.

DISTRIBUTIONS ON SECURITIES

   GENERAL.

      In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

      Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related collection account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any payment date will be applied as specified in the prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

   AVAILABLE FUNDS.

      All distributions on the securities of each series on each payment date will be made from the available funds described below, in accordance with the terms described in the prospectus supplement and specified in the Agreement. Available funds for each payment date will generally equal the amount on deposit in the related Collection Account on such payment date (net of related fees and expenses payable by the related trust) other than amounts to be held therein for distribution on future payment dates.

   DISTRIBUTIONS OF INTEREST.

      Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "class security balance") entitled to interest from the date, at the pass-through rate or interest rate, as applicable, and for the periods specified in the related prospectus supplement. The pass-through rate or interest rate applicable to each class of securities will be specified in the related prospectus supplement as either a fixed rate or adjustable rate. Other than with respect to a class of securities that provides for interest that accrues but is not currently payable ("accrual securities"), to the extent funds are available for the payment of interest on a class of securities, interest accrued during each specified period on that class of securities entitled to interest will be distributable on the payment dates specified in the prospectus supplement until the aggregate class security balance of those securities has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the prospectus supplement. Except in the case of the accrual securities, the original class security balance of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

      Interest payable on the securities of a series on a payment date will include all interest accrued during the period specified in the prospectus supplement. In the event interest accrues over a period ending two or more days prior to a payment date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding such payment date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

      With respect to any class of accrual securities, as specified in the prospectus supplement, any interest that has accrued but is not paid on a given payment date may be added to the aggregate class security balance of such class of securities on that payment date and thereafter may itself accrue interest as part of the aggregate class security balance. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in such prospectus supplement. Prior to the occurrence of those specified events, the beneficial ownership interest in the trust or the principal balance, as applicable, of such class of accrual securities, as reflected in the aggregate class security balance of such class of accrual securities, will increase on each payment date by the amount of interest that accrued on that class of accrual securities during the preceding interest accrual period.

   DISTRIBUTIONS OF PRINCIPAL.

      The prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each payment date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate class security balance of any class of securities entitled to distributions of principal generally will equal the aggregate original class security balance specified in the related prospectus supplement for that class, reduced by all distributions allocable to principal previously made to the holders of that class of securities and by any allocations of realized losses to that class, and, in the case of accrual securities, increased by all interest accrued but not then distributable on such accrual securities, as specified in the prospectus supplement. The aggregate class security balance for adjustable rate securities may also be subject to the effects of negative amortization.

      If so provided in the prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the principal prepayments made with respect to a payment date in the percentages and under the circumstances or for the periods specified in that prospectus supplement. This allocation of principal prepayments to that class or those classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities issued by the related trust. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by those other classes of securities.

   UNSCHEDULED DISTRIBUTIONS.

      If specified in the prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled payment date under the circumstances and in the manner described below and in such prospectus supplement. If applicable, the trustee will be required to make these unscheduled distributions on the day and in the amount specified in the prospectus supplement if, due to substantial payments of principal (including principal prepayments, redemptions of securities or termination of the trust) on the trust assets, the trustee or the servicer determines that the funds available or anticipated to be available from the collection account and, if applicable, any reserve account, on the next scheduled payment date may be insufficient to make required distributions on the securities on that payment date. Unless otherwise specified in the prospectus supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next payment date. Unless otherwise specified in the prospectus supplement, the unscheduled distributions will include interest at the applicable pass-through rate, if any, or interest rate, if any, on the portion of the unscheduled distribution that is allocable to principal for the period and to the date specified in the prospectus supplement.

ADVANCES

      To the extent provided in the prospectus supplement, the servicer will be required to advance on or before each payment date (from its own funds, funds advanced by subservicers or funds held in the collection account for future distributions to the holders of securities of the related series) an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related determination date (as specified in the prospectus supplement) and were not advanced by any subservicer, subject to the servicer's determination that such advances may be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise.

      In making advances, the servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to securityholders, rather than to guarantee or insure against losses. If advances are made by the servicer from cash being held for future distribution to securityholders, the servicer will replace the funds advanced on or before any future payment date to the extent that funds in the applicable collection account on that payment date would be less than the amount required to be available for distributions to securityholders on that date. Any funds advanced with respect to a given loan will be reimbursable to the servicer out of recoveries on that loan (which recoveries will include late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan purchased by the depositor, a subservicer or a seller pursuant to the related Agreement). Advances by the servicer (and any advances by a subservicer) also will be reimbursable to the servicer (or subservicer) from cash otherwise distributable to securityholders (including the holders of senior securities) to the extent that the servicer determines that any advances previously made are not ultimately recoverable from recoveries on the related loans.

      To the extent provided in the prospectus supplement, the servicer also will be obligated to make advances in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis, but only to the extent those advances would be recoverable out of insurance proceeds, liquidation proceeds or otherwise. These advances are reimbursable to the servicer to the extent permitted by the related Agreement. The obligations of the servicer to make advances may be supported by a cash advance reserve account, a surety bond or other arrangement of the type described in this prospectus under "Credit Enhancement," and in each case as described in the prospectus supplement.

      To the extent provided in the prospectus supplement, the servicer will be required to advance all funds required for draws by borrowers under revolving lines of credit.

      If specified in the prospectus supplement, in the event the servicer or a subservicer fails to make a required advance, the trustee, in its capacity as successor servicer, will be obligated to make the advance. If the trustee makes this type of advance, it will be entitled to reimbursement to the same extent and in the same manner that the servicer or a subservicer would have been entitled to reimbursement if it had made the advance.

COMPENSATING INTEREST

      Payments may be received on loans in the trust which represent either a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and which is not intended to cure a delinquency. If specified in the prospectus supplement, the servicer will be required to remit to the trustee with respect to each of these types of payments during any due period an amount equal to either (1) the excess, if any, of (a) 30 days' interest on the principal balance of the related loan at the loan rate net of the per annum rate at which the servicer's servicing fee accrues, over (b) the amount of interest actually received on the loan during the related due period, net of the servicer's servicing fee or (2) such other amount as described in the prospectus supplement. This amount remitted to the trustee by the servicer will be limited to amounts otherwise payable to the servicer as servicing compensation.

REPORTS TO SECURITYHOLDERS

      Prior to or concurrently with each distribution on a payment date, the servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to such series of securities, among other things:

      - the amount of the distribution made on that payment date that is allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if specified in the prospectus supplement, any applicable prepayment penalties included therein;

      - the amount of the distribution made on that payment date that is allocable to interest;

      -     the amount of any advance made during the related due period;

      - the aggregate amount (a) otherwise allocable to the subordinated securityholders on that payment date, and (b) withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

      - the outstanding principal balance or notional amount, as applicable, of each class of the related series after giving effect to all distributions of principal on that payment date;

      - the percentage or amount of principal payments on the loans (excluding prepayments), if any, which each class will be entitled to receive on the related payment date;

      - the percentage or amount of principal prepayments on the loans, if any, which each such class will be entitled to receive on the related payment date;

      - the amount of the servicing compensation retained or withdrawn from the collection account by the servicer, and the amount of additional servicing compensation received by the servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

      -     the number and aggregate principal balances of loans which are:

                  -     not in foreclosure but are delinquent (A) 31 to 60 days,
                        (B) 61 to 90 days and (C) 91 or more days, as of the close of business on the last day of the calendar month preceding that payment date; and

                  - in foreclosure and are delinquent (A) 31 to 60 days, (B) 61 to 90 days and (C) 91 or more days, as of the close of business on the last day of the calendar month preceding that payment date;

      - the remaining principal balance of any loan secured by real estate acquired through foreclosure or grant of a deed in lieu of foreclosure and held as of the last day of the calendar month preceding that payment date;

      - the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

      - if applicable, the amount remaining in any reserve account at the close of business on that payment date;

      - the pass-through rate or interest rate, as applicable, as of the day prior to the immediately preceding payment date; and

      - any amounts remaining under letters of credit, pool insurance policies or other forms of credit enhancement after distributions made on that payment date.

      The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

      In addition, within a reasonable period of time after the end of each calendar year, the servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report of information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

      The securities of any series may be comprised of one or more classes. These classes generally fall into different categories. The following chart identifies and generally defines certain of the more typical categories of security classes. The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.

      CATEGORIES OF CLASSES                        DEFINITION
                                 PRINCIPAL TYPES

Accretion Directed ..............   A class that receives principal payments
                                    that are funded from collections that would
                                    have otherwise funded interest payments on
                                    the accreted interest from specified accrual
                                    classes. An accretion directed class also
                                    may receive principal payments from
                                    principal paid on the trust assets.

Component Securities ............   A class consisting of "components." The
                                    components of a class of component
                                    securities may have different principal
                                    and/or interest payment characteristics but
                                    together constitute a single class. Each
                                    component of a class of component securities
                                    may be identified as falling into one or
                                    more of the categories in this chart.

      CATEGORIES OF CLASSES                     DEFINITION
Notional Amount Securities ......   A class having no principal balance and
                                    bearing interest on the related notional
                                    amount. The notional amount is used for
                                    purposes of the determination of interest
                                    distributions.

Planned Principal Class
or PACs .........................   A class that is designed to receive
                                    principal payments using a predetermined
                                    principal balance schedule derived by
                                    assuming two constant prepayment rates for
                                    the trust assets. These two rates are the
                                    endpoints for the "structuring range" for
                                    the planned principal class. The planned
                                    principal classes in any series of
                                    securities may be subdivided into different
                                    categories (e.g., primary planned principal
                                    classes, secondary planned principal classes
                                    and so forth) having different effective
                                    structuring ranges and different principal
                                    payment priorities. The structuring range
                                    for the secondary planned principal class of
                                    a series of securities will be narrower than
                                    that for the primary planned principal class
                                    of such series.

Scheduled Principal Class .......   A class that is designated to receive
                                    principal payments using a predetermined
                                    principal balance schedule but is not
                                    designated as a planned principal class or
                                    targeted principal class. In many cases, the
                                    schedule is derived by assuming two constant
                                    prepayment rates for the trust assets.
                                    Theses two rates are the endpoints for the
                                    "structuring range" for the scheduled
                                    principal class.

Sequential Pay ..................   Classes that receive principal payments in a
                                    prescribed sequence, that do not have
                                    predetermined principal balance schedules
                                    and that receive payments of principal, when
                                    amounts are available to make payments of
                                    principal, continuously from the first
                                    payment date on which they receive principal
                                    until they are retired. A single class that
                                    receives principal payments before or after
                                    all other classes in the same series of
                                    securities may be identified as a sequential
                                    pay class.

      CATEGORIES OF CLASSES                       DEFINITION
Strip ...........................   A class that receives a constant proportion,
                                    or "strip," of the principal payments on the
                                    trust assets. The constant proportion of
                                    such principal payments may or may not vary
                                    for each trust asset included in the trust
                                    and will be calculated in the manner
                                    described in the prospectus supplement.
                                    These classes may also receive payments of
                                    interest.

Support Class (or companion
class) ..........................   A class that receives principal payments on
                                    any payment date only if scheduled payments
                                    have been made on specified planned
                                    principal classes, targeted principal
                                    classes and/or scheduled principal classes.

Targeted Principal Class ........   A class that is designated to receive
                                    principal payments using a predetermined
                                    principal balance schedule derived by
                                    assuming a single constant prepayment rate
                                    for the trust assets.

                                 INTEREST TYPES

Accrual .........................   A class that adds accrued interest otherwise
                                    distributable on the class to the principal
                                    balance of the class on each applicable
                                    payment date. The accretion may continue
                                    until some specified event has occurred or
                                    until the class is retired.

Fixed Rate ......................   A class with a pass-through rate or interest
                                    rate that is fixed throughout the life of
                                    the class.

Floating Rate ...................   A class with an interest rate that resets
                                    periodically based upon a designated index
                                    and that varies directly with changes in
                                    that index.

Inverse Floating Rate ...........   A class with an interest rate that resets
                                    periodically based upon a designated index
                                    and that varies inversely with changes in
                                    such index.

     CATEGORIES OF CLASSES                       DEFINITION
Interest Only or IO .............   A class that receives some or all of the
                                    interest payments made on the trust assets
                                    and little or no principal. Interest only
                                    certificates have either a nominal principal
                                    balance or a notional amount. A nominal
                                    principal balance represents actual
                                    principal that will be paid on the class. It
                                    is referred to as nominal since it is
                                    extremely small compared to other classes. A
                                    notional amount is an amount used as a
                                    reference to calculate the amount of
                                    interest due on an interest only security
                                    but is never actually paid out as principal
                                    on the class.

Partial Accrual .................   A class that adds a portion of the amount of
                                    accrued interest thereon to the principal
                                    balance of the class on each applicable
                                    payment date, with the remainder of the
                                    accrued interest to be distributed currently
                                    as interest on the class on each applicable
                                    payment date. The accretion of designated
                                    amounts of the interest may continue until a
                                    specified event has occurred or until the
                                    class is retired.

Principal Only or PO ............   A class that does not bear interest and is
                                    entitled to receive only distributions in
                                    respect of principal.

Variable Rate ...................   A class with a pass-through rate of interest
                                    rate that resets periodically and is
                                    calculated by reference to the rate or rates
                                    of interest applicable to specified assets
                                    or instruments (e.g., the loan rates borne
                                    by the loans in the trust).

BOOK-ENTRY REGISTRATION OF SECURITIES

      As described in the prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities, or "beneficial owners," will hold their securities through DTC in the United States, or Clearstream Banking, societe anonyme (formerly Cedelbank), commonly known as Clearstream, Luxembourg, or the Euroclear system, in Europe. Clearstream, Luxembourg and Euroclear will hold omnibus positions for Clearstream, Luxembourg participants and Euroclear participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries will hold these positions in customers' collection accounts in the depositaries names on DTC's books. The prospectus supplement will state if the securities will be in physical rather than book-entry form.

      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the Uniform Commercial Code and a clearing agency registered under Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. DTC's participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to indirect participants such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

      Transfers between DTC participants will occur according to DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur according to their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC according to DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require the counterparty to deliver instructions to the relevant European international clearing system according to the counterparty rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment according to normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

      Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales or securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

      Clearstream, Luxembourg was incorporated in 1970 as Cedel S.A., a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme, merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG.

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including U.S. dollars. Clearstream, Luxembourg provides, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear."

      Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 37 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      Under a book-entry format, securityholders that are not DTC participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of securities registered in the name of Cede, as nominee of DTC, may do so only through participants and indirect participants. In addition, these securityholders will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. Securityholders may receive payments after the payment date because DTC will forward these payments to its participants, which thereafter will be required to forward these payments to indirect participants or securityholders. Unless and until physical securities are issued, it is anticipated that the only securityholder will be Cede, as nominee of DTC, and that the beneficial holders of securities will not be recognized by the trustee as securityholders under the Agreements. Securityholders which are not DTC participants will only be permitted to exercise their rights under the Agreements through DTC or through its participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among its participants and is required to receive and transmit payments of principal of and interest on the securities. DTC's participants and indirect participants are required to make book-entry transfers and receive and transmit payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess physical securities, the rules provide a mechanism by which securityholders will receive distributions and will be able to transfer their interests.

      Unless and until physical securities are issued, securityholders who are not DTC participants may transfer ownership of securities only through DTC participants by instructing those participants to transfer securities, through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under DTC's rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the respective participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing securityholders.

      Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and some banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the securities may be limited due to the lack of a physical certificate for the securities.

      DTC advises that it will take any action permitted to be taken by a securityholder under the Agreements only at the direction of one or more of its participants to whose account the securities are credited. Additionally, DTC advises that it will take actions only at the direction of and on behalf of its participants whose holdings include current principal amounts of outstanding securities that satisfy the minimum percentage established in the Agreements. DTC may take conflicting actions if directed by its participants.

      Any securities initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to securityholders or their nominees, rather than to DTC or its nominee only under the events specified in the Agreements and described in the prospectus supplement. Upon the occurrence of any of the events specified in this prospectus or in the Agreements and the prospectus supplement, DTC will be required to notify its participants of the availability through DTC of physical certificates. Upon surrender by DTC of the securities and receipt of instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of the physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures set forth in the Agreements. The final distribution of any security whether physical certificates or securities registered in the name of Cede, however, will be made only upon presentation and surrender of the securities on the final payment date at the office or agency specified in the notice of final payment to securityholders.

      None of the depositor, the servicer, any finance subsidiary, or the trustee will have any liability for any actions taken by DTC or its nominee or Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of the securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the securities.

                               CREDIT ENHANCEMENT

GENERAL

      Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related trust assets. Credit enhancement may be in the form of:

      - the subordination of one or more classes of the securities of such series;

      - a limited financial guaranty policy issued by an entity named in the prospectus supplement;

      -     the establishment of one or more reserve accounts;

      -     the use of a cross-collateralization feature;

      -     use of a mortgage pool insurance policy;

      -     excess spread,

      -     over-collateralization;

      -     letter of credit;

      -     guaranteed investment contract;

      -     primary mortgage insurance,

      -     other pledged assets,

      -     corporate guarantees,

      -     surety bond;

      -     special hazard insurance policy;

      -     bankruptcy bond;

      -     FHA insurance or VA guarantee;

      - another method of credit enhancement contemplated in this prospectus and described in the prospectus supplement; and

      -     any combination of the foregoing.

      Unless otherwise specified in the prospectus supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on the securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

      If specified in the prospectus supplement, the coverage provided by one or more of the forms of credit enhancement described in this prospectus may apply concurrently to two or more separate trusts. If applicable, the prospectus supplement will identify the trusts to which such credit enhancement relates and the manner of determining the amount of coverage provided to those trusts by the credit enhancement and of the application of that coverage to the related trusts.

SUBORDINATION

      If specified in the prospectus supplement, protection afforded to holders of one or more classes of securities of a series may be made by means of a subordination feature. This protection may be accomplished by providing a preferential right to holders of senior securities in a series to receive distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate securities in that series, under the circumstances and to the extent specified in the prospectus supplement. Subordination protection may also be afforded to the holders of senior securities by reducing the ownership interest (if applicable) of the related subordinate securities, which protection may or may not be in conjunction with the protection described in the immediately preceding sentence. Finally, protection may be afforded to the holders of senior securities by application of a subordination feature in another manner as described in the prospectus supplement.

      If a subordination feature is present with respect to a given series, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinate securities and only thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the subordinate securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinate securityholders that will be distributable to senior securityholders on any payment date all may be limited as specified in the prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the related loans were to exceed the amount specified in the prospectus supplement, then holders of senior securities would experience losses.

      As specified in the prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinate securities on any payment date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities. The prospectus supplement will describe whether deposits are made into a reserve account on each payment date, only during specified periods, only until the balance in the related reserve account has reached a specified amount, only to replenish amounts in the related reserve account following payments from the reserve account to holders of senior securities or otherwise. Amounts on deposit in a reserve account may be released to the holders of certain classes of securities at the times and under the circumstances specified in the prospectus supplement.

      If specified in the prospectus supplement, various classes of senior securities and subordinate securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinate securities, respectively, through a cross-collateralization mechanism or otherwise. As between classes of senior securities and as between classes of subordinate securities, distributions may be allocated among the classes:

      -     in the order of their scheduled final payment dates;

      -     in accordance with a schedule or formula;

      -     in relation to the occurrence of events; or

      -     otherwise, as specified in the prospectus supplement.

      As between classes of subordinate securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the prospectus supplement.

INSURANCE POLICIES, SURETY BONDS, AND GUARANTIES

      If provided in the prospectus supplement, deficiencies in amounts otherwise payable on the securities or certain classes of securities will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. These instruments may cover, with respect to one or more classes of securities, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. In addition, if specified in the prospectus supplement, a trust may also include a bankruptcy bond, a special hazard insurance policy, a demand note or other insurance or guaranties for the purpose of:

      - maintaining timely payments or providing additional protection against losses on the assets included in such trust;

      -     paying administrative expenses; or

      - establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

      These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement. A copy of any of these types of instruments for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities.

CROSS SUPPORT

      If specified in the prospectus supplement, separate groups of assets included in a trust may be evidenced by or secure only specified classes of the related series of securities. If this is the case, credit support may be provided by a cross support feature. This cross support feature would require that cashflow received with respect to a particular group of assets first be distributed as payments on the class of securities specifically related to those assets, but after the necessary payments with respect to that class were made, remaining cashflow from those assets would be available to make payments on one or more other classes issued by the same trust. The prospectus supplement for a series of securities which includes a cross support feature will describe the manner and conditions for applying this cross support feature.

RESERVE ACCOUNTS

      If specified in the prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the related trustee, in trust, of one or more reserve accounts for the series. The prospectus supplement will specify whether or not any reserve accounts so established will be included in the trust for such series.

      Amounts deposited in the reserve account for a series will be specified in the prospectus supplement and may include:

      - cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination of the foregoing in an aggregate amount specified in the prospectus supplement; or

      - amounts generated by the trust assets deposited from time to time to which the subordinate securityholders, if any, would otherwise be entitled.

      Any amounts on deposit in the reserve account and the proceeds of any other instrument deposited therein upon maturity will be held in cash or will be invested in investments consisting of United States government securities and other high-quality investments ("permitted investments"). Any instrument deposited in a reserve account will name the trustee, in its capacity as trustee for securityholders, or such other entity as is specified in the prospectus supplement, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities. Additional information with respect to instruments deposited in the reserve accounts will be set forth in the prospectus supplement.

      Any amounts on deposit in the reserve accounts and payments on instruments deposited therein will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the prospectus supplement.

POOL INSURANCE POLICIES

      If specified in the prospectus supplement, a separate pool insurance policy will be obtained for the pool and issued by the credit enhancer named in the prospectus supplement. Each pool insurance policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of those loans on the cut-off date. As more fully described below, the servicer will present claims under the pool insurance policy to the credit enhancer on behalf of itself, the trustee and the holders of the securities of the related series. The pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The pool insurance policies generally will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

      The pool insurance policies generally will provide that no claims may be validly presented unless:

      - any required primary mortgage insurance policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled;

      - hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

      - if there has been physical loss or damage to the property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

      - the insured has acquired good-and merchantable title to the property free and clear of liens except certain permitted encumbrances.

      Upon satisfaction of these conditions, the credit enhancer will have the option either:

      - to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the loan rate to the date of such purchase and certain expenses incurred by the servicer on behalf of the trustee and securityholders, net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy; or

      - to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

      If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer will not be required to expend its own funds to restore the damaged property unless it determines that (a) such a restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the servicer for its expenses and (b) those expenses it incurs will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

      Like many primary insurance policies, the pool insurance policies may not insure against loss sustained by reason of default arising from, among other things:

      - fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan;

      - failure to construct a property in accordance with plans and specifications or

      - losses arising from special hazards, such as earthquakes, floods, mudslides or vandalism.

A failure of coverage attributable to one of these events might result in a breach of the related seller's representations regarding the loan and might give rise to an obligation on the part of the seller to repurchase the defaulted loan if it is unable to cure the breach. Many primary mortgage policies do not cover, and no pool insurance policy will cover, a claim in respect of a defaulted loan if the servicer of the loan was not approved by the applicable insurer either at the time of default or thereafter.

      The amount of coverage available under each pool insurance policy generally will be reduced over the life of the related securities by the positive difference, if any, between the aggregate dollar amount of claims paid under the pool insurance policy minus the aggregate of the net amounts realized by the credit enhancer upon disposition of the related foreclosed properties. The amount of claims paid will include certain expenses incurred by the servicer as well as accrued interest on delinquent loans to the date of payment of the claim or another date set forth in the prospectus supplement. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

OVER-COLLATERALIZATION

      Over-collateralization exists when the principal balance of the loans supporting a class or classes of securities exceeds the principal balance of the class or classes of securities themselves. If provided for in the prospectus supplement, a portion of the interest payment received on the loans during a due period may be paid to the securityholders on the related payment date as an additional distribution of principal on a certain class or classes of securities. This payment of interest as principal would accelerate the rate of payment of principal on the class or classes of securities relative to the principal balance of the loans in the related trust and thereby create or increase over-collateralization.

LETTER OF CREDIT

      The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the prospectus supplement. Under the letter of credit, the issuing bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the issuing Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust. A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

OTHER INSURANCE, GUARANTIES, LETTERS OF CREDIT, AND SIMILAR INSTRUMENTS OR AGREEMENTS

      If specified in the prospectus supplement, a trust may also include insurance, guaranties, letters of credit or similar arrangements for the purpose of:

      - maintaining timely payments or providing additional protection against losses on the assets included in the trust;

      -     paying administrative expenses; or

      - establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

      These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

                       YIELD AND PREPAYMENT CONSIDERATIONS

      The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the trust assets. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the securities.

      The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the loan rates borne by the loans, such loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such loan rates. Conversely, if prevailing interest rates rise appreciably above the loan rates borne by the loans, such loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such loan rates. However, there can be no assurance that such will be the case.

      The rate of prepayment on the loans cannot be predicted. Home equity loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of

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

traditional fully-amortizing first mortgage loans. The prepayment experience of the trust may be affected by a wide variety of factors, including:

      -     general economic conditions;

      -     prevailing interest rate levels;

      -     availability of alternative financing;

      -     homeowner mobility;

      - for junior liens, the amounts of, and interest rates on, the underlying senior mortgage loans; and

      - the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles.

      In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans.

      The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

      Collections on home equity loans may vary because, among other things, borrowers may:

      - make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month;

      - make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon;

      -     fail to make the required periodic payments; or

      - vary payments month to month due to seasonal purchasing and other personal payment habits.

      When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the prepaid loan not for the entire month in which the prepayment is made, but only for the number of days in the month actually elapsed up to the date of the prepayment. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to securityholders because interest on the principal amount of any prepaid loan will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the prepaid loans on the first day of the month of receipt or the

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

month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in the month in which the partial prepayment was made. Generally, neither full nor partial prepayments will be passed through or paid to securityholders until the month following receipt.

      Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans, which would give rise to corresponding delays in the receipt by securityholders of the proceeds of a liquidation. An action to foreclose on a property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due and not yet repaid on defaulted loans, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

      Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the mortgage loan being liquidated. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small outstanding principal balance as it would in the case of a defaulted mortgage loan having a large outstanding principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance for the former mortgage loan as opposed to the latter.

      If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different loan rates will affect the yield on such securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each loan from the first day of the month (unless otherwise specified in the prospectus supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

      Under certain circumstances, the servicer, the depositor, the holders of the residual interests in a REMIC or any person specified in the prospectus supplement may be obligated to or may have the option to purchase either the assets of a trust or some or all of the securities and thereby effect earlier retirement or redemption of the related series of securities.

      The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the trust assets at any time or over the lives of the securities.

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

      The prospectus supplement will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                 THE AGREEMENTS

      Set forth below is a description of the material provisions of the Agreements which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements. As specified in the related prospectus supplement, certain of the rights of securityholders described below may be exercised by the credit enhancer for the related series of securities without the consent of the securityholders and certain rights of securityholders may not be exercised without the written consent of the credit enhancer.

ASSIGNMENT OF THE TRUST ASSETS

      ASSIGNMENT OF THE LOANS. At the time of issuance of the securities, the depositor will cause the loans to be assigned or pledged to the trustee for the benefit of the securityholders, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to such loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any amounts specified in the prospectus supplement. Concurrently with this sale, the trustee will deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the loan rate or annual percentage rate, the maturity of the loan, the loan-to-value ratios, combined loan-to-value ratios or effective loan-to-value ratios, as applicable, at origination and certain other information.

      Unless otherwise specified in the prospectus supplement, the related Agreement will require that, within the time period specified therein, the depositor will also deliver or cause to be delivered to the trustee or, if so indicated in the prospectus supplement, a separate custodian appointed by the trustee pursuant to a custodial agreement, as to each mortgage loan or home equity loan, among other things:

      - the mortgage note or credit line agreement endorsed without recourse in blank or to the order of the trustee;

      - the mortgage, deed of trust or similar instrument with evidence of recording indicated thereon, except that in the case of any mortgage not returned form the public recording office, the depositor will deliver or cause to be delivered a copy of such mortgage together with a certificate that the original of the mortgage was delivered to such recording office;

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

      - an assignment of the mortgage to the trustee, which assignment will be in recordable form in the case of a mortgage assignment; and

      - all other security documents, including those relating to any senior interests in the property, that are specified in the prospectus supplement or the related Agreement.

      If specified in the prospectus supplement, the depositor will promptly cause the assignments of the loans to be recorded in the appropriate public office for real property records. If specified in the prospectus supplement, some or all of the loan documents may not be delivered to the trustee until after the occurrence of certain events specified in the prospectus supplement.

      In lieu of delivering the mortgage or deed of trust and an assignment of the mortgage to the trustee, for any loans registered on the MERS(R) System the depositor will cause the trustee to be recorded as the beneficial owner of the loans pursuant to the MERS rules for electronically tracking changes in ownership rights.

      The trustee or the appointed custodian will review the loan documents within the time period specified in the prospectus supplement after receipt thereof to ascertain that all required documents have been properly executed and received, and the trustee will hold the loan documents in trust for the benefit of the related securityholders. Unless otherwise specified in the prospectus supplement, if any loan document is found to be missing or defective in any material respect, the trustee or the custodian, as appropriate, will notify the servicer and the depositor, and the servicer will notify the related seller. If the related seller cannot cure the omission or defect within the time period specified in the prospectus supplement after receipt of notice from the servicer, the seller will be obligated to either purchase the related loan from the trust at the purchase price or, if so specified in the prospectus supplement, remove such loan from the trust and substitute in its place one or more other loans that meets certain requirements as set forth in the prospectus supplement. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Unless otherwise specified in the prospectus supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a loan document.

      Notwithstanding the foregoing provisions, with respect to a trust for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

      NO RECOURSE TO SELLERS; DEPOSITOR OR SERVICER. As described above under "-- Assignment of the Loans," the depositor will cause the loans comprising the trust to be assigned or pledged to the trustee, without recourse. However, each seller will be obligated to repurchase or substitute for any loan as to which certain representations and warranties are breached or for failure to deliver certain documents relating to the loans as described in this prospectus under "Assignment of the Loans" and "Loan Program -- Representations by Sellers; Repurchases." These obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any such representation or warranty or failure to deliver a constituent document.

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

PAYMENTS ON LOANS; DEPOSITS TO COLLECTION ACCOUNT

      The servicer will establish and maintain or cause to be established and maintained with respect to the each trust a separate account or accounts for the collection of payments on the trust assets in the trust (the "collection account"). The prospectus supplement may provide for other requirements for the collection account, but if it does not, then the collection account must be either:

      - maintained with a depository institution the short-term debt obligations of which (or, in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of such holding company) are rated in one of the two highest short-term rating categories by the rating agency that rated one or more classes of the related series of securities;

      - an account or accounts the deposits in which are fully insured by the FDIC;

      - an account or accounts the deposits in which are insured by the FDIC to the limits established by the FDIC and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, securityholders have a claim with respect to the funds in such account or accounts, or a perfected first- priority security interest against any collateral securing those funds, that is superior to the claims of any other depositors or general creditors of the depository institution with which such account or accounts are maintained; or

      -     an account or accounts otherwise acceptable to the rating agency.

      The collateral eligible to secure amounts in the collection account is limited to permitted investments. A collection account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding payment date in Permitted Investments. The servicer, the trustee or any other entity described in the prospectus supplement may be entitled to receive interest or other income earned on funds in the collection account as additional compensation and will be obligated to deposit in the collection account the amount of any loss when realized. The collection account may be maintained with the servicer or with a depository institution that is an affiliate of the servicer, provided it meets the standards set forth above.

      The servicer or trustee will deposit or cause to be deposited in the collection account for each trust, to the extent applicable and unless otherwise specified in the prospectus supplement and provided in the related Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cutoff date (other than certain payments due on or before the cut-off date and any excluded amounts):

      - all payments on account of principal and interest (which may be net of the applicable servicing compensation), including principal prepayments and, if specified in the prospectus supplement, any applicable prepayment penalties, on the loans;

      - all net insurance proceeds, less any incurred and unreimbursed advances made by the servicer, of the hazard insurance policies and any primary mortgage insurance policies, to the extent such proceeds are not applied to the restoration of the

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

            property or released to the mortgagor in accordance with the servicer's normal servicing procedures;

      - all proceeds received in connection with the liquidation of defaulted loans, less any expenses of liquidation and any unreimbursed advances made by the servicer with respect to the liquidated loans;

      - any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

      - all advances as described in this prospectus under "Description of the Securities -- Advances";

      - all proceeds of any loan or property in respect thereof repurchased by any seller as described under "Loan Program -- Representations by Sellers; Repurchases" or "-- Assignment of Trust Assets" above and all proceeds of any loan repurchased as described under "-- Termination; Optional Termination" below;

      - all payments required to be deposited in the collection account with respect to any deductible clause in any blanket insurance policy described under "-- Hazard Insurance" below;

      - any amount required to be deposited by the servicer in connection with losses realized on investments for the benefit of the servicer of funds held in the collection account and, to the extent specified in the prospectus supplement, any payments required to be made by the servicer in connection with prepayment interest shortfalls; and

      - all other amounts required to be deposited in the collection account pursuant to the related agreement.

      The servicer or the depositor, as applicable, may from time to time direct the institution that maintains the collection account to withdraw funds from the collection account for the following purposes:

      - to transfer funds for the trustee for distribution of payments due on the securities and other purposes set forth in the prospectus supplement;

      - to pay to the servicer the purchase price of any additional balances transferred to the trustee resulting from draws under revolving lines of credit as set forth in the prospectus supplement;

      - to pay to the servicer the servicing fees described in the prospectus supplement and, as additional servicing compensation, earnings on or investment income with respect to funds in the collection account credited thereto;

      - to reimburse the servicer for advances made with respect to a loan, but only from amounts received that represent late payments of principal on, late payments of interest on, insurance proceeds received with respect to or liquidation proceeds received with respect to the same loan;

      - to reimburse the servicer for any advances previously made which the servicer has determined to be nonrecoverable;

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

      - to reimburse the servicer from insurance proceeds for expenses incurred by the servicer and covered by insurance policies;

      - to reimburse the servicer for unpaid servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which the original advances were made;

      - to pay to the servicer, with respect to each loan or property acquired in respect thereof that has been purchased by the servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of that repurchased loan,

      - to reimburse the servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

      - to pay or reimburse the trustee or any other party as provided in the prospectus supplement;

      - to withdraw any amount deposited in the collection account that was not required to be deposited therein; and

      - to clear and terminate the collection account upon termination of the Agreement.

      In addition, unless otherwise specified in the prospectus supplement, on or prior to the business day immediately preceding each payment date, the servicer shall withdraw from the collection account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee.

      The applicable Agreement may require the servicer to establish and maintain one or more escrow accounts into which mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained for mortgagors may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the servicer out of related assessments for maintaining hazard insurance, to refund to mortgagors amounts determined to be overages, to remit to mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts, to repair or otherwise protect the property and to clear and terminate any of the escrow accounts. The servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to such accounts when a deficiency exists therein.

PRE-FUNDING ACCOUNT

      If provided in the prospectus supplement, the servicer will establish and maintain, in the name of the trustee on behalf of the securityholders, a pre-funding account into which the depositor will deposit cash or other assets on the closing date. The pre-funding account will be maintained with the trustee. The deposit will not exceed 50% of the initial aggregate principal amount of the securities.

      The cash on deposit in the pre-funding account will be used by the trustee to purchase additional loans for the trust from the depositor from time to time during the funding period. Monies on deposit in the prefunding account will not be available to

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

cover losses on or in respect of the loans. The funding period for a trust will begin on the closing date and will end on the date specified in the prospectus supplement, which will not be later than one year after the closing date. Monies on deposit in the pre-funding account may be invested in permitted investments as specified in the related Agreement. Earnings on investment of funds in the pre-funding account will be applied as specified in the prospectus supplement and losses will be charged against the funds on deposit in the pre-funding account. Any amounts remaining the pre-funding account at the end of the funding period will be distributed to securityholders as a prepayment of principal, in the manner and priority specified in the prospectus supplement.

      In addition, if provided in the prospectus supplement, on the related closing date the depositor will make a deposit to a capitalized interest account, which will be maintained by the trustee. The funds on deposit in the capitalized interest account will be used solely to cover shortfalls in interest that may arise as a result of utilization of the pre-funding account. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the loans. To the extent that the entire amount on deposit in the capitalized interest account has not been used to cover shortfalls in interest by the end of the funding period, any remaining amounts will be paid to the depositor.

SUBSERVICING BY SELLERS

      The servicer may enter into subservicing agreements with any servicing entity which will act as the subservicer for the loans, which subservicing agreements will not contain any terms inconsistent with the related Agreement. While each subservicing agreement will be a contract solely between the servicer and the subservicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the servicer for that series of securities is no longer the servicer of the loans, the trustee or any successor servicer must recognize the subservicer's rights and obligations under the related subservicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the prospectus supplement, the servicer will remain liable for its servicing duties and obligations under the servicing agreement as if the servicer alone were servicing the loans.

COLLECTION PROCEDURES

      The servicer, directly or through one or more subservicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty, bankruptcy bond or alternative arrangements, follow those collection procedures that are customary with respect to loans that are comparable to the loans. Consistent with the above, the servicer may, in its discretion:

      - waive any prepayment charge, assumption fee, late payment or other charge in connection with a loan; and

      - to the extent not inconsistent with the rules applicable to REMIC, and with the coverage of an individual loan by a pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty, bankruptcy bond or alternative arrangements, if applicable, suspend or reduce regular monthly payment on the loan for a period of up to six months, or arrange with the related borrower a schedule for the liquidation of delinquencies.

The servicer's obligation, if any, to make or cause to be made advances on a loan will remain during any period of this type of arrangement.

      Under the Agreement, the servicer will be required to enforce due-on-sale clauses with respect to any loans to the extent contemplated by the terms of those loans and permitted by applicable law. Where an assumption of, or substitution of liability with respect to, a loan is required by law, upon receipt of assurance that the primary mortgage insurance policy covering such loan will not be affected, the servicer may permit the assumption of a loan, pursuant to which the original borrower would remain liable on the related loan note, or a substitution of liability with respect to the loan, pursuant to which the new borrower would be substituted for the original borrower as being liable on the loan note. Any fees collected for entering into an assumption or substitution of liability agreement may be retained by the servicer as additional servicing compensation. In connection with any assumption or substitution, generally neither the loan rate borne by the related loan note nor its payment terms may be changed.

HAZARD INSURANCE

      Except as otherwise specified in the prospectus supplement, the servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing coverage against loss by fire and other hazards which are covered under the standard extended coverage endorsement customary for the type of property in the state in which such property is located. This hazard insurance coverage will be in an amount that is at least equal to the lesser of:

      - the maximum insurable value of the improvements securing the loan from time to time; and

      - either the combined principal balance owing on the loan and any mortgage loan senior to such loan or an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or obligor and/or the lender from becoming a co-insurer, whichever is greater.

All amounts collected by the servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the servicer's normal servicing procedures) will be deposited in the related collection account. In the event that the servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. If the blanket policy relating to a trust contains a deductible clause, the servicer will be required to deposit from its own funds into the collection account an amount equal to the amount which would have been deposited therein but for the deductible clause.

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

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions listed in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms of these types of policies are dictated by respective state laws, and most hazard policies typically do not cover (among other things) any physical damage resulting from the following:

      -     war;

      -     revolution;

      -     governmental actions;

      -     floods and other water-related causes;

      -     earth movement, including earthquakes, landslides and mud flows;

      -     nuclear reactions;

      -     wet or dry rot;

      -     vermin, rodents, insects or domestic animals; or

      -     theft and, in certain cases, vandalism.

The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.

      If, however, any mortgaged property at the time of origination of the related loan is located in an area identified by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the servicer will cause to be maintained with a generally acceptable insurance carrier a flood insurance policy in accordance with mortgage servicing industry practice. Any flood insurance policy so maintained will provide coverage in an amount at least equal to the lesser of the principal balance of the loan and the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis. The amount of coverage provided will not be greater than the maximum amount of flood insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program.

      The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (a) the replacement costs of the improvements less physical depreciation and (b) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the servicer may cause to be maintained on the improvements securing a loan declines as the principal balances owing on the loan itself decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

PRIMARY MORTGAGE INSURANCE

      The servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy with regard to each loan for which that coverage is required. Unless required by law, the servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the loan and reimbursement of certain expenses, less:

      - all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

      - hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the loan;

      - amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

      -     claim payments previously made by the insurer; and

      -     unpaid premiums.

      Primary mortgage insurance policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

      - fraud or negligence in origination or servicing of the loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the loan;

      - failure to construct the property subject to the loan in accordance with specified plans;

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      -     physical damage to the property; and

      - the related subservicer not being approved as a servicer by the insurer.

      Evidence of each primary mortgage insurance policy will be provided to the trustee simultaneously with the transfer to the trustee of the loan. The servicer, on behalf of itself, the trustee and the securityholders, is required to present claims to the insurer under any primary mortgage insurance policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted loans. Amounts collected by the servicer on behalf of the servicer, the trustee and the securityholders shall be deposited in the related collection account for distribution as set forth above.

CLAIMS UNDER INSURANCE POLICIES AND OTHER REALIZATION UPON DEFAULTED LOANS

      The servicer or subservicers, on behalf of the trustee and securityholders, will present claims to the insurer under any applicable insurance policies. If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the servicer for its expenses and (b) that the expenditure will be recoverable by it from related insurance proceeds or liquidation proceeds.

      If recovery on a defaulted loan under any insurance policy is not available, or if the defaulted loan is not covered by an insurance policy, the servicer will be obligated to follow or cause to be followed those normal practices and procedures that it deems necessary or advisable to realize upon the defaulted loan. If the net proceeds after reimbursable expenses of any liquidation of the property securing the defaulted loan are less than the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the trust will realize a loss in the amount of that difference plus the aggregate of expenses incurred by the servicer in connection with the liquidation proceedings and which are reimbursable under the Agreement.

      The proceeds from any liquidation of a loan will be applied in the following order of priority:

      - first, to reimburse the servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the servicer with respect to the loan;

      - second, to reimburse the servicer for any unreimbursed advances with respect to the loan;

      - third, to accrued and unpaid interest (to the extent no advance has been made for that amount) on the loan; and

      -     fourth, as a recovery of principal of the loan.

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SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The servicer's primary compensation for its activities as servicer will come from the payment to it, with respect to each interest payment on a loan, of the amount specified in the prospectus supplement. As principal payments are made on the loans, the portion of each monthly payment which represents interest will decline, and thus servicing compensation to the servicer will decrease as the loans amortize. Prepayments and liquidations of loans prior to maturity will also cause servicing compensation to the servicer to decrease. Subservicers, if any, will be entitled to a monthly servicing fee as described in the prospectus supplement in compensation for their servicing duties. In addition, the servicer or subservicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable collection account (unless otherwise specified in the prospectus supplement).

      The servicer will pay or cause to be paid certain ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, and only if specified in the prospectus supplement, payment of any fee or other amount payable in respect of any credit enhancement arrangements, the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under certain limited circumstances.

EVIDENCE AS TO COMPLIANCE

      Each Agreement will provide that the servicer at its expense shall cause a firm of independent public accountants to furnish a report annually to the trustee. Each annual report will state that the firm has performed certain procedures specified in the related Agreement and that the review has disclosed no items of noncompliance with the provisions of the Agreement which, in the opinion of the firm, are material, except for any items of noncompliance that are forth in such report.

      Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding year.

CERTAIN MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

      The servicer under each pooling and servicing agreement or servicing agreement, as applicable, will be named in the prospectus supplement. The entity serving as servicer may have normal business relationships with the depositor or the depositor's affiliates.

      Each Agreement will provide that the servicer may not resign from its obligations and duties under the Agreement except upon (a) appointment of a successor servicer and receipt by the trustee of a letter from the applicable rating agency or rating agencies that the servicer's resignation and the successor servicer's appointment will not result in

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a downgrade of the securities or (b) a determination that its performance of its duties thereunder is no longer permissible under applicable law. The servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the Agreement.

      Each Agreement generally will further provide that neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor (each, an "indemnified party") will be under any liability to the related trust or securityholders for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement generally will further provide that each indemnified party will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities for the related series, other than any loss, liability or expense related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of that indemnified party's duties thereunder or by reason of reckless disregard by that indemnified party of obligations and duties thereunder. In addition, each Agreement generally will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed for those costs and liabilities out of funds which would otherwise be distributed to securityholders.

      Except as otherwise specified in the prospectus supplement, any person into which the servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor of the servicer under each Agreement, provided that that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac. Furthermore, the merger, consolidation or succession may not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

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EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

      POOLING AND SERVICING AGREEMENT; SERVICING AGREEMENT. Events of default under each Agreement will be specified in the prospectus supplement and may include:

      - any failure by the servicer to make an Advance which continues unremedied for one business day;

      - any failure by the servicer to make or cause to be made any other required payment pursuant to the Agreement which continues unremedied for one business day after written notice of such failure to the servicer in the manner specified in the Agreement;

      - any failure by the servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days after written notice of the failure to the servicer in the manner specified in the Agreement; and

      - certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the servicer indicating its insolvency, reorganization or inability to pay its obligations.

      Unless otherwise provided in the prospectus supplement, so long as an event of default under an Agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing not less than 25% of the aggregate voting rights of such series and under such other circumstances as may be specified in such Agreement, the trustee shall terminate all of the rights and obligations of the servicer under the Agreement relating to such trust and in and to the related trust assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement, including, if specified in the prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act as successor to the servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer with a net worth of a least $15,000,000 to act as successor to the servicer under the Agreement. Pending the appointment of a successor servicer, the trustee is obligated to act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

      Unless otherwise provided in the prospectus supplement, no securityholder, solely by virtue of the securityholder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to that Agreement, unless the securityholder previously has given to the trustee written notice of default and unless the holders of securities evidencing not less than 25% of the aggregate voting rights for the related series have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, the trustee for 60 days has neglected or refused to institute any such proceeding, and all other conditions precedent for the initiation of suit as described in the Agreement have

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been met. However, the trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement for any series or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any securityholders, unless those securityholders have offered and provided to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

      INDENTURE. Except as otherwise specified in the prospectus supplement, events of default or rapid amortization events under the indenture for each series of notes or bonds include:

      - a default in the payment of any principal of or interest on any note or bond as specified in the prospectus supplement;

      - failure to perform in any material respect any other covenant of the depositor or the trust in the indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the prospectus supplement;

      - certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust; or

      - any other event of default provided with respect to notes or bonds of that series including, but not limited to, certain defaults on the part of the trust, if any, of a credit enhancement instrument supporting such notes or bonds.

      If an event of default with respect to the notes or bonds of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes or bonds of that series or the credit enhancer of that series, if any, may declare the principal amount (or, if the notes or bonds have an interest rate of 0%, that portion of the principal amount as may be specified in the terms of that series, as provided in the prospectus supplement) of all the notes or bonds of that series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the aggregate voting rights of the bonds of the related series. Rapid amortization events will trigger an accelerated rate of payment of principal on the notes or bonds, as described in the related prospectus supplement.

      If, following an event of default with respect to any series of notes or bonds, the notes or bonds of that series have been declared to be due and payable and the prospectus supplement and applicable Agreement so provide, the trustee may, in its discretion, notwithstanding the acceleration of the notes or bonds, elect to maintain possession of the collateral securing the notes or bonds of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes or bonds of that series as they would have become due if there had not been such a declaration. In addition, unless otherwise specified in the prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the

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notes or bonds of a series following an event of default or a rapid amortization event, unless:

      - the holders of 100% of the aggregate voting rights of the bonds of such series consent to the sale;

      - the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes or bonds of the series at the date of the sale; or

      - the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes or bonds as those payments would have become due if the notes or bonds had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the aggregate voting rights of the notes or bonds of that series.

      In the event that the trustee liquidates the collateral in connection with an event of default or a rapid amortization event, the indenture provides that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default or rapid amortization event, the amount available for distribution to the noteholders or bondholders could be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders or bondholders after the occurrence of an event of default or rapid amortization event.

      Except as otherwise specified in the prospectus supplement, in the event the principal of the notes or bonds of a series is declared due and payable, as described above, the holders of any of the notes or bonds issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

      Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default or a rapid amortization event shall occur and be continuing with respect to a series of notes or bonds, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes or bonds of the series, unless those holders offer to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with their request or direction. Subject to these provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes or bonds of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes or bonds of the series, and the holders of a majority of the then aggregate outstanding amount of the notes or bonds of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes or bonds of the series affected thereby.

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AMENDMENT

      Except as otherwise specified in the prospectus supplement, each Agreement may be amended by the depositor, the servicer, the trustee and, if applicable, the credit enhancer, without the consent of any of the securityholders:

      -     to cure any ambiguity;

      - to correct a defective provision or correct or supplement any provision therein which may be inconsistent with any other provision therein;

      - to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

      - to comply with any requirements imposed by the Code or any regulation thereunder; provided, however, that no such amendments (except those pursuant to this clause) will adversely affect in any material respect the interests of any securityholder.

      An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the trustee receives a letter from each rating agency requested to rate the class or classes of securities of such series stating that the proposed amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities. Each Agreement may also be amended by the depositor, the servicer, the trustee and, if applicable, the credit enhancer with consent of holders of securities of such series evidencing not less than 66 2/3% of the aggregate voting rights of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no such amendment may (a) reduce in any manner the amount of, or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of such security, or (b) with respect to any series of securities, reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a trust, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the proposed amendment will not cause such trust to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

      POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT. Unless otherwise specified in the related Agreement, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the

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related securityholders of all amounts held in the collection account or by the servicer and required to be paid to them pursuant to the Agreement following the later of:

      (a) the final payment of or other liquidation of the last of the trust assets subject thereto or the disposition of all property acquired upon foreclosure of any such trust assets remaining in the trust; and

      (b) the purchase by the servicer or, if REMIC treatment has been elected and if specified in the prospectus supplement, by the holder of the residual interest or any other party specified to have such rights (see "Federal Income Tax Consequences" below), from the related trust of all of the remaining trust assets and all property acquired in respect of the related trust assets.

      Unless otherwise specified by the prospectus supplement, any purchase of trust assets and property acquired in respect of trust assets evidenced by a series of securities will be made at the option of the servicer, such other person or, if applicable, the holder of the REMIC residual interest, at a price specified in the prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the servicer, such other person or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related trust assets being less than the percentage specified in the prospectus supplement of the aggregate principal balance of the trust assets at the Cut-Off Date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust, any repurchase pursuant to clause (b) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

      INDENTURE. The indenture will be discharged with respect to a series of notes or bonds, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes or bonds of the related series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes or bonds of that series.

      In addition to this type of discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes or bonds of any series, the related trust will be discharged from any and all obligations in respect of the notes or bonds of the related series (except for certain obligations relating to temporary notes or bonds and exchange of notes or bonds, to register the transfer of or exchange notes or bonds of such series, to replace stolen, lost or mutilated notes or bonds of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes or bonds of the series on the last scheduled payment date for the notes or bonds and any installment of interest on the notes or bonds in accordance with the terms of the indenture and the notes or bonds of that series. In the event of any defeasance and discharge of notes or bonds of the series, holders of notes or bonds of the series would be able to look only to that money

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and/or those direct obligations for payment of principal and interest, if any, on their notes or bonds until maturity.

THE TRUSTEE

      The trustee under each Agreement will be named in the prospectus supplement. The commercial bank, savings and loan association or trust company serving as trustee may have banking and other relationships with the depositor, the servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

      The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because these legal aspects are governed primarily by applicable state law and because the applicable state laws may differ substantially from state to state, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor do they encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

GENERAL

      DEEDS OF TRUST AND MORTGAGES. The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

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      COOPERATIVE LOANS. Some of the loans may be cooperative loans. A cooperative is owned by tenant-stockholders, who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. The cooperative owns the real property and the specific units and is responsible for management of the property. An ownership interest in a cooperative and the accompanying rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares.

FORECLOSURE/REPOSSESSION

      DEED OF TRUST. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, these foreclosures also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, including California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

      MORTGAGES. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the

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property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

      Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where deficiency judgments are available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

      Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have eliminated the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to maintain the property adequately or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statue. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

      When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust.

      COOPERATIVE LOANS. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for

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failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 also provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally

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responsible for the deficiency. Please refer to the discussion under the heading
"Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens" below.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

ENVIRONMENTAL RISKS

      Real property pledged as security to a lender may be subject to environmental risks. Such risks, among other things, could substantially impair a borrower's ability to repay a loan, result in substantial diminution in the value of the property pledged as collateral to secure the loan and/or give rise to liability which could exceed the value of such property or the principal balance of the related loan.

      Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states this type of lien has priority over the lien of an existing mortgage against the related property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

      Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an owner or operator for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property and related costs, even though the environmental damage or threat was caused by a prior or current owner or operator or another third party. CERCLA imposes liability for these costs on any and all responsible parties, including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who, without participating in the management of a facility or property, holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an owner or operator under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

      If a lender is or becomes liable, it may be entitled to bring an action for contribution against any other responsible parties, including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment-proof. The costs associated with environmental cleanup and the diminution in value of contaminated property and related liabilities or losses may be

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substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to securityholders.

      CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as the holder does not exercise decisionmaking control over the borrower's enterprise, participate in the management or control of decisionmaking relating to the operation of a tank, as long as petroleum is not added to, stored in or dispensed from the tank, or as long as holder does not deviate from certain other requirements specified in the rule. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, similar protections to those accorded to lenders under CERCLA are also accorded to holders of security interests in underground tanks. It should be noted, however, that liability for cleanup of contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

      Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender, regardless of whether lender actually exercised such influence.

      This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996. The legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property. As noted above, the secured creditor exclusion does not govern liability for cleanup costs except under the federal laws discussed above. In addition, certain other environmental conditions may be required to be addressed under other federal, state or local laws or in order to improve the marketability of a property. Therefore, under certain circumstances, including but not limited to after foreclosure, a lender may incur costs under applicable laws or in order to improve the marketability of a property in

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connection with environmental conditions associated with that property, such as the presence or release of regulated materials in underground storage tanks, asbestos-containing material, lead paint or radon gas. If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties" including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment-proof. It is conceivable that the costs arising from such circumstances would result in a loss to securityholders.

      Except as otherwise specified in the prospectus supplement, at the time the loans were originated, no environmental assessments or very limited environmental assessments of the properties were conducted.

RIGHTS OF REDEMPTION

      In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY LAWS; TAX LIENS

      Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

      Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender,

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following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any proceedings under the federal Bankruptcy Code, including, but not limited to, any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of payments.

      The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

      Each conventional loan generally will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restrictions on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses are generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to mortgage loans that

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were (a) originated or assumed during the "window period" under the Garn-St.
Germain Act which ended in all cases not later than October 15, 1982, and (b) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      As to loans secured by an owner-occupied residence, the Garn-St. Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St. Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

      In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

      Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. The absence of such a restraint on prepayment, particularly with respect to fixed rate loans having higher loan rates, may increase the likelihood of refinancing or other early retirement of the related loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorized the states to

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reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

      Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SERVICEMEMBERS CIVIL RELIEF ACT

      Generally, under the terms of the Servicemembers Civil Relief Act formerly known as the Soldiers' and Sailors' Relief Act of 1940, (the "Relief Act"), a borrower who enters military service after the origination of his or her loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of his or her active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan that is affected by the Relief Act goes into default, there may be delays and losses occasioned by the inability to realize upon the property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

      To the extent that the loans comprising the trust for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

      The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply

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those proceeds and awards to any indebtedness secured by the mortgage, in whatever order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under a senior mortgage will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

      Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor reimbursing the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

      The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a future advance clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-off Date with respect to any mortgage will be included in the trust. The priority of the lien securing any advance made under a future advance clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

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CONSUMER PROTECTION LAWS

      Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the originating, servicing and enforcing of loans secured by single family properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires certain disclosures to borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of such laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and could subject the sellers and in some cases their assignees to damages and administrative enforcement.

                         FEDERAL INCOME TAX CONSEQUENCES

      The following discussion summarizes the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities, as based on the advice of Chapman and Cutler LLP, special tax counsel to the Issuer. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), regulations (including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations")), rulings and decisions in effect as of the date of this prospectus, all of which are subject to change. This summary does not address federal income tax consequences applicable to all categories of investors, some of which (such as banks and insurance companies) may be subject to special rules. In addition, the summary is limited to investors who will hold the securities as "capital assets" (generally, property held for investment) as defined in section 1221 of the Code. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities. As applied to any particular class or series of securities, the summary is subject to further discussion or change as provided in the related prospectus supplement.

OVERVIEW

      The federal income tax consequences applicable with respect to a specific series of securities will vary depending on whether an election is made to treat the trust estate relating to such series of securities as a real estate mortgage investment conduit ("REMIC") under Code. The prospectus supplement for each series of securities will specify whether a REMIC election will be made with respect to such series. Securities of any series that is not the subject of a REMIC election ("non-REMIC securities")

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are intended to be classified as indebtedness of the Issuer for federal income tax purposes.

NON-REMIC SECURITIES

      General. If a REMIC election is not made, Chapman and Cutler LLP will deliver its opinion that, although no regulations, published rulings or judicial decisions exist that specifically discuss the characterization for federal income tax purposes of securities with terms substantially the same as the non-REMIC securities, in its opinion such securities will be treated for federal income tax purposes as indebtedness of the Issuer and not as an ownership interest in the collateral or an equity interest in the Issuer.

      Status as Real Property Loans. Because, in such counsel's opinion, the non-REMIC securities will be treated as indebtedness of the Issuer for federal income tax purposes, (i) such securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v), (ii) interest on non-REMIC securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B), and non-REMIC securities will not constitute "real estate assets" or "government securities" within the meaning of Code section 856(c)(4)(A), and (iii) non-REMIC securities held by a regulated investment company will not constitute "government securities" within the meaning of Code section 851(b)(4)(A)(i).

      Interest on Non-REMIC Securities. Except as described below with respect to original issue discount, market discount or premium, interest paid or accrued on non-REMIC securities generally will be treated as ordinary income to the holder, and will be includible in income in accordance with such holder's regular method of accounting.

      Original Issue Discount. All accrual securities will be, and some or all of the other securities may be, issued with "original issue discount" within the meaning of Code section 1273(a). Holders of any class of securities having original issue discount must generally include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in accordance with the constant yield method, in advance of receipt of the cash attributable to such income. When required by the Code and/or applicable regulations, the Issuer will indicate on the face of each security issued by it information concerning the application of the original issue discount rules to such security and certain other information that may be required. The Issuer will report annually to the Internal Revenue Service (the "IRS") and to holders of record of such securities information with respect to the original issue discount accruing on such securities during the reporting period.

      Rules governing original issue discount are set forth in Code sections 1271 through 1273, 1275 and 1281 through 1283 and in regulations issued thereunder (the "OID Regulations"). The Code or the OID Regulations either do not address, or are subject to varying interpretations with respect to, several issues relevant to obligations, such as the securities, that are subject to prepayment. Therefore, there is some uncertainty as to the

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manner in which the original issue discount rules of the Code will be applied to the securities.

      Original Issue Discount Defined. In general, each security will be treated as a single installment obligation for purposes of determining the original issue discount includible in a securityholder's income. The amount of original issue discount on such a security is the excess of the stated redemption price at maturity of the security over its issue price. The issue price of a security is the initial offering price to the public at which a substantial amount of the securities of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers), generally as set forth on the cover page of the prospectus supplement for a series of securities. If less than a substantial amount of a particular class of securities is sold for cash on or prior to the date of the their initial issuance, the issue price for such class will likely be treated as equal to its fair market value on the closing date. The portion of the initial offering price which consists of payment for interest accrued on the securities prior to the closing date generally may, at the option of the initial securityholders, be subtracted from the issue price of the securities and treated as an offset to interest received on the first payment date.

      The stated redemption price at maturity of a security is equal to the total of all payments to be made on the security other than "qualified stated interest payments." "Qualified stated interest payments" are payments on the securities which are paid at least annually and are based on either a fixed rate or a "qualified variable rate." Under the OID Regulations, interest is treated as payable at a "qualified variable rate" and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the security does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such security. Generally, the stated redemption price at maturity of a security (other than an accrual security or a payment lag security, as defined below) is its stated principal amount; the stated redemption price at maturity of an accrual security is the sum of all payments (regardless of how denominated) scheduled to be received on such security under the Tax Prepayment Assumption (as defined below). Any payment denominated as interest that does not constitute a qualified stated interest payment is generally referred to as a "contingent interest payment." The related prospectus supplement will discuss whether the payments on a security denominated as interest are qualified stated interest payments and the treatment for federal income tax purposes of any contingent interest payments.

      De Minimis Original Issue Discount. Notwithstanding the general definition of original issue discount above, any original issue discount with respect to a security will be considered to be zero if such discount is less than 0.25% of the stated redemption price at maturity of the security multiplied by its weighted average life (a "de minimis" amount). The weighted average life of a security for this purpose is the sum of the following amounts (computed for each payment included in the stated redemption price at maturity of the security):
(i) the number of complete years (rounded down for partial years) from the closing date until the date on which each such payment is scheduled to

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be made under the Tax Prepayment Assumption, multiplied by(ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the security's stated redemption price at maturity. Securityholders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the security is held as a capital asset. However, accrual method holders may elect to accrue all interest on a security, including de minimis original issue discount and market discount and as adjusted by any premium, under a constant yield method.

      Accrual of Original Issue Discount. The Code requires that the amount and rate of accrual of original issue discount be calculated based on a reasonable assumed prepayment rate for the mortgage loans, the mortgage loans underlying any mortgaged-backed securities and/or other mortgage collateral securing the securities (the "Tax Prepayment Assumption") and prescribes a method for adjusting the amount and rate of accrual of such discount if actual prepayment rates exceed the Tax Prepayment Assumption. However, if such mortgage loans prepay at a rate slower than the Tax Prepayment Assumption, no deduction for original issue discount previously accrued, based on the Tax Prepayment Assumption, is allowed. The Tax Prepayment Assumption is required to be determined in the manner prescribed by regulations that have not yet been issued. It is anticipated that the regulations will require that the Tax Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such securities. The related prospectus supplement for each series of securities will specify the Tax Prepayment Assumption determined by the Issuer for the purposes of determining the amount and rate of accrual of original issue discount. No representation is made that the mortgage collateral will prepay at the Tax Prepayment Assumption or at any other rate.

      Generally, a securityholder must include in gross income the sum of the "daily portions," as determined below, of the original issue discount that accrues on a security for each day the securityholder holds that security, including the purchase date but excluding the disposition date. In the case of an original holder of a security, a calculation will be made of the portion of the original issue discount that accrues during each successive period (or shorter period from date of original issue) (an "accrual period") that ends on the day in the calendar year corresponding to each of the payment dates on the securities (or the date prior to each such date). This will be done, in the case of each full accrual period, by:

            (1) adding (A) the present value at the end of the accrual period of all remaining payments to be received on the securities, computed taking into account (i) the yield to maturity of the security at the issue date,
      (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Tax Prepayment Assumption, and
      (B) any payments received during such accrual period, other than payments of qualified stated interest, and

            (2) subtracting from that total the "adjusted issue price" of the securities at the beginning of such accrual period.

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The adjusted issue price of a security at the beginning of the initial accrual period is its issue price; the adjusted issue price of a security at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to such accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during such accrual period. The original issue discount accrued during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to any reasonable method, provided that such method is consistent with the method used to determine yield on the securities.

      With respect to any security that is a variable rate debt instrument, the sum of the daily portions of original issue discount that is includible in the holder's gross income is determined under the same principles described above, with the following modifications: the yield to maturity on the securities should be calculated as if the interest index remained at its value as of the issue date of such securities. Because the proper method of adjusting accruals of original issue discount on a variable rate debt instrument as a result of prepayments is uncertain, holders of such instruments should consult their own tax advisors regarding the appropriate treatment of such securities for federal income tax purposes.

      Subsequent Purchasers of Securities with Original Issue Discount. A subsequent purchaser of an accrual security or any other security issued with original issue discount who purchases the security at a cost less than the remaining stated redemption price at maturity, will also be required to include in gross income for all days during his or her taxable year on which such security is held, the sum of the daily portions of original issue discount on the security. In computing the daily portions of original issue discount with respect to a security for such a subsequent purchaser, however, the daily portion for any day shall be reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for the security exceeds its adjusted issue price (the "acquisition premium"), and the denominator of which is the amount by which the remaining stated redemption price at maturity exceeds the adjusted issue price.

      Premium. A holder who purchases a security at a cost greater than its stated redemption price at maturity generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on such security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of securities of a series will be calculated using the prepayment assumption used in pricing such class. If a holder makes an election to amortize premium on a security, such election will apply to

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all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

      Market Discount. The securities are subject to the market discount provisions of Code sections 1276 through 1278. These rules provide that if a subsequent holder of a security purchases it at a market discount, some or all of any principal payment or of any gain recognized upon the disposition of the security will be taxable as ordinary interest income. Market discount on a security means the excess, if any, of (1) the sum of its issue price and the aggregate amount of original issue discount includible in the gross income of all holders of the security prior to the acquisition by the subsequent holder (presumably adjusted to reflect prior principal payments), over (2) the price paid by the holder for the security. Market discount on a security will be considered to be zero if such discount is less than .25% of the stated redemption price at maturity of such security multiplied by its weighted average life, which presumably would be calculated in a manner similar to weighted average life (described above), taking into account distributions (including prepayments) prior to the date of acquisition of such security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such security and when each such distribution is made, gain equal to the discount allocated to such distribution will be recognized.

      Any principal payment (whether a scheduled payment or a prepayment) or any gain on the disposition of a market discount security is to be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the securities is to be reduced by the amount so treated as ordinary income.

      The Tax Reform Act of 1986 grants authority to the U.S. Treasury to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the U.S. Treasury, certain rules described in the legislative history accompanying the Tax Reform Act of 1986 will apply. Under those rules, the holder of a market discount security may elect to accrue market discount either on the basis of a constant interest rate or using one of the following methods. For securities issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. For securities issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by
(ii) a fraction, the

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numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the securities) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount shall apply. Regulations are to provide similar rules for computing the accrual of amortizable security premium on instruments payable in more than one principal installment. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter. In addition, accrual method holders may elect to accrue all interest on a security, including de minimis original issue discount and market discount and as adjusted by any premium, under a constant yield method.

      A subsequent holder of a security who acquired the security at a market discount also may be required to defer, until the maturity date of the security or the earlier disposition of the security in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the security in excess of the aggregate amount of interest (including original issue discount) includible in his or her gross income for the taxable year with respect to such security. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the security for the days during the taxable year on which the subsequent holder held the security, and the amount of such deferred deduction to be taken into account in the taxable year in which the security is disposed of in a transaction in which gain or loss is not recognized in whole or in part is limited to the amount of gain recognized on the disposition. This deferral rule does not apply to a holder that elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter.

      Because the regulations described above with respect to market discounts and premiums have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a security purchased at a discount or premium in the secondary market.

      Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for securities acquired on or after April 4, 1994. If such an election were to be made with respect to a security with market discount, the holder of the security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the securities acquires during the year of the election or thereafter. Similarly, a holder of a security that makes this election for a security that is acquired at a premium will be deemed to have made an election to amortize security premium with respect to all debt instruments having amortizable security premium that such holder

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owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a security is irrevocable.

      Sale or Redemption. If a security is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and the seller's adjusted basis in the security. Such adjusted basis generally will equal the cost of the security to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the security and reduced by payments, other than payments of qualified stated interest, previously received by the seller and by any amortized premium. If a securityholder is a bank, thrift or similar institution described in section 582(c) of the Code, gain or loss realized on the sale or exchange of a security will be taxable as ordinary income or loss. Any such gain or loss recognized by any other seller generally will be capital gain or loss provided that the security is held by the seller as a "capital asset" (generally, property held for investment) within the meaning of Code section 1221. Such gain or loss will be long-term gain or loss if the security is held as a capital asset for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

REMIC SECURITIES

      General. If a REMIC election is made with respect to a series of securities, Chapman and Cutler LLP will deliver an opinion generally to the effect that, under existing law, assuming timely filing of a REMIC election and ongoing compliance with all provisions of the related Agreements, all or a portion of the trust estate securing such series of securities will qualify as a REMIC for federal income tax purposes.

      The securities in such series will be designated either as one or more "regular interests" in a REMIC, which generally are treated as debt for federal income tax purposes, or as "residual interests" in a REMIC, which generally are not treated as debt for such purposes but rather as representing rights and responsibilities with respect to the taxable income or loss of the related REMIC. The prospectus supplement for such series will indicate which classes of securities are being designated as regular interests ("regular interest securities") and which class is being designated as the residual interest ("residual interest securities").

      Tiered REMIC Structures. For certain series of securities, multiple separate elections may be made to treat designated portions of the related trust estate as REMICs (referred to as the "Upper Tier REMIC" and the "Lower Tier REMIC(s)" respectively) for federal income tax purposes. Upon the issuance of any such series of securities, Chapman and Cutler LLP will deliver its opinion generally to the effect that, under existing law, assuming timely filing of applicable REMIC elections and ongoing compliance with all provisions of the related Agreements, the Upper Tier REMIC and each Lower Tier REMIC will each qualify as a REMIC for federal income tax purposes. In certain cases, a single residual interest security may represent the residual interest in both the Upper Tier REMIC and each Lower Tier REMIC. In such case, the discussion

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of residual interest securities set forth below should be interpreted as applying to each residual interest separately.

      Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement: (i) REMIC securities held by a "domestic building and loan association" will constitute assets described in Code section 7701(a)(19)(C)(xi); (ii) REMIC securities held by a "real estate investment trust" ("REIT") will constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on such securities will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c) (3) (B); and (iii) regular interest securities held by a "financial assets securitization investment trust" ("FASIT") will qualify for treatment as "permitted assets" within the meaning of Code section 860L(c)(l)(G) and as "qualified mortgages" within the meaning of Code section 860G(a)(3) of if held by another REMIC. REMIC securities held by REITs or regulated investment companies will not constitute "government securities" within the meaning of Code section 856(c)(5)(A) or 851(b)(4)(A)(ii), respectively. REMIC securities held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code section 582(c)(l).

      In the case of items (i), (ii) and (iii) above, if less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the REMIC securities will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. If a series of securities employs a multi-tier REMIC structure, both the Upper Tier REMIC and the Lower Tier REMIC will be treated as a single REMIC for purposes of determining the extent to which the related REMIC securities and the income thereon will be treated as such assets and income.

   TAXATION OF REGULAR INTEREST SECURITIES.

      General. Except as otherwise stated in this discussion, regular interest securities will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of regular interest securities that otherwise report income under a cash method of accounting will be required to report income with respect to regular interest securities under an accrual method.

      Original Issue Discount. Certain classes of regular interest securities may be issued with original issue discount within the meaning of section 1273(a) of the Code. The rules governing original issue discount with respect to a regular interest security are described above under "Non-REMIC Securities -- Original Issue Discount." Holders of regular interest securities should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the regular interest securities. In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on regular interest securities, each investor should consult his own tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on such regular interest securities for federal income tax purposes.

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      Although unclear at present, the depositor intends to treat interest on a regular interest security that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the regular interest securities will be deemed to be the index in effect through the life of the regular interest securities. It is possible, however, that the IRS may treat some or all of the interest on regular interest securities with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such regular interest securities.

      Market Discount. A subsequent purchaser of a regular interest security may also be subject to the market discount provisions of Code sections 1276 through 1278. These rules are described above under "Non-REMIC Securities -- Market Discount."

      Premium. The rules governing "premium" apply equally to regular interest securities (see above "Non-REMIC Securities -- Premium").

      Effects of Defaults and Delinquencies. Certain series of securities may contain one or more classes of subordinated securities, and in the event there are defaults or delinquencies on the mortgage assets, amounts that would otherwise be distributed on the subordinated securities may instead be distributed on the senior securities. Subordinated securityholders nevertheless will be required to report income with respect to such securities under an accrual method without giving effect to delays and reductions in distributions on such subordinated securities attributable to defaults and delinquencies on the mortgage assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a subordinated securityholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated security is reduced as a result of defaults and delinquencies on the mortgage assets.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of securities that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such securities becoming wholly or partially worthless, and that, in general, holders of securities that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such securities becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of securities may be allowed a bad debt deduction at such time that the principal balance of any such security is reduced to reflect realized losses resulting from any liquidated mortgage assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage assets remaining in the related trust fund have been liquidated or the securities of the related series have been otherwise retired. Potential investors and holders of the securities are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such

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securities, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on securities.

      Sale or Exchange. If a regular interest security is sold, exchanged, redeemed or retired, the holder will recognize gain or loss equal to the difference between the amount realized on such disposition and the adjusted basis in the regular interest security. Similarly, a holder who receives a payment denominated as principal with respect to a regular interest security will recognize gain equal to the excess of the amount of such payment over his adjusted basis in the regular interest security. A holder that receives a final payment that is less than the holder's adjusted basis in a regular interest security will generally recognize a loss. The adjusted basis of a regular interest security generally will equal the cost of the regular interest security to the holder, increased by any original issue discount or market discount previously included in the holder's gross income with respect to the regular interest security, and reduced by payments (other than payments of qualified stated interest) previously received by the holder on the regular interest security and by any amortized premium.

      Except as note above with respect to market discount and except as noted below, any such gain or loss on a regular interest security generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the regular interest security is held as a capital asset for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

      If the holder of a regular interest security is a bank, a mutual savings bank, a thrift, or a similar institution described in section 582 of the Code, any gain or loss on the sale or exchange of the regular interest security will be treated as ordinary income or loss.

      In the case of other types of holders, gain from the disposition of a regular interest security that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the regular interest security by the holder during his holding period is less than the amount that would have been includible in income if the yield on that regular interest security during the holding period had been 110% of a specified U.S. Treasury borrowing rate as of the date that the holder acquired the regular interest security. Although the relevant legislative history indicates that the portion of the gain from disposition of a regular interest security that will be recharacterized as ordinary income is limited to the amount of original issue discount (if any) on the regular interest security that was not previously includible in income, the applicable Code provision contains no such limitation.

   TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES.

      The REMIC will not be subject to Federal income tax except with respect to income from prohibited transactions and certain other transactions. See "-- Prohibited Transactions and Contributions Tax" below. Instead, the original holder of a security representing a residual interest (a "residual interest security") will report on its federal

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income tax return, as ordinary income, the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the residual interest securities in proportion to their respective holdings on such day.

      The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of residual interest securities without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from residual interest securities will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the residual interest securities will be subject to tax rules, described below, that differ from those that would apply if the residual interest securities were treated for federal income tax purposes as direct ownership interests in the mortgage assets or as debt instruments issued by the REMIC.

      The holder of a residual interest security may be required to include taxable income from the residual interest security in excess of the cash distributed. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

      In any event, because the holder of a residual interest security is taxed on the net income of the REMIC, the taxable income derived from a residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate security or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the residual interest security may be less than that of such a security or instrument.

      A subsequent residual interest securityholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such residual interest securityholder owns such residual interest security. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original residual interest securityholder, as described above. The legislative history to the Code provisions governing this matter indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a residual interest security that purchased such residual interest security at a

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price greater than (or less than) the adjusted basis such residual interest security would have in the hands of an original residual interest securityholder. See "-- Sale or Exchange" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Limitation on Losses. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a residual interest security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

      Distributions. Distributions on a residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a residual interest security. If the amount of such payment exceeds a holder's adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of such excess.

      Sale or Exchange. A holder of a residual interest security will recognize gain or loss on the sale or exchange of a residual interest security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the residual interest security at the time of such sale or exchange. In general, any such gain or loss will be capital gain or loss provided the residual interest security is held as a capital asset. However, residual interest securities will be "evidences of indebtedness" within the meaning of Code Section 582(c)(l), so that gain or loss recognized from sale of a residual interest security by a bank or thrift institution to which such section applies would be ordinary income or loss. Any loss upon disposition of a residual interest security may be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition. In that event, any loss will increase such regular interest securityholder's adjusted basis in the newly acquired interest.

      Excess Inclusions. The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of (a) REMIC taxable income for the quarterly period allocable to a residual interest security, over (b) the daily accruals for such quarterly period. For this purpose, daily accruals are determined by allocating to each day in the calendar quarter its ratable portion of the "adjusted issue price" of the residual interest security at the beginning of such quarterly period and 120% of the long term applicable federal rate in effect on the date the residual interest security is issued. The adjusted

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issue price of a residual interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

      The portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income will be subject to federal income tax in all events and may not be offset by unrelated deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Code section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. The Small Business Job Protection Act of 1996 has eliminated the special rule permitting section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual securities continuously held by a thrift institution since November 1, 1995.

      In the case of any residual interest securities held by a real estate investment trust, the Code provides that under regulations to be issued the aggregate excess inclusions with respect to such residual interest securities, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a residual interest security as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules. No such regulations have been issued to date and it is unclear how this provision would be applied in practice.

      In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

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      Restrictions on Ownership and Transfer of Residual Interest Securities. As
a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a residual interest security by any "disqualified organization." Disqualified organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

      If a residual interest security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such residual interest security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      Under the REMIC Regulations, if a residual interest security is a "noneconomic residual interest," as described below, such transfer of a residual interest security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A residual interest security is a "noneconomic residual interest" unless at the time of the transfer (i) the present value of the expected future distributions on the residual interest security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes

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

due on its share of the taxable income of the REMIC. Under final regulations issued by the Treasury Department on July 19, 2002, a transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the financial condition of the transferee, (ii) the transferee acknowledges to the transferor that the residual interest security may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest security as they become due, (iii) the transferee represents that it will not cause income from the residual interest security to be attributable to a foreign permanent establishment or fixed base of the transferee or another U.S. taxpayer and (iv) the transfer satisfies either an "asset test" or "formula test." The "asset test" requires that the transfer be to certain domestic taxable corporations with large amounts of gross and net assets where an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the aforementioned "safe harbor." The asset test is not satisfied if the facts and circumstances known to the transferor reasonably indicate that the taxes associated with the residual interest security will not be paid. Meanwhile, the "formula test" requires that the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of (i) the present value of any consideration given to the transferee to acquire the interest, (ii) the present value of the expected future distributions on the interest, and (iii) the present value of any anticipated tax savings associated with holding the interest as the REMIC generates losses. If a transfer of a "noneconomic residual security" is disregarded, the transferor would continue to be treated as the owner of the residual interest security and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

      Inducement Fees. The REMIC Regulations (i) require transferees of noneconomic residual interests that receive payments made to induce the acquisition of such interests ("inducement fees") to recognize such fees as income over the expected remaining life of the acquired REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding the residual interests, and (ii) specify that inducement fees constitute income from sources within the United States. These regulations will apply to any inducement fee received in connection with the acquisition of a residual interest security.

      Foreign Investors. The REMIC Regulations provide that the transfer of a residual interest security that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the residual interest security is effectively connected with the conduct of a United Sates trade or business. A residual interest security is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the residual interest security to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess

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

inclusions. The Agreements will provide that no residual interest security may be transferred to a non-U.S. Person. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is not a Non-U.S. Person.

      The Agreements provide that any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in residual interest securities are advised to consult their own tax advisors with respect to transfers of the residual interest securities and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

      Mark to Market Rules. Prospective purchasers of a residual interest security should be aware that such a security acquired after January 3, 1995 cannot be marked-to-market.

      Administrative Matters. The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

   TAXATION OF THE REMIC

      General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

      Qualification as a REMIC. The trust estate or one or more designated pools of the assets of the trust estate may elect to be treated under the Code as a REMIC in which the regular interest securities and residual interest securities will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC's assets and (ii) the nature of the holders' interests in the REMIC are met on a continuing basis. A loss of REMIC status could have a number of consequences for holders. If, as the result of REMIC disqualification, the trust estate were treated as an association taxable as a corporation, distributions on the security could be recharacterized in part as dividends from a non-includible corporation and in part as returns of capital. Alternatively, distributions on a regular interest security could continue to be treated as comprised of interest and principal notwithstanding REMIC disqualification, in which case a cash-basis holder might not be required to continue to recognize interest and market discount with respect to the security on a accrual basis. Under the first alternative, a loss of REMIC status would, and under the second alternative, a loss of REMIC status could cause the securities and the associated distributions not to be qualified assets and income for the various purposes of domestic building and loan associations, FASITs and REITs described under "REMIC Securities -- Status as Real Property Loans" above, although

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such a loss would not affect the status of the securities as "government securities" for REITs. The securities should continue to qualify as "government securities" for regulated investment companies, regardless of whether REMIC status is lost.

      Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a residual interest security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

      For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

      The original issue discount provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income on such loans will be equivalent to the method under which securityholders accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct original issue discount on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Regular Interest Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

      To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

      Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose,

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net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to limited exceptions, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of residual interest securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of such REMIC.

WITHHOLDING WITH RESPECT TO CERTAIN FOREIGN INVESTORS

      Interest paid to or accrued by a beneficial owner of a security who is a not a U.S. Person (a "foreign person") generally will be considered portfolio interest and generally will not be subject to United States federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a 10 percent shareholder of the depositor or its affiliates or a controlled foreign corporation with respect to which the depositor or its affiliates is a related person (all within the meaning of the Code) and (ii) provides the Indenture Trustee or other person who is otherwise required to withhold U.S. tax with respect to the securities (the "withholding agent") with an appropriate statement on Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the foreign person that owns the security. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If interest on the securities is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Under recently issued Treasury regulations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. Foreign persons that intend to hold a security through a partnership or other pass-through entity should consult their own tax advisors regarding the application of those Treasury regulations to an investment in a security.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a security by a foreign person will be exempt from United States federal

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income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of a foreign person who is an individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

      For purposes of this discussion, the term "U.S. Person" means (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state including the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state including the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date and that elect to continue to be treated as U.S. Persons also will be U.S. Persons.

BACKUP WITHHOLDING

      Under federal income tax law, a securityholder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner may be subject to "backup withholding" under certain circumstances. Backup withholding may apply to such person who is a United States person if such person, among other things, (i) fails to furnish his social security number or other taxpayer identification number, (ii) furnishes an incorrect taxpayer identification number, (iii) fails to report properly interest and dividends, or
(iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the taxpayer identification number provided is correct and that such person is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a securityholder who is a Non-U.S. Person if the securityholder fails to provide securities broker with a Foreign Person Certification. Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued original issue discount, as well as distributions of proceeds from the sale of regular interest securities or residual interest securities. The backup withholding rate is generally the fourth lowest rate of income tax as in effect from time to time. Backup withholding, however, does not apply to payments on a security made to certain exempt recipients, such as tax-exempt organizations, and to certain Non-U.S. Persons. Securityholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a security.

      DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

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                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described above, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

      The following describes certain considerations under ERISA and Section 4975 of the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such securities.

      ERISA and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and certain Keogh plans, and on collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA or to
Section 4975 of the Code and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any discretionary authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

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      On November 13, 1986, the United States Department of Labor (the "DOL")
issued final regulations concerning the definition of what constitutes the assets of a Plan. Under this regulation, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity" interest could be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan in certain circumstances unless certain exceptions apply.

      Under the Plan Asset Regulation, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the securities of a series consist of notes or bonds that are not treated as equity interests in the issuing trust for purposes of the Plan Asset Regulation, a Plan's investment in such notes or bonds would not cause the trust assets to be deemed Plan assets. However, the depositor, the servicer, the trustee and the underwriter may be the depositor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes or bonds, the purchase of notes or bonds using Plan assets over which any such parties (or any affiliates thereof) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, notes or bonds may not be purchased using the assets of any Plan if the depositor, the servicer, the trustee, the underwriter or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement of understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

      In addition, the issuing trust or an affiliate might be considered or might become a Party in Interest with respect to a Plan. Also, any holder of certificates issued by the trust, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans depositored by such holder. In either case, the acquisition or holding of notes by or on behalf of such a Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as:

      - Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager";

      - PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

      - PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

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

      - PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or

      - PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers."

      The prospectus supplement for a series of securities may require that Plans investment in notes or bonds represent that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

      The Plan Asset Regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant. In general, a publicly-offered security, as defined in the Plan Asset Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors," which include benefit plans described in ERISA or under Section 4975 of the Code, whether or not they are subject to ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

      If no exception under the Plan Asset Regulation applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in a trust established for a series of securities, then the trust assets would be considered to be assets of the Plan. Because the loans held by the trust may be deemed Plan assets of each Plan that purchases equity securities, an investment in the securities by a Plan might be a prohibited transaction under Sections 406 and 407 of ERISA and subject to an excise tax under Section 4975 of the Code and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory or administrative exemption applies.

      The DOL has issued PTCE 83-1, which exempts from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. If the general conditions (discussed below) of PTEC 83-1 are satisfied, investments by a Plan in certificates that provide for pass-through payments of principal and interest and represent beneficial undivided fractional interests in a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash ("single family securities") will be exempt from the prohibitions of Sections 406(a) and 407 of ERISA (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the single family securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool depositor, the Plan does not purchase more than 25% of all single family securities, and at least 50% of all single family securities are purchased by persons independent of the pool depositor or pool trustee. PTCE 83-1 does not provide an exemption for transactions involving subordinate securities.

      The discussion in this and the next succeeding paragraph applies only to single family securities. PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

      - the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificate-holders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

      - the existence of a pool trustee who is not an affiliate of the pool depositor; and

      - a limitation on the amount of the payment retained by the pool depositor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool depositor to the pool.

      The depositor believes that the first general condition referred to above will be satisfied with respect to the certificates issued without a subordination feature, or the senior certificates only in a series issued with a subordination feature, provided that the subordination and reserve account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described under "Credit Enhancement" in this prospectus (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a series of certificates is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See "Description of the Securities" in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The trustee will not be affiliated with the depositor.

      Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold single family securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTCE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The DOL has issued to various underwriters individual prohibited transaction exemptions which generally exempt from the application of certain prohibited transaction provisions of ERISA and the Code transactions with respect to the initial purchase, the holding and the subsequent resale by Plans of securities issued by the investment pools whose assets consist of:

      - certain types of secured receivables, secured loans and other secured obligations, including home equity loans, obligations secured by shares issued by a cooperative housing association, and obligations that bear interest or are purchased at a discount and which are secured by single-family residential real property and/or multi-family residential real property (including obligations secured by leasehold interests on residential real property);

      -     property securing a permitted obligation;

      - undistributed cash, cash credited to a "pre-funding account" or a "capitalized interest account", and certain temporary investments made therewith; and

      - certain types of credit support arrangements, including yield supplement agreements and interest-rate swaps that meet certain requirements set forth in exemptions.

The securities covered by the underwriter exemptions include certificates representing a beneficial ownership interest in the assets of a trust (including a grantor trust, owner trust or REMIC) and which entitle the holder to payments of principal, interest and/or other payments made with respect to the assets of such trust.

      Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

      - the plan must acquire the securities on terms, including the security price, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

      - the securities must not be subordinated to any other class of securities issued by the same issuer, unless the securities are issued in a "designated transaction";

      - at the time of acquisition, the securities acquired by the plan must have received a rating in one of the three (or, in the case of designated transactions, four) highest generic rating categories from Standard and Poor's Rating Services, Moody's Investors Service, Inc. or Fitch Ratings, each referred to herein as a "rating agency";

      - the trustee must not be an affiliate of any other member of the "restricted group";

      - the sum of all payments made to and retained by the underwriter must not total more than reasonable compensation for underwriting the securities, the sum of all payments made to and retained by the issuer's depositor for assigning the obligations to the issuer must not total more than the fair market value of the obligations, and the sum of all payments made to and retained by any servicer must not total more than reasonable compensation and expense reimbursement for its services;

      - the plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the commission under the Securities Act of 1933; and

      - in the event that all of the obligations used to fund the issuer have not been transferred to the issuer on the closing date, additional obligations having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered may be transferred to the issuer under a pre-funding feature within ninety days or three months following the closing date.

      The issuer must also meet the following requirements:

      - the assets of the issuer must consist solely of assets of the type that have been included in other investment pools;

      - securities evidencing interests in other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest rating categories by a rating agency for at least one year prior to the plan's acquisition of securities; and

      - investors other than plans must have purchased securities evidencing interests in the other investment pools for at least one year prior to the plan's acquisition of securities.

      For purposes of the underwriter exemptions, the term "designated transaction" includes any securitization transaction in which the assets of the issuer consist solely of home equity loans, obligations secured by shares issued by a cooperative housing association and/or obligations that bear interest or are purchased at a discount and which are secured by single-family residential real property and/or multi-family residential real property (including obligations secured by leasehold interests on residential real property). Such home equity loans and residential mortgage loans may be less than fully secured, provided that:

      - the securities acquired by a plan in the designated transaction are not subordinated to any other class of securities issued by the same issuer;

      - at the time of acquisition, the securities acquired by the plan must have received a rating in one of the two highest generic rating categories from a rating agency; and

      - the obligations must be secured by collateral whose fair market value on the closing date of the designated transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the obligation and (ii) the outstanding principal balance of any other obligations of higher priority (whether or not held by the issuer) which are secured by the same collateral.

      The underwriter exemptions also provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when a plan fiduciary causes a plan to acquire securities of an issuer and the fiduciary, or its affiliate, is an obligor with respect to obligations or receivables contained in the issuer; provided that, among other requirements:

      - in the case of an acquisition in connection with the initial issuance of the securities, at least fifty percent of each class of securities in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the issuer is acquired by persons independent of the restricted group;

      - the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the issuer;

      - the plan's investment in each class of securities does not exceed twenty-five percent of all of the securities of that class outstanding at the time of acquisition; and

      - immediately after the plan acquires the securities, no more than twenty-five percent of the plan's assets for which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      The underwriter exemptions do not apply to plans depositored by a member of the restricted group, which includes the depositor, the servicer (and any subservicer), the trustee, the underwriter, any obligor with respect to obligations or receivables included in the issuer constituting more than five percent of the aggregate unamortized principal balance of the issuer's assets, any insurer, the counterparty to any interest-rate swap entered into by the issuer and any affiliate of these parties.

      Prohibited transaction exemption 2000-58 amended the underwriter exemptions and extended the relief available thereunder to transactions involving the initial purchase, the holding and the subsequent resale by plans of securities denominated as debt that are issued by, and are obligations of, investment pools whose assets are held in trust. The same conditions described above relating to certificates must also be met with respect to notes. In addition, prior to the issuance of the notes, the issuer must receive a legal opinion to the effect that the noteholders will have a perfected security interest in the issuer's assets. As with certificates, exemptive relief would not be available for plans depositored by a member of the restricted group.

      The prospectus supplement will provide further information that plans should consider before purchasing the securities. Any plan fiduciary that proposes to cause a plan to purchase securities is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1, the availability and applicability of any underwriter exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the plan, taking into account the overall investment policy of the plan and composition of the plan's investment portfolio.

                                LEGAL INVESTMENT

      The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as mortgage related securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of these entities with respect to mortgage related securities, securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of this type of legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractually commitment was made or such securities were acquired prior to the enactment of the legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by NCUA Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12C.F.R. Part 703), which sets forth certain restrictions on investments by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a mortgage related security).

      All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a mortgage related security) should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including mortgage related securities which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, high-risk mortgage securities include securities not entitled to distributions allocated to principal or interest and subordinate securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a high-risk mortgage security, and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

      The securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust) through any of the following methods:

      - by negotiated firm commitment underwriting and public reoffering by underwriters;

      - by agency placements through one or more placement agents primarily with institutional investors and dealers; and

      -     by placement directly by the depositor with institutional investors.

      A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth:

      -     the identity of any underwriters thereof;

      - either the price at which such series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor or the method by which the price at which the underwriters will sell the securities will be determined;

      -     information regarding the nature of the underwriters' obligations;

      -     any material relationship between the depositor and any underwriter;
            and

      - where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered.

      In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the related series if any of those securities are purchased.

Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

      Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

      Redwood Trust, Inc. or other affiliates of the depositor may purchase securities and pledge them to secure indebtedness or, together with its pledgees, donees, transferees or other successors in interest, sell the securities, from time to time, either directly or indirectly through one or more underwriters, underwriting syndicates or designated agents.

      If a series is offered other than through underwriters, the prospectus supplement relating to that series will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

                                  LEGAL MATTERS

      The validity of the securities will be passed upon for the depositor by Tobin & Tobin, a professional corporation, San Francisco, California. Certain federal income tax consequences with respect to the securities will be passed upon for the depositor by Chapman and Cutler LLP, San Francisco, California.

                              FINANCIAL INFORMATION

      A new trust will be formed with respect to each series of securities and no trust will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the prospectus supplement.

                              AVAILABLE INFORMATION

      The depositor has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the supplement relating to each series of securities contain information set forth in the registration statement pursuant to the rules and regulations of the SEC. For further information, reference is made to such registration statement and the exhibits thereto, which may be inspected and copied at the facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows:

           Chicago Regional Office,                 New York Regional Office
           500 West Madison Street, Suite 1400      233 Broadway
           Chicago, Illinois 60661                  New York, New York 10279

      Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants including the depositor, that file electronically with the SEC.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to incorporate by reference some of the information filed with it, which means that important information can be disclosed by referring to those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this prospectus. Neither the depositor nor the servicer for any series intends to file with the SEC periodic reports with respect to the related trust following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act.

      All documents filed by or on behalf of the trust referred to in the accompanying prospectus supplement with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of that prospectus supplement and prior to the termination of any offering of the securities issued by the trust shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents.

      The trust will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for these documents should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

                                     RATING

      It is a condition to the issuance of the securities of each series offered hereby and by the supplement that they shall be rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

      Ratings on asset-backed securities address the likelihood of receipt by securityholders of all distributions on the trust assets. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the trust assets and the credit quality of the credit enhancer or guarantor, if any. Ratings on asset-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which actual prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities in extreme cases might fail to recoup their underlying investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Further, security ratings do not address the effect of prepayments on the yield anticipated by the investor. Each security rating should be evaluated independently of any other security rating.

                             INDEX OF DEFINED TERMS

accrual securities ...............................................       35
accrued period ...................................................       87
acquisition premium ..............................................       88
adjusted issue price .............................................   87, 96
Agreement ........................................................       14
backup withholding ...............................................      103
balloon payment ..................................................       15
beneficial owners ................................................       42
buydown ..........................................................       21
capital asset ....................................................       84
CERCLA ...........................................................       77
class security balance ...........................................       34
Code .............................................................   33, 84
collateral value .................................................       18
collection account ...............................................       58
components .......................................................       39
contingent interest payment ......................................       86
cut-off date .....................................................       13
daily portions ...................................................       87
disqualified organization ........................................       98
DOL ..............................................................      105
DTC ..............................................................       11
due on sale ......................................................       16
EPA ..............................................................       77
ERISA ............................................................       33
evidences of indebtedness ........................................   92, 96
Exchange Act .....................................................      106
FASIT ............................................................       92
FHA loans ........................................................       19
Garn-St. Germain Act .............................................       80
government securities ............................................   85, 92
indemnified party ................................................       67
IRS ..............................................................       85
lockout periods ..................................................       16
Lower Tier REMIC .................................................       91
mortgage related securities ......................................   7, 111
NCUA .............................................................      111
noneconomic residual interest ....................................       98
non-REMIC Securities .............................................       84
OID Regulations ..................................................       85

Parties in Interest ...............................................        104
passive losses ....................................................         95
permitted assets ..................................................         92
permitted investments .............................................         50
Plans .............................................................        104
Policy Statement ..................................................        111
portfolio income ..................................................         95
PTCE ..............................................................        105
qualified mortgages ...............................................         92
RCRA ..............................................................         78
refinance loan ....................................................         18
regular interest securities .......................................         91
REIT ..............................................................         92
Relief Act ........................................................         82
REMIC .............................................................         84
REMIC Regulations .................................................         84
residual interest securities ......................................         94
secured creditor exclusion ........................................         77
single family securities ..........................................        106
SMMEA .............................................................        111
strip .............................................................         41
structuring range .................................................         40
Tax Prepayment Assumption .........................................         87
thrift institutions ...............................................         97
Title V ...........................................................         81
Upper Tier REMIC ..................................................         91
US person .........................................................        102
VA loans ..........................................................         19
withholding agent .................................................        102

================================================================================

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ONLY AS OF THE DATES ON THEIR RESPECTIVE COVERS.

                                  $824,930,034
                                  (APPROXIMATE)

                         SEQUOIA MORTGAGE TRUST 2004-12

                       Mortgage Pass-Through Certificates

                        Sequoia Residential Funding, Inc.
                                    Depositor

                             PROSPECTUS SUPPLEMENT

                            -----------------------

         MERRILL LYNCH & CO.                                   MORGAN STANLEY
         (Co-Lead Manager)                                    (Co-Lead Manager)

                                  Co-Managers:
                         BANC OF AMERICA SECURITIES LLC
                              RBS GREENWICH CAPITAL

                                December 10, 2004

      Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.

================================================================================